                   AGREEMENT AND PLAN OF MERGER


                           BY AND AMONG


                  SOUTHERN SOFTWARE GROUP, INC.,

                      SSGI ACQUISITION CORP.

                               AND

                      SECURED SERVICES, INC.

                        TABLE OF CONTENTS

                                                                    Page
ARTICLE I
     MERGER OF NEWCO WITH AND INTO SSI                               2
     1.1  Merger and Surviving Corporation                           2
     1.2  Effectiveness of the Merger                                2
     1.3  Conversion of Newco Stock and SSI Stock                    2
     1.4  Effect of Merger                                           4
     1.5  Directors and Officers of the Surviving Corporation        4

ARTICLE II
     CONDITIONS PRECEDENT TO THE MERGER                              5
     2.1  Conditions Precedent to the Merger                         5
     2.2  Further Assurances                                         5
     2.3  Authority to Change Name; Designation of Series A
            Convertible Preferred Stock                              5
     2.4  Rule 701 Shares                                            5
     2.5  SSI Employee Stock Option Plan                             6
     2.6  "Piggy Back" Registration Rights                           6
     2.7  Resignations of Present Directors and Executive
            Officers and Designation Of New Directors and Executive
            Officer                                                  6
     2.8  Assets and Liabilities of SSGI at Closing                  7

ARTICLE III
     REPRESENTATIONS AND WARRANTIES                                  7
     3.1  Representations and Warranties of SSGI                     7
     3.2  Representations and Warranties of SSI                     13
     3.3  Omitted

ARTICLE IV
     COVENANTS                                                      17
     4.1                                                            17
     4.2                                                            18

ARTICLE V
     CERTAIN COVENANTS                                              19
     5.1  Directors' Meeting                                        19
     5.2  Conduct of Business Pending the Reorganization            19
     5.3  Disclosure                                                19
     5.4  Omitted
     5.5  Access                                                    19
     5.6  No Solicitation                                           20

ARTICLE VI
     CONDITIONS                                                     20
     6.1  Conditions to the Obligations of SSI                      20
     6.2  Conditions to the Obligations of SSGI                     21

ARTICLE VII
     OMITTED

ARTICLE VIII
     CLOSING DATE                                                   22
     8.1                                                            22

ARTICLE IX
     OMITTED

ARTICLE X
     MISCELLANEOUS                                                  23
     10.1 Termination                                               23
     10.2 Expenses                                                  23
      10.2A Non Survival                                            23
     10.3 Brokers                                                   23
     10.4 Arbitration                                               23
     10.5 Other Actions                                             24
     10.6 Entire Agreement; Waiver and Amendment                    24
     10.7 Applicable Law                                            24
     10.8 Descriptive Headings                                      24
     10.9 Notices                                                   24
     10.10  Counterparts                                            25
     10.11  Publicity                                               25
     10.12  Gender; Number                                          25
     10.13  Schedules                                               25
     10.14  Binding Effect                                          25

                                                            EXECUTION VERSION

                   AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 7, 2003 (the "Execution Date") but effective as of July 1, 2003 (the "Effective Date"), among SOUTHERN SOFTWARE GROUP, INC., a Delaware corporation ("SSGI"), SSGI ACQUISITION CORP., a Delaware corporation ("Newco"), and SECURED SERVICES, INC., a Delaware corporation ("SSI").

                       W I T N E S S E T H:

     WHEREAS, contemporaneous with the execution of this Agreement, SSI is entering into an agreement, which, upon the Merger described below, will be effective as of the Effective Date, to acquire certain assets of Dolfin.com, Inc. ("Dolfin") through the issuance of its stock, a copy of which agreement is annexed hereto as Exhibit A (the "Dolfin Acquisition"); and

     WHEREAS, contemporaneous with the execution of this Agreement, SSI is entering into an agreement, which, upon the Merger described below, will be effective as of the Effective Date, to acquire the operating assets related to the VACMAN Enterprise product line of Vasco Data Security International, Inc. ("VASCO") through the issuance of its stock and a senior secured note in favor of VASCO, a copy of which agreement is annexed hereto as Exhibit B (the "VACMAN Acquisition"); and

     WHEREAS, SSI is contemplating issuing shares of its common stock pursuant to a private offering described in Exhibit C (the "Financing"); and

     WHEREAS, the closing of the Dolfin Acquisition, the VACMAN Acquisition and the Financing are all being effected as of the Effective Date and are closing contemporaneously with the closing of the Merger described below; and

     WHEREAS, the respective Boards of Directors of each of SSGI, Newco and SSI deem it desirable and in the best interests of their respective corporations and stockholders that Newco merge with and into SSI (the "Merger") in accordance with this Agreement and the applicable laws of the State of Delaware;

     WHEREAS, Newco is a wholly owned subsidiary of SSGI; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereby agree as follows:


                            ARTICLE I

                MERGER OF NEWCO WITH AND INTO SSI

     1.1  Merger and Surviving Corporation.

     (a) Pursuant to the applicable law of the State of Delaware, Newco shall merge with and into SSI, and SSI shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist under the provisions of the General Corporation Law of the State of Delaware ("GCL"). The name of the Surviving Corporation shall be SecureD Services, Inc. The separate existence of Newco shall cease upon the Merger Effective Date (as defined below).

     (b) The Certificate of Incorporation of SSI shall from and after the Merger Effective Date, be the Certificate of Incorporation of the Surviving Corporation, whose name shall be changed to SSI Operating Corp., until amended in accordance with the GCL.

     (c)  The By-Laws of SSI shall, from and after the Merger Effective
Date, be the By-Laws of the Surviving Corporation, until altered or amended in accordance with the GCL.

     1.2 Effectiveness of the Merger. In the event that all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall either have been satisfied or waived, a Certificate of Merger under the applicable provisions of the GCL (the "Merger Certificate"), shall be delivered for filing on the Closing Date (as defined below) to the Secretary of State of Delaware and shall become effective upon the acceptance of the filing of such Merger Certificate by said Secretary of State, which date shall be the "Merger Effective Date" for purposes of this Agreement and which date shall be as soon as practicable after the Closing.

     1.3 Conversion of Newco Stock and SSI Stock. The manner and basis of converting the shares of capital stock of Newco and SSI shall be as follows:

     (a) Each of the issued and outstanding shares of common stock of Newco (the "Newco Stock"), issued and outstanding at the Merger Effective Date and all rights with respect thereto shall, by reason of and simultaneous with the Merger and without any action on the part of Newco, be converted into and shall become one share of the Surviving Corporation's common stock, $0.001 par value. For the avoidance of doubt, any share of Newco Stock converted pursuant to this Section 1.3(a) shall not be subsequently converted into an SSGI Common Share.

    (b)(i) Each share of common stock of SSI, par value $0.001 per share (the "SSI Common Shares") issued and outstanding at the Merger Effective Date shall by reason of and simultaneous with the Merger and without any action on the part of the holder thereof except with respect to any Dissenting Shares (as defined in Section 1.3(b)(iii) below) be cancelled and converted into the right to receive one share of SSGI common stock, par value $0.0001 per share (the "SSGI Common Shares").

          (ii) Each share of Series A Convertible Preferred Stock of SSI, par value $0.001 per share (the "SSI Convertible Preferred Shares" and, collectively with the SSI Common Shares, the "SSI Shares"), issued and outstanding at the Merger Effective Date shall by reason of and simultaneous with the Merger and without any action on the part of the holder thereof be converted into the right to receive one share of SSGI Series A Convertible Preferred Stock, par value $0.0001 per share (the "SSGI Convertible Preferred Shares").

          (iii) Any SSI Shares constituting Dissenting Shares as of the Closing Date shall not be converted into or represent the right to receive SSGI Common Shares or SSGI Convertible Preferred Shares, as the case may be, but shall be entitled only to receive payment for such Dissenting Shares in accordance with the provisions of Section 262 of the GCL, provided that the holder of such Dissenting Shares shall comply with each of the requirements and procedures set forth therein. If any holder of Dissenting Shares shall effectively withdraw or lose his rights as a dissenting shareholder under such provisions, then such Dissenting Shares shall be converted into the right to receive SSI Shares in accordance with the provisions of this Section
               1.3. For purposes hereof, "Dissenting Shares" shall mean any SSI Shares issued pursuant to the Dolfin Acquisition, the VACMAN Acquisition, the Financing or otherwise subsequent to the Effective Date and outstanding as of the Closing Date as to which the holder thereof has complied with each of the requirements and procedures for dissenting shareholders set forth in Section 262 of the GCL in order to be entitled to receive payment for such shares.

          (iv) Immediately following the Merger Effective Date, each holder of certificates evidencing SSI Shares (other than any Dissenting Shares), upon the surrender of such certificates to SSGI, properly endorsed, shall be entitled to receive a certificate registered in the name of such holder for a like number of SSGI Common Shares or SSGI Convertible Preferred Shares, as the case may be, pursuant to the conversion formula set forth in Section 1.3(b)(i).

          (v) All rights with respect to SSI Shares shall cease and terminate at the Merger Effective Date, notwithstanding that any certificates evidencing said shares shall not have been surrendered to SSGI, and the holders of said shares shall have no interest in or claims against the Surviving Corporation, except for the right to receive SSGI Common Shares or SSGI Convertible Preferred Shares (collectively, the "SSGI Shares") in accordance with the terms hereof.

     (c) Immediately following the Merger Effective Date, any and all options, warrants or other rights to acquire, redeem, convert or register any SSI Shares, all of which are set forth on Schedule 3.2(e)(ii), shall be converted into an option, warrant or other right, as the case may be, to purchase, redeem, convert or register a like number of shares of SSGI Common Shares or SSGI Convertible Preferred Shares, as the case may be, at the same price and on the same terms.

     1.4  Effect of Merger.

     (a) Except as otherwise specifically set forth herein, the identity, existence, purposes, powers, franchises, rights and immunities of SSI shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Newco shall be merged into SSI, and SSI, as the Surviving Corporation, shall be fully vested therewith. The separate existence and corporate organization of Newco (except insofar as may be continued by applicable law) shall cease as of the Merger Effective Date.

     (b)  At the Merger Effective Date:

          (i) the rights, privileges, goodwill and franchises and all property, real, personal and mixed and all debts, liabilities, obligations and penalties due on whatever account and all other things in action belonging or accruing to Newco shall be bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Surviving Corporation, by operation of law and without further act or deed, and all property and rights and liabilities, and all and every other interest of Newco shall be as effectively the property, rights and interests and liabilities of the Surviving Corporation, as they were of Newco; and

          (ii) no action or proceeding, whether civil or criminal, pending at the Merger Effective Date by or against either SSI or Newco, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of SSI, or Newco, as the case may be; and

          (iii) all rights of employees and creditors and all liens upon the property of SSI and Newco shall be preserved unimpaired, limited in lien to the property affected by such liens at the Merger Effective Date, and all of the debts, liabilities, obligations and duties of SSI and Newco shall attach to the Surviving Corporation, and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. Without limiting the foregoing, all debts, liabilities, obligations and duties incurred or contracted by SSI pursuant to either the Dolfin Acquisition or the VACMAN Acquisition shall be enforceable against the Surviving Corporation in accordance with this Section 1.4(b)(iii).

     1.5 Directors and Officers of the Surviving Corporation. The officers and members of the Board of Directors of the Surviving Corporation shall consist of those persons who were officers and directors of SSI as of the Closing Date who shall hold office from and after the Merger Effective Date, in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of officers or stockholders as the case may be and until their respective successors shall have been duly elected and qualified.

                            ARTICLE II

                CONDITIONS PRECEDENT TO THE MERGER

     2.1  Conditions Precedent to the Merger.

     (a) SSI shall have completed the Dolfin Acquisition, effective as of the Effective Date;

     (b) SSI shall have completed the VACMAN Acquisition, effective as of the Effective Date;

     (c) The Financing shall have been completed, effective as of the Effective Date;

     (d) On or before the Execution Date, those holders of SSI Shares listed on Schedule 2.1(d) shall have unanimously approved the Merger and the transactions contemplated by this Agreement. The parties hereto acknowledge and agree that the approval required by this Section 2.1(d) was obtained by SSI as of June 23, 2003; and

     (e) On or before the Execution Date, all SSI Stockholders and certain SSGI stockholders who are listed in Schedule 2.1(e)(i) shall have executed and delivered the Lock-Up/Leak-Out Agreement attached hereto as Schedule 2.1(e)(ii).

     2.2 Further Assurances. On the Execution Date and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be necessary to accomplish the intent of this Agreement.

     2.3 Authority to Change Name; Designation of Series A Convertible Preferred Stock; Amendment and Restatement of By-Laws. On the Execution Date, SSGI shall: amend its Certificate of Incorporation to change its name to "SecureD Services, Inc." and to include a Designation for the required class of SSGI Convertible Preferred Shares, having the rights, privileges, preferences and restrictions concerning the issuance of additional SSGI Convertible Preferred Shares outlined in Schedule 2.3 hereof; and amend and restate its By-Laws in the form attached hereto as Schedule 2.3(a).

     2.4 Rule 701 Shares. On or before the Closing Date, to the extent applicable, SSGI shall adopt, ratify and approve any rights, privileges and preferences of any stockholders of SSI relative to SSI Shares lawfully issued under Rule 701 of the Commission, to the extent reasonably required or necessary to ensure that any such securities may be resold by the holders thereof in accordance with Rule 701.

     2.5  SSI Employee Stock Option Plan.  On or before the Closing Date,
SSGI shall adopt, ratify and assume the "SSI Employee Stock Option Plan" attached hereto as Schedule 2.5 and incorporated herein by reference as the SSGI Employee Stock Option Plan, abandoning all other SSGI stock option or similar compensation plans of SSGI existing at the Closing, provided that all SSGI options outstanding as of the Closing Date shall be converted to and become a part of the new SSGI Stock Option Plan, on like terms and conditions.

     2.6 "Piggy Back" Registration Rights. If SSGI at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the common stock of SSI or SSGI that is subject to the Lock-Up/Leak-Out Agreement referenced in Schedule 2.1(e)(ii) (the "Registrable Securities") for sale to the public, each such time, provided the Registrable Securities are not otherwise freely publicly tradeable or have not been otherwise registered for resale by SSGI pursuant to an effective registration statement, SSGI will give at least 25 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by SSGI within 10 days after the giving of any such notice by SSGI, to register any of the Registrable Securities, SSGI will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by SSGI, at no cost to the holder, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 2.6 shall be, in whole or in part, an underwritten public offering of common stock of SSGI, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that SSGI and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by SSGI therein; provided, however, that SSGI shall notify the Seller in writing of any such reduction. SSGI shall ensure that once any such registration statement is declared effective by the Commission, that it shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, not misleading.

     Notwithstanding this Section 2.6, SSGI shall not be required to register any Registrable Securities which can be immediately sold pursuant to Rule 144 promulgated under the Securities Act; provided, however, that, with respect to those Registrable Securities held by VASCO, its successors or assigns, SSGI shall not be required to register such Registrable Securities to the extent they can be immediately sold pursuant to Rule 144(k) promulgated under the Securities Act.

     2.7 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On or before the Closing Date, the present directors and executive officers of SSGI shall submit their resignations, which resignations shall be accepted in conjunction with the election of the new officers and directors as set forth below. The present directors and executive officers of SSGI shall designate (i) the directors nominated by SSI to serve as directors of SSGI for terms and in place of the current directors of SSGI all as set forth on Schedule 2.7 and (ii) the officers nominated by SSI as noted on Schedule 2.7 to serve in the place and stead of the current officers of SSGI until the next respective annual meetings of the stockholders and the Board of Directors of SSGI, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

     2.8  Assets and Liabilities of SSGI at Closing.  Except as set forth in
Schedule 2.8 attached hereto and incorporated herein by reference, SSGI shall have no material assets and no material liabilities as of the Closing Date, and except as otherwise provided in Section 10.2, all costs incurred by SSGI incident to this Agreement shall have been paid or satisfied.

                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of SSGI. SSGI represents and warrants to SSI, as follows:

     (a) Power and Authority. SSGI has the corporate power and authority, to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of SSGI and no other corporate proceedings on the part of SSGI are necessary to authorize this Agreement and the transactions contemplated hereby. No stockholder approval of the Agreement is required by the GCL. True and correct copies of its Certificate of Incorporation and By Laws have been delivered to SSI.

     (b) SSGI Financial Statements. SSGI has heretofore delivered to SSI its audited financial statements for the years ended December 31, 2002 and 2001 (the "2002 Statements"), and its unaudited financial statements for the quarter ended March 31, 2003 (the "2003 Statements" and, collectively with the 2002 Statements, the "Financial Statements"). As of the respective date of the 2002 Statements and the 2003 Statements, the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) No Material Adverse Effect. Except as set forth in Schedule 3.1(c), since March 31, 2003, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise, or prospects of SSGI.

     (d)  Due Organization; Power; Qualification; Subsidiaries and
Affiliates, Etc.
          (i) SSGI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by SSGI, the character of the property owned by it, or any other state of facts does not require SSGI to be qualified to do business as a foreign corporation in any jurisdiction. SSGI does not conduct and never has conducted, any active trade or business.

          (ii) Except as set forth in Schedule 3.1(d), SSGI has no subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act).

     (e)  Capitalization.

          (i) The total authorized capital stock of SSGI consists of 50,000,000 SSGI Common Shares and 5,000,000 shares of preferred stock of which 2,000,000 shares shall have been designated SSGI Convertible Preferred Shares on or before the Execution Date. No additional SSGI Convertible Preferred Shares shall be designated or issued in contravention of the designation therefor. As of the Execution Date, there are no shares of preferred stock issued and outstanding and 508,934 SSGI Common Shares represent all of the issued and outstanding stock of SSGI. As of the Closing Date, 508,934 SSGI Shares shall represent all of the issued and outstanding capital stock of SSGI.
               All of the outstanding SSGI Shares have been, and all of the outstanding SSGI Shares as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable.

          (ii) Except as set forth on Schedule 3.1(e)(ii), as of the Effective Date there were no, and on the Closing Date there will be no, outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of SSGI, nor were there (as of the Effective
               Date) or are there outstanding securities of SSGI which are convertible into or exchangeable for any shares of capital stock of SSGI, and SSGI has no obligation of any kind to issue any additional securities.

     (f)  Financial Information: No Material Adverse Change.

          (i) SSGI has furnished to SSI the Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects, the financial condition of SSGI as at the respective dates thereof, and the results of operation of SSGI for the periods then ended.

          (ii) Since March 31, 2003, there has been no material adverse change in the business or financial condition or the operations of SSGI except as set forth on Schedule 3.1(f).

          (iii) At March 31, 2003, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of SSGI that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 3.1(f). As of the Closing Date, SSGI has no assets or liabilities of any kind, whether known or unknown, accrued, absolute, contingent or otherwise.

          (iv) Since March 31, 2003, SSGI has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or other assets owned or leased by it, except in the ordinary course of business, or otherwise disclosed on Schedule 3.1(f).

     (g)  Tax Matters.

          (i) Except as set forth in Schedule 3.1(g)(i), SSGI has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities, all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other government charges have been fully paid when due (subject to any extensions filed on a timely basis).

          (ii) There is not pending nor, to the best knowledge of SSGI, is there any threatened Federal, state or local tax audit of SSGI. There is no agreement with any Federal, state or local taxing authority by SSGI that may affect the subsequent tax liabilities of SSGI.

          (iii) Without limiting the foregoing: (a) the Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against SSGI with respect to the period then ended and all periods prior thereto; and (b) on the date hereof, SSGI is not liable for any taxes, assessments, fees or governmental charges.

     (h) No Conflict or Default; Enforceability; Corporate Records; Compliance with Law. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of Incorporation, Certificate of Incorporation, By-laws or other charter documents of SSGI, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which SSGI is a party or by which any of them or any of their assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of SSGI, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of SSGI. This Agreement and all other agreements and documents delivered by SSGI in connection herewith have been duly executed and delivered by SSGI and constitute the binding obligations of SSGI enforceable in accordance with their respective terms. SSGI has permitted SSI to examine SSGI's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, Certificate of Incorporation, By-laws and other charter documents of SSGI as in effect on the Execution Date, contain a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of SSGI since the date of its incorporation and accurately reflect all transactions referred to therein. SSGI is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any statute, regulation or ordinance ("Law"), including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by SSGI within the past ten years.

     (i) Party to Agreements. Except as set forth on Schedule 3.1(i), SSGI is not a party to any contract or other arrangement other than this Agreement.

     (j) Litigation. There are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of SSGI, threatened against SSGI, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. SSGI is not subject to any order, judgment, decree, stipulation or consent or any agreement issued by any governmental body or agency.

     (k) Securities Filings. The common stock of SSGI is listed on the NASD's OTC Electronic Bulletin Board. SSGI has heretofore provided to SSI true and correct copies of its annual report on Form 10-KSB for the year ended December 31, 2002, and its quarterly reports on Form 10-QSB dated March 31, 2002, June 30, 2002, September 30, 2002 and March 31, 2003. All such reports are true, correct and accurate as of the dates of filing and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(k), no material adverse change in the business, financial condition or operations of SSGI has occurred since the date of such reports. SSGI will have on the Closing Date, and thereafter, made all filings required to be made by SSGI with the Commission and any state securities authorities.

     (l) Governmental and Other Approval. SSGI has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for SSGI to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement. No approval or authorization of or filing with any governmental authority, including the Commission, or any other person or entity on the part of SSGI is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of any documents contemplated by this Agreement. SSGI knows of no reason why the NASD will not permit SSGI to register its shares for trading on any other market or exchange operated by the NASD.

     (m) Salaries. There is set forth on Schedule 3.1(m) annexed hereto and made a part hereof, a true and complete list, as of the Execution Date, of all of the persons who are employed by SSGI, together with their compensation (including bonuses) for the calendar year ended December 31, 2002, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

     (n) Accrued Compensation; Benefits. SSGI does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions and does not have any responsibility for providing medical insurance or medical benefits under any labor or employment contract, whether oral or written, or pursuant to any law, rule or regulation or by reason of any past practices with respect to its current or former officers, directors or employees based upon or accruing with respect to services of its present or former officers, directors or employees.

     (o) Employee Benefit Plans. Except as set forth on Schedule 3.1(o), SSGI does not have, maintain or contribute to and never has had, maintained or contributed to, any pension plan, profit sharing plan or employee's savings plan, and is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     (p) Material Contracts, Etc. Schedule 3.1(p) contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which SSGI is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements).

     (q) Title and Authority. The shareholders as listed in Schedule 3.1(q) are together the holders of record and, to the knowledge of SSGI, the sole beneficial owners, of all of the outstanding SSGI Shares. Schedule 3.1(q) shall not be deemed to be a publicly available Schedule to this Agreement.

     (r)  Financial Information: Contingent Liabilities.

          (i) At March 31, 2003, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of SSGI that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on Schedule 3.1(r).

          (ii) Since March 31, 2003, SSGI has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it, except in the ordinary course of business, or as otherwise disclosed on Schedule 3.1(r).

     (s) Insider Transactions. All transactions between SSGI and its employees, officers, directors and shareholders, including the issuance of SSGI Shares and the reverse stock splits completed by SSGI, have been made on an arm's length basis on terms and conditions comparable to what SSGI would have given to unrelated third parties. No director, officer or employee of SSGI has any claim of any nature against SSGI.

     (t) Environmental. There are no environmental liens, actions or proceedings, nor is there any cause for any such lien, action or proceeding related to the business operations of SSGI. There are no substances or conditions which may support a claim or cause of action against SSGI or any of SSGI's current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Law or Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act and the Federal Water Pollution Control Act.

     (u) No Liquidation of the Surviving Corporation. SSGI has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation into any other corporation, (iii) cause the Surviving Corporation to sell or otherwise dispose any of its assets, except for dispositions made in the ordinary course of business, or (iv) sell or otherwise dispose of any of the shares in the Surviving Corporation acquired pursuant to this Agreement.

     (v) No Reacquisition of SSGI Shares. SSGI has no plan or intention to reacquire any of the SSGI Shares issued pursuant to this Agreement.

     (w) No Prior Ownership of SSI Shares. SSGI does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any SSI Shares.

     (x) No Investment Company Parties. SSGI is not an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

     (y) The representations and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

     (z) All representations and warranties by SSGI made herein and in the Schedules attached hereto and all information provided by SSGI for use in Registration Statement shall be true and correct in all material respects when made.

     3.2 Representations and Warranties of SSI. SSI represents and warrants to SSGI as follows:

     (a) Power and Authority. SSI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of SSI and ratified and approved by its stockholders, and, no other corporate proceedings on the part of SSI are necessary to authorize this Agreement and the transactions contemplated hereby.

     (b) SSI Financial Statements. SSI has heretofore delivered to SSGI its unaudited financial statements for the year ended December 31, 2002, consisting of an unaudited balance sheet for the period ended December 31, 2002 (the "SSI Financial Statements"). The SSI Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c)  No Material Adverse Effect.  Except as set forth on Schedule
3.2(c), and the transactions described in Sections 2.1(a), (b) and (c) hereof, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise of SSI.

     (d)  Due Organization; Power; Qualification; Subsidiaries and
Affiliates, Etc.

          (i) SSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now conducted. SSI is qualified to do business as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect on SSI.

               SSI has no subsidiaries (as that term is used in the regulations promulgated under the Securities Act), other than Secured Services Canada Inc.

     (e)  Capitalization.

          (i) The total authorized capital stock of SSI consists of 55,000,000 shares of capital stock, of which 50,000,000 are SSI Common Shares, 3,900,000 of which are issued and outstanding as of the date hereof, and 5,000,000 shares are preferred stock, $0.001 par value, 2,000,000 of which are designated as SSI Convertible Preferred Shares. Other than those shares to be issued pursuant to the Dolfin Acquisition, the VACMAN Acquisition and the Financing all simultaneous with the Closing and effective as of the Effective Date, no shares of preferred stock are issued or outstanding as of the date hereof. Except as set forth on
               Schedule 3.2(e)(i), all the outstanding SSI Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

          (ii) As of the Effective Date there were no, and on and after the Closing Date there will be no outstanding options, warrants, convertible securities or rights which may require SSI to issue additional shares of its capital stock other than as listed on Schedule 3.2(e)(ii).

     (f)  Financial Information: No Material Adverse Change.

          (i) At the Closing Date, there will be no material liabilities, absolute or contingent of SSI that were not shown or reserved against on the balance sheet included in the SSI Financial Statements, except obligations under the contracts shown on or as otherwise disclosed on Schedule 3.2(f)(i).

          (ii) Since December 31, 2002, SSI has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the SSI Financial Statements, or other assets owned or leased by it, except in the ordinary course of business or as otherwise disclosed on Schedule 3.2(f)(ii).

     (g)  Tax Matters.

          (i) SSI has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed on a timely basis).

          (ii) There is not pending nor, to the best knowledge of SSI, is there any threatened federal, state or local tax audit of SSI. There is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of SSI.

          (iii) Without limiting the foregoing: (a) the SSI Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against SSI with respect to the period then ended and all periods prior thereto; and (b) SSI is not, on the date hereof, liable for any taxes, assessments, fees or governmental charges.

     (h) No Conflict or Default; Enforceability; Corporate Records; Compliance with Law. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Certificate of Incorporation or By-laws of SSI, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which SSI is a party or by which it or any of its respective assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation of imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of SSI, nor give to others any interest of rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of SSI. This Agreement and each other agreement and document delivered by SSI in connection herewith have been duly executed and delivered by SSI and constitute the binding obligations of SSI enforceable in accordance with their respective terms. SSI has permitted SSGI to examine SSI's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, Certificate of Incorporation, By-laws and other charter documents of SSI as in effect on the Execution Date and a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of SSI and accurately reflect all transactions referred to therein. Except as set forth on Schedule 3.2(h), SSI is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any Law, including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by SSI within the past three years.

     (i) Party to Agreements. Except as set forth on Schedule 3.2(i), SSI is not a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty
(60) days' (or less) notice of SSI's intent to terminate such contract. Except as set forth on Schedule 3.2(i), SSI is not in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

     (j) Litigation. Except as set forth on Schedule 3.2(j), there are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of SSI, threatened, against SSI, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. SSI is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operations.

     (k) Governmental and Other Approval. To the best of its knowledge, SSI has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for SSI to conduct its business as presently conducted. Except as set forth on Schedule 3.2(k), all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.2(k), no approval or authorization of or filing with any governmental authority or any other person or entity on the part of SSI is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of documents contemplated by this Agreement.

     (l) Accrued Compensation. SSI does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of SSI, except as disclosed in the transaction described in Sections 2.1(a) and (b).

     (m) Employee Benefit Plans. SSI does not have, maintain or contribute to, and never has had, maintained or contributed to, any pension plan, profit sharing plan or employees' savings plan, and SSI is not otherwise subject to any applicable provisions of ERISA except as set forth on Schedule 3.2(m).

     (n) Material Contracts, Etc. Schedule 3.2(n) contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which SSI is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) that (i) may give rise to obligations or liabilities exceeding $10,000, (ii) generate revenues or income exceeding $10,000, or (iii) to which SSI and any affiliate of SSI is a party or any officer, director or shareholder of SSI is a party (collectively, the "Material Contracts").

     (o) Title and Authority. The shareholders listed in Schedule 3.2(o) are, to the knowledge of SSI, the sole record beneficial owners of all of the outstanding shares of SSI capital stock being exchanged pursuant to this Agreement.

     (p) The representations and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

     (q) All of the representations and warranties of SSI made herein and in the Schedules attached hereto and all information provided by SSI for use in the Registration Statement shall be true and correct in all material respects when made.

     (r) No Investment Company Parties. SSI is not an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

     (s) No Compensation for SSI Shares. None of the compensation received by any stockholder-employee of SSI will be separate consideration for, or allocable to, any of the SSI Shares owned by any of them, none of the SSGI Shares received by any stockholder-employee of SSI will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder of SSI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

                         [No Section 3.3]


                            ARTICLE IV

                            COVENANTS

     4.1  SSI agrees that prior to the Closing Date:

     (a) Except as set forth on Schedule 4.1(a), no dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to SSI Shares, nor shall SSI purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

     (b) Except as otherwise contemplated hereunder and except for such option grants to existing or prospective employees and consultants as may be contemplated by the SSI Financial Statements, no change shall be made in the number of shares of authorized or issued SSI Shares; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by SSI relating to its authorized or issued SSI Shares; nor shall SSI issue, grant or sell any securities or obligations convertible into or exchangeable for shares of SSI Shares.

     (c) SSI will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of SSI or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of SSI's representations contained herein to be or become untrue in any material respect at the Closing Date.

     (d) Except as set forth on Schedule 4.1(d) or otherwise as contemplated by the transaction described in Sections 2.1(a), (b) and (c) hereof, SSI will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation, or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation in excess of $10,000, except with the consent of SSGI which consent shall not be unreasonably withheld.

     (e) Except as set forth on Schedule 4.1(e) or as contemplated in the SSI Financial Statements, SSI will not make, alter or change any employment or other contract with any of its personnel or make, adapt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of SSGI, except for normal year-end or anniversary salary adjustments for employees, excluding officers, except with the consent of SSGI which consent shall not be unreasonably withheld.

     (f) SSI will notify each shareholder receiving SSI Shares subsequent to the date hereof pursuant to the Dolfin Acquisition, the VACMAN Acquisition, the Financing, or otherwise, of the Merger and their rights to dissent therefrom. Such notice shall be in such form as shall be reasonably satisfactory to counsel for SSGI.

     4.2  SSGI agrees that prior to the Closing Date:

     (a) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of SSGI Shares, nor shall SSGI purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

     (b) No change shall be made in the number of authorized or issued SSGI Shares (other than pursuant to this Agreement); nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by SSGI relating to its authorized or issued SSGI Shares; nor shall SSGI issue, grant or sell any securities or obligations convertible into or exchangeable for SSGI Shares.

     (c) SSGI will not take, agree to take, or knowingly permit to be taken any action, nor do or knowingly permit to be done anything in the conduct of the business of SSGI or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of SSGI's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date including without limitation amending SSGI's charter documents and By-laws, except as otherwise provided hereby.

     (d) SSGI will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

     (e) SSGI will not make, alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of SSI, except for normal year end or anniversary salary adjustments for employees, excluding officers.

     4.3 Each party to this Agreement agrees that the fair market value of the SSGI Shares received by each SSI Stockholder, and the SSGI warrants and options received by the holders of SSI warrants and options pursuant to this Agreement will be approximately equal to the fair market value of the like securities surrendered by the holders of such SSI securities.

                            ARTICLE V

                        CERTAIN COVENANTS

     5.1 Directors' Meeting. Each of SSI and SSGI will take all actions necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting or obtain the written consent of its directors as promptly as practicable to consider and vote upon the approval of the transactions contemplated by this Agreement.

     5.2  Conduct of Business Pending the Reorganization.  Prior to the
Merger Effective Date, unless SSGI and SSI shall otherwise agree in writing, each company shall not (i) operate its business otherwise than in the ordinary course, or (ii) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (in each case, other than the transactions contemplated hereby and transactions as to which written notice has been given to the other companies prior to the date hereof), provided, however, that SSI shall be able to undertake any of the foregoing with the consent of SSGI which consent shall not be unreasonably withheld.

     5.3 Disclosure. Each party acknowledges that it has, and will have, possession of important confidential information ("Confidential Information") regarding the other parties. Each party hereto agrees that it shall not use any confidential information except in furtherance of the transactions contemplated hereby and shall not divulge, communicate, furnish or make accessible any Confidential Information to any person, firm, partnership, corporation or other entity. No party hereto shall make any public statement from the date of this Agreement forward, including without limitation any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other parties (which consent may not be unreasonably withheld), except as may be required by law, in which case the parties shall consult with each other as to the nature and scope of the required disclosure and any protective measures which should be taken to preserve the confidentiality of the disclosed information. If any party becomes legally compelled to disclose information relating to this Agreement, such party shall provide the other parties with notice of such requirement to allow such party to seek a protective order or other remedy.
If such protective order or other remedy is not obtained, or if compliance hereof is waived, each party agrees to disclose only that portion of information which is legally required to be disclosed and to permit the other parties at their expense to take all reasonable steps to preserve the confidentiality of the transactions hereunder. The parties shall jointly prepare a Press Release publicly announcing this Agreement.

                         [No Section 5.4]

     5.5 Access. Prior to the Closing Date, SSI shall afford to the officers, attorneys, accountants, and other authorized representatives of SSGI free and full access to the premises, books and records of SSI in order that SSGI may make such investigation as it may desire of the affairs of SSI, provided such access is not unreasonably disruptive to SSI's business. Prior to the Closing Date, SSGI shall afford to the officers, attorneys, accountants, and other authorized representatives of SSI free and full access to the premises, books and records of SSGI so that it may make such investigations as it may desire of the affairs of SSGI, provided such access is not unreasonably disruptive to SSGI.

     5.6 No Solicitation. Neither SSI nor SSGI will (nor will either of them permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for a merger or other business combination involving such entity or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of such entity other than the Merger.

                            ARTICLE VI

                            CONDITIONS

     6.1 Conditions to the Obligations of SSI. The obligations of SSI to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby, of each of the following conditions:

     (a) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including entry of a preliminary or permanent injunction, which would, in the reasonable opinion of SSI, (i) make the transactions contemplated hereby illegal, (ii) require the divestiture by SSI or any subsidiary of SSI of the shares of any company or of a material portion of the business of SSI and its subsidiaries taken as a whole, (iii) impose material limits on the ability of SSI to effectively control the business of SSI and its subsidiaries, (iv) otherwise materially adversely affect SSI and its subsidiaries taken as a whole, or (v) if the transactions contemplated hereby are consummated, subject any officer, director, or employee of SSI to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by SSI;

     (b) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) SSGI shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of SSGI herein shall be true and correct in all material respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and SSI shall have received a certificate to that effect to the best of the knowledge of SSGI, signed by the President of SSGI;

     (d) A Good Standing Certificate of SSGI, dated no more than 10 days prior to the Closing Date, from the Secretary of State of Delaware;

     (e) The delivery of an opinion on or before the Execution Date from Leonard W. Burningham, Esq. in the form set forth on Schedule 6.1(e);

     (f) Executed copies of SSI Stockholder Acknowledgements in the form set forth on Schedule 6.1(f) from each non Dissenting SSI Stockholder;

     (g) All of the conditions precedent outlined in Section 2 hereof shall have been completed to the satisfaction of SSI prior to the Closing Date;

     (h) The Lock-Up/Leak-Out Agreements referenced in Schedule 2.1(e)(ii) shall have been executed on or before the Closing Date by each non Dissenting SSI Stockholder and certain SSGI stockholders listed in Schedule 2.1(e)(i); and

     (i) SSGI shall have made the necessary arrangements on or before the Closing Date for the exchange of its stock certificates in exchange for certificates of SSI Shares contemplated by the Merger.

     6.2 Conditions to the Obligations of SSGI. The obligations of SSGI to consummate the transactions contemplated hereby are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby, of each of the following conditions:

     (a) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the transactions contemplated hereby illegal, (ii) require the divestiture by SSGI or any subsidiary of SSGI of the shares of any company or of a material portion of the business of SSGI and its subsidiaries taken as a whole, (iii) impose material limits on the ability of SSI to effectively control the business of SSGI and its subsidiaries, (iv) otherwise materially adversely affect SSGI and its subsidiaries taken as a whole or any SSGI Stockholder, or (v) if the transactions contemplated hereby are consummated, subject any officer, director or employee of SSGI to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by SSI;

     (b) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) SSI shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of SSI herein shall be true and correct in all material respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and SSGI shall have received a certificate to that effect, signed by the President of SSI;

     (d) A Good Standing Certificate of SSI, dated no more than 10 days prior to the Closing Date, from the Secretary of State of Delaware;

     (e) All necessary third party and governmental consents and approvals required for transactions contemplated hereby shall have been obtained;

     (f) The conditions precedent to the Closing set forth in Section 2 hereof shall have been complied with by the appropriate parties prior to the Closing Date; and

     (g) The delivery of an opinion on or before the Execution Date from Morse, Zelnick, Rose & Lander, LLP in the form set forth on Schedule 6.2(g).

     (h) Executed copies of SSI Stockholder Acknowledgements in the form set forth on Schedule 6.1(f) from each non Dissenting SSI Stockholder; and

     (i) The Lock-Up/Leak-Out Agreements referenced in Schedule 2.1(e)(ii) shall have been executed on or before the Closing Date by each non Dissenting SSI Stockholder and certain SSGI stockholders listed in Schedule 2.1(e)(i).


                         [No ARTICLE VII]


                           ARTICLE VIII

                           CLOSING DATE

     8.1 The closing for the consummation of the Merger contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties hereto, take place at a location mutually agreed upon by the parties on the date which is no later than the fifth business day after the last to occur of the following dates (the actual date of the Closing shall be referred to as the "Closing Date"):

     (a) The date on which all the other conditions set forth in Article VI hereof shall have been satisfied, except to the extent any such conditions shall have been waived by SSGI or SSI; or

     (b)                   , unless extended by the parties.



                         [No ARTICLE IX]


                            ARTICLE X

                          MISCELLANEOUS

     10.1 Termination. With respect to each company, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by the mutual consent of SSGI and SSI at any time, or (ii) by either SSI or SSGI if the transactions contemplated hereby have not been consummated prior to July 15, 2003, for any reason, or (iii) by either SSI or SSGI if either discovers a material breach of a representation, warranty, covenant or agreement by the other and such breach is not cured within ten days of the breaching party's receipt of a notice from the non-breaching party. In the event of such termination and abandonment, neither SSGI nor SSI (or any of their respective directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

     10.2 Expenses. Whether or not the transactions contemplated are consummated, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated will be paid by the party incurring such expenses, except that SSI shall bear all auditing costs relating to the books and records of SSI, including the requisite financial statements of Dolfin and VASCO resulting from the Asset Purchase Agreements attached hereto as Exhibits A and B.

     10.2A     Non Survival.  All representations, warranties and covenants contained in this Agreement shall not survive the Merger.

     10.3 Brokers. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from any company or based upon arrangements made by or on behalf of any party with respect to the transactions contemplated by this Agreement, except as disclosed on Schedule
10.3 annexed hereto, and the party so indicated on Schedule 10.3 shall be liable for the payment thereof.

     10.4 Arbitration. Any controversy arising out of, connected to, or relating to any transactions herein contemplated, or this Agreement, including the indemnification provisions contained herein, or the breach thereof, including, but not limited to any claims of violations of Federal and/or state securities acts, banking statues, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion and any disputes as to the arbitrability of any such claim shall be settled by arbitration in the county in which SSI principal operations are situated and in accordance with the commercial rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with such rules. Any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. The arbitrators shall hear and determine the matter and shall execute and acknowledge its award, in writing, and if requested by either party, shall make findings of fact and conclusions of law. Any award determined by the arbitrators shall be final and binding on the parties, however, in the event of any misconduct, partiality, corruption or the like of any arbitrator, the parties shall retain any rights of appeal to which they may be entitled pursuant to applicable law. The cost and expense of arbitration, including the fees of the arbitrator, and the reasonable legal and accounting fees and expenses of the parties, shall be divided between the parties in such proportion as the arbitrators may determine, and may be assessed against one party if the arbitrators so determine.

     10.5 Other Actions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     10.6 Entire Agreement; Waiver and Amendment. This Agreement, the exhibits and schedules hereto contain the entire agreement by and among SSGI and SSI with respect to the transactions contemplated hereby. Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

     10.8 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.9 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

          If to SSGI:       Southern Software Group, Inc.
                            1598 Whitehall Road, Suite E
                            Annapolis, Maryland 21401


          with a copy to:   Leonard W. Burningham, Esq.
                            Hermes Building, Suite 205
                            455 East Fifth South
                            Salt Lake City, UT 84111-3323

          If to SSI:        SecureD Services, Inc.
                            c/o Morse, Zelnick, Rose & Lander
                            405 Park Avenue, Suite 1401
                            New York, NY 10022-4405

     10.10 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     10.11 Publicity. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by SSGI and SSI or as required by law. If public disclosure or notice is required by law, the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

     10.12 Gender; Number. The use of a particular pronoun herein shall not be restrictive as to gender, and the use of the singular or plural shall not be restrictive as to number, but shall be interpreted in all cases as the context may require.

     10.13 Schedules. The Schedules attached hereto and/or delivered herewith are an integral part of this Agreement as if fully re-written herein.

     10.14 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as herein provided, no party will have the right to assign this Agreement, or any of such party's rights hereunder, without the prior written consent of the other parties.


[remainder of page intentionally blank; signatures follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                              SOUTHERN SOFTWARE GROUP, INC.


                              BY: /s/ Ernie Wagner
                                   Ernie Wagner, President

                              SSGI ACQUISITION CORP.


                              BY: /s/ Ernie Wagner________________
                                   Ernie Wagner, President

                              SECURED SERVICES, INC.


                              BY: /s/ King T. Moore_______________
                                   King T. Moore, President

                           EXHIBIT A

                     ASSET PURCHASE AGREEMENT

              THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made this ___ day of June, 2003, among SECURED SERVICES, INC., a Delaware corporation ("SSI"); and DOLFIN.COM INC., a Delaware corporation ("Dolfin").

                               RECITALS

         WHEREAS Dolfin owns the Purchased Assets;

         WHEREAS, Dolfin desires to sell to SSI and SSI desires to purchase from Dolfin the Purchased Assets in accordance with the provisions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

                              ARTICLE 1

                             DEFINITIONS

              As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

              1.1. Accounts Receivable shall mean, with respect to the Purchased Assets, all trade accounts receivable, and all notes receivable or evidences of Indebtedness payable to the operator of the Purchased Assets.

              1.2. Assumed Liabilities shall have the meaning assigned to it in Section 2.3

              1.3.  Bill of Sale shall have the meaning assigned to it in
Section 3.1.1.(b).

              1.4. Books and Records shall mean all records, documents, lists and files, relating to the Purchased Assets and the Personnel, including, without limitation, executed originals (or copies of executed originals when executed originals are not available) of all tax returns, Contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers, employees, contractors, consultants and other personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales and commissions data and all books, ledgers, files and business records relating to the Purchased Assets and the Personnel, whether in hard copy, electronic form or otherwise.

              1.5.  Closing Date shall mean the date of this Agreement.

              1.6.  Common Shares shall have the meaning assigned to it in
Section 2.2

              1.7.  Common Stock shall have the meaning assigned to it in
Section 2.2

              1.8. Confidential Information shall have the meaning assigned to it in Section 6.2.

              1.9. Contracts shall mean, with respect to any Person, all contracts, Leases, agreements, loan documents, instruments, Licenses, undertakings and other commitments, whether written or oral, to which such Person is, or such Person's properties, operations, business or assets are, bound.
              1.10. Default shall mean, with respect to a Contract, Permit, License, Law, Organizational Document or other instrument or agreement, (a) a violation, breach or default, (b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

              1.11. Excluded Assets shall have the meaning assigned to it in Section 2.1

              1.12. Financial Statements shall have the meaning assigned to it in Section 5.6.

              1.13. Galaxy shall mean Galaxy Computer Services Inc., a Delaware Corporation.

              1.14. Intellectual Property shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all Software.

              1.15. Lease shall mean any lease, agreement (whether verbal or written) or tenancy for property or assets, together with all subleases, amendments, extensions, addenda, assignments, waivers and all other rights of use and/or occupancy, and Contracts and documents relating to any of the foregoing.

              1.16. Liabilities and words of similar import include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

              1.17. Licenses shall mean, with respect to any Person, all licenses, permits, authorizations, approvals, registrations, franchises, rights, variances (including zoning variances), easements, rights of way, and similar consents or certificates granted or issued by any other Person, other than a governmental entity, relating to the business of the subject Person.

              1.18. Material Contract shall have the meaning assigned to it in Section 5.3.

              1.19. Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any governmental entity whatsoever.

              1.20.     Personnel shall have the meaning assigned to it in
Section 7.1.

              1.21. Proposed Reorganization shall have the meaning assigned to it in Section 3.2(c).

              1.22. Purchased Assets shall have the meaning assigned to it in Section 2.1.

              1.23. Securities Act shall mean the Securities Act of 1933, as amended.

              1.24. SSGI shall mean Southern Software Group, Inc., a publicly held Delaware corporation.

              1.25. SSI Financial Statements shall have the meaning assigned to it in Section 4.3.

              1.26. VASCO shall mean VASCO Data Security International, Inc., a publicly held Delaware corporation.

                              ARTICLE 2

                     SALE AND PURCHASE OF ASSETS;
               CONSIDERATION; ASSUMPTION OF LIABILITIES

              2.1.     Agreement to Sell and Purchase Assets    Subject to the
terms and conditions set forth in this Agreement, SSI hereby agrees to purchase and/or assume and Dolfin hereby agrees to sell and/or assign, as applicable, as of the Closing Date, all of Dolfin's right, title and interest in and to all of its assets except for its 100% ownership of Galaxy and except for any other excluded assets attached as Schedule 2.1.1 (the "Excluded Assets"), (collectively, the "Purchased Assets"). For greater certainty, Purchased Assets include, but are not limited to Intellectual Property attached as Schedule 2.1.2, Material Contracts attached as Schedule 2.1.3, Accounts Receivable, a list of which is attached as Schedule 2.1.4 and physical property, a list of which is attached as Schedule 2.1.5.

              2.2. Consideration for the Assets. The consideration to be paid by SSI to Dolfin for the Purchased Assets shall be 500,000 shares of SSI's $0.001 par value common stock (the "Common Stock"), representing approximately one (1) share of SSI for each sixty-nine cents (0.69) of Dolfin's fiscal 2002 revenue (excluding any revenues generated by Galaxy), currently estimated at $347,000, (the "Common Shares").

              2.3. Assumed Liabilities. The Purchased Assets shall be free and clear of any and all liabilities of any type or nature whatsoever, except as set forth in Schedule 2.3.1 attached hereto and incorporated herein by reference. SSI hereby assumes those liabilities of Dolfin listed in Scheduled
2.3.1.  All other liabilities of Dolfin including those liabilities listed on
Schedule 2.3.2 are specifically excluded from this transaction, shall not be assumed by SSI and remain the responsibility of Dolfin.

              2.4. Allocation of Purchase Price. The Purchase Price of the Purchased Assets shall be allocated as set forth in Schedule 2.4 attached hereto and incorporated herein by reference.

                2.5.     Piggyback Registration Rights of Dolfin.
                   (a) If the Common Stock is publicly traded and the Corporation is eligible to register the resale of the Common Shares on Form S-3, the Corporation shall use its best efforts to register the sale by Dolfin of the Common Shares in accordance with all applicable securities laws; or

                   (b) If SSI at any time proposes to file a registration statement to register any of its securities under the Securities Act (except for a registration filed on Forms S-4 or S-8), whether or not for sale for its own account, it will at each such time give prompt written notice to Dolfin of its intention to do so. Upon the written request of Dolfin, which request shall specify the amount of Common Shares Dolfin wants included in any such registration statement, made as promptly as practicable and in any event within ten (10) days after the receipt of notice from SSI, SSI will use its best efforts to effect the registration under the Securities Act of all the Common Shares which Dolfin has been so requested to register (a "Piggy-Back Registration"). However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Common Shares requested to be included in such registration would jeopardize the success of the offering by SSI, then SSI shall include in such registration, only the number which SSI is so advised can be sold in (or during the time of) such offering; provided, that if Common Stock are being offered for the account of other selling shareholders as well as SSI, any reduction in the amount of Common Shares included in such offering shall be in equal proportion to reductions imposed on such other selling shareholders; and

                  (c) Notwithstanding (a) and (b) above, the Corporation shall not be required to register any Common Shares which can be immediately sold pursuant to Rule 144 promulgated under the Securities Act.

               2.6. Lock-Up/Leak-Out Agreement. SSI is contemplating a reorganization with SSGI, and Dolfin agrees to execute and deliver the Lock-Up/Leak-Out Agreement in the form of Schedule 2.6 attached hereto and incorporated herein by reference as a condition subsequent to the issuance of the Common Stock, in the event of the Closing of this reorganization.

                              ARTICLE 3

                               CLOSING

The Closing contemplated hereby shall be held at the offices of SSI's legal counsel, Morse, Zelnick, Rose & Lander, at 405 Park Avenue, Suite 1401 New
York, New York 10022   4405, within five days of the date hereof.

            3.1. Deliveries at Closing.    At the Closing and as a condition
to Closing:

                   3.1.1.    Dolfin will deliver to SSI:

                        (a) a certificate or certificates dated as of the Closing Date and signed on Dolfin's behalf by its Secretary, to the effect that: (i) the resolutions of the Board of Directors of Dolfin authorizing the actions taken in connection with these transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of Dolfin and the specimen signatures on such certificate are their genuine signatures;
(iii) each of the representations and warranties of Dolfin contained in
Article 5 hereof is true and correct as of the Closing Date; and

                        (b) A Bill of Sale, duly executed by Dolfin, in the form of Schedule 3.1.1 attached hereto (the "Bill of Sale"); and

                        (c) A Lockup/Leak Out Agreement, duly executed by Dolfin in the form of Schedule 2.6 attached hereto

                   3.1.2.    SSI shall deliver to Dolfin:

                        (a)  A stock certificate for the Common Shares; and

                        (b) A certificate or certificates dated as of the Closing Date and signed on behalf of SSI by its Secretary to the effect that:
(i) the resolutions of the Board of Directors of SSI authorizing the actions taken in connection with these transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of such party and the specimen signatures on such certificate are their genuine signatures;
(iii) each of the representations and warranties of SSI contained in Article 4 hereof is true and correct as of the Closing Date;

                        (c) An Opinion from Morse Zelnick Rose and Lander, SSI's Counsel, substantially in the form of Schedule 3.1.2.

            3.2.  Additional Conditions Precedent.    In addition to the
deliveries required by Section 3.1, the Closing of this Agreement is subject to the satisfaction of the following conditions precedent:

                   (a) SSI shall have raised not less than the sum of $750,000 from the sale of shares of its Common Stock to "accredited investors" only as that term is defined in Regulation D of the United States Securities and Exchange Commission at a price of $0.75 per share or an aggregate of 1,000,000 shares, which offering may include one warrant to acquire an additional share of Common Stock of SSI at an exercise price of $1.50 per share for every two shares of Common Stock purchased at $0.75 per share;

                  (b) SSI shall have completed the Asset Purchase Agreement with VASCO, in the form of Schedule 3.2.1 attached hereto and incorporated herein by reference, without attached Schedules.

                  (c) SSI and SSGI shall have consummated, or shall simultaneous with Closing, consummate, the proposed reorganization contemplated by such parties, pursuant to which SSI would be acquired by or merged into SSGI (the "Proposed Reorganization"), which shall be documented by an agreement between SSI and SSGI, attached in Schedule 3.2.2

                  (d) SSI shall ensure that (i) the terms and conditions of the Proposed Reorganization do not and, with the passage of time will not, adversely effect any right or privilege possessed by Dolfin pursuant to this Agreement and (ii) either (A) SSI's rights and obligations under this Agreement are assigned in full to SSGI, or (B) SSGI shall enter into a new set of documents with Dolfin, for the express purpose of SSGI assuming without variation SSI's obligations under this Agreement.

                              ARTICLE 4

                REPRESENTATIONS AND WARRANTIES of SSI

              As a material inducement for Dolfin to enter into and perform its obligations under this Agreement, SSI hereby represents and warrants to Dolfin as follows:

                4.1. Corporate Status. SSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

              4.2. Capitalization. The current pre-Agreement authorized capital stock of SSI consists of 50,000,000 shares of $0.001 par value common voting stock, of which 3,900,000 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of $0.001 par value preferred stock, of which no shares are issued and outstanding. Except as otherwise provided herein in Schedule 4.2.1 attached hereto and incorporated herein by reference, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued Common Stock or other securities of SSI. SSI has no subsidiaries. Upon the completion of the transaction with VASCO as required in Section 3.2(b) there will be 2,000,000 Series A Preferred Shares issued. The certificate of amendment of the certificate of incorporation for SSI authorizing this capital structure and detailing the rights and privileges of these Series A Preferred Shares is attached in Schedule 4.2.2.

              4.3. Financial Statements. SSI has heretofore delivered to Dolfin its unaudited financial statements for the year ended December 31, 2002, consisting of an unaudited balance sheet and an income statement for the period ended December 31, 2002 (the "SSI Financial Statements"). Such SSI Financial Statements (including the notes thereto) have been prepared in accordance with US GAAP and Canadian GAAP respectively and fairly present the financial condition and result of operations of SSI.

              4.4. Undisclosed Liabilities. SSI has no material liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Schedule 4.4 attached hereto and incorporated herein by reference.

              4.5. Litigation. There is no litigation or proceeding pending, or to the knowledge of SSI, threatened, against or relating to SSI, its properties or business.

              4.6. Books and Records. From the date of this Agreement to the Closing, SSI will (i) give to Dolfin or its representatives full access during normal business hours to all of SSI's offices, books, records, contracts and other corporate documents and properties so that it or its may inspect and audit them; and (ii) furnish such information concerning the property, business and affairs of SSI as it or its representatives may reasonably request.

              4.7.  Tax Returns.   SSI has filed all federal and state income
or franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

              4.8. Corporate Authority. SSI has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Dolfin or its representatives at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Agreement by SSI's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of SSI, in the form of Schedule 4.8 attached hereto and incorporated herein by reference.

              4.9. Due Authorization. Execution of this Agreement and performance by SSI hereunder have been duly authorized by all requisite corporate action on the part of SSI, and this Agreement constitutes a valid and binding obligation of SSI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of SSI, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

                              ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF DOLFIN

      As a material inducement to SSI to enter into and perform its obligations under this Agreement, Dolfin hereby represents and warrants to SSI as follows:

                5.1. Ownership. Dolfin has good and valid title to the Purchased Assets and owns the Purchased Assets free and clear of any liens or encumbrances of any type or nature whatsoever.

              5.2. Condition of the Assets. At the time of Closing, all components of the Purchased Assets, as applicable, shall be in good and marketable condition, suitable for the uses for which each was intended and, reasonable wear and tear excepted, shall be free of any material defect.

              5.3. Contracts and Commitments. Schedule 2.1.3 contains a correct and complete list of all Contracts to which Dolfin is a party that fall into one or more of the following categories (each a "Material Contract"):

                         (a)      All bonds, debentures, notes, mortgages,
indentures or guarantees by which any of the Purchased Assets are bound, and any oral or written direct or indirect guarantee of any such obligation;

                         (b)        All leases by which any of the Purchased
Assets (real, personal or mixed, tangible or intangible) are bound.

              5.4. No Breach; Consents. The negotiation, execution, delivery and performance of this Agreement by Dolfin, and the consummation of the transactions contemplated hereby, (a) do not and will not conflict with or result in any material breach of any of the provisions of, constitute a material default under, result in a material violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon any component of the Purchased Assets, or require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the charter or by-laws of Dolfin and Dolfin Canada or any Material Contract to which Dolfin or Dolfin Canada is a party or under which its properties or assets are bound, and (b) do not require, any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Dolfin is subject.

              5.5. No Material Adverse Change. From April 30, 2003 onward there has been no material adverse change in the financial condition, properties, operating results, employee relations, customer relations or business prospects of the Purchased Assets which would have an adverse material effect on the Purchased Assets not disclosed in the Schedules hereto.

              5.6. Financial Statements. Dolfin and Dolfin Canada have previously delivered to SSI true and complete copies of (a) the balance sheets and income statements for Dolfin and Dolfin Canada as of December 31, 2002 and
(b) an interim balance sheet and income statement for Dolfin Canada for the period ending March 31, 2003 (the "Financial Statements"). All of such Financial Statements are attached hereto as Schedule 5.6. Such Financial Statements (including the notes thereto) for Dolfin and Dolfin Canada have been prepared in accordance with US GAAP and Canadian GAAP respectively and fairly present the financial condition and result of operations of Dolfin and Dolfin Canada.

              5.7.  Accounts Receivable and Promissory Notes.   Dolfin's and
Dolfin Canada's accounts receivable, which are included in the Purchased Assets, arose out of transactions in the ordinary course of business and represent valid rights to receive payments for bona fide services rendered or goods sold, and are not subject to discounts, rebates or off-sets of any kind. To the best of its knowledge, there is nothing that Dolfin or Dolfin Canada is aware of that would render any of the accounts receivable uncollectible.

              5.8. Absence of Undisclosed Liabilities. Except as set forth on Schedules 2.3.1 and 2.3.2 and in the Financial Statements, Dolfin and Dolfin Canada have no material obligation or liability, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not insured greater than one thousand dollars ($1,000.00).

              5.9. Absence of Certain Developments. Except for transactions contemplated by this Agreement, the Material Contracts listed in Schedule
2.1.3 and to the extent that it would not have a materially adverse effect on the Purchased Assets, Dolfin and Dolfin Canada, except as provided for herein, have not since April 30, 2003:

                   (a) Mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of is properties or assets;

                   (b) Sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

                   (c) Suffered any unusual or extraordinary items resulting in losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                   (d) Paid or committed to pay any bonuses or similar payments, except in the ordinary course of business consistent with past practice;

                   (e) Suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                   (f) Increased the compensation payable or to become payable by Dolfin and Dolfin Canada to any of its directors, officers, management, employees, consultants or agents, or increased benefits under any employee benefit plan or other employee compensation arrangement, except such increases made in the ordinary course of business and consistent with past practices of Dolfin and Dolfin Canada;

                   (g) Had any payment default or event of default under any debt, lease or other Material Contract except for overdue payables arising in the ordinary course of business;

                   (h) Taken any other action outside of the ordinary course of business; or

                   (i) Taken or agreed to take any action contemplated hereby or that would otherwise cause any representation or warranty made by Dolfin in this Agreement to be untrue or inaccurate as of the Closing or result in the breach of any covenant or agreement in this Agreement required to be performed by Dolfin or Dolfin Canada on or prior to the Closing.

              5.10. Litigation, Etc. Except as set forth on Schedule 5.10 there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Dolfin or Dolfin Canada, or to which Dolfin or Dolfin Canada is a party, at law or in equity, or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending that would have a materially adverse effect on the Purchased Assets.

              5.11. Insurance. Dolfin has delivered to SSI a copy of each insurance policy maintained with respect to Dolfin or Dolfin Canada's properties, assets and business, and those policies are listed on Schedule
5.11 hereto. Dolfin and Dolfin Canada have been and are insured with respect to its properties and the conduct of its business in such amounts and against such risks as it believes reasonable in relation to its business and shall maintain such insurance at least through the Closing Date. All of such policies are in full force and effect on a claims made basis with no premium arrearage. Dolfin and Dolfin Canada have given in a timely manner to their insurers all notices required to be given under its insurance policies with respect to all of the claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Dolfin and Dolfin Canada have not received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and no such cancellation or amendment is threatened.

              5.12. Compliance with Laws. Dolfin and Dolfin Canada have all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to conduct and operate its business as it is currently being conducted, to own, hold or occupy under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party to the extent that a failure to obtain such authorizations, approvals, licenses and orders would have a materially adverse effect on the Purchased Assets. To the best of their knowledge and belief, Dolfin has been and are in material compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Dolfin and Dolfin Canada.

              5.13. Material Misstatements or Omissions. Dolfin and Dolfin Canada have not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein. Dolfin and Dolfin Canada have disclosed to SSI all material adverse facts relating to the condition or operation, whether past, present or future, financial or otherwise, of the Purchased Assets.

              5.14. Effective Date of Warranties, Representations and Covenants. Each warranty, representation and covenant set forth in this
Section 5 shall be deemed to be made on and as of the date hereof and as of the Closing.

              5.15.     Books and Records.   From the date of this Agreement
to the Closing Date, Dolfin and Dolfin Canada will (i) give to SSI and its representatives full access during normal business hours to all of Dolfin's and Dolfin Canada's offices, books, records, contracts and other corporate documents and properties and assets that comprise the Purchased Assets so that SSI may inspect and audit them; and (ii) furnish such information concerning the related properties and affairs of Dolfin as SSI may reasonably request; however, no access to any and all information regarding Galaxy which has been separately maintained shall be provided.

              5.16. Tax Returns. Dolfin and Dolfin Canada have filed all federal and state income or franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

              5.17. Corporate Power. Dolfin has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to SSI or its representatives at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Agreement by Dolfin's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Dolfin, in the form of Schedule 5.18 attached hereto and incorporated herein by reference.

              5.18. Due Authorization. Execution of this Agreement and performance by Dolfin hereunder has been duly authorized by all requisite corporate action on the part of Dolfin and Dolfin Canada, and this Agreement constitutes a valid and binding obligation of Dolfin and Dolfin Canada and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Dolfin or Dolfin Canada, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

              5.19. Access to Information Regarding SSI "Restricted Securities" and Acquired with Investment Intent. Dolfin and Dolfin Canada represent and agree as follows:

                   (a) Dolfin and Dolfin Canada acknowledge that SSI has delivered it copies of what has been represented to be documentation containing all material information respecting SSI and its present and contemplated business operations, potential acquisitions, management and other factors, by personal delivery to it; that it has had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of SSI, and with the legal and accounting firms of SSI, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                   (b) That the Common Shares being acquired in consideration of the Purchase Price of the Purchased Assets are "restricted securities" that are being acquired by Dolfin for investment purposes and not with a view toward further distribution, and Dolfin has no present intention of distributing the SSI Common Stock to its stockholders within the next twelve
(12) months in violation of Rule 144 of the Securities and Exchange
Commission;

                   (c) That Dolfin has full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution;"

                   (d) That Dolfin understands the meaning of "unregistered shares" and knows that they are not freely tradeable;

                   (e) That any stock certificate issued by SSI in connection with the Common Stock being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition of the Common Stock unless such disposition can be made in accordance with applicable securities laws, rules and regulations;

                   (f) That the stock transfer records of SSI shall reflect that Dolfin has requested SSI not to effect any transfer of any stock certificate representing any of the Common Stock unless Dolfin shall first have obtained an opinion of legal counsel to the effect that the Common Stock may be sold in accordance with applicable securities laws, rules and regulations, and Dolfin understands that any opinion must be from legal counsel reasonably satisfactory to SSI and, regardless of any opinion, Dolfin understands that the exemption covered by any opinion must in fact be applicable to the Common Stock;

                   (g) That Dolfin shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the Common Stock being acquired except as may be pursuant to any applicable securities laws, rules and regulations.

                5.20. Further Assurances of Dolfin. Dolfin will and will cause Dolfin Canada to execute such assignment or assignments and will perform such other acts as will enable SSI to take free and clear title to the Purchased Assets and each component thereof.

                              ARTICLE 6

             CONFIDENTIALITY AND COVENANT NOT TO COMPETE

                6.1. Confidentiality. Until the Closing Date (and continuously if there is no Closing), Dolfin and Dolfin Canada will keep confidential any information which it obtains from SSI concerning its properties, assets and business. SSI will keep confidential any information which it obtains from Dolfin or Dolfin Canada concerning their properties, assets and business. If the transactions contemplated by this Agreement are not consummated by June 15, 2003, Dolfin and Dolfin Canada will return to SSI, and SSI will return to Dolfin and Dolfin Canada all written matter obtained in connection with the negotiation or consummation of this Agreement.

              6.2. Covenants of Confidentiality and Covenant Not to Compete. Dolfin acknowledges that as a result of its previous business operations directly with customers as Dolfin and indirectly through Dolfin Canada, it has had and may continue to have access to information (including without limitation, trade secrets, customer lists, supplier lists, distributor lists, marketing plans, pricing information, financial information, and any information not generally known to the public or otherwise peculiar to Dolfin and Dolfin Canada) that would be reasonably considered confidential ("Confidential Information"). Dolfin acknowledges and agrees that such Confidential Information is valuable to SSI, that its protection and maintenance constitutes a legitimate interest to be protected by SSI, and the use of any such information or disclosure of any of such Confidential Information to competitors of SSI, or the general public would be detrimental to SSI. Therefore, Dolfin covenants and agrees with SSI that it will not disclose and will instruct its employees, directors, officers, consultants, contractors and agents not to disclose any such Confidential Information at any time unless required to do so by legislative or regulatory requirements. In that case, Dolfin will provide the minimum Confidential Information required and will use reasonable efforts to ensure that the Confidential Information receives confidential treatment by those to whom it is disclosed. Dolfin also agrees that for sixty (60) months it will not use or exploit and will instruct its employees, directors, officers, consultants, contractors or agents not to use or exploit any such Confidential Information directly or indirectly, for any purpose other than that required in the course of this Agreement with SSI. This Section 6.2 does not apply to information that is
(a) in the public domain, (b) is otherwise disclosed to Dolfin other than through the breach of a similar confidentiality agreement or (c) was already in the possession of Dolfin. Notwithstanding anything to the contrary, this
Section 6.2 will not apply to any employees or consultants of Dolfin or Dolfin Canada who are offered employment according to Section 7.1 of this Agreement and who accept such offer, as long as they remain employees or consultants of SSI.

                              ARTICLE 7

                 EMPLOYEES AND CONSULTANTS OF DOLFIN

                7.1. Employees and Consultants of Dolfin. SSI, in its sole discretion, may offer employment to any of the existing employees or consultants of Dolfin or Dolfin Canada (the "Personnel") at any terms which SSI determines. Dolfin grants SSI the immediate right to negotiate directly with any Dolfin employee or consultant. Dolfin does not represent or warrant that any particular Dolfin employee or consultant will or will not accept employment with SSI on any particular terms. Dolfin does not provide any representation as to the competency of the Personnel.

                              ARTICLE 8

                        POST-CLOSING COVENANTS

                8.1.  Further Cooperation.    From and after the Closing Date,
Dolfin shall (i) assist and cooperate with SSI in effecting the orderly transfer of the Purchased Assets to SSI and/or its Affiliate and (ii) execute and deliver such documents and take such other actions as SSI reasonably requests to fully consummate the contemplated transactions.

                8.2. Financial Statements of the Purchased Assets. If SSI becomes a publicly held company by completing the Proposed Reorganization or otherwise becomes a publicly held company, it will be required to have audited financial statements for a period of at least two (2) years. That would include audited financial statements of the Purchased Assets. Accordingly, Dolfin agrees to provide to SSI within seventy-five (75) days of the Closing, audited financial statements of the Purchased Assets for the years ended December 31, 2002 and 2001, and reviewed financial statements for the quarter ended March 31, 2003, all by the Independent Auditors of Dolfin, at no cost to SSI.

              8.3. Audited SSI Financial Statements. If audited SSI Financial Statements are required for filings with the Securities and Exchange Commission by SSI or any successor, then SSI agrees to cause the SSI Financial Statements to be audited by its independent auditors.

              8.4. Consents. Dolfin and SSI to the best of their knowledge believe that there are no third party consents required to complete this transaction. If either party becomes aware that a third party consent is required to transfer any part of the Purchased Assets, that party will notify the other promptly, and Dolfin agrees to use its best efforts to obtain such consent as soon as practicable, at no additional cost to SSI and SSI will cooperate fully with such efforts. If such consent is not obtained then the portion of the Purchased Assets requiring such consent will be excluded from the transaction, and if there is an adverse material effect on the Purchased Assets because of such exclusion, SSI and Dolfin will negotiate a modification to the Purchase Price in good faith.

                              ARTICLE 9

    PURCHASE OPTION; FIRST RIGHT OF REFUSAL;  TRANSFER OF ACCOUNTS

              9.1. Purchase and Sale Option.  Except as set forth in Section
9.2 below, for thirty-six (36) months after the Closing Date, SSI shall have the right to purchase Galaxy from Dolfin, after the satisfactory completion of due diligence by SSI, on the basis of one dollar ($1.00) of SSI Common Stock for each one dollar ($1.00) of Galaxy revenue transferred to SSI. The SSI Common Stock value will be determined as the average closing price of SSI's Common Stock on the principal nationally recognized medium in which such Common Stock is publicly traded for the ten (10) business days preceding any such subsequent transaction; provided, however, if the SSI Common Stock is not publicly trading at the time SSI exercises its right to purchase Galaxy, then the per share value of SSI Common Stock shall be the fair market value thereof as determined by SSI's board of directors in good faith..

                   9.1.1. SSI's Exercise of Right to Purchase. If SSI wishes to purchase Galaxy, SSI shall notify Dolfin as prescribed by Section
10.1 of this agreement. Upon receipt of such notice, Dolfin agrees to that it shall negotiate the terms of the transaction in good faith, and will use its best efforts to close the transaction within ninety (90) days from the receipt of the notice.

              9.2. Right of First Offer. If Dolfin wishes to sell Galaxy, Dolfin will give SSI written notice of its intention ("Sale Notice") to do so as prescribed by Section 10.1 this agreement, setting forth in reasonable detail the price and other terms and conditions under which Dolfin proposes to sell Galaxy. Upon receipt of such notice, SSI shall have the right, but not the obligation, within thirty (30) days after receipt of the Sale Notice, to notify Dolfin of its election to purchase Galaxy at a purchase price equal to that specified in the Sale Notice and on similar terms and conditions. SSI and Dolfin will negotiate the terms of the transaction in good faith, and will use their best efforts to close the transaction as soon as practicable. SSI and Galaxy will negotiate the terms of the transaction in good faith, and will use their best efforts to close the transaction as soon as practicable.


                     9.2.1. If SSI does not give notice to Dolfin that it intends to purchase Galaxy within thirty (30) days of receiving the Sale Notice then Dolfin may sell Galaxy to a third party at a price and on terms and conditions no more favorable than those set forth in the Sale Notice. Any such sale must be consummated within ninety (90) days after the date of the Sale Notice is first received by SSI.

                   9.2.2. If SSI elects not to purchase Galaxy and Galaxy is not sold to a third-party in accordance with Section 9.2.1 then, Dolfin shall again be subject to the restrictions contained in this Agreement and shall not thereafter be able to sell, transfer or otherwise dispose of Galaxy in any manner, except in compliance with Sections 9.1 or 9.2 of this Agreement.

              9.3. Prior Transfers of Customers and Contracts. Dolfin and SSI may agree to transfer certain customers and assign certain customer contracts of Galaxy to SSI prior to, or independent of the acquisition of all of the assets of Galaxy by SSI from Dolfin. If any customers of Galaxy are transferred to SSI prior to such acquisition, then the purchase price for these accounts will be calculated at the end of an eighteen (18) month period from the Closing of this Agreement at a value of one times the trailing twelve months ("TTM") revenue from the transferred customer(s) where revenue will be calculated as gross revenue generated by the customer during the TTM less SSI's costs in transferring such revenue to SSI. The purchase price will be paid in SSI Common Stock on the basis that one dollar ($1.00) of SSI Common Stock will be exchanged for each one dollar ($1.00) of Galaxy revenue transferred to SSI, where the SSI Common Stock value will be determined as the average closing price of SSI's Common Stock on the principal nationally recognized medium in which such Common Stock is publicly traded for the twenty
(20) days preceding any such transaction.

                              ARTICLE 10

                          GENERAL PROVISIONS

                10.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

              If to SSI:     1175 North Service Road West, Suite 124
                             Oakville, Ontario L6M 2W1
                             Canada

                             and

                             Morse, Zelnick, Rose & Lander
                             405 Park Avenue, Suite 1401
                             New York, New York 10022   4405

              If to Dolfin:  221 Main Street, Suite 502
                             Hartford, CT  06106
                             Attention:  Ronald Eleveld, Secretary

              10.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.


              10.3. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              10.4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

              10.5. Assignment. No party may assign any rights, duties or obligations under this Agreement, without the written consent of the other which shall not be unreasonably withheld.

              10.6. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

              10.7. Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise of such right, power or privilege.

              10.8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              10.9. Default. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees and costs in enforcing the terms and provisions hereof.

 [remainder of page intentionally left blank; signatures follow]

              IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                  SECURED SERVICES, INC.


                                  By________________________________

                                  Its______________________________
    Attest:


    ____________________________________

    Its__________________________________


                                  DOLFIN.COM, INC.


                                  By_________________________________

                                  Its__________________________________

    Attest:


    _____________________________________

      Its___________________________________

                LIST OF SCHEDULES TO ASSET PURCHASE AGREEMENT
                 SECURED SERVICES, INC. AND DOLFIN.COM, INC.

    Schedule 2.1.1 -    Excluded Assets
    Schedule 2.1.2 -    Intellectual Property
    Schedule 2.1.3 -    Dolfin Material Contracts
    Schedule 2.1.4 -    Dolfin Accounts Receivable
    Schedule 2.1.5 -    Dolfin Physical Property
    Schedule 2.3.1 -    Assumed Liabilities
    Schedule 2.3.2 -    Excluded Liabilities
    Schedule 2.4 -      Allocation of Purchase Price
    Schedule 2.6 -      Lock up / Leak out Agreement
    Schedule 3.1.1 -    Bill of Sale
    Schedule 3.1.2 -    Opinion from Counsel
    Schedule 3.2.1 -    SSI   VASCO Asset Purchase Agreement
    Schedule 3.2.2 -    SSI   SSGI Reorganization Agreement
    Schedule 4.2.1 -    List of SSI Outstanding Options, Warrants and Calls
    Schedule 4.2.2 -    Certificate of Amendment to SSI Articles of
                        Incorporation
    Schedule 4.4 -      SSI Undisclosed Liabilities
    Schedule 4.8 -      SSI Board Resolutions
    Schedule 5.6 -      Dolfin and Dolfin Canada Financial Statements
    Schedule 5.10 -     Status of Litigation for Dolfin
    Schedule 5.11 -     List of Dolfin Insurance Policies
    Schedule 5.18 -     Dolfin Board Resolutions

                 Schedule 2.1.1   Excluded Assets



Dolfin's 100% ownership of the Common shares of Galaxy Computer Systems, Inc.

Any bank accounts belonging solely to Dolfin.com and the corresponding account balances, whether positive or negative. For clarity, any bank accounts belonging to Dolfin Canada and the corresponding balances do not form part of the Excluded Assets and are included in the Purchased Assets.

All inter company loans from Dolfin to Galaxy Computer Systems Inc.

         Schedule 2.1.2   Intellectual Property of Dolfin


All software, source code, executable code, documentation, manuals and instructions whether in machine readable form or not, comprising a series of security applications based on open source software components, including a firewall, an intrusion detection system, content filtering, proxy server, virtual private network and bandwidth management known as Secure Gateway.

All software, source code, executable code, documentation, manuals and instructions whether in machine readable form or not, comprising the Dolfin.com website.

All inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents of Dolfin.

All Trademarks, trade dress, logos, trade names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith of Dolfin.

All copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith of Dolfin.

All trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) from Dolfin's business operations.

            Schedule 2.1.3   Dolfin Material Contracts

Dolfin.com

Services Contract with Harvard Pilgrim Health Care signed on March 28, 2003.

Master Services Agreement with Rogers Wireless Inc., dated Sept. 20, 2001 for consulting services.

1444338 Ontario Inc. (Dolfin Canada)

Lease with Leppert Business Systems Inc., dated Nov. 1, 1999 for a digital copier

Lease with North Oakville Holdings Limited, dated May 10, 2001 for the premises located at 1175 North Service Road, Suite 214, Oakville, Ontario.

Master Services Agreement with Goldcorp Inc., dated Dec. 12, 2001 for consulting services.

Master Services Agreement with Laurel Steel, dated Aug. 1, 2002 for consulting services.

Purchase Order for three years of Intrusion Detection Services, Contract under negotiation with Rogers Wireless Inc.

Master Services Agreement with Watts Direct Marketing, dated March 12, 2001 for consulting services.

           Schedule 2.1.4   Dolfin Accounts Receivable
Dolfin.com

Rogers Wireless Inc.               $21,511.30
Exel                               $40,009.70


1444338 Ontario Inc. (Dolfin Canada)

None

            Schedule 2.1.5   Dolfin Physical Property

Dolfin.com

none

1444338 Ontario Inc. (Dolfin Canada)

39   Chairs
1    Reception Desk
5    Book Cases
7    Assorted Prints
1    Meridian Telephone System M8X24
6    Computers and Monitors
1    Refrigerator
1    Fire Extinguisher
     Desks and Dividers
2    HP Laser Jet 6P Printers
1    HP Laser Jet 4
1    HP Desk Jet 1120C Printer
1    HP Office Jet 300
1    GBC Shredder
1    GBC 2000 Binding Machine
1    Boston Cutter
10   Desks
6    Xception Modular Workstations
5    Office Suites
2    Five Drawer Lateral File Cabinet
1    Board Room Table
2    Entertainment Units
2    Two Drawer Metal Cabinet
1    Fire Box II Watch Guard FireWall
1    DLink 816-P Hub
2    DLink 12-TX Hub
1    Canon BJ240 Printer
3    Stools
5    Light Duty Shelving Units
1    Voice Gate Computer Voice Mail System
1    Cisco 2600 Router
5    Patch Bays
3    Server Racks
4    Dell P200 Computers
2    P166 Computers
1    Dual PIII 450 Compaq Proliant 3000 Server
1    Cabletron Switching System MMAC   M8FNB
1    Back-up Power Supply

Appraised Value - $7,700 (US) by Canam Appraiz Inc. on Oct. 3, 2002.

               Schedule 2.3.1   Assumed Liabilities


Limited to the following specific Accounts Payable for Dolfin.com:

Aronson & Company                       $29,276.00
BDO Dunwoody                              5,625.00
GE Access                                29,962.50
John Fox                                 70,496.80
Mike Dubreuil                            68,250.00
                                        203,610.30

All are overdue.


The following Accounts Payable for 1444338 Ontario Inc:

                                  1-30    31-60    61-90        >90     Total
ACT Teleconferencing Canada Inc.  604.96       0    0.00       0.00     604.96
AIM                               102.72    0.00    0.00       0.00     102.72
AT&T Canada                       261.80    0.00    0.00       0.00     261.80
Autofun                             0.00    0.00   60.20       0.00      60.20
Bell Canada                       483.97    0.00    0.00       0.00     483.97
Bell Mobility                      56.54    0.00    0.00       0.00      56.54
Durabond Janitorial Services      406.60  203.30  203.30     609.90   1,423.10
Federal Express Canada Ltd.     1,910.45    0.00    0.00       0.00   1,910.45
Ford Credit Canada Leasing          0.00    0.00    0.00     496.58     496.58
Frid & Russell                    196.30    0.00    0.00       0.00     196.30
Kellman T. Meghu                    0.00    0.00    0.00   4,984.38   4,984.38
Mike Kolassa v                      0.00  750.00    0.00       0.00     750.00
Orion Communications Inc.         820.99    0.00    0.00       0.00     820.99
Staples                           130.41    0.00    0.00       0.00     130.41
UPS                               621.19    0.00    0.00       0.00     621.19
Reserve for ex-employees            0.00    0.00    0.00 127,271.73 127,271.73
                                --------  ------  ------ ---------- ----------
TOTAL (Can)                     5,595.93  953.30  263.50 133,362.59 140,175.32
                                --------  ------  ------ ---------- ----------

             Schedule 2.3.2   Excluded Liabilities


The following list of Accounts Payable for Dolfin.com.

DOLFIN.COM Inc. Liabilities
                                     Interest   Interest  Interest  Interest
                                       2000      2001      2002    to 05/31/03
Arbus (Finder's Fee)      212,600.00
Delaware Franchise
taxes etc                  12,000.00
Dr. John Fox              352,710.97           13,831.49  22,977.41  10,172.29
Dr. Ruth M. Davis           1,414.06
Dr. Baker                 118,695.00  6,242.84 11,869.50  11,869.50   4,945.63
Focus (Note Payable)      600,000.00            5,000.00  60,000.00  25,000.00
G. Sullivan               101,001.00  5,312.21 10,100.10  10,100.10   4,208.38
Jeff Eleveld              112,291.75            7,933.34   7,216.52   3,194.81
Keesmaat Dixon Kranjc
Lewis                      16,798.66
Kenneth G. Van Artsdalen  151,980.34           10,596.15  10,161.01   4,498.36
Mike Dubreuil             233,099.47            7,879.34  14,622.71   6,473.60
Ron Eleveld                 3,894.13
RSM McGladrey, Inc.        26,207.00
Stonesoft Corporation       2,502.00
Terence C. Dougherty       95,202.17            6,426.14   6,351.76   2,811.98
Vedder Price               22,212.83
William L. Baynton          7,876.99
Sub Total               2,070,486.37 11,555.05 73,636.06 143,299.00  61,305.04

Total.                $ 2,360,281.52


Any other liabilities of Dolfin.com, including but not limited to debts, loans, notes, letters of credit, contracts, leases, or professional fees except those set forth in Schedule 2.3.1 of this Agreement.

            Schedule 2.4-Allocation of Purchase Price

All assets of Dolfin.com except for Galaxy Computer Systems are being purchased for 500,000 common shares plus acceptance of certain liabilities.

     Total Purchase Price
                                      Number of    Value per
                                       Shares        Share
            Value of Common Shares    500,000        0.75          375,000

            Accepted Liabilities
                Dolfin.com                                         203,610
                144438 Ontario Inc.($US)                           103,730

     Total                                                         682,340

     Allocation

            Fixed Assets                                             4,500
            Accounts Receivable                                     61,521
            Intellectual Property                                  302,872 *
            Goodwill                                               313,447

     Total                                                         682,340

* Valuation of intellectual property is equal to the valuation calculated by Canadian Customs and Revenue Agency in $Can converted to $US at the rate of ..74 $US/$Can.

             Schedule 2.6-Lock up/Leak out Agreement

                    LOCK-UP/LEAK-OUT AGREEMENT

          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of June, 2003, between Southern Software Group, Inc., a Delaware corporation ("SSGI"), and the individuals and entities that execute and deliver a Counterpart Signature Page hereof, each a shareholder of SSGI or an owner of common stock, warrants to purchase common stock or preferred stock or debt instruments that may be convertible into shares of common stock of SecureD Services, Inc., a Delaware corporation ("SecureD Services"), and sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder."

          WHEREAS, the Shareholders are all present shareholders of common stock of SSGI that SSGI has agreed to include in a registration statement to be filed with the Securities and Exchange Commission or owners of shares of common stock, warrants to purchase common stock or preferred stock or debt instruments that may be convertible into shares of common stock of SecureD Services ("SecureD Services Shareholders"); and

          WHEREAS, the SecureD Services Shareholders intend to exchange their respective securities of SecureD Services for like securities of SSGI pursuant to that certain Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement") between SSGI, SecureD Services and the SecureD Services Shareholders, to which the execution and delivery of this Agreement is a condition precedent to the closing of the Reorganization Agreement; and

          WHEREAS, on the closing of the Reorganization Agreement with SecureD Services, the SecureD Services Shareholders shall exchange their respective securities of SecureD Services for like securities of SSGI, obtaining common stock of SSGI in exchange for their respective shares of common stock of SecureD Services, like warrants to acquire SSGI common stock on the exercise of exchanged SecureD Services warrants and like preferred stock or debt instruments of SSGI with conversion rights to acquire common stock of SSGI, all as described in the respective Counterpart Signature Pages of the Shareholders that are attached hereto and incorporated herein by reference (the "Common Stock"), and which Common Stock SSGI has agreed to include in a registration statement to be filed with the Securities and Exchange Commission;

          WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Reorganization Agreement and to provide for an orderly market for the Common Stock of SSGI subsequent to the closing of the Reorganization Agreement, the Shareholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer his/her/its shares of Common Stock to his/her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement.

          2. Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock, each Shareholder may only sell Common Stock subject to the following conditions for the eighteen (18) month period from the closing of the Reorganization Agreement (the "Lock-Up/Leak-Out Period"):

          2.1 No Shareholder may sell any Common Stock except as covered by this Agreement, unless approved in a prior writing by the Board of Directors of SSGI, pro rata as to all Shareholders, with respect to all Shareholders covered hereby.

          2.2 If a Shareholder has an approved brokerage account meaning an account with a broker/dealer who has executed and delivered to SSGI a broker/dealer agreement in a form satisfactory to SSGI, a reasonable facsimile of which is attached hereto as Exhibit A and incorporated herein by reference (the "Broker/Dealer Agreement"), to the effect that any such broker/dealer will comply with and monitor the terms and conditions of this Agreement for the benefit of SSGI and the Shareholders (the "Approved Broker/Dealer"), then the Common Stock of the Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the Shareholder's account at the Approved Broker Dealer through the Depository Trust Corporation ("DTC") or by paper delivery; and provided, however, that if the Shareholder does not have an account with an Approved Broker/Dealer, the Common Stock of the Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the Shareholder in the form of an actual stock certificate that is imprinted with a legend indicating that resale of the Common Stock is subject to the terms and conditions of this Agreement, one of which shall be a resale through an Approved Broker/Dealer.

          2.3 Each Shareholder shall be allowed to sell no more than 3,000 shares of Common Stock per month during the Lock-Up/Leak-Out Period, on a cumulative basis, meaning that if no Common Stock was sold during one month while Common Stock was qualified to be sold, up to 6,000 shares of Common Stock could be sold in the next successive month and so forth; provided, however, with respect to (i) shares of Common Stock that are "restricted securities" that SSGI has agreed to register for resale with the Securities and Exchange Commission, the commencement of the right of any such Shareholder to sell shares of Common Stock and to cumulate unsold Common Stock into sales in the next successive month hereunder shall begin on the earlier of the month in which the Securities and Exchange Commission grants SSGI an effective date (the "Effective Date") on any such registration statement, or in the month in which any such Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the Securities and Exchange Commission following the expiration of the required one year holding period from the closing of the Reorganization Agreement; and with respect to (ii) shares of Common Stock that are "restricted securities" that SSGI has not agreed to register for resale with the Securities and Exchange Commission, in the month in which any such Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the Securities and Exchange Commission following the expiration of the required one year holding period from the closing of the Reorganization Agreement (the "Resale Qualification Dates"). All Shareholders fully understand that certain shares of Common Stock covered by this Agreement have already satisfied the Resale Qualification Dates (approximately 280,000 shares of Common Stock held by five (5) persons); that the Resale Qualification Date of some other shares of Common Stock that may be allowed to be registered by SSGI for resale on Form S-3 of the Securities and Exchange Commission (Common Stock that can be acquired on the exercise of warrants or the conversion of preferred stock or debt instruments may qualify for use of Form S-3) may be earlier than Common Stock required to be registered on some other Form; and that Common Stock required to be registered on some other Form of the Securities and Exchange Commission, like Form SB-2, may not have a Resale Qualification Date for up to six (6) to nine (9) months, depending upon the time involved in the Securities and Exchange Commission review and comment process.

        2.4 The Common Stock may only be sold at or above the lowest "offer" or "ask" prices stated by the relevant market maker for the Common Stock on the OTC Bulletin Board or any nationally recognized medium on which the Common Stock is publicly traded. Each Shareholder agrees that no sales will be made at the "bid" prices for the Common Stock.

        2.5 The Common Stock may not be sold at a price below $2.00 per share (the "Price Floor").

        2.6 The Shareholders agree that they will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

        2.7 From the date hereof and for a period of not less than eighteen (18) months from the expiration of the Lock-Up/Leak/Out Period, SSGI shall maintain its "reporting" status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), or if its existence ceases, the BBX, the NASDAQ Small Cap or a recognized national stock exchange.

        3. By executing this Agreement, each Shareholder represents that the Common Stock set forth in his/her/its Counterpart Signature Page is all of the shares of SSGI Common Stock that such Shareholder beneficially owns as of the date hereof. In addition to the Common Stock set forth in the Counterpart Signature Page, this Agreement shall apply to all SSGI Common Stock of which each Shareholder become the beneficial owner of during the Lock-Up/Leak-Out Period.

        4. Notwithstanding anything to the contrary set forth herein, SSGI may, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

        5. In the event of a tender offer to purchase all or substantially all of SSGI's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, and if the requisite number of the record and beneficial owners of SSGI securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.

        6. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

        7. The Common Stock and per share price restrictions covered by this Agreement shall be appropriately adjusted should SSGI make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

        8. No transfer of any of the shares of Common Stock that are subject to this Agreement shall be made in any transaction other than a "broker's transaction" unless the transferee executes and delivers a copy of this Agreement prior to the transfer of any stock certificate representing any of the Common Stock so transferred.

        9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

        10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to SSGI, at 1175 North Service Road West, Suite 124, Oakville, Ontario L6M 2W1, and to the Shareholders, at the addresses in their Counterpart Signature Pages. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

        11. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

        12. SSGI or each Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that SSGI or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

        13. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

        14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State; and SSGI and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of Delaware only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

          15. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date: _______________.      SOUTHERN SOFTWARE GROUP, INC.

                       By_______________________________________

                       Its_______________________________________

                    LOCK-UP/LEAK-OUT AGREEMENT
                    COUNTERPART SIGNATURE PAGE

        This Counterpart Signature Page for that certain Lock-Up/Leak-Out
Agreement (the "Agreement") dated as of the       day of June 2003, among
Southern Software Group, Inc., a Delaware corporation ("SSGI"); and certain persons who are "Shareholders" of SSGI, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of SSGI set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                       _________________________________________
                                  (Printed Name)

                       -----------------------------------------
                                   (Signature)



                       _________________________________________
                                  (Street Address)


                       -----------------------------------------
                                  (City and State)


                       -----------------------------------------
                              (Number of Shares Owned or
                              Underlying Other Securities)

                       _________________________________________
                                        (Date)

                  SCHEDULE 3.1.1   BILL OF SALE


                          BILL OF SALE

          THIS BILL OF SALE ("Bill of Sale"), dated ___________, 2003, by DOLFIN.COM, INC., a Delaware corporation ("Dolfin"), is entered into in connection with the consummation of the transactions contemplated by that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated of even date herewith, between Dolfin and SECURED SERVICES, INC., a Delaware corporation ("SSI"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.
          WHEREAS, pursuant to the Asset Purchase Agreement, Dolfin has agreed to sell to SSI and SSI has agreed to purchase from Dolfin all right, title and interest of Dolfin in, to and under the Purchased Assets.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Dolfin agrees as follows:
          1.   Dolfin hereby sells, assigns, transfers, delivers and
conveys to SSI, all of Dolfin's right, title and interest in, to and under the Purchased Assets, free and clear of all encumbrances, to have and to hold unto SSI, its successors and assigns, to and for their use forever.
          2. This Bill of Sale shall inure to the benefit of SSI and its successors and assigns.
          3.   This Bill of Sale is expressly made pursuant to, and subject to the limitations contained in, the Asset Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Asset Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full force and effect in accordance with the terms of the Asset Purchase Agreement. In the event of a conflict between the terms of this Bill of Sale and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.
          4. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules
of conflicts of laws.         IN WITNESS WHEREOF, Dolfin has executed and
delivered this Bill of Sale on the day and year first above written.
                              DOLFIN.COM, INC.


                              By:________________________________
                               Name:
                               Title:

         SCHEDULE 3.1.2   Opinion from Morse Zelnick Rose & Lander LLP





                                                             (212) 838-8040


                                   _______________, 2003

Dolfin.com, Inc.
221 Main Street, Suite 502
Hartford, CT  06106

               Re:  Purchase of Assets from Dolfin.com, Inc.

Ladies and Gentlemen:

     This opinion is being furnished pursuant to Section 3.1.2(c) of the Asset Purchase Agreement, dated as of July 1, 2003 (the "Agreement"), between SecureD Services, Inc., a Delaware corporation (the "Company") and Dolfin.com,Inc., a Delaware corporation (the "Seller"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Agreement. As used herein, the term "Agreement" includes all exhibits and schedules annexed thereto.

     We have acted as counsel to the Company in connection with the transactions contemplated under the Agreement. In connection therewith, we have examined and are familiar with and have relied upon the following documents:

     (1)  The Agreement;

     (2) The Certificate of Incorporation of the Company, as amended to date, including the Certificate of Designation filed on June 20, 2003 (the "Charter");

     (3)  The Bylaws of the Company, as amended to date (the "Bylaws");

     (4) Certificates, dated as of a recent date, of the Secretary of State of the State of Delaware certifying to the good standing of the Company in Delaware (the "Good Standing Certificates");

     (5) Such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

     We have also made such inquiries of officers of the Company and considered such questions of law as we have deemed necessary to render the opinions set forth herein.

     In our examination of the documents described above, we have assumed the completeness of the corporate and stock record books of the Company, the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such certified, facsimile or photostatic documents. We have assumed that the Agreement accurately describes and contains the mutual understanding of the parties thereto as to all matters contained therein, and that no other agreements or understandings exist between such parties with respect to the transactions contemplated thereby.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied, without independent investigation, upon certificates, statements and representations made to us by one or more officers or employees of the Company and upon the representations and warranties made by the Company in the Agreement.

     Any reference herein to "our knowledge," or to matters "known to us," or to any matter of which we "are aware" or coming "to our attention" or any variation of any of the foregoing, shall mean, as used herein, the conscious awareness of those attorneys of this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not, for purposes of our opinions below, searched computerized or electronic databases or the docket of any court, governmental agency or regulatory body or other filing office in any jurisdiction.

     For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by the signatories thereto other than the Company, that the signatories thereto other than the Company have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and that the Agreement is the valid and binding obligations of the signatories thereto other than the Company, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party to the documents other than the Company.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due incorporation, valid existence and good standing of the Company, are based solely on the Good Standing Certificates, a copy of which has been made available to you, and our opinions with respect to such matters are rendered as of the respective dates of such Certificate and limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable or specific remedy upon any breach of any documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of such defenses may be subject to the discretion of the court before which any proceeding therefor may be brought. Furthermore, we express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or enforceability of the provisions of the Agreement on the validity or enforceability of any other provision thereof, (iv) requiring the payment of consequential damages or liquidated damages, (v) relating to non-competition and non-solicitation, (vi) relating to indemnification and contribution with respect to securities law claims, and
(vii) relating to choice of law, consent to jurisdiction or waiver of trial by jury.

     We express no opinion as to compliance by the Company with any state or federal antifraud laws or with the fraudulent transfer laws of any jurisdiction.

     We are opining herein only with respect to the Delaware General Corporation Law and the federal laws of the United States of America. Accordingly, to the extent that any laws other than those upon which we are opining govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

     2. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock.

     3. The Agreement and the other agreements contemplated by the Agreement to which the Company is a party are duly authorized, executed and delivered by the Company and each such agreement is valid and binding upon the Company and is enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

     4. The certificate representing the 500,000 shares of Common Stock issuable under the Agreement has been duly authorized, executed and delivered by the Company, such shares of Common Stock have been validly issued and are outstanding, fully paid and nonassessable.

     5. The execution and delivery by the Company of the Agreement and the other agreements contemplated by the Agreement and the fulfillment of and the compliance with the respective terms thereof by the Company, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any event or condition), to our knowledge, result in the violation of any terms or provisions of any existing documents of the Company, any law applicable to the Company or of any agreement, written or oral, to which the Company is a party or by which it is bound.

     6. The issuance of the Common Stock by the Company under the Agreement does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), or registration or qualification under any state securities laws.

     7. Following issuance, the shares issued in this transaction will be restricted securities. Accordingly, they will be resalable only pursuant the Securities Act or pursuant to an exemption from registration under the Securities Act. Presently, the Company is a private non-reporting company and sales under Securities Act Rule 144 are not available to its stockholders. However, after the shares have been held for two (2) years they may be resold under Securities Act Rule 144(k). Prior thereto the shares may be resold privately to investors who acquire such shares for investment and without a view to distribution.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in fact or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is being furnished to you, at your request and it is solely for the purpose set forth in the first paragraph hereof and solely for your benefit and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                              Very truly yours,



                              Morse, Zelnick, Rose & Lander, LLP

      Schedule 3.2.1 - SSI - VASCO Asset Purchase Agreement


This document is located in its entirety elsewhere in this 8-K.

       Schedule 3.2.2 - SSI - SSGI Merger Agreement

This document is located in its entirety elsewhere in this 8-K.

                          Schedule 4.2.1

            Holders of Warrants to Purchase SSI Stock

     There are nine holders of a total of 333,333 warrants all at an exercise price of $1.50.

Schedule 4.2.2 - Certificate of Amendment to SSGI Articles of Incorporation

See Exhibit 2.3 to the Agreement and Plan of Merger by and among Southern Software Group, Inc., SSGI Acquisition Corp. and Secured Services, Inc. located elsewhere in this 8-K.

            Schedule 4.4   SSI Undisclosed Liabilities



Morse, Zelnick, Rose and Lander              $40,000.00 (est.)

               Schedule 4.8   SSI Board Resolutions


               ACTION BY UNANIMOUS WRITTEN CONSENT
                                OF
                      THE BOARD OF DIRECTORS
                                OF
                     SECURED SERVICES, INC.
                     (A Delaware Corporation)

                PURSUANT TO SECTION 141(f) OF THE
                 DELAWARE GENERAL CORPORATION LAW

     The undersigned, being all the directors (the "Board") of SecureD Services, Inc. ("Corporation") hereby take the following action and adopt the following resolutions:

I.   Approval of the Transaction with Vasco Data Security International, Inc.

     RESOLVED that, the Corporation's Board hereby authorizes, approves and ratifies the execution, delivery and performance of (i) the Asset Purchase Agreement between the Corporation and Vasco Data Security International, Inc.("VASCO") (the "Vasco Purchase Agreement") attached hereto as Exhibit A, with such changes thereto as the officer of this Corporation executing such agreement, deems appropriate, all as indicated by his execution thereof, (ii) each of the Collateral Documents (as defined in the Vasco Purchase Agreement) and (iii) all such other agreements, certificates, letters, instruments, other documents and transactions contemplated thereby;

and be it further

     RESOLVED that, in connection with the Vasco Purchase Agreement, the Corporation be, and hereby is, authorized to issue and deliver to VASCO (i) 2,000,000 shares of the Corporation's series A convertible Preferred Stock, $.001 par value per share (the "Preferred Shares") and (ii) a promissory note for the principal amount of $1,073,093.83, with interest accruing thereon at a rate of six percent (6%) per annum, substantially in the form attached hereto as set Exhibit B and on the terms set forth therein, with such changes thereto as the officer of this Corporation executing such agreement, deems appropriate, all as indicated by his execution thereof;

and be it further

     RESOLVED, that, upon issuance of the Preferred Shares in connection with the foregoing transaction, such shares shall be validly issued, fully paid and non-assessable shares of the Corporation's Series A Convertible Preferred Stock, $.001 par value per share;

and be it further

     RESOLVED, that, the proper officers of the Corporation be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver (i) the Vasco Purchase Agreement, (ii) each of the Collateral Documents and
     (iii) all such other agreements, certificates, letters, instruments, other documents and transactions contemplated thereby; and to take any such actions required by, contemplated by or related to the foregoing resolutions, the execution of any such documents and the taking of any such action by any such officer to be conclusive evidence of his or their approval and authority hereunder.


II. Approval of the Charter Amendment and Designation of the Series A Convertible Preferred Stock

     RESOLVED, that, subject to stockholder approval, the Board hereby adopts the amendment to the Certificate of Incorporation set forth as Exhibit C hereto (the "Amendment") and that, upon the approval of the stockholders of this Corporation, the officers of this Corporation, at the time in office, are, and each of them acting singly is, hereby authorized and directed, in the name and on behalf of this Corporation, to take any and all action, pay all required fees and execute such instruments or other documents which they may deem necessary or desirable to amend the Certificate of Incorporation in accordance with the Amendment, the exact terms of such amendment to be determined by the Board in their sole and absolute discretion;

and be it further

     RESOLVED, that, the Board hereby declares it advisable that stockholders adopt the Amendment either at a special meeting of stockholders called to consider the Amendment or by consent.


III. Reservation of Common Stock For Issuance upon Conversion of the Series A Preferred Stock

     RESOLVED, that, upon the issuance of the Preferred Shares in connection with the Vasco Purchase Agreement, a sufficient number of shares of the Corporation's common stock, $.001 par value per share, be and hereby are reserved for issuance upon conversion of the Preferred Shares.

IV.  Approval of the Transaction with Dolphin.com, Inc.

     RESOLVED that, the Corporation's Board hereby authorizes, approves and ratifies the execution, delivery and performance of (i) the Asset Purchase Agreement between the Corporation and Dolphin.com, Inc. ("Dolphin") (the "Dolphin Purchase Agreement") attached hereto as Exhibit D, with such changes thereto as the officer of this Corporation executing such agreement, deems appropriate, all as indicated by his execution thereof and (ii) all such other agreements, certificates, letters, instruments, other documents and transactions contemplated thereby;

and be it further

     RESOLVED that, in connection with the Dolphin Purchase Agreement, the Corporation be, and hereby is, authorized to issue and deliver to Dolphin 500,000 shares of the Corporation's Common Stock, $.001 par value per share (the "Common Shares");

and be it further

     RESOLVED, that upon issuance of the Common Shares in connection with the foregoing transaction, such shares shall be validly issued, fully paid and non-assessable shares of the Corporation's common stock, $.001 par value per share;

and be it further

     RESOLVED, that the proper officers of the Corporation be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver (i) the Dolphin Purchase Agreement and (ii) all such other agreements, certificates, letters, instruments, other documents and transactions contemplated thereby; and to take any such actions required by, contemplated by or related to the foregoing resolutions, the execution of any such documents and the taking of any such action by any such officer to be conclusive evidence of his or their approval and authority hereunder.

Dated:  June 19, 2003



  /S/Michael P. Dubreuil


  /S/T. Kendall Hunt


  /S/King T. Moore

            Schedule 5.6 - Dolfin Financial Statements

Accrual Basis
Balance Sheet                      Dolfin.com, Inc.
                                     Dec 31, 02

ASSETS
  Current Assets
    Chequing/Savings
       CASH
         Bank
            Harris Bank
               $US-Main Account           11,933.68
                                        -----------
            Total Harris Bank             11,933.68
                                        -----------
         Total Bank                       11,933.68
                                        -----------
       Total Cash                         11,933.68
                                        -----------
   Total Chequing/Savings                 11,933.68

Accounts Receivable
   Accounts Receivable-Trade
     Trade
        Accounts Receiveable
           $US                            29,896.77
                                        -----------
        Total Accounts Receivable         29,896.77
                                        -----------
     Total Trade                          29,896.77
                                        -----------
   Total Accounts Receivable-Trade        29,896.77
                                        -----------
Total Accounts Receivable                 29,896.77

Other Current Assets
   Accounts Receivable other
     Other
       Loan Receivable 1444338 Ont Inc.  103,465.14
       Loan Receivable Galaxy
         Interest rec. Loan from Galaxy   23,579.00
         Loan Receivable-Galaxy-other    226,500.00
                                        -----------
       Total Loan Receivable Galaxy      250,079.00

       Loan Rec Dolfin.com CDA           634,585.10
                                        -----------
     Total Other                         988,129.24
                                        -----------
   Total Accounts Receivable Other       988,129.24
                                        -----------
Total Other Current Assets               988,129.24
                                        -----------
Total Current Assets                   1,029,959.69

Fixed Assets
  Fixed Assets
    cost
      Equipment-shop                         164.87
                                        -----------
    Total cost                               164.87
                                        -----------
  Total Fixed Assets                         164.87
                                        -----------

Other Assets
  Investments-Dolfin.com                      68.00
  Investments-Galaxy Merger            1,935,073.00
                                       ------------
Total Other Assets                     1,935,141.00
                                       ------------
TOTAL ASSETS                           2,965,265.56
                                       ============

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Accounts Payable
        Accounts Payable-Trade
          Posted
            Vendors
               $US                     1,024,780.81
                                       ------------
            Total Vendors              1,024,780.81
                                       ------------
          Total Posted                 1,024,780.81
                                       ------------
        Total Accounts Payable-Trade   1,024,780.81
                                       ------------
      Total Accounts Payable           1,024,780.81

Other Current Liabilities
  Accounts Payable-other
    Accrued Liabilities
      Vendors
        $US                              149,150.00
                                       ------------
      Total Vendors                      149,150.00
                                       ------------
    Total Accrued Liabilities            149,150.00

    Expense Accounts
      Employee
        $US                                4,761.12
                                       ------------
      Total Employee                       4,761.12
                                       ------------
    Total Expense Accounts                 4,761.12

    Other
      Other
        $US                                3,400.00
                                       ------------
      Total Other                          3,400.00
                                       ------------
    Total Other                            3,400.00
                                       ------------
  Total Accounts Payable-other           157,311.12

     Current Portion-L/T Debt
       Shareholder
         Galaxy                          236,524.55
                                       ------------
       Total Shareholder                 236,524.55
                                       ------------
     Total Current Portion-L/T Debt      236,524.55

     Income & Sales Taxes Payable
       Sales Taxes
         USA
           PA                              1,816.23
                                       ------------
         Total USA                         1,816.23
                                       ------------
       Total Sales Taxes                   1,816.23
                                       ------------
     Total Income & Sales Taxes Payable    1,816.23

     Loans
       Note payable-Focus Capital        600,000.00
                                       ------------
     Total Loans                         600,000.00
                                       ------------
    Total Other Current Liabilities      995,651.90
                                       ------------
  Total Current Liabilities            2,020,432.71
                                       ------------
Total Liabilities                      2,020,432.71

Equity
  Current Period Retained Earnings    (2,089,702.51)
  Stock
    Common shares                        185,581.88
    Additional paid in capital         2,876,897.42
    Preferred Shares-Class A             252,746.95
    Preferred Shares-Class B                  13.00
                                       ------------
  Total Stock                          3,315,239.25

  Net Income                            (280,703.89)
                                       ------------
Total Equity                             994,832.85
                                       ------------
Total Liabilities & Equity             2,965,265.56
                                       ============

Accrual Basis
Income Statement                     DOLFIN.COM, INC.
                                       Jan - Dec 02

Ordinary Income/Expense
  Income
    Sales
      Goods
        Software
          Parts & Upgrades                20,295.40
                                       ------------
        Total Software                    20,295.40
                                       ------------
      Total Goods                         20,295.40

      Services
        Consult                          120,446.12
                                       ------------
      Total Services                     120,446.12
                                       ------------
    Total Sales                          140,741.52
                                       ------------
  Total Income                           140,741.52

  Cost of goods sold
    Cost of Goods Sold
      Goods
        Software
          Parts & Upgrades                19,905.75
                                       ------------
        Total Software                    19,905.75
                                       ------------
      Total Goods                         19,905.75

      Time
        Cost of job-travel exp.            1,783.72
        cost of job-salaries SE & AC      23,026.36
                                       ------------
      Total Time                          24,810.08
                                       ------------
    Total Cost of Goods Sold              44,715.83
                                       ------------
  Total COGS                              44,715.83
                                       ------------
Gross Profit                              96,025.69

    Expense
      Finance Cost
        Bank Charges                         385.02
        Foreign Exchange
           Losses                             17.47
                                       ------------
        Total Foreign Exchange                17.47

    Interest
      Expense                             60,336.61
      Income                             (23,579.00)
                                       ------------
    Total Interest                        36,757.61

    Late payment charges                  (1,227.13)
                                       ------------
  Total Finance cost                      35,932.97

General & Other Expenses
  General & Administrative cost
    Equipment
      Rental                                 308.44
                                       ------------
    Total Equipment                          308.44

    General
      Licenses                               210.19
      Entertainment                          957.05
      Office Supplies                        872.16
      Postage & Courier                    1,244.55
      Subscriptions                          142.05
                                       ------------
    Total General                          3,426.00

    Professional fees
      Accounting                          61,439.07
      Consulting                         363,342.85
      Legal                                2,229.56
                                      -------------
    Total Professional fees              427,011.48

    Salary & Wages
      Group Health & Benefits              9,805.09
      Life Insurance                       1,763.43
                                      -------------
    Total Salary & Wages                  11,568.52

    Telephone
      Conference calls                       516.97
      Cellular                             3,052.20
      Internet Connect                       428.43
      Long Distance                          572.85
      Telephone                              819.30
                                      -------------
    Total Telephone                        5,389.75

    Travel
      Toll Charges                           710.00
      Accommodations                       2,637.48
      Air Fare                            11,520.93
      Entertainment                           71.67
      Meals                                  656.53
      Promotion                              258.06
      Taxi                                   492.80
      Other                                3,023.56
                                       ------------
    Total Travel                          19,371.03

    Vehicle
      Mileage                              3,070.50
      Parking                                707.56
      Rental                                 121.52
                                       ------------
    Total Vehicle                          3,899.58
                                       ------------
  Total General & Administration cost    470,974.80
                                       ------------
Total General & Other Expense            470,974.80

Indirect Operating cost
  Indirect Purchasing costs
    Travel
      Meals                                   21.75
                                       ------------
    Total Travel                              21.75
                                       ------------
  Total Indirect Purchasing cost              21.75

  Indirect selling cost
    Advertising                          (11,126.32)
                                       ------------
  Total Indirect Selling cost            (11,126.32)
                                       ------------
Total Indirect Operating Cost            (11,104.57)
                                       ------------
Total expense                            495,803.20
                                       ------------
Net Ordinary Income                     (399,777.51)

Other Income/Expense
  Other Income
    Forgiveness of debt                  119,073.62
                                       ------------
  Total Other Income                     119,073.62
                                       ------------
Net Other Income                         119,073.62
                                       ------------
Net Income                              (280,703.89)
                                       ============

Accrual Basis
Balance Sheet                    14444338 Ontario Inc.
                                     Dec 31, 02

ASSETS
  Current Assets
    Chequing/Savings
            Royal Bank
               CDN-Main                   30,771.52
               USD                            36.33
               USD-Forex adj.                 16.95
                                        -----------
            Total Royal Bank              30,824.80
                                        -----------
   Total Chequing/Savings                 30,824.80

Accounts Receivable
        Accounts Receivable               17,548.50
                                        -----------
        Total Accounts Receivable         17,548.50

Other Current Assets
   Prepaid                                 2,198.69
                                        -----------
Total Other Current Assets                 2,198.69
                                        -----------
Total Current Assets                      50,571.99

Fixed Assets
  Computer Hardware                        3,169.80
  Accum. Dep'n-Computer Hardware            (554.72)
                                        -----------
  Total Fixed Assets                       2,615.08
                                        -----------
TOTAL ASSETS                              53,187.07
                                        ===========

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Accounts Payable
        Accounts Payable                  14,390.52
                                       ------------
        Total Accounts Payable            14,390.52
                                       ------------

        Credit Cards
          Corporate Visa
             Royal Bank                   3,423.65
                                      ------------
          Total Corporate Visa            3,423.65
                                      ------------
        Total Credit Cards                3,423.65

Other Current Liabilities
   GST Payable                            (1,558.59)
   PST Payable                             2,377.60
                                       ------------
    Total Other Current Liabilities          819.01
                                       ------------
  Total Current Liabilities               18,633.18
                                       ------------
  Long Term Liabilities
    Loan pay to Parent(exchange)          96,675.46
    Loan payable to Dolfin Canada         (2,923.19)
    Loan payable to parent                61,114.01
                                       ------------
  Total Long Term Liabilities            154,866.28
                                       ------------
Total Liabilities                        173,499.46

Equity
  Net Income                            (120,312.39)
                                       ------------
Total Equity                            (120,312.39)
                                       ------------
Total Liabilities & Equity                53,187.07
                                       ============

Accrual Basis
Income Statement                  1444338 ONTARIO, INC.
                                       Jan - Dec 02

Income
  Consulting Services                     75,970.00
  Managed Services                        15,550.00
  Product Sales
    Hardware                               3,220.50
                                       ------------
  Total Product Sales                      3,220.50
                                       ------------
  Total Income                            94,740.50

  Cost of goods sold
    Cost of Goods Sold
      Direct Materials
        Hardware                           1,724.00
                                       ------------
      Total Direct Materials               1,724.00

      Direct Wages                        37,187.30
                                       ------------
    Total Cost of Goods Sold              38,911.30
                                       ------------
  Total COGS                              38,911.30
                                       ------------
Gross Profit                              55,829.20

    Expense
      Automobile expense (leased)          3,730.80
      Bad Debt                             1,150.00
      Benefits & Payroll Taxes
        pST compensation                    (117.28)
        Benefits & Payroll Taxes-other    15,677.64
                                       ------------
      Total Benefits & payroll Taxes      15,560.36

    Communication
      Cell                                   350.31
      Long Distance                        2,559.73
      Telephone (fixed)                    8,663.16
                                      -------------
    Total Communication                   11,573.20

    Consultants                           78,795.79
    Dep'n Expense-Computer hardware          554.72
    Equipment/furniture leases             2,855.37
    Insurance
      E & O Liab. Ins.                     1,857.58
      General Liab                         2,184.77
                                       ------------
    Total Insurance                        4,042.35

    Marketing & Promotion                      0.00
    Office Expenses                        1,374.38
    Postage & Deliveries                     687.22
    Rent                                  50,851.44
    Repairs & Maintenance
      Janitorial Exp                       2,790.00
      Security Monitoring                    437.00
                                       ------------
    Total Repairs & Maintenance            3,227.00

    Service charges
      Bank service fees                      448.64
      Late Payment charges                   216.46
                                       ------------
    Total Service Charges                    665.10

    Subscriptions                            288.15
    Taxes & Licenses
      Licenses                                74.00
                                       ------------
    Total Taxes & Licenses                    74.00

    Travel & Entertainment
      car rental                             203.93
      Meals                                  122.50
      Mileage                                307.57
      Parking                                 39.25
      Toll charges                            39.46
                                       ------------
    Total Travel & Entertainment             711.71
                                       ------------
Total expense                            176,141.59
                                       ------------
Net Income                              (120,312.39)
                                       ============

Accrual Basis
Balance Sheet                    14444338 Ontario Inc.
                                     Mar 31, 03

ASSETS
  Current Assets
    Chequing/Savings
            Royal Bank
               CDN-Main                    7,706.66
               USD                           982.33
               USD-Forex adj.                478.22
                                        -----------
            Total Royal Bank               9,167.21
                                        -----------
   Total Chequing/Savings                  9,167.21

Accounts Receivable
        Accounts Receivable                4,025.00
                                        -----------
        Total Accounts Receivable          4,025.00

Other Current Assets
   Prepaid                                 2,198.69
                                        -----------
Total Other Current Assets                 2,198.69
                                        -----------
Total Current Assets                      15,390.90

Fixed Assets
  Computer Hardware                        3,169.80
  Accum. Dep'n-Computer Hardware            (475.00)
                                        -----------
  Total Fixed Assets                       2,694.80
                                        -----------
TOTAL ASSETS                              18,085.70
                                        ===========

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Accounts Payable
        Accounts Payable                  13,098.85
                                       ------------
        Total Accounts Payable            13,098.85
                                       ------------

        Credit Cards
          Corporate Visa
             Royal Bank                   (7,794.35)
                                       ------------
          Total Corporate Visa            (7,794.35)
                                       ------------
        Total Credit Cards                (7,794.35)

Other Current Liabilities
   Accrued liability                      58,018.65
   GST Payable                            (3,997.10)
   PST Payable                               579.94
                                       ------------
    Total Other Current Liabilities       54,601.49
                                       ------------
  Total Current Liabilities               59,905.99
                                       ------------
  Long Term Liabilities
    Loan pay to Parent(exchange)         107,563.46
    Loan payable to parent                42,695.50
                                       ------------
  Total Long Term Liabilities            150,258.96
                                       ------------
Total Liabilities                        210,164.95

Equity
  Stock
    Common stock                          19,468.00
                                       ------------
  Total stock                             19,468.00

  Retained Earnings                     (123,155.86)
                                       ------------
  Net Income                             (88,391.39)
                                       ------------
Total Equity                            (192,079.25)
                                       ------------
Total Liabilities & Equity                18,085.70
                                       ============

Accrual Basis
Income Statement                  1444338 ONTARIO, INC.
                                       Jan - Mar 03

Income
  Consulting Services                      8,877.50
                                       ------------
  Total Income                             8,877.50

  Cost of goods sold
    Cost of Goods Sold
      Direct Wages                         1,050.00
      other direct costs                     450.00
                                       ------------
    Total Cost of Goods Sold               1,500.00
                                       ------------
  Total COGS                               1,500.00
                                       ------------
Gross Profit                               7,377.50

    Expense
      Automobile expense (leased)          1,242.51
      Benefits & Payroll Taxes
        pST compensation                    (125.39)
                                       ------------
      Total Benefits & payroll Taxes        (125.39)

    Communication
      Long Distance                          860.48
      Telephone (fixed)                    2,653.83
                                      -------------
    Total Communication                    3,514.31

    Consultants                           65,810.71
    Equipment/furniture leases               554.04
    Insurance
      E & O Liab. Ins.                     2,872.74
      General Liab                         1,195.98
                                       ------------
    Total Insurance                        4,068.72

    Office Expenses                          841.70
    Postage & Deliveries                     165.00
    Rent                                  18,327.71
    Repairs & Maintenance
      Janitorial Exp                         760.00
      Security Monitoring                    146.00
                                       ------------
    Total Repairs & Maintenance              906.00

    Service charges
      Bank service fees                      171.30
      Late Payment charges                   217.36
                                       ------------
    Total Service Charges                    388.66

    Travel & Entertainment
      Toll charges                            54.36
      Travel & Entertainment-other            20.56
                                       ------------
    Total Travel & Entertainment              74.92
                                       ------------
Total expense                             95,768.89
                                       ------------
Net Income                               (88,391.39)
                                       ============

                    Schedule 5.10   Litigation


None.

            Schedule 5.11   Dolfin Insurance Policies



From Dolfin.com

none



From 1444338 Ontario Inc.

Policy # CBC 0613090 with Lombard General Insurance Company of Canada for Commercial Liability and Property Insurance

Policy # 17001892 with Creechurch International Underwriters Ltd. for Errors & Omissions Insurance

There are no claims outstanding at this time.

       Schedule 5.18   Dolfin Board of Director Resolutions

                         DOLFIN.COM, INC.

                     Secretary's Certificate

     I, Ronald Eleveld, hereby certify that I am the Secretary of Dolfin.com, Inc., a Delaware corporation (the"Company"), and that, as such, I am authorized to execute this certificate on behalf of the Company. I hereby further certify that:

     1. Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by unanimous written consent of the Company's Board of Directors on June 26, 2003, authorizing the execution, delivery and performance of the Asset Purchase Agreement dated as of July 1, 2003, by and between the Company and SecureD Services, Inc. ("SSI") (the "Agreement") and all transactions, agreements and corporate actions related thereto. Such resolutions are the only resolutions or consent of the Company's Board of Directors with respect to the foregoing, and they have not been amended or rescinded and are in full force and effect on the date hereof.

     2. Each of the representations and warranties of the Company, contained in Article 5 of the Agreement are true and correct on the date hereof.

     3. Each of the following named individuals is and was a duly elected officer of the Company holding the offices set forth opposite his name at the time he signed any documents delivered on the date hereof in connection with the (i) Agreement, and (ii) any related documents or any related certificate or instrument; and the signature opposite the name and title of each such officer is his true and correct manual signature:

      Name                     Title                           Signature

Michael P. Dubreuil  Chairman and Chief Executive Officer  Michael P. Dubreuil

Ronald Eleveld       Secretary                             Ronald Eleveld

     IN WITNESS WHEREOF, I have executed this certificate on the 1st day of July 2003.

                                   /s/Ronald Ch. Eleveld, Secretary

     I, Michael P. Dubreuil, Chairman and Chief Executive Officer of Dolfin.com, Inc., a Delaware corporation, hereby certify that Ronald Eleveld is the duly elected, qualified and acting Secretary of Dolfin.com, Inc. and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate on this 1st day of July, 2003.

                                   /s/Michael P. Dubreuil
                                   Chairman and Chief Executive Officer

                         DOLFIN.COM, INC.
                  APPROVAL OF BOARD RESOLUTIONS

I, have reviewed the attached hereto Exhibit A and it is a true and correct copy of the resolutions adopted by the Board of Directors of the Corporation on June 26, 2003 and should be recorded as such.

WITNESS WHEREOF, I have executed this Certificate this 27th day of June, 2003.


/s/Michael Dubreuil
Michael Dubreuil
President and Chairman of the Board

/s/Jeffrey Eleveld
Jeffrey Eleveld

/s/T. Kendall Hunt
T. Kendall Hunt

                         DOLFIN.COM, INC.
                     CERTIFICATE OF SECRETARY

     I, the undersigned, Ronald Ch. Eleveld, being the Secretary of DOLFIN.COM, INC., a Delaware corporation (the "Corporation"), do hereby certify:

     Attached hereto as Exhibit A is a true and correct copy of resolutions adopted by the Board of Directors of the Corporation on June 26, 2003, and as the date hereof, sais resolutions have not been rescinded, amended, or modified in any respect.

     WITNESS WHEREOF, I have executed this Certificate this 30th day of June, 2003.

/s/Ronald Eleveld
Ronald Ch. Eleveld
Secretary

                            EXHIBIT A
               RESOLUTION OF THE BOARD OF DIRECTORS
                       OF DOLFIN.COM, INC.

1.   Approval of the Sale of Dolfin assets by SecureD services, Inc.

     RESOLVED, that the Board of Directors deems it in the best interests of the Corporation to negotiate an Asset Purchase Agreement (the "Purchase Agreement") among the Corporation, and SecureD Services, Inc., which provides for, among other things (i) the sale fo 1444338 Ontario, Inc., the wholly owned Canadian subsidiary of DOLFIN.COM, Inc., and certain DOLFIN.COM, Inc., corporate assets and/or accounts as defined and delineated in the Asset Purchase Agreement, (the "Asset Purchase"), (ii) consideration for such Merger, is the issuance of the common stock of SecureD Services, Inc., as is more fully set forth in the Asset Purchase Agreement, and (iii) the execution of certain other agreements and instruments relating to the Asset Purchase, as are referenced in the Purchase Agreement and the Leak-out and Lockup Agreement (the "Ancillary Agreements");

     RESOLVED, that the Corporation enter into and carry out the terms of the Purchase Agreement substantially in the form submitted to and approved by the Board of Directors, except that such document may embody such changes in any of the forms, terms and provisions thereof, and such changes, amendments and modifications thereto as may be approved by the officer or officers executing the same, such approval to be conclusively evidenced by the execution and delivery thereof; and

     RESOLVED FURTHER, that the Corporation, as appropriate from time to time, enter into and carry out the terms of any and all other documents, certificates and instruments in connection with the Purchase Agreement, including, without limitation, the Ancillary Agreements, all substantially in the form submitted to and approved by the Board or as contemplated by the Purchase Agreement, and Ancillary Agreements, as appropriate, except that such documents, certificates and instruments may embody such changes in any of the forms, terms and provisions thereof, and thereafter such changes, amendments and modifications thereto, as may be approved by the officer and officers executing the same, such approval to be conclusively evidenced by the execution and delivery thereof; and

     RESOLVED FURTHER, that the Chairman of the Board, the President, the Chief Financial Officer, the General Counsel, the Secretary, any Executive Vice President, and any Vice President and any other appropriate officer of the Corporation be, and each of them acting singly hereby is, authorized, empowered and directed to execute and deliver, from time to time as appropriate, the Purchase Agreement, and the Ancillary Agreements, and any other documents, certificates and instruments contemplated thereby or hereby.

                                 EXHIBIT B

                     ASSET PURCHASE AGREEMENT

                          BY AND BETWEEN

             VASCO DATA SECURITY INTERNATIONAL, INC.,

                            AS SELLER

                               AND

                      SECURED SERVICES, INC.

                           AS PURCHASER


                        Dated July 7, 2003
                      Effective July 1, 2003

                        TABLE OF CONTENTS

                                                                      Page

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 1
 1.1. 3M Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 1.2. 3M Revenue Share . . . . . . . . . . . . . . . . . . . . . . . . . 1
 1.3. Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . 1
 1.4. Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . . 1
 1.5. Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 1.6. Assignment and Assumption Agreement. . . . . . . . . . . . . . . . 2
 1.7. Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 2
 1.8. Audit Right. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.9. Base Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . 2
 1.10.  Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.11.  Binary Code. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.12.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . 2
 1.13.  Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.14.  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.15.  Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.16.  Claim Notice . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.17.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.18.  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.19.  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.20.  Collateral Documents . . . . . . . . . . . . . . . . . . . . . . 3
 1.21.  Computer Program . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.22.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.23.  Contemplated Transactions. . . . . . . . . . . . . . . . . . . . 3
 1.24.  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.25.  Copyrights . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.26.  Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.27.  Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . 3
 1.28.  DOD Integic Consulting Services. . . . . . . . . . . . . . . . . 4
 1.29.  Dolfin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.30.  Dolfin Agreement . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.31.  Employment Agreement . . . . . . . . . . . . . . . . . . . . . . 4
 1.32.  Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.33.  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.34.  Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.35.  Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.36.  Excluded Obligations . . . . . . . . . . . . . . . . . . . . . . 4
 1.37.  GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.38.  Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.39.  Governmental Consent . . . . . . . . . . . . . . . . . . . . . . 4
 1.40.  Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . 4
 1.41.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.42.  Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . 5
 1.43.  Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . 5
 1.44.  Indemnity Notice . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.45.  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . 5
 1.46.  IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.47.  Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.48.  Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.49.  Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.50.  Legal Proceeding . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.51.  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.52.  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.53.  Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.54.  Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . 6
 1.55.  Material Contract. . . . . . . . . . . . . . . . . . . . . . . . 6
 1.56.  Net Revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.57.  Object Code. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.58.  Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.59.  Organizational Documents . . . . . . . . . . . . . . . . . . . . 6
 1.60.  Patents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.61.  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 1.62.  Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 1.63.  Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 1.64.  Post-Closing Integic Revenue Share . . . . . . . . . . . . . . . 7
 1.65.  Pre-Closing Integic Revenue Share. . . . . . . . . . . . . . . . 7
 1.66.  Prepaid Expenses . . . . . . . . . . . . . . . . . . . . . . . . 7
 1.67.  Prepaid Expense Adjustment Amount. . . . . . . . . . . . . . . . 7
 1.68.  Prepaid Receivables Amount . . . . . . . . . . . . . . . . . . . 7
 1.69.  Promissory Note. . . . . . . . . . . . . . . . . . . . . . . . . 7
 1.70.  Proposed Reorganization. . . . . . . . . . . . . . . . . . . . . 7
 1.71.  Proposed Reorganization Agreement. . . . . . . . . . . . . . . . 7
 1.72.  Proprietary Information. . . . . . . . . . . . . . . . . . . . . 7
 1.73.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.74.  Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.75.  Purchased Contracts. . . . . . . . . . . . . . . . . . . . . . . 8
 1.76.  Purchased Software . . . . . . . . . . . . . . . . . . . . . . . 8
 1.77.  Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . 8
 1.78.  SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.79.  Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.80.  Security Agreement . . . . . . . . . . . . . . . . . . . . . . . 8
 1.81.  Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.82.  Source Code. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.83.  SSGI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.84.  SSI Business Plan. . . . . . . . . . . . . . . . . . . . . . . . 8
 1.85.  SSI Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 8
 1.86.  SSI Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . 9
 1.87.  SSI Preferred Stock Certificates . . . . . . . . . . . . . . . . 9

 1.88.  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.89.  System Documentation . . . . . . . . . . . . . . . . . . . . . . 9
 1.90.  Tangible Personal Property . . . . . . . . . . . . . . . . . . . 9
 1.91.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.92.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.93.  Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.94.  Threshold Amount . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.95.  Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 1.96.  Underpayment Amount. . . . . . . . . . . . . . . . . . . . . . . 9
 1.97.  User Documentation . . . . . . . . . . . . . . . . . . . . . . . 9
 1.98.  VACMAN Enterprise Trademark. . . . . . . . . . . . . . . . . . .10
 1.99.  VACMAN Intellectual Property . . . . . . . . . . . . . . . . . .10

ARTICLE 2 SALE AND PURCHASE OF ASSETS;
        CONSIDERATION; ASSUMPTION OF LIABILITIES . . . . . . . . . . . .10

 2.1. Agreement to Sell and Purchase Assets. . . . . . . . . . . . . . .10
 2.2. Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . .10
 2.3. Consideration and Payment. . . . . . . . . . . . . . . . . . . . .11
 2.4. Base Purchase Price. . . . . . . . . . . . . . . . . . . . . . . .11
 2.5. Post-Closing 3M Revenue Share. . . . . . . . . . . . . . . . . . .11
 2.6. Post-Closing Integic Revenue Share.. . . . . . . . . . . . . . . .11
 2.7. Allocation of Purchase Price.. . . . . . . . . . . . . . . . . . .11
 2.8. Assumption of Liabilities. . . . . . . . . . . . . . . . . . . . .12
 2.9. Security Agreement.. . . . . . . . . . . . . . . . . . . . . . . .12
 2.10.  Trademark License. . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF VASCO. . . . . . . . . . . .13

 3.1. Organization.. . . . . . . . . . . . . . . . . . . . . . . . . . .13
 3.2. Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .13
 3.3. Conflict with other Instruments; Absence of Restrictions.. . . . .13
 3.4. Title to Properties; Adequacy of Properties. . . . . . . . . . . .14
 3.5. Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . .14
 3.6. Government and Third-Party Approvals.. . . . . . . . . . . . . . .14
 3.7. Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .14
 3.8. Contracts and Commitments. . . . . . . . . . . . . . . . . . . . .14
 3.9. Absence of Certain Developments. . . . . . . . . . . . . . . . . .14
 3.10.  Intellectual Property. . . . . . . . . . . . . . . . . . . . . .15
 3.11.  Corporate Records. . . . . . . . . . . . . . . . . . . . . . . .15
 3.12.  Statements and Other Documents Not Misleading. . . . . . . . . .15
 3.13.  Effective Date of Warranties, Representations and Covenants. . .16

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SSI. . . . . . . . . . . . .16

 4.1. Organization.. . . . . . . . . . . . . . . . . . . . . . . . . . .16
 4.2. Authorization for Agreement. . . . . . . . . . . . . . . . . . . .16
 4.3. Conflict with other Instruments; Absence of Restrictions.. . . . .16
 4.4. Government and Third-Party Approvals.. . . . . . . . . . . . . . .17

 4.5. Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .17
 4.6. SSI Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
 4.7. Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . .17
 4.8. Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
 4.9. Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . .17
 4.10.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . .17
 4.11.  Access to Information Regarding VASCO. . . . . . . . . . . . . .17
 4.12.  Statements and Other Documents Not Misleading. . . . . . . . . .18
 4.13.  SSI Business Plan. . . . . . . . . . . . . . . . . . . . . . . .18
 4.14.  Additional Investment. . . . . . . . . . . . . . . . . . . . . .18
 4.15.  Effective Date of Warranties, Representations and Covenants. . .18

ARTICLE 5 CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . .18

 5.1. Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
 5.2. Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . . .19
 5.3. Additional Conditions Precedent. . . . . . . . . . . . . . . . . .21
 5.4. Financial Statements.. . . . . . . . . . . . . . . . . . . . . . .21
 5.5. Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
 5.6. Subsequent Documentation.. . . . . . . . . . . . . . . . . . . . .22
 5.7. Third Party Consents.. . . . . . . . . . . . . . . . . . . . . . .22
 5.8. Employment, Compensation and Employee Benefits From and After
      Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
 5.9. Severance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
 5.10.  Unemployment Compensation. . . . . . . . . . . . . . . . . . . .23
 5.11.  Escrow Agreement.. . . . . . . . . . . . . . . . . . . . . . . .23
 5.12.  Prepaid Receivables Amount and Prepaid Expense Amount;
      Offset Against Promissory Note.. . . . . . . . . . . . . . . . . .23

ARTICLE 6 CONFIDENTIALITY AND COVENANT NOT TO COMPETE. . . . . . . . . .24

 6.1. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .24
 6.2. Return of Proprietary Information. . . . . . . . . . . . . . . . .24
 6.3. Covenant Not To Compete. . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 7 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .25

 7.1. Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
 7.2. VASCO's Indemnification. . . . . . . . . . . . . . . . . . . . . .25
 7.3. SSI's Indemnification. . . . . . . . . . . . . . . . . . . . . . .26
 7.4. Payment; Procedure for Indemnification.. . . . . . . . . . . . . .26
 7.5. Limitations of Indemnity.. . . . . . . . . . . . . . . . . . . . .28
 7.6. Characterization of Indemnity Payments.. . . . . . . . . . . . . .29

ARTICLE 8 POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . .29

 8.1. Further Cooperation. . . . . . . . . . . . . . . . . . . . . . . .29
 8.2. Post-Closing Receivables.. . . . . . . . . . . . . . . . . . . . .29
 8.3. Post-Closing Excluded Assets.. . . . . . . . . . . . . . . . . . .29
 8.4. Post-Closing Expenses and Liabilities. . . . . . . . . . . . . . .29
 8.5. Public Announcements.. . . . . . . . . . . . . . . . . . . . . . .30
 8.6. Audit Right. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
 8.7. SSI Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 9 TAXES RELATED TO PURCHASED ASSETS. . . . . . . . . . . . . . .30

ARTICLE 10 SECURITIES LAWS REPRESENTATIONS . . . . . . . . . . . . . . .31

 10.1.  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .31
 10.2.  Economic Risk; Sophistication. . . . . . . . . . . . . . . . . .31
 10.3.  Accreditation. . . . . . . . . . . . . . . . . . . . . . . . . .31
 10.4.  SSI Common Stock; Rule 144(k). . . . . . . . . . . . . . . . . .31

ARTICLE 11 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .32

 11.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
 11.2.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . .33
 11.3.  Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . . 33
 11.4.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
 11.5.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 33
 11.6.  Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . .33
 11.7.  Section and Paragraph Titles. . . . . . . . . . . . . . . . . . 33
 11.8.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . 33
 11.9.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 34
 11.10. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 34
 11.11. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .34
 11.12. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . 34
 11.13. No Tax Representations. . . . . . . . . . . . . . . . . . . . . 34
 11.14. Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
 11.15. Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
 11.16. Relationship of the Parties. . . . . . . . . . . . . . . . . . .34
 11.17. Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 35

                     ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made this ___ day of July, 2003 (the "Closing Date"), and effective as of July 1, 2003 (the "Effective Date"), among SECURED SERVICES, INC., a Delaware corporation ("SSI"); and VASCO Data Security International, Inc., a Delaware corporation ("VASCO"). Each of SSI and VASCO are sometimes hereinafter referred to individually, as a "party" or collective as "parties."

                             RECITALS

          WHEREAS, VASCO owns the Purchased Assets and employs the Personnel (as such terms are defined herein);

          WHEREAS, VASCO desires to sell to SSI and SSI desires to purchase from VASCO the Purchased Assets in accordance with the provisions set forth in this Agreement;

          WHEREAS, VASCO desires that the responsibility of employing the Personnel be transferred to SSI and SSI desires to assume the employment responsibilities with respect to such Personnel in accordance with the provisions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1

                           DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

          1.1. 3M Contract shall mean that certain Contract existing as of the date of this Agreement by and between 3M and VASCO and which is among the Purchased Contracts.

          1.2.      3M Revenue Share shall have the meaning assigned to it in
Section 2.5.

          1.3. Accounts Receivable shall mean, with respect to the Business, all trade accounts receivable, and all notes receivable or evidences of Indebtedness payable to the operator of the Business.

          1.4. Accredited Investor shall have the meaning given to that term in Regulation D as promulgated by the SEC under the Securities Act.

          1.5. Affiliate shall mean: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer or Subsidiary of the Person specified; and (iii) any spouse, parent, child, sibling, mother-in-law, father-in law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Person specified. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

          1.6. Assignment and Assumption Agreement shall have the meaning assigned to it in Section 5.2.1(b).

          1.7. Assumed Liabilities shall have the meaning assigned to it in Section 2.8.

          1.8.      Audit Right shall have the meaning assigned to it in
Section 8.5.

          1.9. Base Purchase Price shall have the meaning assigned to it in Section 2.3.

          1.10.     Bill of Sale shall have the meaning assigned to it in
Section 5.2.1(c).

          1.11. Binary Code shall mean Computer Program code that loads and executes without further processing by a software compiler or linker, or that results when Source Code is processed by a software compiler.

          1.12. Books and Records shall mean all records, documents, lists and files, relating to the Purchased Assets, the Business and the Personnel, including, without limitation, executed originals (or copies of executed originals when executed originals are not available) of all Tax Returns, Contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers, employees, contractors, consultants and other personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales and commissions data and all books, ledgers, files and business records relating to the Purchased Assets, the Business and the Personnel, whether in hard copy, electronic form or otherwise.

          1.13. Business Day shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of Delaware.

          1.14. Business shall mean the discrete business unit of VASCO known as VACMAN Enterprise (f/k/a SnareWorks) charged with the support and maintenance of the Purchased Software.

          1.15. Claim shall mean any written or oral demand, claim, complaint, suit, action, cause of action, investigation, proceeding or notice by any Person alleging actual or potential Liability for any Loss, or for any Default under any Law, Contract, License or Permit.

          1.16.     Claim Notice shall have the meaning assigned to it in
Section 7.4.2(a).

          1.17. Closing shall mean the consummation of the Contemplated Transactions on the Closing Date, effective as of the Effective Date, pursuant to Article 5.

          1.18. Closing Date shall have the meaning set forth in the introductory paragraph hereof.

          1.19. Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

          1.20. Collateral Documents shall mean any documents or Contracts, other than this Agreement, that relate to the Contemplated Transactions.

          1.21. Computer Program shall mean a list of steps or list of statements and/or instructions which are capable when incorporated in a machine-readable medium of causing a computer to indicate, perform or achieve particular functions, tasks or results.

          1.22. Consents shall mean any consent, waiver, approval, authorization, certification or exemption required from any Person or under any Contract or Law, as applicable.

          1.23. Contemplated Transactions shall mean the sale and purchase of the Purchased Assets hereunder and all of the transactions ancillary thereto which are referred to in this Agreement or any of the Collateral Documents.

          1.24. Contracts shall mean, with respect to any Person, all contracts, Leases, agreements, loan documents, instruments, Licenses, undertakings and other commitments, whether written or oral, to which such Person is, or such Person's properties, operations, business or assets are, bound.

          1.25. Copyrights shall mean registered copyrights, copyright applications and unregistered copyrights.

          1.26. Default shall mean, with respect to a Contract, Permit, License, Law, Organizational Document or other instrument or agreement, (a) a violation, breach or default, (b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

          1.27. Documentation shall mean all documentation, whether in written or electronic format, in VASCO's possession, custody or control pertaining to the Software, including, the System Documentation and User Documentation for the Software, any marketing materials, product specifications, flow charts, diagrams, algorithms, other design documentation, training manuals, bug lists, and any electronic machine-readable and Source Code versions of the same, any and all Software-related answer books or other records of customer service issues and/or responses, and any and all written notes, plans and other documentation describing problems with respect to the Software and proposed and implemented solutions therefor, written proposals with respect to future development of the Software, or other matters related to the use, operation, development, or enhancement of the Software, if any.

          1.28. DOD Integic Consulting Services shall mean any and all services, employing the Purchased Assets, provided to the U.S. Department of Defense with respect to the CHCS II Healthcare Application.

          1.29.     Dolfin shall have the meaning assigned to it in Section
5.3.2.

          1.30.     Dolfin Agreement shall have the meaning assigned to it in
Section 5.3.2.

          1.31. Employment Agreement shall have the meaning assigned to it in Section 5.2.2(e).

          1.32. Encumbrances shall mean, with respect to any asset, any security interests, liens, encumbrances, pledges, mortgages, charges, claims, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever attached to or adversely affecting such asset.

          1.33.     Escrow Agreement shall have the meaning assigned to it in
Section 5.11.

          1.34. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

          1.35.     Excluded Assets shall have the meaning assigned to it in
Section 2.2

          1.36. Excluded Obligations shall have the meaning assigned to it in Section 8.4.

          1.37. GAAP shall mean generally accepted accounting principles in the United States, applied on a basis consistent with past practices and preceding years and throughout the periods involved.

          1.38. Goodwill shall mean (i) the expectation of continued patronage from customers and new patronage from prospective clients of VASCO,
(ii) the Business as a going concern and all of the goodwill incident to the Business, and (iii) all Trademarks, trade names, trade dress and similar intangible indicators of origin related exclusively to the Business.

          1.39. Governmental Consent shall mean any and all licenses, franchises, permits, easements, rights, consents, Orders, approvals, variances, waivers, filings and other authorizations with, of or from any Governmental Entity, (a) necessary to consummate the Contemplated Transactions in the manner contemplated hereby, or (b) otherwise relating to (i) any Contract or other instrument with any Governmental Entity and to which the subject Person, its subsidiaries or any of its stockholders is a party (or by which any of their respective properties or assets is bound or affected), or
(ii) any Permit, including the transfer of any such Contract, Permit or other instrument in accordance with the terms.

          1.40. Governmental Entity shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

          1.41. Indebtedness of any Person shall mean all obligations of such Person (a) for borrowed money, including related fees and expenses, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person and, as it relates to the Company, shall include all indebtedness and other amounts owed or to be distributed to either Individual or their respective Affiliates.

          1.42.     Indemnified Party shall have the meaning assigned to it in
Section 7.4.1.

          1.43. Indemnifying Party shall have the meaning assigned to it in Section 7.4.1.

          1.44.     Indemnity Notice shall have the meaning assigned to it in
Section 7.4.1.

          1.45. Intellectual Property shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          1.46.     IRS shall mean the United States Internal Revenue Service.

          1.47. Knowledge, and all variations thereof, shall mean with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party's "knowledge," the actual knowledge of such party or, in the case of an entity, the actual knowledge of any officer or director of such entity.

          1.48. Law shall mean, with respect to any Person, any applicable law, statute, treaty, ordinance, rule, regulation, Order, pronouncement having the effect of law, or other requirement of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act of 1977, and those covering safety, health, transportation, bribery, record keeping, zoning, employment, tax, anti-discrimination, antitrust, wage and hour and price and wage control matters, to which, in each of the foregoing cases, such Person is, or any of such Person's properties, operations, business or assets are, bound or subject.

          1.49. Lease shall mean any lease, agreement (whether verbal or written) or tenancy for property or assets, together with all subleases, amendments, extensions, addenda, assignments, waivers and all other rights of use and/or occupancy, and Contracts and documents relating to any of the foregoing.

          1.50. Legal Proceeding shall mean any Claim or any legal, administrative or other similar proceeding by or before any Governmental Entity or arbitration or alternative dispute resolution panel.

          1.51. Liabilities and words of similar import include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          1.52. Licenses shall mean, with respect to any Person, all licenses, permits, authorizations, approvals, registrations, franchises, rights, variances (including zoning variances), easements, rights of way, and similar consents or certificates granted or issued by any other Person, other than a Governmental Entity, relating to the business of the subject Person.

          1.53. Losses shall mean, with respect to any event or circumstance, any and all Liabilities, Encumbrances, penalties, fines, settlements, and causes of action, including, without limitation, any diminution in value of any real or personal property and reasonable attorneys', experts' and accountants' fees, expenses and disbursements and court costs in connection with any of the foregoing incurred by a Person in connection with such event or circumstance.

          1.54. Material Adverse Effect shall mean, with respect to any event or circumstance, an effect caused thereby or resulting therefrom that is or would be materially adverse as to, or in respect of, the condition (financial or otherwise), business, results of operation or prospects of a specified Person or Persons when taken as a whole.

          1.55.     Material Contract shall have the meaning assigned to it in
Section 3.8.

          1.56. Net Revenue shall mean gross collections less applicable sales Tax.

          1.57. Object Code shall mean the fully compiled or assembled series of Computer Programs in machine language in either printed form or as stored software media.

          1.58. Order shall mean any judgment, order, writ, decree, injunction, award, ruling or other determination whatsoever of any Governmental Entity or any other entity or body (including, without limitation, any arbitration or similar panel) whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

          1.59. Organizational Documents shall mean the articles or certificate of incorporation, bylaws, operating agreement, certificate of partnership or other governing or constituent documents of a Person.

          1.60. Patents shall mean all letters patent and pending applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof.

          1.61. Permits shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental Entity relating to either the Purchased Assets or the Business or both.

          1.62. Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental Entity whatsoever.

          1.63. Personnel shall mean the individuals listed on Exhibit Aattached hereto.

          1.64. Post-Closing Integic Revenue Share shall have the meaning assigned to it in Section 2.6.

          1.65. Pre-Closing Integic Revenue Share shall have the meaning assigned to it in Section 2.6.

          1.66. Prepaid Expenses shall mean, as of any date of determination, payments made by VASCO with respect to the Business, that constitute prepaid expenses of the Business in accordance with GAAP.

          1.67. Prepaid Expense Adjustment Amount shall mean the aggregate amount of the specified Prepaid Expenses set forth on Schedule 2.1.4.

          1.68. Prepaid Receivables Amount shall mean the aggregate amount of those Accounts Receivable attributable to the Purchased Assets for the period after the Effective Date but received by VASCO prior to the Closing Date as full or partial prepayment for services to be provided with respect to the Purchased Assets.

          1.69.     Promissory Note shall have the meaning assigned to it in
Section 2.4.2.

          1.70. Proposed Reorganization shall have the meaning assigned to it in Section 5.3.3.

          1.71. Proposed Reorganization Agreement shall have the meaning assigned to it in Section 5.3.3.

          1.72. Proprietary Information shall mean (i) with respect to any party to this Agreement or any Affiliate of such party, all financial, technical, commercial or other information, including but not limited to information, materials, documents, customer lists, financial reports, business plans and marketing data that relate to the business, strategies or operations of the parties hereto, disclosed or otherwise made available by such party or such Affiliate to another party or affiliate (the "Recipient") in connection with the transactions contemplated by this Agreement and (ii) each of the terms, conditions and other provisions contained in this Agreement and in the agreements or documents to be delivered pursuant to this Agreement. Notwithstanding the preceding sentence, the definition of Proprietary Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (ii) is lawfully possessed in writing by the Recipient at the time of disclosure to such Recipient, or (iii) is disclosed to a party by any Person other than a party to this Agreement; provided, that the party to whom such disclosure has been made does not have actual knowledge that such Person is prohibited from disclosing such information (either by reason of contractual, or legal or fiduciary duty or obligation). For the purposes hereof, public domain shall not include disclosure of information, except as otherwise provided herein, to any other person in connection with the transactions contemplated hereby.

          1.73.     Purchase Price shall have the meaning assigned to it in
Section 2.3.

          1.74.     Purchased Assets shall have the meaning assigned to it in
Section 2.1.

          1.75.     Purchased Contracts shall mean those Contracts listed on
Schedule 2.1.2 as part of the Purchased Assets.

          1.76.     Purchased Software shall mean that Software listed on
Schedule 2.1.1 as part of the Purchased Assets.

          1.77. Retained Liabilities shall mean all Liabilities of VASCO of any nature whatsoever, whether now existing or hereafter arising or incurred, except for the Assumed Liabilities.

          1.78.     SEC shall mean the Securities and Exchange Commission.

          1.79. Securities Act shall mean the Securities Act of 1933, or any successors thereto, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time.

          1.80. Security Agreement shall have the meaning assigned to it in Section 2.9.

          1.81. Software shall mean all Computer Programs (including related Documentation) related to the Business and set forth on the Schedule of VACMAN Intellectual Property, attached hereto as Schedule 2.1.1, and all modifications, customizations, enhancements and updates thereof (including foreign language versions) contained in subsequent "versions" or "releases," including, without limitation, the protocols, all data bases, compilations, tool sets, work benches, compilers, decompilers or other intangible property that are expressed in Object Code, and shall consist of the Source Code, Binary Code and Object Code therefor; provided, however, that "Software" shall not include non-copyrightable ideas or principles expressed therein.

          1.82. Source Code shall mean the Computer Programs in human readable form.

          1.83. SSGI shall mean Southern Software Group, Inc., a Delaware corporation.

          1.84.     SSI Business Plan shall have the meaning assigned to it in
Section 4.12.

          1.85. SSI Common Stock shall mean the common stock, par value $0.001 per share, of SSI.

          1.86. SSI Preferred Stock shall mean the Series A Preferred Stock, par value $0.001 per share, of SSI.

          1.87. SSI Preferred Stock Certificates shall have the meaning assigned to it in Section 2.4.1.

          1.88. Subsidiary means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          1.89. System Documentation shall mean documentation, however recorded, other than Source Code, which documents collectively the design and details of a particular software program and provides information to enable a reasonably knowledgeable computer programmer to make enhancements, revisions and modifications.

          1.90. Tangible Personal Property shall mean, when used with respect to any Person, any and all of the following: equipment, machinery, furniture, leasehold improvements, office supplies, trade fixtures, and other tangible personal property, used or intended for use by such Person in the conduct of such Person's business.

          1.91. Tax Returns shall mean all returns, reports, claims for refunds or other information required or permitted to be supplied to or filed with any Governmental Entity in connection with Taxes (including, without limitation, information returns and declarations of estimated tax).

          1.92. Taxes shall mean (i) all taxes, charges, fees, levies or other assessments including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental Entity, domestic or foreign (a "Taxing Authority") or (ii) all liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation 1.1502-6 or comparable Law.

          1.93. Third Party shall mean any Person other than VASCO, SSI or an Affiliate of either of the foregoing.

          1.94.     Threshold Amount shall have the meaning assigned to it in
Section 7.5.1.

          1.95. Trademarks shall mean registered trademarks, registered service marks, trademark and service mark applications, and unregistered trademarks and service marks.

          1.96. Underpayment Amount shall have the meaning assigned to it in Section 8.5.

          1.97. User Documentation shall mean any documentation, however recorded, intended for instruction or reference in use of any Software.

          1.98. VACMAN Enterprise Trademark shall mean the "VACMAN Enterprise" trademark of VASCO, including all proprietary rights therein and goodwill associated therewith.

          1.99. VACMAN Intellectual Property shall have the meaning assigned to it in Section 2.1.1.

                            ARTICLE 2

                   SALE AND PURCHASE OF ASSETS;
             CONSIDERATION; ASSUMPTION OF LIABILITIES

          2.1. Agreement to Sell and Purchase Assets. Subject to the terms and conditions set forth in this Agreement, SSI hereby agrees to purchase and/or assume and VASCO hereby agrees to sell and/or assign, as applicable, on the Closing Date and effective as of the Effective Date, all of VASCO's right, title and interest in and to the following assets
(collectively, the "Purchased Assets"):

               2.1.1. The Intellectual Property of VASCO listed in the Schedule of VACMAN Intellectual Property, attached hereto as Schedule 2.1.1(collectively, the "VACMAN Intellectual Property"), including, without limitation, all Software described thereon (the "Purchased Software"), all as existing immediately prior to the Effective Date, to the extent assignable by VASCO.

               2.1.2. VASCO's rights under Contracts which are described in the Schedule of Purchased Contracts, attached hereto as Schedule 2.1.2 (the "Purchased Contracts"), including, without limitation, the right to provide the Business to Persons who are parties to such Purchased Contracts.

               2.1.3. The physical assets used by VASCO exclusively to conduct the Business and listed in the Schedule of Physical Assets, attached hereto as Schedule 2.1.3.

               2.1.4. All Prepaid Expenses associated with the Business and in existence at the Effective Date and listed and fully described in the Schedule of Prepaid Expenses attached hereto as Schedule 2.1.4.

               2.1.5. All of VASCO's interest in all Permits and Licenses relating to the Business or the Purchased Assets and listed in the Schedule of Permits and Licenses, attached hereto as Schedule 2.1.5, to the extent assignable and transferable.

          2.2.      Excluded Assets.  The Purchased Assets shall not include
(i) any asset owned by VASCO which is not used by VASCO exclusively in the provision of the Business, (ii) any of VASCO's rights or consideration under this Agreement, (iii) VASCO's physical assets which are not listed on Schedule 2.1.3, (iv) all cash, cash equivalents and marketable securities of VASCO and
(v) all Accounts Receivable or other amounts earned prior to the Closing by VASCO from any Person in connection with the provision of the Business, regardless of whether such Accounts Receivable or other amounts are received prior to the Closing (collectively, the "Excluded Assets").

          2.3. Consideration and Payment As full consideration for the Purchased Assets being purchased pursuant to this Agreement, SSI shall pay, deliver or cause to be paid and delivered to VASCO (in addition to the assumption of the Assumed Liabilities) the sum of $3,073,093.83 plus the Prepaid Expense Adjustment Amount (the "Base Purchase Price"), in the manner set forth in Section 2.4, plus the aggregate amount of 3M Revenue Share, Pre-Closing Integic Revenue Share and Post-Closing Integic Revenue Share payable pursuant to Sections 2.5 and 2.6 (collectively, the "Purchase Price").

          2.4. Base Purchase Price. The Base Purchase Price shall be paid as follows:

               2.4.1. SSI Preferred Stock. SSI shall issue and deliver to VASCO at the Closing, effective as of the Effective Date, Two Million (2,000,000) certificated shares of SSI Preferred Stock, which the parties hereto agree is valued at $2,000,000 (the "SSI Preferred Stock Certificates").

               2.4.2. Delivery of Promissory Note. SSI shall deliver at the Closing, effective as of the Effective Date, a senior secured promissory note of SSI for a principal amount of $1,073,093.83 to and in favor of VASCO in the form of Exhibit B (the "Promissory Note"). The parties hereto agree that the Promissory Note shall be payable in thirty-six (36) equal and consecutive monthly payments of $32,645.59, such amount representing the aggregate principal amount of the Promissory Note plus interest thereon accrued at a rate of six percent (6%) per annum, compounded monthly.

          2.5. Post-Closing 3M Revenue Share. For each month during the thirty-six (36) months following the Effective Date, SSI shall pay VASCO an amount equal to forty percent (40%) of the Net Revenue attributable to the 3M Contract during such month (the "3M Revenue Share"). SSI shall deliver the 3M Revenue Share to VASCO monthly in arrears within ten (10) days of receipt thereof.

          2.6. Post-Closing Integic Revenue Share. For each month during the thirty-six (36) months following the Effective Date, SSI shall pay VASCO:
(a) an amount equal to sixty percent (60%) of the Net Revenue attributable to all DOD Integic Consulting Services provided by SSI during such month, where such services were first provided by SSI following the Effective Date (the "Post-Closing Integic Revenue Share"); provided, however, that the amount of Post-Closing Integic Revenue Share payable by SSI to VASCO shall not exceed $90,000.00 for each successive twelve month period during the thirty-six (36) months following the Effective Date; and (b) an amount equal to one hundred percent (100%) of the Net Revenue attributable to all DOD Integic Consulting Services provided by SSI during such month, where such services are related to a project initiated by VASCO prior to the Effective Date (the "Pre-Closing Integic Revenue Share"). SSI shall deliver the Pre-Closing and Post-Closing Integic Revenue Share to VASCO monthly in arrears within ten (10) days of receipt thereof.

          2.7. Allocation of Purchase Price. SSI shall on or before sixty (60) days after the Effective Date initially determine and send to VASCO a schedule containing the allocation of the purchase price, as defined in the Code, among the Purchased Assets as is required by Section 1060 of the Code (the "Allocation Schedule"), such schedule which will include the allocation set forth on Schedule 2.7 attached hereto. The Allocation Schedule will be deemed to be accepted by VASCO unless VASCO provides a written notice of disagreement to SSI within ten (10) Business Days after receipt of the Allocation Schedule. If VASCO provides such written notice, VASCO and SSI shall proceed to negotiate in good faith to agree on a mutually acceptable Allocation Schedule. If no mutually acceptable Allocation Schedule is created within ten (10) business days of SSI's receipt of the written notice of disagreement, then an independent accountant mutually satisfactory to VASCO and SSI (the "Independent Accountant") shall be engaged to determine the Allocation Schedule taking into account the fair market value of each of the Purchased Assets. The fees for such determination shall be split evenly by VASCO and SSI. Such determination by the Independent Accountant, or the original Allocation Schedule if not objected to by VASCO, or the mutually acceptable Allocation Schedule shall be binding and conclusive to all parties to the Agreement and all parties shall file all relevant tax returns consistent with such final determination, unless otherwise required by applicable law; provided, however, that if the Purchase Price is adjusted in accordance with Section 2.5 or 2.6, the Allocation Schedule otherwise determined shall be adjusted in accordance with the requirements of Section 1060 of the Code.

          2.8. Assumption of Liabilities. At the Closing, and effective as of the Effective Date, SSI will assume only those Liabilities of VASCO expressly listed on Schedule 2.8, if any (collectively, the "Assumed Liabilities"). All other Liabilities of VASCO shall be Retained Liabilities and shall not be assumed by SSI.

          2.9. Security Agreement. SSI's obligations under the Promissory Note and its obligations under Sections 2.5 and 2.6 shall be secured by (a) the Purchased Assets and (b) all Accounts Receivables related to the Purchased Assets and earned after the Effective Date, pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit C (the "Security Agreement").

          2.10. Trademark License. VASCO hereby grants to SSI, effective as of the Effective Date and subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable, fully paid-up license to use, reproduce and display the VACMAN Enterprise Trademark in connection with the promotion and marketing of the Business by SSI; provided, however, that VASCO shall have the right to reasonably monitor SSI's use of the VACMAN Enterprise Trademark to ensure compliance by SSI with VASCO's standards of quality and presentation of the VACMAN Enterprise Trademark, and SSI agrees to cooperate with VASCO in connection therewith. The license granted under this Section
2.10 shall terminate upon the earlier of (a) the one-year anniversary of the Effective Date or (b) the date on which SSI has completed its anticipated re-branding of the Purchased Software. SSI covenants and agrees that the VACMAN Enterprise Trademark is and shall remain the sole and exclusive property of VASCO, and SSI shall not hold itself out as having any ownership rights with respect thereto or, except as specifically granted hereunder, any other rights therein. Any and all goodwill associated with the VACMAN Enterprise Trademark shall inure directly and exclusively to the benefit of VASCO.

                            ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF VASCO

          As a material inducement for SSI to enter into and perform its obligations under this Agreement, VASCO hereby represents and warrants to SSI as follows:

          3.1. Organization. VASCO (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware,
(ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon its business, operations, results of operations, assets, liabilities or condition (financial or otherwise).

          3.2. Authorization. VASCO has the corporate power and authority to enter into and perform this Agreement, each of the Collateral Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance by VASCO of this Agreement and each of the Collateral Documents to which it is a party, and the consummation by VASCO of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of VASCO. This Agreement and each of the Collateral Documents to which VASCO is a party have been duly executed and delivered by VASCO and constitute a legal, valid and binding obligation of VASCO, enforceable against VASCO in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors' generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

          3.3. Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, by VASCO, do not and will not: (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of VASCO, (B) assuming the receipt of all Governmental Consents listed on Schedule 3.6, any Law, Permit or Order applicable to or binding upon VASCO, or (C) assuming the receipt of all Consents from Persons other than Governmental Entities listed on Schedule 3.6, any Contracts or Licenses to which VASCO is a party or by which it is bound; (ii) result in the creation or imposition of any Encumbrance upon any of the equity interests of VASCO or upon any of the assets or properties of VASCO; or (iii) assuming the receipt of all Consents listed on Schedule 3.6,
(A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any material Contract, License or Permit to which VASCO is a party or by which it, or any of its properties or assets, is bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any material Contract, License or Permit to which VASCO is a party or by which it, or any of its properties or assets, is bound.

          3.4. Title to Properties; Adequacy of Properties. VASCO has good and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances. The Purchased Assets are in good working order and fit for their intended use, other than the Tangible Personal Property comprising a part of the Purchased Assets, which are being conveyed to SSI in an "as is, where is" condition, with respect to physical attributes only.

          3.5. Compliance with Law. (a) VASCO has complied with every, and are not in violation of any, Law or Order to which the Business is subject and
(b) VASCO has not failed to obtain, or to adhere to the requirements of, any License or Permit necessary to the ownership of the Purchased Assets or the operation of the Business, to the extent, in each of the foregoing cases, the failure to obtain or the violation of which would have a Material Adverse Effect upon the Business, its results of operations, financial condition, business or prospects.

          3.6. Government and Third-Party Approvals. Except as set forth on Schedule 3.6, no Governmental Consent or Consent of any Person (including any party to any material Contract with VASCO) is required (i) for the execution, delivery and performance by VASCO of this Agreement or any of the Collateral Documents to which it is a party or (ii) in connection with VASCO's consummation of the Contemplated Transactions.

          3.7. Legal Proceedings. There is no Legal Proceeding or Claim pending or, to the Knowledge of VASCO, threatened, against or affecting VASCO that relates to or affects the Business, the Purchased Assets or the Personnel.

          3.8. Contracts and Commitments. Schedule 3.8 sets forth a correct and complete list of all Contracts to which VASCO is a party that fall into one or more of the following categories (each a "Material Contract"):

               3.8.1. All bonds, debentures, notes, mortgages, indentures or guarantees by which any of the Purchased Assets are bound, and any oral or written direct or indirect guarantee of any such obligation; and

               3.8.2. All Leases by which any of the Purchased Assets (real, personal or mixed, tangible or intangible) are bound.

          3.9. Absence of Certain Developments. Except as required by or pursuant to the Contemplated Transactions, VASCO has not, from the Effective Date through the Closing Date:

               3.9.1. mortgaged, pledged or been subjected to any Encumbrance on any of the Purchased Assets;

               3.9.2. sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of the Purchased Assets, except in the ordinary course of business, or canceled any material debts or claims;

               3.9.3. suffered any unusual or extraordinary losses related to the Purchased Assets or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               3.9.4. paid or committed to pay any bonuses or similar payments, except in the ordinary course of business consistent with past practice;

               3.9.5. suffered any material damage, destruction or casualty loss related to the Purchased Assets, whether or not covered by insurance;

               3.9.6. increased the compensation payable or to become payable to any of the Personnel, or increased benefits for any such Personnel under any employee benefit plan or other employee or consultant compensation arrangement;

               3.9.7. had any payment default or event of default under any debt, Lease or other Material Contract related to the Purchased Assets except for overdue payables arising in the ordinary course of business;

               3.9.8. taken any other action related to the Purchased Assets outside of the ordinary course of business; or

               3.9.9. taken or agreed to take any action contemplated by this Section 3.9 or that would otherwise cause any representation or warranty made by VASCO in this Agreement to be untrue or inaccurate as of the Closing or result in the breach of any covenant or agreement in this Agreement required to be performed by VASCO on or prior to the Closing.

          3.10. Intellectual Property. Set forth on Schedule 2.1.1 is a true and complete list, with a brief description of each, including, where relevant, the owner, the applicable jurisdiction, the registration number, application number or issuance number, the date of application, issuance and/or filing, of all VACMAN Intellectual Property. Where applicable, each of the federal and state registrations pertaining to the VACMAN Intellectual Property is valid and in full force and effect, and all required filings in association with such registrations have been properly made and all required fees have been paid. VASCO owns or otherwise has the right to use all VACMAN Intellectual Property and the consummation of the Contemplated Transactions will not alter or impair any such rights. No claims are pending against VASCO by any person with respect to the use of any VACMAN Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same.

          3.11. Corporate Records. From the date of this Agreement to the Closing, VASCO will (i) give to SSI and its authorized representatives full access during normal business hours to all VASCO Books and Records so that SSI may inspect them; and (ii) furnish such additional information related to the Contemplated Transactions including all related properties and affairs of VASCO as SSI may reasonably request.

          3.12. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules and Exhibits, nor any Collateral Document or other instrument heretofore or hereafter furnished by VASCO to SSI in connection with the Contemplated Transactions contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

          3.13. Effective Date of Warranties, Representations and Covenants. Each warranty, representation and covenant set forth in this Article 3 shall be deemed to be made on and as of the date of Closing. The representations and warranties contained in this Article 3 shall not be affected or deemed waived by reason of the fact that SSI and/or its representatives knew or should have known that any such representations or warranty is or might be inaccurate in any material respect.

                            ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF SSI

          As a material inducement for VASCO to enter into and perform its obligations under this Agreement, SSI hereby represents and warrants to VASCO as follows:

          4.1. Organization. SSI (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware,
(ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon its business, operations, results of operations, assets, liabilities or condition (financial or otherwise).

          4.2. Authorization for Agreement. SSI has the corporate power and authority to enter into and perform this Agreement, each of the Collateral Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance by SSI of this Agreement and each of the Collateral Documents to which it is a party, and the consummation by SSI of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of SSI. This Agreement and each of the Collateral Documents to which SSI is a party have been duly executed and delivered by SSI and constitute the legal, valid and binding obligations of SSI, enforceable against SSI in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors' generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

          4.3. Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, by SSI do not and will not: (i) result in a Default of or under (A) any of the terms of the Organizational Documents of SSI, (B) assuming the receipt of all Governmental Consents listed on Schedule 4.4, any Law, Permit or Order applicable to or binding upon SSI, or (C) assuming the receipt of all Consents from Persons other than Governmental Entities listed on Schedule 4.4, any Contracts or Licenses to which SSI is a party or by which it is bound, or (ii) assuming the receipt of all Consents listed on Schedule 4.4, (A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any material Contract, License or Permit to which SSI is a party or by which it, or any of its properties or assets, is bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any material Contract, License or Permit to which SSI is a party or by which it, or any of its properties or assets, is bound.

          4.4. Government and Third-Party Approvals. Except as set forth on Schedule 4.4, no Governmental Consent or Consent of any Person (including any party to any material Contract with SSI) is required (i) for the execution, delivery and performance by SSI of this Agreement or any of the Collateral Documents to which it is a party or (ii) in connection with SSI's consummation of the Contemplated Transactions.

          4.5. Legal Proceedings. There is no Legal Proceeding or Claim pending or, to the Knowledge of SSI, threatened, against or affecting SSI that relates to or affects the business, operations, properties, assets, income or employees of SSI.

          4.6. SSI Stock.(a) The SSI Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all Encumbrances (other than transfer restrictions imposed solely by virtue of applicable securities Laws); and (b) the SSI Common Stock issuable upon conversion or redemption of, or as dividends upon, the SSI Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the conversion, redemption or dividend provisions of the SSI Preferred Stock, will be duly and validly issued, fully paid, non-assessable and free and clear of all Encumbrances.

          4.7. Capitalization. Immediately prior to the date of execution of this Agreement, the authorized capital stock of SSI consists of 50,000,000 shares of SSI Common Stock, of which 3,900,000 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of SSI Preferred Stock, of which no shares are issued and outstanding. Except as otherwise provided in Schedule 4.7, there are no outstanding options, warrants or calls pursuant to which any Person has the right to purchase any authorized and unissued SSI Common Stock or other securities of SSI. SSI has no Subsidiaries.

          4.8. Tax Returns. SSI has filed all Tax Returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

          4.9. Undisclosed Liabilities. Except as set forth in Schedule 4.9, SSI has no material assets or Liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, Tax Liabilities and interest due or to become due.

          4.10. Books and Records. From the date of this Agreement to the Closing, SSI will (i) give to VASCO or its representatives full access during normal business hours to all of SSI's offices, books, records, Contracts, Organizational Documents and other corporate documents and properties so that VASCO or its representative may inspect them; and (ii) furnish such information concerning the property, business and affairs of SSI related to the Contemplated Transactions as VASCO or its representatives may reasonably request.

          4.11. Access to Information Regarding VASCO. SSI acknowledges that: (a) it has had access during the twelve (12) months prior to the execution of this Agreement to all reports and registration statements and other filings made by VASCO with the SEC by personal delivery to SSI and/or by notification of access to the reports and registration statements of VASCO that contain such information in the EDGAR Archives of the SEC at www.sec.gov;
(b) it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; (c) it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of VASCO, and with the legal and accounting firms of VASCO, with respect to such documentation; and (d) to the extent requested, all questions raised have been answered to SSI's complete satisfaction.

          4.12. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules and Exhibits, nor any Collateral Document or other instrument heretofore or hereafter furnished by SSI to VASCO in connection with the Contemplated Transactions contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

          4.13. SSI Business Plan. Attached hereto as Exhibit D is a true and correct copy of the business plan of SSI (the "SSI Business Plan"). SSI represents and warrants that (a) the SSI Business Plan does not contain an untrue statement of any material fact or omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading, (b) the forward looking statements contained in the SSI Business Plan are reasonable estimates based upon current knowledge and reasonable assumptions and (c) the SSI Business Plan, including with preparation and dissemination thereof, complies with all applicable federal and state securities Laws.

          4.14. Additional Investment. SSI shall, following the date of this Agreement and without interruption, continue to use its best efforts to raise funds, in addition to and not in duplication of those funds required to be raised pursuant to Section 5.3.1, in an amount no less than $2,000,000 from the sale of shares of SSI Common Stock to Accredited Investors at a price of $0.75 per share or an aggregate of 2,666,667 shares, which offering may include one warrant to acquire an additional share of SSI Common Stock at an exercise price of $1.50 per share for every two shares of SSI Common Stock purchased at $0.75 per share.

          4.15. Effective Date of Warranties, Representations and Covenants. Each warranty, representation and covenant set forth in this
Article 4 shall be deemed to be made on and as of the date of Closing. The representations and warranties contained in this Article 4 shall not be affected or deemed waived by reason of the fact that VASCO and/or its representatives knew or should have known that any such representations or warranty is or might be inaccurate in any material respect.

                            ARTICLE 5

                             CLOSING

          5.1. Closing. On the Closing Date, all Contemplated Transactions to be consummated at the Closing shall be consummated. All actions taken at Closing shall be deemed to have occurred simultaneously, and shall be effective as of the Effective Date. Closing shall take place at the offices of SSI's legal counsel, Morse, Zelnick, Rose & Lander, at 405 Park Avenue, Suite 1401, New York, New York 10022-4405, or such other place as is mutually acceptable to the parties.

          5.2. Deliveries at Closing. At the Closing and as a condition to Closing:

               5.2.1.    VASCO will deliver to SSI:

                    (a) a certificate or certificates dated as of the Closing Date and signed on VASCO's behalf by its Secretary, in customary form and substance, to the effect that: (i) the resolutions of the Board of Directors of VASCO authorizing the actions taken in connection with the Contemplated Transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which VASCO is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of VASCO and the specimen signatures on such certificate are their genuine signatures; (iii) each of the representations and warranties of VASCO contained in Article 3 hereof is true and correct as of the Closing Date; (iv) VASCO has performed or complied with all covenants and agreements contained herein and in each of the Collateral Documents, to which VASCO is a party, that are required to be performed or complied with by it on or prior to the Closing Date; and (v) VASCO has fulfilled all conditions set forth in
Article 5 hereof that are required to be fulfilled by it on or prior to the Closing Date;

                    (b) An Assignment and Assumption Agreement, duly executed by VASCO, with respect to each Purchased Contract and all other Purchased Assets, in the form of Exhibit E attached hereto (the "Assignment and Assumption Agreement");

                    (c) A Bill of Sale, duly executed by VASCO, in the form of Exhibit F attached hereto (the "Bill of Sale"); and

                    (d) The Escrow Agreement, duly executed by VASCO, in the form of Exhibit G attached hereto.

               5.2.2.    SSI shall deliver to VASCO:

                    (a)  The SSI Preferred Stock Certificates;

                    (b) The Promissory Note, duly executed by SSI, in the form of Exhibit B;

                    (c) The Assignment and Assumption Agreement, duly executed by SSI, in the form of Exhibit E;

                    (d) An Employment Agreement with respect to each of the Personnel, each duly executed by SSI, in the form of Exhibit H (each, an "Employment Agreement");

                    (e) The Escrow Agreement, duly executed by SSI, in the form of Exhibit G;

                    (f) The Security Agreement, duly executed by SSI, in the form of Exhibit C;

                    (g) A fully executed copy of the Dolfin Agreement (as defined in Section 5.3.2);

                    (h)  A fully executed copy of the Proposed
Reorganization Agreement (as defined in Section 5.3.3);


                    (i) Evidence that SSI's Certificate of Incorporation has been amended to reflect the revised terms of the SSI Preferred Stock, such amendment to be in the form of Exhibit I attached hereto, and such evidence to be in the form of a copy of SSI's Certificate of Incorporation, as amended, and certified by the Secretary of State of the State of Delaware;

                    (j) A certificate or certificates dated as of the Closing Date and signed on behalf of SSI by its Secretary to the effect that:
(i) (A) its Organizational Documents attached to the certificate are true and complete, (B) its Organizational Documents have been in full force and effect in the form attached to the certificate since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such Organizational Documents has occurred since the date of the last amendment annexed thereto, (C) the resolutions of the Board of Directors of SSI authorizing the actions taken in connection with the Contemplated Transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which SSI is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of such party and the specimen signatures on such certificate are their genuine signatures; (iii) SSI is in good standing in all jurisdictions in which it is organized or registered to do business; (iv) each of the representations and warranties of SSI contained in Article 4 hereof is true and correct as of the Closing Date; (v) SSI has performed or complied with all covenants and agreements contained herein and in each of the Collateral Documents, to which it is a party, that are required to be performed or complied with by it on or prior to the Closing Date; (vi) SSI has fulfilled all conditions set forth in Article 5 hereof that are required to be fulfilled by it on or prior to the Closing Date; and (vii) SSI has on deposit subscription funds in an amount at least equal to that referenced in Section
5.3.1. The certificates referred to above in clause (iii) shall (1) attach a subsistence certificate with respect to SSI certified by the Secretary of State of the State of Delaware, or other appropriate Delaware state officials, dated as of a date not more than five (5) days prior to the Closing Date, and a certificate of no tax liens in Delaware with respect to SSI; and (2) shall include a declaration of the Secretary of SSI that, as of the Closing Date, SSI is not registered to do business in any jurisdiction other than Delaware. Such certificate or certificates shall be in customary form and substance.
The certificates referred to above in clause (vii) shall attach proof reasonably acceptably to VASCO (e.g., SSI bank account statement), that, as of the Closing Date, the requisite funds remain in the possession of SSI and have not been withdrawn by the parties to the SSI Common Stock subscription agreements; and

                    (k) An opinion from Morse, Zelnick, Rose & Lander, LLP, in the form set forth on Exhibit L.

          5.3. Additional Conditions Precedent. In addition to the deliveries required by Section 5.2, the Closing of this Agreement is subject to the satisfaction of the following conditions precedent:

               5.3.1. SSI shall have raised not less than the sum of $750,000 from the sale of shares of SSI Common Stock to Accredited Investors, at a price of $0.75 per share or an aggregate of 1,000,000 shares, which offering may include one warrant to acquire an additional share of SSI Common Stock at an exercise price of $1.50 per share for every two shares of SSI Common Stock purchased at $0.75 per share; and SSI shall have provided VASCO, prior to Closing, with copies of the subscription agreements contemplated by this Section 5.3.1;

               5.3.2. SSI shall have executed the Asset Purchase Agreement with Dolfin.com, Inc., a Delaware corporation ("Dolfin"), in the form of Exhibit J (the "Dolfin Agreement"), which agreement shall be effective as of the Effective Date, and each of SSI and Dolfin shall have satisfied all conditions required by the Dolfin Agreement such that all transactions contemplated thereunder shall have closed, all on a basis consistent with the SSI Business Plan; and SSI shall have provided VASCO, prior to Closing, with a copy of the Dolfin Agreement;

               5.3.3. SSI and SSGI shall have consummated, or shall simultaneous with Closing, consummate, the proposed reorganization contemplated by such parties, pursuant to which SSI would be acquired by or merged into SSGI (the "Proposed Reorganization"). SSI represents, covenants and agrees that, upon consummation of the Proposed Reorganization, which shall be documented by an agreement between SSI and SSGI in the form attached hereto as Exhibit K (the "Proposed Reorganization Agreement"), which agreement shall be effective as of the Effective Date, SSI shall ensure that (a) the terms and conditions of the Proposed Reorganization do not and, with the passage of time will not, adversely effect any right or privilege possessed by VASCO pursuant to this Agreement or any of the Collateral Documents and (b) either (i) SSI's rights and obligations under this Agreement and the Collateral Documents are assigned in full to SSGI, pursuant to an instrument of assignment in form and substance satisfactory to VASCO or (ii) SSGI shall enter into a new set of documents with VASCO, substantially identical to the Collateral Documents, for the express purpose of SSGI assuming without variation SSI's obligations under the Contemplated Transactions; and SSI shall have provided VASCO, prior to Closing, with a copy of the Proposed Reorganization Agreement; and

               5.3.4. VASCO and SSI shall have obtained all Consents and Governmental Consents set forth on Schedules 3.6 and 4.4.

          5.4. Financial Statements. No later than seventy-five (75) days after the Closing Date, at no cost to SSI, VASCO shall deliver or cause to be delivered to SSI copies of (a) the audited financial statements with respect to the Business for the fiscal years ended December 31, 2001 and 2002 and (b) VASCO management-reviewed financial statements with respect to the Business for the fiscal quarter ended March 31, 2003.

          5.5. Expenses. VASCO shall be responsible for the payment of costs it has incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and the Collateral Documents and the consummation of the Contemplated Transactions. SSI shall be responsible for the payment of costs it has incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and the Collateral Documents and the consummation of the Contemplated Transactions.

          5.6. Subsequent Documentation. VASCO shall at any time and from time to time upon the request of SSI execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments, instruments of sale and transfer and other documents as may be reasonably required for the better assigning, transferring and confirming to SSI or its successors and assigns, the Purchased Assets for the purpose of carrying out the intent of this Agreement.

          5.7. Third Party Consents. Unless otherwise agreed to by SSI, to the extent that any Purchased Contract is not assignable without Consent, this Agreement shall not constitute an assignment or an attempted assignment thereof, or an assumption or attempted assumption of Liabilities arising thereunder, if such assignments or attempted assignment would constitute a breach thereof unless the necessary Consents are obtained. VASCO shall use best efforts to obtain the Consents required for the assignment of the Purchased Contracts and SSI shall provide full cooperation in such effort. If any such Consent shall not be obtained with respect to a Contract, then either, at SSI's option, (i) such Contract shall be an Excluded Asset and SSI shall not assume any Liabilities related thereto or arising thereunder, or
(ii) VASCO and SSI shall cooperate in a reasonable arrangement (a) providing SSI with the benefits intended to be assigned to SSI hereunder with respect to any such Contract and (b) to relieve VASCO of its obligations to the other contracting party under any such Contract. If and to the extent that such arrangement cannot be made on terms and conditions acceptable to SSI, then SSI shall have no obligation to Close under this Agreement.

          5.8. Employment, Compensation and Employee Benefits From and After Closing. The respective undertakings and covenants of SSI from and after the Closing with respect to the employment by SSI of the Personnel, and the compensation and employee benefits to be provided such Personnel by SSI, shall be as set forth below:

               5.8.1. Employment. SSI shall offer employment to each of the Personnel. The offer of employment to any such Personnel shall be (i) for the same or a comparable position as held by such Personnel in the Business immediately prior to the Closing, (ii) at the same or a greater rate of compensation as paid by VASCO immediately prior to the Closing, (iii) non-cancelable by SSI, other than for cause, for a term of one (1) year from and after the Effective Date and (iv) made pursuant to and memorialized by an Employment Agreement with respect to such Personnel in the form attached hereto as Exhibit H. All such Personnel shall be treated as employees of SSI from the date of commencement of their employment with VASCO, such that the Personnel shall receive credit from SSI for the amount of time they previously served VASCO, as such timing of employment may affect, inter alia, such Personnel's eligibility for vacation time and other benefits.

               5.8.2. Benefits. Upon hiring by SSI, each Personnel member shall be entitled to enroll in and be covered by health care, disability and other benefit plans of SSI, all of which plans shall be reasonably comparable to those plans provided by VASCO to the Personnel prior to the Close, and the Personnel's coverage under such SSI plans shall commence as soon as practicable upon hiring, and shall not be subject to any waiting or other probationary period requirement.

          5.9. Severance. VASCO represents that no Personnel member is entitled to severance pay for a voluntary or an involuntary termination of employment with VASCO. VASCO has not made any representations or promises or otherwise created any expectation among such employees respecting any severance benefits or payments from SSI.

          5.10. Unemployment Compensation. VASCO shall cooperate with SSI with respect to establishing SSI's obligations for unemployment taxes and similar obligations in a manner satisfactory to SSI, and shall take such steps as reasonably directed by SSI in anticipation of SSI's potential employment of any of the Personnel.

          5.11. Escrow Agreement. On the Closing Date, SSI and VASCO shall enter into the Escrow Agreement, in the form attached hereto as Exhibit G, which agreement shall be effective as of the Effective Date, with DSI Technology Escrow Services, Inc. serving as escrow agent thereunder (the "Escrow Agent"). Pursuant to the Escrow Agreement, SSI shall deposit with Escrow Agent within fourteen (14) days after the Closing Date two (2) full and complete copies of the then-current and immediately preceding releases of the Source Code and Object Code for all Software and copies of all Documentation related to the Software. After the Closing Date, within sixty (60) days of the release of any new version of the Software incorporating any enhancements, improvements or modifications to a previous version or release, SSI shall deposit with Escrow Agent two (2) full and complete copies of the Source Code and Object Code for such new version or release of the Software, the name and address of the Manager of Software Engineering responsible for development of the new version or release, and copies of all Documentation related to the new version or release. The Escrow Agreement shall provide, inter alia, for the immediate release by Escrow Agent of the Software and Documentation to VASCO upon the occurrence of either of the following events: (a) the material uncured breach by SSI of this Agreement or of any of the Collateral Documents to which it is a party, or (b) the dissolution, liquidation, bankruptcy or insolvency of SSI.

          5.12. Prepaid Receivables Amount and Prepaid Expense Amount; Offset Against Promissory Note. The parties hereto agree that the amount designated as "Total Prepaid Receivables" on Schedule 5.12 represents the Prepaid Receivables Amount and the amount designated as "Total" on Schedule
2.1.4 represents the Prepaid Expense Amount. SSI acknowledges and agrees that VASCO shall retain the Prepaid Receivables Amount. VASCO acknowledges and agrees that SSI shall not remit the Prepaid Expense Amount to VASCO at the Closing. VASCO and SSI agree that the Prepaid Expense Amount shall be subtracted from the Prepaid Receivables Amount and the remainder shall be the "Offset Amount" and such amount shall be offset against the monthly payments otherwise due to VASCO from SSI under the Promissory Note, until the balance of the Offset Amount has been offset. Nothing in this Section 5.12 shall relieve SSI of any obligations under the Promissory Note other than the obligation to make the first consecutive monthly payments thereunder equaling the Offset Amount. For the avoidance of doubt, and notwithstanding anything to the contrary herein or in the Promissory Note, (a) each of SSI's monthly payments of $32,645.59 due August 1, 2003and September 1, 2003 shall be offset against the Offset Amount retained by VASCO and (b) $28,498.04 of the monthly payment due October 1, 2003 under the Promissory Note shall be offset against the remaining balance of the Offset Amount, and SSI shall be required to pay VASCO the balance of the October 1, 2003 payment ($4,147.55) in accordance with the terms of the Promissory Note.

                            ARTICLE 6

           CONFIDENTIALITY AND COVENANT NOT TO COMPETE

          6.1. Confidentiality. Each party hereto shall and shall cause its counsel, accountant, financial advisors and lenders to: (a) keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its officers, directors, Affiliates, employees, attorneys, accountants, other agents and representatives, including engineers, financial advisors, current and prospective lenders and debt securities underwriters who are participating in the evaluation of the Contemplated Transactions or who otherwise need to know the Proprietary Information for the purpose of evaluating the Contemplated Transactions; and (b) not to use the Proprietary Information for any purpose other than (i) in connection with the evaluation and/or consummation of the Contemplated Transactions; (ii) to the extent necessary to obtain any of the Consents listed on Schedule 3.6 or 4.4 or (iii) to enforce such party's rights and remedies under this Agreement. Notwithstanding anything to the contrary in this Section 6.1, to the extent either party to this Agreement is required by Law or Order to disclose the Proprietary Information of the other party to another Person, the disclosing party will provide the minimum Proprietary Information required to be disclosed, and will make such disclosure only after providing the non-disclosing party with a reasonable opportunity to revise or enjoin its disclosure and will use reasonable efforts to ensure that the Proprietary Information receives confidential treatment by those to whom it is disclosed. The obligations of each party hereto under this Section 6.1 shall terminate three (3) years from the date of this Agreement.

          6.2. Return of Proprietary Information. If Closing does not occur by July 15, 2003 (as such date may be extended by mutual agreement of the parties hereto), each party shall promptly thereafter return all written and electronic copies of Proprietary Information of the other party.

          6.3. Covenant Not To Compete. As a material inducement to SSI's consummation of the Contemplated Transactions, neither VASCO nor any of its Subsidiaries shall, during the five (5) years following the date of this Agreement, do any of the following, directly or indirectly, without the prior written cosent of SSI in its sole discretion:

               6.3.1. Compete, directly or indirectly, in the Business as conducted on the Closing Date with SSI or any of its Affiliates or Subsidiaries, or any of their respective successors or assigns, within any geographic area located within the United States of America; provided, that SSI acknowledges and agrees that none of the business activities conducted by VASCO as of the date of this Agreement, other than the Business, currently, or, if conducted in the future, would, breach the covenant contained in this
Section 6.3.1;

               6.3.2. invest in, undertake, carry on or be engaged in or concerned with or have a financial interest in or advise, lend money to, guarantee the debts or obligations of or permit its name or a part thereof or that of any Subsidiary to be employed by or associated with any individual, partnership, sole proprietorship, association, organization, or corporation that competes with SSI through the provision of products or services similar to the Business; provided, that VASCO or any or its Subsidiaries may own, as a passive investor, not more than one percent (1%) of the outstanding securities of any class of any publicly traded securities of such Person; or

               6.3.3. solicit, hire or engage the services of any of the Personnel whose employment is transferred to SSI, or persuade or attempt to persuade any such individual to terminate his or her employment with SSI. For the avoidance of doubt, neither VASCO nor any of its Subsidiaries shall be bound by the restrictions of this Section 6.3.3 with respect to any Personnel member (a) to whom SSI elects not to offer employment (notwithstanding SSI's obligation to do so pursuant to Section 5.8.1 herein), (b) whose employment with SSI has been terminated by SSI for reasons other than cause.

                            ARTICLE 7

                         INDEMNIFICATION

          7.1. Survival. All covenants and other agreements shall survive the Closing in accordance with the applicable statute of limitations.

          7.2. VASCO's Indemnification. Regardless of any investigation undertaken or made by SSI, or any of its stockholders, employees, agents or representatives prior to the Effective Date, VASCO hereby agrees to indemnify, defend and hold harmless SSI and its directors, officers, employees, Affiliates, agents, stockholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the Securities Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Effective Date, even though such Claims may not be filed or come to light until after the Effective Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by VASCO under this Agreement or any Collateral Document; (b) any Retained Liabilities; and
(c) any Legal Proceeding or Order arising out of any of the foregoing, even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Effective Date.

          7.3. SSI's Indemnification. Regardless of any investigation undertaken or made by VASCO or any of its stockholders, employees, agents or representatives prior to the Effective Date, SSI hereby agrees to indemnify, defend and hold harmless VASCO and its directors, officers, employees, Affiliates, agents, stockholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the Securities Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Effective Date, even though such Claim may not be filed or come to light until after the Effective Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by SSI under this Agreement or any Collateral Document; (b) any Assumed Liabilities; (c) the SSI Business Plan; and (d) any Legal Proceeding or Order arising out of any of the foregoing, even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Effective Date.

          7.4.      Payment; Procedure for Indemnification.

              7.4.1. Claim or Loss. In the event that the party seeking indemnification under this Article 7 (the "Indemnified Party") shall suffer a Claim or Loss, it shall promptly, after obtaining knowledge of the incurrence of any such indemnifiable Claim or Loss, give a notice of intent to seek indemnity, describing the Claim or Loss in reasonable detail (an "Indemnity Notice") to the party from whom indemnification under this Article 7 is sought (the "Indemnifying Party"). The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article 7, except (a) to the extent that the Indemnifying Party's ability to defend such Claim is materially prejudiced by the failure to give such notice, (b) that the Indemnifying Party shall not be liable for Claims or Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or failure to deliver, the Indemnity Notice and (c) the Indemnified Party shall be responsible for any legal fees and expenses incurred in connection with opening a default judgment in connection with the Claim or Loss that was incurred as a direct result of the failure to so notify. For the purposes of the foregoing sentence, if a default judgment in connection with a Claim or Loss is not opened by the court, then the Indemnifying Party shall have been deemed to be materially prejudiced. Within fifteen (15) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the indemnifiable Claim or Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any indemnifiable Claim or Loss. The Indemnifying Party's objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under this Article 7. In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be submitted to a court of competent jurisdiction for resolution as set forth in this Agreement.

               7.4.2.    Third Party Claim or Loss.

                    (a)  Notwithstanding anything set forth in Section
7.4.1, in the event the facts giving rise to the claim for indemnification under this Article 7 shall involve any action, or threatened Claim or demand by any Third Party, the Indemnified Party shall, promptly after obtaining knowledge of such Third Party Claim or demand giving rise to the claim for indemnification, send written notice of intent to seek indemnity, describing such action or Claim in reasonable detail (a "Claim Notice") to the Indemnifying Party. The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of Liability under this Article 7, except (a) to the extent that the Indemnifying Party's ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice, (b) that the Indemnifying Party shall not be liable for Claims or Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or failure to deliver, the Claim Notice and (c) the Indemnified Party shall be responsible for any legal fees and expenses incurred in connection with opening a default judgment in connection with the Claim or Loss that was incurred as a direct result of the failure to so notify. For the purposes of the foregoing sentence, if a default judgment in connection with a Claim or Loss is not opened by the court, then the Indemnifying Party shall have been deemed to be materially prejudiced. The Indemnifying Party shall be entitled to defend such action or Claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing; provided, that if the applicable action or Claim is against, or if the defendants in any such Legal Proceeding shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel and to assume the Indemnified Party's defense of such Claim or Legal Proceeding, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall give the Indemnified Party notice in writing within five (5) days after receiving the Claim Notice from the Indemnified Party in the event of Legal Proceeding or otherwise of its intent to exercise its right to assume the defense of such action or Claim. If the Indemnified Party has received no such notice within such time period, the Indemnified Party may take control of the defense of such action or Claim but the Indemnifying Party shall pay the reasonable costs of such defense incurred by the Indemnified Party (and all such costs shall be deemed to be Losses for purposes of this Article 7).

                    (b) Whenever the Indemnifying Party is entitled to defend any Claim hereunder, the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the Claim or the Legal Proceeding; provided, that the Indemnifying Party retains counsel reasonably satisfactory to the Indemnified Party and pursuant to an arrangement reasonably satisfactory to the Indemnified Party; otherwise, the Indemnified Party shall have the right to control the defense of the Claim or the Legal Proceeding.

                    (c) Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the Claim or the Legal Proceeding shall not settle any such Claim or Legal Proceeding without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the Claim or the Legal Proceeding and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent (and in the event the Indemnifying Party and Indemnified Party are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and Indemnified Party will submit the disagreement to a court of competent jurisdiction for resolution as set forth in this Agreement). In the event that the Indemnifying Party is controlling the defense of the Claim or the Legal Proceeding and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 7.4) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this Article 7, upon the ultimate disposition of such Legal Proceeding or Claim, shall be limited to the amount of the proposed settlement with any amounts over and above the amount of the proposed settlement being the liability of the Indemnified Party; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the limitation of Indemnifying Party's liability as provided for in this Section 7.4, and the Indemnifying Party shall continue to be liable to the full extent of such Legal Proceeding or Claim; and provided further, that notwithstanding any provision to the contrary, no indemnifiable Claims or Losses with respect to Taxes shall be settled without the prior written consent of the SSI.

          7.5.      Limitations of Indemnity.

               7.5.1. Neither VASCO nor SSI shall make a Claim for indemnifiable Losses pursuant to Section 7.2(a) or Section 7.3(a), as the case may be, unless the aggregate amount of such indemnifiable Losses for either VASCO or SSI, as the case may be, exceeds Ten Thousand Dollars ($10,000) (the "Threshold Amount") at which point such recovery shall include the full amount of any such indemnifiable Losses, including the Threshold Amount and such claim is made within three (3) years from the Effective Date. Except for Third Party Claims or Losses set forth in Section 7.4.2 above, each of VASCO's and SSI's respective indemnifiable Losses, at any time within the indemnity period (as provided in the preceding sentence), shall be limited to an amount (such amount being the "Cap") equal to (a) $3,073,093.83 minus (b) the sum of:
(i) the then fair market value of the SSI Preferred Stock Certificates held by VASCO plus the value of any consideration received by VASCO for the sale of any shares of such SSI Preferred Stock Certificates; and (ii) the then fair market value of the Promissory Note plus all payments previously made on such Promissory Note, provided however, that if SSI is not then in default on such Promissory Note, the fair market value of the Promissory Note shall be deemed to be its then current balance including interest. For purposes of calculating the amount of an Indemnified Party's Losses incurred by such Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded. Neither the Cap nor the Threshold Amount shall apply to, nor shall either in any way limit the right of any party to pursue, any rights, remedies or Claims based on fraud.

               7.5.2. SSI shall not be entitled to indemnification under this Article 7, and VASCO shall have no liability whatsoever, for any Claim or Loss arising out of, related to or based on the assistance provided to SSI by employees of VASCO, including without limitation Cliff Bown, in the preparation of the SSI Business Plan.

               7.5.3. No party shall be entitled to indemnification under this Article 7 if and to the extent that such party's claim for indemnification is directly or indirectly related to a breach by such Person of any representation, warranty, covenant or other agreement set forth in this Agreement.

               7.5.4. No claim under this Article 7 shall be made unless an Indemnity Notice, or a Claim Notice (as applicable) has been given prior to the applicable survival period.

          7.6. Characterization of Indemnity Payments. Except as otherwise required by applicable Law, any payment made pursuant to this
Article 7 shall be treated, for Tax purposes, as an adjustment to the Purchase Price and will be allocated in a manner consistent with the allocation set forth on Schedule 2.7.

                            ARTICLE 8

                      POST-CLOSING COVENANTS

          8.1. Further Cooperation. From and after the Closing Date, VASCO shall (i) assist and cooperate with SSI in effecting the orderly transfer of the Purchased Assets to SSI and/or its Affiliate and (ii) execute and deliver such documents and take such other actions as SSI reasonably requests to fully consummate the Contemplated Transactions.

          8.2. Post-Closing Receivables. If, at any time after the Effective Date, VASCO shall receive any payments on account of any Accounts Receivables related to the Purchased Assets, where such Accounts Receivable were earned by SSI after the Effective Date, then VASCO shall hold such funds in trust for, and shall promptly remit such funds to SSI immediately upon receipt thereof.

          8.3. Post-Closing Excluded Assets. If, at any time after the Effective Date, SSI shall receive any payments on account of any of the Excluded Assets (including, without limitation, any Accounts Receivable related to the Purchased Assets, where such Accounts Receivable were earned by VASCO prior to the Effective Date), then SSI shall hold such funds in trust for, and shall promptly remit such funds to VASCO immediately upon receipt thereof.

          8.4. Post-Closing Expenses and Liabilities. Except as otherwise provided in this Agreement, it is understood and agreed that VASCO shall retain all liability for, and SSI shall not assume or have any obligation with respect to, any expenses, obligations or liabilities of VASCO which arise, accrue or occur prior to the Effective Date and are attributable to the Purchased Assets, the Business, or the Personnel (all such obligations and liabilities being herein referred to as the "Excluded Obligations"), including, without limitation, all obligations and liabilities attributable to any and all obligations arising under Law or Contract with respect to any employee benefit plan, program, or arrangement and/or any of the Personnel in connection with his or her employment by VASCO. If, at any time after the Effective Date, SSI shall receive any demand for payments on account of any expenses, obligations or liabilities related to the Excluded Obligations, then SSI shall promptly notify VASCO of such demand. If VASCO does not dispute such underlying third-party demand for payment, VASCO shall promptly remit sufficient funds to SSI for payment thereon. If, however, VASCO disputes the underlying third-party demand for payment, VASCO shall (a) notify SSI of the dispute, (b) work directly with such third party to resolve such dispute and
(c) have no obligation to tender any payment to SSI on account of such disputed third-party demand.

          8.5. Public Announcements. Neither party shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the substance of this Agreement prior to the approval of the non-disclosing party and any such approval shall be provided on a timely basis and shall not be unreasonably withheld; provided, however, that, to the extent that either party is required by applicable Law to issue such a public statement or disclosure within a certain amount of time, such party shall be permitted to do so without the approval of the other party, so long as the disclosing party has made commercially reasonable efforts to obtain such approval prior to the issuance of the public statement or disclosure.

          8.6. Audit Right. For so long as amounts are due and owing to VASCO pursuant to Section 2.5 or 2.6, and for an additional six (6) months thereafter, VASCO or its representative shall be provided, at VASCO's sole expense, full access to all books and records of SSI with respect to the Purchased Assets for the purpose of auditing and confirming SSI's compliance with its payment obligations under Sections 2.5 and 2.6 (the "Audit Right"); provided, however, that, subject to clause (b) of the immediately succeeding sentence, VASCO's Audit Right may be exercised no more frequently than once every six (6) months. If, upon exercise of its Audit Right, VASCO or its representative determines that SSI has underpaid its obligation pursuant to either Section 2.5 or 2.6, calculated on a monthly basis, by five percent (5%) or more (the "Underpayment Amount"), (a) interest at the rate of one and one-half percent (1.5%) per month shall be assessed on the Underpayment Amount and shall be immediately due and payable to VASCO and (b) until the Underpayment Amount plus accrued interest thereon is paid to VASCO, VASCO shall be entitled to exercise its Audit Right, at SSI's sole expense, once every three (3) months thereafter.

          8.7. SSI Stock. For so long as VASCO owns a majority of the SSI Preferred Stock, SSI shall not (a) amend its Organizational Documents in such a manner as to adversely affect the rights, privileges or preferences of VASCO in such capital stock or (b) take any other action which would effect the same result.

                            ARTICLE 9

                TAXES RELATED TO PURCHASED ASSETS

               SSI shall pay and shall indemnify and hold harmless VASCO from and against all Taxes related to the transfer of the Purchased Assets, if any. All Taxes on the ownership or use of the Purchased Assets (specifically excluding Taxes measured by the net income of any party) that accrue on or prior to the Effective Date shall be paid by VASCO, and all such Taxes that accrue after the Effective Date shall be paid by SSI; provided, that all such Taxes shall be prorated to the Effective Date. Should SSI pay any such Taxes, VASCO shall, within thirty (30) days of SSI's request, pay to SSI that portion of such Taxes that accrued prior to the Effective Date.


                            ARTICLE 10

                 SECURITIES LAWS REPRESENTATIONS

               VASCO acknowledges that the shares of SSI Preferred Stock to be delivered to VASCO pursuant to this Agreement have not been registered under the Securities Act or any other state securities laws, and therefore may not be resold without compliance with the Securities Act. VASCO further acknowledges that the SSI Preferred Stock to be acquired by VASCO pursuant to this Agreement is being acquired solely for the account of VASCO, with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

          10.1. Compliance with Law. VASCO covenants, warrants and represents that none of the shares of SSI Preferred Stock issued to VASCO will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and all of the applicable provisions of the rules and regulations of the SEC and applicable state securities Laws. All the SSI Preferred Stock shall bear a legend restricting the sale, assignment, hypothecation or other disposition of the SSI Preferred Stock unless such disposition can be made in accordance with applicable securities Laws.

          10.2. Economic Risk; Sophistication. VASCO is able to bear the economic risk of an investment in the SSI Preferred Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the SSI Preferred Stock. VASCO or its representative has had an adequate opportunity to ask questions and receive answers from the officers of SSI concerning any and all matters relating to the Contemplated Transactions including, without limitation, the background and experience of the current and proposed officers and directors of SSI, the plans for the operations of the business of SSI, the business, operations and financial condition of SSI, the SSI Business Plan and any plans for additional acquisitions and the like.

          10.3. Accreditation. VASCO covenants, warrants and represents that it is an Accredited Investor with respect to the purchase of the SSI Preferred Stock pursuant to this Agreement.

          10.4. SSI Common Stock; Rule 144(k). SSI covenants, warrants and represents that all SSI Common Stock issued to VASCO upon conversion or redemption of, or as dividend shares upon, the SSI Preferred Stock purchased by VASCO pursuant to this Agreement shall be validly issued, fully paid and nonassessable, free and clear of all Encumbrances and, if publicly traded, all such SSI Common Stock shall be registered in accordance with the terms and provisions of SSI's Certificate of Incorporation attached hereto as Exhibit I and as may thereafter be amended; provided, however, and without limiting the foregoing, SSI and VASCO acknowledge and agree that, to the extent that any such SSI Common Stock is issued to VASCO on a date on or after the second anniversary of the Effective Date, such SSI Common Stock shall be exempt from the registration requirements of the Securities Act pursuant to Rule 144(k) thereof.

                            ARTICLE 11

                          MISCELLANEOUS

          11.1. Notices. All notices, documents or other deliverables required to be given, sent or delivered to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, sent or delivered, subject to the further provisions of this Section 11.1, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any United States national overnight delivery service, with proper charges prepaid, or by facsimile transmission with receipt confirmed by such party, to the sender, at its address set forth below:

                         If to SSI:
                         1175 North Service Road West
                         Suite 124
                         Oakville, Ontario L6M 2W1
                         CANADA
                         Fax:
                         Attention:  King Moore, Chief
                         Executive Officer

                         with a copy to:

                         Morse, Zelnick, Rose & Lander,
                         LLP
                         405 Park Avenue
                         Suite 1401
                         New York, New York 10022-4405
                         Fax: (212) 838-9190
                         Attention:  Stephen Zelnick,
                         Esquire

                         If to VASCO:

                         1901 South Meyers Road
                         Suite 210
                         Oakbrook Terrace, Illinois
                         60181
                         Fax:
                         Attention:  T. Kendall Hunt,
                         Chief Executive Officer

                         with a copy to:

                         Pepper Hamilton LLP
                         600 Fourteenth Street, N.W.
                         Washington, D.C. 20005-2004
                         Fax:  202-220-1665
                         Attention:  Robert Murphy,
                         Esquire

               Such notice shall be deemed to be received when delivered if delivered personally, or the next Business Day after the date sent if sent by a United States national overnight delivery service, or three (3) Business Days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          11.2. No Third Party Beneficiaries. Except as is otherwise expressly provided in this Agreement, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

          11.3. Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated by reference into this Agreement for all purposes. Unless the context otherwise requires, all references herein to "Schedule" or "Exhibit" are references to the schedules and exhibits attached to this Agreement.

          11.4. Expenses. The parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel.

          11.5. Further Assurances. Each of the parties hereto shall, at their own respective expense, from time to time upon the request of the other party, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by such other party, such other documents, certificates and instruments and take such actions as such other party deem reasonably necessary to consummate more fully the Contemplated Transactions.

          11.6. Entire Agreement; Amendment. This Agreement, the Collateral Documents and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement. None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

          11.7. Section and Paragraph Titles The section and paragraph titles used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such section or paragraph. Unless the context otherwise requires, all references herein to "Section" or "Article" are references to the sections and articles of this Agreement.

          11.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns. Neither SSI nor VASCO shall have the right to assign this Agreement without the prior written consent of the other and such consent shall not be unreasonably withheld.

          11.9. Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

          11.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.


          11.12. WAIVER OF JURY TRIAL. EACH OF SSI AND VASCO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS.

          11.13. No Tax Representations. Without affecting the parties' obligations herein, SSI and VASCO agree that no representation or warranty has been made by them as to the Tax consequences of the Contemplated Transactions, that each is engaging separate counsel with respect to such Tax consequences, and that each is assuming its own respective Tax liability, if any, arising out of this Agreement or the consummation of the Contemplated Transactions.

          11.14. Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder or under any of the Collateral Documents (and no course of dealing between the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise of such right, power or privilege.

          11.15. Default In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees and costs in enforcing the terms and provisions hereof.

          11.16. Relationship of the Parties. The relationship between SSI and VASCO established by this Agreement is solely that of vendor and vendee and nothing contained herein shall be deemed to create a joint venture or other fiduciary relationship between SSI and VASCO. Neither SSI nor VASCO, nor their respective officers, directors, managers, employees, representatives or agents, shall be deemed to be agent or servant of the other party nor have the right or authority to enter into any contract, agreement, commitment or other obligation in the name of or on behalf of the other party or otherwise purport to bind the other party in any manner.

          11.17. Interpretation. This Agreement shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties.

 [remainder of page intentionally left blank; signatures follow]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SECURED SERVICES, INC.


By:_____________________________________
Name
Title:


VASCO DATA SECURITY INTERNATIONAL, INC.


By:_____________________________________
Name:
Title:

                            EXHIBIT A
                        List of Personnel

Name             Date if Initial
(Last, First)      Employment     Job Title    Annual Salary  Annual Bonus**
Sonnenberg, Steve   01/01/96    Vice President   $128,750*        $10,000
                                Engineering
Zhong, Xiadong      10/01/96    Senior Engineer  $118,450         $23,690
Katz, Aryeh         06/07/98    Senior Engineer   $61,800          $9,270
Spotts, Yoel        01/01/99    Senior Engineer   $69,700         $10,455

*   = Excludes $3,000 per month paid as rent to S. Sonnenberg
** = Bonuses are paid quarterly based on achievement of targets.

                            EXHIBIT B
                         Promissory Note

                      SECURED SERVICES, INC.
                     SECURED PROMISSORY NOTE


$1,073,093.83                                                ___________, 2003
(the "Principal Amount")                                    New York, New York


     FOR VALUE RECEIVED, SECURED SERVICES, INC., a Delaware corporation (the "Company" or "Maker") with its principal executive office at c/o Morse, Zelnick, Rose & Lander, LLP 405 Park Avenue, Suite 1401, New York, New York 10022, promises to pay to:

               VASCO Data Security International, Inc.
               1901 South Meyers Road, Suite 210
               Oakbrook Terrace, Illinois 60181

(the "Payee" or the "Holder of this Note") or permitted successors and assigns of the Payee, the Principal Amount together with the interest thereon, at the rate of 6.00% per annum from the date hereof until maturity, and on the terms and conditions described below in this Promissory Note (the "Note").

     1.   Payment of Principal and Interest.

          A. Principal and interest shall be payable, in arrears, in equal monthly installments as follows:

            * Thirty Two Thousand Six Hundred Forty Five and 59/100 Dollars ($32,645.59) on the 1st day of each month commencing August 2003 (each such date, a "Payment Date") through July 2006 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          B. Each payment shall be payable at Payee's address, set forth herein, or at such other place as the Payee shall have notified the Company before any Payment Date.

     2. Security. This Note is the promissory note referred to in that certain Security Agreement, dated as of even date herewith, by and between the Maker and the Payee (the "Security Agreement"). Reference is made to the Security Agreement for a statement of the collateral security for the obligations of the Maker hereunder, the respective rights and obligations of the parties, and the terms and conditions therein provided under which all or a part of the Principal Amount, accrued interest thereon and other amounts payable under the Security Agreement may become immediately due and payable.

     3.   Events of Default and Remedies.

          A. Events of Default. Each of the following events is herein referred to as an Event of Default:

               (i) any default in the payment of any principal and interest hereunder when the same shall be due and payable not remedied within ten (10) days of written notice given pursuant to Section 4 (B) herein;

               (ii) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof, and the continuance of such default unremedied for a period of thirty (30) days after written notice thereof to the Company setting forth in reasonable detail the circumstances of such Event of Default;

               (iii) if the Company shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; and

               (iv) if any order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company, or appointing a receiver, trustee, custodian or liquidator of any of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

          B. Remedies. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (i) this Note shall, at the option of the Holder of this Note, become immediately due and payable, both as to principal and interest without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; (ii) the Holder of this Note may file suit against the Company on the Note and/or seek specific performance or injunctive relief hereunder (whether or not a remedy exists at law or is adequate); (iii) the Holder of this Note shall have the right, in accordance with this Note to exercise any and all remedies as such holder may determine in such holders' discretion (without any requirement of marshalling of assets, or other such requirement).

          C. Enforcement. If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Maker promises to pay to the order of the Holder of the Note such Holder's reasonable attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the Holder's rights with respect to any collateral securing this Note, to the extent allowed by the laws of the State of New York or any state in which any collateral for this Note is situated.

     4. Prepayment. Notwithstanding anything to the contrary herein, the Maker shall have the option at any time to pay to the Payee the outstanding Principal Amount plus all accrued interest to the payment date without any additional fees, costs or penalties, and such payment will be considered full satisfaction of Maker's obligations under this Note.

     5.   Miscellaneous.

          A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not.

          B. Notice Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail as follows:

(i) if to the Maker:          SecureD Services, Inc.
                              c/o Morse, Zelnick, Rose & Lander, LLP
                              405 Park Avenue, Suite 1401
                              New York, New York 10022
                              Attn: King Moore, Chief Executive Officer

(ii) if to the Payee:         VASCO Data Security International, Inc.
                              1901 South Meyers Road, Suite 210
                              Oakbrook Terrace, Illinois 60181
                              Attn: Clifford K. Bown, Chief Financial Officer

          C. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware and any applicable laws of the United States of America, without giving effect to the conflicts or choice of law principles thereof.

          D. Enforceability. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the Holder of this Note.

          E. Payment. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the State of Delaware a legal holiday or a day on which banking institutions are authorized by law to close.

          F. Waiver. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. Failure of the Holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Security Agreement or of any of such Holder's rights and remedies, nor shall it prevent the Holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the Holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal on this Note.

          G. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and amount and dated as of the original date of this Note.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                              SecureD Services, Inc.


                              By________________________________
                                  King Moore, CEO

                            EXHIBIT C
                        Security Agreement
                        SECURITY AGREEMENT


     This is a Security Agreement dated as of ______________, 2003 (this "Agreement"), between VASCO Data Security International, Inc., a Delaware corporation (the "Payee") and SecureD Services, Inc., a Delaware corporation (the "Maker").

                             Recitals

     A. The Maker has agreed to provide the Payee with the Promissory Note (the "Note" as that term is defined in Section 1 below).

     B. The Maker is entering into this Agreement to secure the payment of the Secured Obligations to the Payee, including under the Note and the other Maker Documents (as those terms are defined in Section 1 below).

     C. This Agreement is being entered into concurrently with the making of the Note pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of the date hereof between Payee and Maker, and the Payee is accepting the Note in reliance upon the Maker's obligations evidenced by this Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

     1. Definitions. The following terms shall have the following meanings, and the meanings assigned to all capitalized terms used herein shall be equally applicable to both the singular and plural forms of the terms defined:

          "Accounts Receivable" shall mean any and all rights to payment for any services performed, whether such right to payment exists on the date of this Agreement or is created thereafter, and whenever and wherever acquired or arising, whether or not such right to payment has been earned by performance, and whether or not such right to payment is evidenced by any document, instrument or chattel paper, so long as such property is attributable to the Purchased Contracts after the date of this Agreement. The amount of an Account Receivable shall be the amount of the receivable net of all contractual allowances and other discounts.

          "Maker Documents" shall mean, collectively, the Note, this Agreement, the Purchase Agreement, the SSI Certificate of Incorporation in the form of Exhibit I attached to the Purchase Agreement and any and all other documents, instruments, agreements and writings, the execution of which by the Maker is required by this Agreement.

          "Collateral" shall mean any or all of the property in which the Maker grants to the Payee a security interest under Section 2 of this Agreement.

          "Event of Default" shall have the meaning given that term in
Section 8 of this Agreement.

          "Note" shall mean one or more promissory notes substantially in the form of Annex A attached hereto, and any and all notes and other instruments executed and delivered in renewal, replacement, substitution, extension, payment and/or novation thereof.

          "Person" shall mean any individual, partnership, association, firm, trust, corporation or other entity.

          "Purchased Contracts" shall mean those Contracts listed on
Schedule 2.1.2 of the Purchase Agreement.

          "Secured Obligations" shall mean all of the obligations secured by this Agreement as set forth in Section 3 of this Agreement.

          "Tangible Property" shall mean, when used with respect to any Person, any and all of the following, whether owned or held on the date of this Agreement or acquired thereafter: equipment, machinery, furniture, leasehold improvements, office supplies, trade fixtures, and other tangible personal property, excluding inventory owned by such Person, used or intended for use by such Person in the conduct of such Person's business; so long as such property described in the foregoing is included among the Purchased Assets. Some of the Tangible Property in existence on the date of this Agreement may be more particularly described on any UCC-1 financing statement executed in favor of the Payee in connection with this Agreement, and one or more Exhibits referenced in one or more Schedules to this Agreement.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Delaware.

     2.   Grant of Security Interests.

          (a) The Maker grants to the Payee a security interest in the following property:

               (1) all of the Maker's right, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement) and listed on
Schedule 1, attached hereto and incorporated herein by this reference, plus any and all enhancements, improvements or modifications made to the VACMAN Intellectual Property subsequent to the Closing Date;

               (2) any and all property and monies which the Maker receives or is or may hereafter be entitled to receive on account of any collections of or with respect to the Accounts Receivable;
               (3) any and all property which the Maker receives or which the Maker may hereafter become entitled to receive on account of any sale, exchange, transfer or other disposition of the Purchased Assets, or any part thereof; and

          (b) The Maker grants a further security interest to the Payee in the proceeds and products of any sale, exchange, collection or other disposition of the Collateral or any part thereof.

     3. Obligations Secured. The security interests granted by the Maker hereby secure the payment and performance of all of the following Secured
Obligations: (a) any and all indebtedness of the Maker to the Payee evidenced by the Note, and any and all obligations contained in the Note; and (b) Maker's obligations under Sections 2.5 and 2.6 of the Purchase Agreement, provided, however, that the obligations referenced in this Section 3(b) shall constitute Secured Obligations only for so long as any of Maker's obligations under the Note remain outstanding.

     4. Representations and Warranties. To induce the Payee to enter into this Agreement, any and all of the representations and warranties made by the Maker in the other Maker Documents are incorporated herein by reference, and the Maker further represents, warrants and agrees as follows:

          (a) The Maker has full right, power, authority and capacity to enter into and perform this Agreement; and this Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of the Maker enforceable in accordance with its terms.

          (b) Subject to receipt from the Payee pursuant to the Purchase Agreement, the Maker has good and marketable title to the Collateral, and the Collateral is not subject to any lien, charge, pledge, encumbrance, claim or security interest other than the security interests created by this Agreement.

          (c) The books and records with respect to all Purchased Assets and the Maker's Accounts Receivable are kept at the Maker's chief place of business in Oakville, Ontario.

          (d) The Maker's chief place of business is located at Oakville, Ontario.

          (e) The Collateral is used and will be used for business use only.

          (f) The registered office of the Maker's registered agent in Delaware is located at
               9 East Loockerman Street
               Suite 1B
               Dover, Delaware  19901

          (g) Within the five (5) consecutive years last preceding the date of this Agreement, the Maker has not conducted business under, or otherwise used, any name other than SecureD Services, Inc.

          (h) The Maker understands and acknowledges that the Payee is accepting the Note and entering into the Purchase Agreement and Collateral Documents in reliance upon the security interests granted by the Maker, as evidenced by this Agreement. The Maker intends to induce the Payee to accept the Note, recognizing that such inducement results in this Agreement becoming legally valid and enforceable.

     5. Duration of Security Interests. The Payee, its successors and assigns, shall hold the security interests created hereby upon the terms of this Agreement, and this Agreement shall continue until Maker's obligations under the Note have been paid in full. For further clarity, if and when the
Note is paid off in full, this Agreement will expire and have no further force and effect. After payment of any part of the Secured Obligations, the Payee may, at its option, retain all or any portion of the security interests in the Collateral as security for any remaining Secured Obligations and retain this Agreement as evidence of such security. The security interests granted hereunder shall not be impaired or affected by any renewals or extensions of time for payment of any of the Secured Obligations, or by release of any party liable on the Secured Obligations; by any acquisition, release or surrender of other security, collateral or guaranty; by delay in enforcement of payment of any of the Secured Obligations; or by delay in enforcement of any security.

     6. Certain Notices. The Maker shall notify the Payee of any and all changes of location of the Maker's chief place of business and of the registered office of the Maker's registered agent in Delaware, and of the books and records with respect to any Accounts Receivable, and of the location of any other of the Collateral at least five (5) business days prior to effecting any such change if such change is made by the Maker and within five
(5) business days of Maker being informed of the change if made by other than Maker.

     7. Covenant Not to Dispose of or Impair Collateral. The Maker shall not, without the prior written consent of the Payee, sell, transfer or otherwise dispose of the Collateral, or any part thereof or interest therein, except (a) collections of Accounts Receivable permitted under this Agreement, and (b) otherwise as permitted by the Maker Documents. The Maker shall not permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the value of the Collateral or the security intended to be provided by this Agreement.

     8. Default. At the option of the Payee, the happening of any of the following events shall constitute a default under this Agreement (an "Event of Default"):

          (a) Failure of the Maker to pay any amount owed according to any Secured Obligations when due and not remedied within ten (10) days of written notice given pursuant to Section 19 herein.

          (b) The occurrence of any event of default by the Maker, as defined under the Note or any other of the Maker Documents or under any other instrument or agreement providing security for the Secured Obligations (collectively, the "Related Documents"), and the expiration of any applicable cure period provided for in the Note, the Maker Documents or the Related Documents.

          (c) Any warranty, representation or other statement of fact contained in any of the Maker Documents made or otherwise furnished to the Payee by or on behalf of the Maker pursuant to or in connection with any of the Secured Obligations proves, as of the time of its making or furnishing, to be false or misleading in any material respect or omits a material fact, whether or not made with knowledge.

          (d) Loss, theft, damage, or destruction of any material part of the Tangible Property if the loss is not fully insured against.

          (e) Encumbrance of any of the Collateral, or the making of a levy, seizure or attachment thereof or thereon, which is not permitted under the Maker Documents, and which has not been cured to the Payee's satisfaction within twenty (20) days after notice that it has occurred.

          (f) The sale or other disposition of the Collateral or any interest therein, or the creation of any lien or other encumbrance on the Collateral, either of which is not in the ordinary course of business, or otherwise not permitted under this Agreement, and is without the prior written consent of the Payee.

          (g) If the Maker shall (1) have an order of relief entered in any proceeding filed by the Maker under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time); (2) be unable to pay debts generally as they become due; (3) make a general assignment for the benefit of creditors; (4) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against the Maker in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of debts; or (5) consent to the appointment of a receiver, conservator, trustee or liquidator of all or any part of the Maker's assets.

          (h) If a petition shall have been filed against the Maker in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, conservator, trustee or liquidator of all or part of the Maker's assets, and such petition or order is not dismissed or stayed within sixty (60) consecutive days after entry thereof.

          (i) If the Maker or any Person affiliated with the Maker takes any action that is intended to result in the termination, dissolution or liquidation of the Maker.

          (j) If a final judgment or judgments for the payment of money in excess of the sum of $50,000.00 in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against the Maker and such judgment or judgments shall remain unsatisfied for a period of thirty
(30) consecutive days after the entry thereof and within that thirty (30) days has not been (a) stayed pending appeal, or (b) discharged, and is not being actively disputed in the courts by the Maker.

     9. Remedies. If an Event of Default exists and is continuing, the Payee may at its option declare any and all of the Note to be immediately due and payable. In addition to the foregoing right, and in addition to exercising all other rights or remedies, the Payee may proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of the Payee upon the existence and continuation of an Event of Default shall include, without limitation, any and all rights and remedies in any and all other documents, instruments, agreements and other writings between the Payee and the Maker, all rights and remedies as provided by law, in equity or otherwise, and, in addition thereto, the following:

          (a) The right to require the Maker to assemble the Collateral and the books and records with respect to Accounts Receivable and make them available to the Payee at the place where these items have been located in the normal course of business.

          (b) The right to sell the Collateral at public or private sale in one or more lots in accordance with Uniform Commercial Code. The Payee may bid upon and purchase any or all of the Collateral at any public sale thereof, and shall be entitled to apply the unpaid portion of the Secured Obligations as a credit against the purchase price and any such amount applied as a credit against the purchase price will also be applied in satisfaction of the outstanding Secured Obligations. The Payee's purchase of all or any of the Collateral shall extinguish the Maker's rights under Section 9-506 of the Uniform Commercial Code upon application of the unpaid portion of the Secured Obligations. The Payee shall be entitled to apply the proceeds of any such sale to the satisfaction of the Secured Obligations and to expenses incurred in realizing upon the Collateral in accordance with the Uniform Commercial Code.

          (c) The right to notify the account debtors on all or any part of the Maker's Accounts Receivable of the Payee's interest therein and to require such account debtors to begin making payments directly to the Payee regardless of whether the Maker was previously making collections on all or any part of such Accounts Receivable. The Payee shall have the right to proceed against any such account debtors in its own name, or in the name of the Maker (as appropriate) with or without the consent of the Maker. The Payee may retain any such payments or collections and apply them to the satisfaction of the Secured Obligations and to expenses incurred in collection, all in accordance with the Uniform Commercial Code.

          (d) The right to recover the reasonable expenses of taking possession of any of the Collateral that may be reduced to possession, preparing the Collateral for sale, selling the Collateral, collecting all or any part of the Maker's Accounts Receivable, and other like expenses.

          (e) The right to recover all of the Payee's expenses of collection, including, without limitation, court costs and reasonable attorneys' fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Agreement.

          (f) The right to retain the Collateral and become the owner thereof, in accordance with the provisions of the Uniform Commercial Code.

          (g) The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interests of the Payee, or for the sale of the Collateral under the judgment or decree of any court.

          (h) The right to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same.

          (i) The right, as set forth in the Escrow Agreement, to provide the Escrow Agent with notice that a Release Event has occurred and remains uncured and to instruct Escrow Agent to release to Payee all of the Purchased Software held pursuant to the Escrow Agreement.

     10. Cumulative Remedies. The rights and remedies of the Payee shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Payee shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations at the time of exercise of remedies, plus (b) the costs, fees and expenses the Payee is otherwise entitled to recover.

     11. Waivers. The Maker acknowledges that this Agreement involves the grant of multiple security interests, and the Maker hereby waives, to the extent permitted by applicable law, (a) any requirement of marshaling assets or proceeding against Persons or assets in any particular order, and (b) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Maker may now or hereafter have with respect to the rights of the Payee with respect to the Collateral under this Agreement.

     12.  Collections from Accounts Receivable.

          (a)  At any time when the Payee may exercise remedies under
Section 9 of this Agreement, the Payee shall have the right to notify account debtors obligated on any or all Accounts Receivable to make payments directly to the Payee.

          (b) If any Event of Default has occurred and is continuing, the Maker may not use the proceeds from payments on such Accounts Receivable to satisfy any indebtedness to any Person other than the Payee. Maker covenants and agrees that, during the continuance of any Event of Default, Maker shall have an affirmative obligation under this Agreement to continue active collections of Accounts Receivable. If the Maker collects payments on any such Accounts Receivable after an Event of Default has occurred and while it is continuing, the Maker shall hold the proceeds received from that collection up to the amount of the outstanding Secured Obligations as a constructive trust for the Payee and shall turn over such proceeds to the Payee immediately upon demand in the identical form received, if so requested by the Payee. In the event of such payment, the Payee shall credit the proceeds as payment of the Secured Obligations first to costs if any, second to interest, and then to principal. Any credit given to the Maker for Accounts Receivable shall be adjusted to reflect the actual cash received by Payee for such Accounts Receivable and the amount of any difference shall be charged to the Maker, and such amount shall be a part of the obligations secured by this Agreement.

          (c) The Maker shall have no power to, and shall not, waive, compromise or discount any Accounts Receivable, without the prior written consent of the Payee, except for (1) ordinary trade discounts and allowances for payment within thirty days of the date of invoice or billing, and
(2) discounts or allowances in the ordinary course of collecting such Accounts Receivable.

          (d) If the Payee exercises remedies under Section 9 of this Agreement and if any Account Receivable shall be evidenced by a promissory note, trade acceptance or other instrument with an original principal balance of $5,000.00 or more, the Maker shall immediately deliver such instrument to the Payee, appropriately endorsed to the Payee's order. The Maker authorizes the Payee to endorse same on the Maker's behalf and hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     13. The Payee as Agent. The Maker hereby irrevocably constitutes the Payee as the Maker's agent and attorney-in-fact at any time during any period when the Payee may exercise the remedies set forth in Section 9 of this Agreement, solely for the purpose of collecting the Collateral in satisfaction of the Secured Obligations, to (a) proceed against account debtors obligated on Accounts Receivable, in the Maker's name or in the Payee's name, and (b) sign and endorse all checks, drafts and other instruments in payment of such Accounts Receivable, and (c) perform all such other acts with respect to such Accounts Receivable as the Payee may in its discretion deem necessary to effectuate the security intended to be granted in this Agreement.

     14. Special Collection Procedure. Upon the Payee's demand at any time when the Payee may exercise remedies under Section 9 of this Agreement and until the Secured Obligations have been satisfied in full, the Maker shall forthwith, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Accounts Receivable or for the sale of Tangible Property by the Maker, deposit the same in a special bank account maintained with the Payee over which the Payee alone, to the exclusion of the Maker, has the power of withdrawal. The funds in such account shall be held by the Payee for application toward the Secured Obligations. Such proceeds paid on any such Accounts Receivable shall be deposited in precisely the form received, except for the endorsement of the Maker where necessary to permit collection of items, which endorsement the Maker agrees to make and which the Payee is also hereby authorized by to make in the Maker's name and on the Maker's behalf as attorney-in-fact. Pending such deposit, the Maker agrees that the Maker will not commingle any such checks, drafts, cash and other remittances with any other funds or property, but will hold them separate and apart therefrom in express trust for the Payee until deposited in that special account. The Payee will, once each day, apply the whole or any part of the collected funds on deposit in such special account against the principal and/or interest of the Note, the order and method of such application being in the sole discretion of the Payee. Any portion of the funds in the special account which the Payee elects not to apply as provided in the preceding sentence must be paid over promptly by the Payee to the Maker.

     15. Books and Records. The Maker shall maintain books and records with respect to Accounts Receivable in form and manner according to relevant local, state and federal regulations, and the Payee shall have the right during business hours with reasonable notice to inspect any and all of the business properties, premises or books and records of the Maker relating to such Accounts Receivable or other Collateral or the proceeds thereof. The Maker further agrees from time to time to furnish such reports, data and financial statements with respect to the Collateral as the Payee may reasonably request from time to time.

     16. Insurance. The Maker, at the Maker's cost and expense, shall insure the Maker's business and all of the Maker's insurable properties with insurance policies in such form, with such types of coverage, to such extent, against such liabilities and hazards, in such amounts of coverage and with such deductibles as those carried by prudent businesses similarly situated Without limiting the foregoing, such insurance shall name the Payee as an additional insured and shall provide for payment of the proceeds thereof to the Maker and to the Payee as their interests may appear.

     17.  Certain Obligations Regarding Collateral.

          (a) The Maker shall keep and maintain the Maker's Tangible Property in similar condition and repair to which it was received from Payee, reasonable wear and tear excepted.

          (b) The Maker shall keep the Collateral free and clear of any and all liens other than the security interests created in favor of the Payee under this Agreement or permitted by the Maker Documents, and shall declare and pay any and all fees, assessments, charges and taxes allocable to the Collateral, or which might result in a lien against the Collateral if left unpaid unless the Maker at the Maker's own expense is contesting the validity or amount thereof in good faith by an appropriate proceeding timely instituted which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If the Maker fails to pay such amount and is not contesting the validity or amount thereof in accordance with the preceding sentence, the Payee may, but is not obligated to, pay such amount, and such payment shall be deemed conclusive evidence of the legality or validity of such amount. The Maker shall promptly reimburse the Payee for any and all payments made by the Payee in accordance with the preceding sentence, and until reimbursement, such payments shall be part of the Secured Obligations.

     18. Use and Inspection of Collateral. The Maker shall not use the Collateral in violation of any statute or ordinance, and the Payee shall have the right, at reasonable hours, with reasonable notice, to inspect the Collateral at the premises of the Maker or wherever the Collateral may be located.

     19.  Notice.

          (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

          (b) Except as provided in subsection (c) below, all notices or communications under this Agreement shall be in writing and shall be hand-delivered, sent by courier, or mailed to the parties addressed as follows, and any notice so addressed and (1) hand-delivered, shall be deemed to have been given when so delivered, or (2) mailed by registered or certified mail, return receipt requested, shall be deemed to have been given five (5) business days following when mailed, or (3) delivered to a recognized small package overnight courier service to the address of the intended recipient with shipping prepaid, shall be deemed to have been given on the next business day following when so delivered to such courier:

                      (1)     If to the Maker:

                    SecureD Services Inc.
                    1175 North Service Road West, Suite 214
                    Oakville, Ontario L6M 2W1
                    Fax: 905-339-2329
                    Attention:  King Moore

                    with a copy to:

                    Morse, Zelnick, Rose & Lander LLP
                    405 Park Avenue, Suite 1401
                    New York, New York 10022
                    Fax:  212-838-9190
                    Attention:  Steve Zelnick, Esquire

                      (2)     If to the Payee:

                    VASCO Data Security International, Inc.
                    1901 South Meyers Road, Suite 201
                    Oakbrooke Terrace, Illinois 60181
                    Fax:  630-932-8852
                    Attention:  Cliff Bown

                    with a copy to:

                    Pepper Hamilton LLP
                    600 Fourteenth Street, N.W.
                    Washington, DC  20005-2004
                    Fax: 202-220-1665
                    Attention:  Robert B. Murphy, Esq.

          (c) The Maker and the Payee may at any time, and from time to time, change the address or addresses to which notice shall be mailed by written notice setting forth the changed addressed or addresses.

     20. Further Assurance. The Maker shall sign from time to time such financing statements and other documents and instruments and take such other actions as the Payee may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the security interests in the Collateral intended to be created in this Agreement.

     21.  Miscellaneous.

          (a) Failure by the Payee to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Payee shall continue in full force and effect until such right is specifically waived in a writing signed by the Payee.

          (b) If any part, term or provision of this Agreement is held by any court to be prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision enforced to the greatest extent allowed by law, or if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

          (c) The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.

          (d) This Agreement shall inure to the benefit of the Payee and the Maker and their respective successors and assigns, and all obligations of the Maker shall bind the Maker's successors and assigns.

          (e) To the extent allowed under the Uniform Commercial Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

          (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

          (g) This Agreement may be signed by each party upon a separate copy, and in such cases one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

          (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one such counterpart.

          (i) The Maker consents to one or more actions being instituted and maintained in the state and federal courts resident in Delaware to enforce this Agreement and/or one or more of the other Maker Documents, and waives any objection to any such action based upon lack of personal or subject matter jurisdiction or improper venue. The Maker agrees that any process or other legal summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified mail, or any substantially similar form of mail, addressed to the Maker as provided in Section 19 above.

          (j) The Maker acknowledges that the Maker has received a copy of this Agreement and each of the other Maker Documents, as fully executed by the parties thereto. The Maker acknowledges that the Maker (a) has READ THIS AGREEMENT AND THE OTHER MAKER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE MAKER'S REPRESENTATIVES OR ADVISORS; (b) is thoroughly familiar with the transactions contemplated in this Agreement and the other Maker Documents; and (c) has had the opportunity to ask such questions to representatives of the Payee, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in this Agreement and the other Maker Documents as the Maker deems necessary in connection with the Maker's decision to enter into this Agreement.

     IN WITNESS WHEREOF, the Maker and the Payee have executed and delivered this Agreement as of the date set out in the preamble hereto, but actually on the dates set forth below.

                              MAKER:

                              SECURED SERVICES, INC.


                              By ______________________________

                              Title_____________________________

                              Date:____________________________

                              PAYEE:

                              VASCO DATA SECURITY INTERNATIONAL,
                              INC.


                              By_______________________________

                              Title:_____________________________

                              Date:_____________________________

                             ANNEX A

                           Form of Note

See Exhibit B to the Vasco Asset Purchase Agreement.

                                  SCHEDULE 1

                  Locations of Tangible Property

600 Reisterstown Road
Suite 606
Balitmore, MA 21208

                            SCHEDULE 2

                         Purchased Assets
                          SCHEDULE 2.1.1
             Schedule of VACMAN Intellectual Property

1.     Purchased Software:

 SnareWorks Server v.3.24
 SnareWorks 4.0
 SnareWorks Server v.4.10
 SnareWorks Server v.5.03
 SnareWorks Client/VPN
 SnareWorks Server Media Manual Kit
 SnareWorks C API library
 SnareWorks JNI API library
 SnareWorks Java API library
 Web Plugin for Apache v.1.3 s/ SSL
 Web Plugin for Apache v.1.3 no SSL
 Web Plugin for Apache v 1.3 Proxy
 Web Plugin for IIS v.4, v.5 and v.6
 Web Plugin for Netscape/Iplanet v.4 and v.5
 Web Plugin for Netscape Proxy v.3.x
 Ldap Plugin for Netscape/Iplanet
 Ldap Plugin for Secureway
 RACF Synchronization Agent
 Windows Synchronization Agent
 Windows Gina
 Windows Network Provider

  VACMAN Enterprise, a user authentication and security product line, comprises the above-referenced Software modules. VACMAN Enterprise provides a foundation for organizations to: centrally control user access and management; increase security and user efficiency through Secure Single Sign-On across multiple applications, platforms and environments; leverage investments in existing infrastructure; enable security without application programming or re-coding; and deploy rapidly with smart implementation tools.

  VASCO and SSI acknowledge and agree that the immediately preceding paragraph is provided solely for the purpose of describing the Purchased Software being transferred by VASCO to SSI pursuant to the Agreement. Nothing in the immediately preceding paragraph should be interpreted as, nor is it intended to be, a representation or warranty by VASCO with respect to the Purchased Software, and VASCO disclaims all such representations and warranties, whether express or implied, including, without limitation, merchantability and fitness for a particular purpose.

2.     Trade names: Intellisoft, DCE/Sleuth, PSM.

 DCE/Sleuth from IntelliSoft Corp. is the first graphical protocol and network analyzer for the OSF Distributed Computing Environment ("DCE"). The tool operates in a completely passive and non-intrusive manner.

 PSM - The Protocol Support Module represents a set of 'knowledge modules' which provide the SnareWorks server with decoding and messaging native to the protocol.

                          SCHEDULE 2.1.2

                 Schedule of Purchased Contracts

  1.   Customer: First Allmerica Financial
  End User Software Products License Agreement
  Dated: December 14, 2000

  2. Customer: Universal Systems Inc. (a/k/a: Integic Corporation) Subcontract Agreement; Subcontract number 1901-02
  Dated: July 26, 1999

  3.   Customer:  John Hancock Life Insurance Company
  Software Licensing Agreement
  Dated: December 15, 2000

  4.   Customer: People's Bank
  Software Licensing Agreement
  Dated: January 31, 2000 (Estimated based on initial invoice   copy of
  agreement not found)

  5.   Customer: Minnesota Mining and Manufacturing Company
  Software Licensing Agreement
  Dated: December 20, 1997

  6.   Customer: Computer Sciences Corporation
  Software Licensing Agreement
  Dated: Unknown

               SCHEDULE 2.1.3

               Schedule of Physical Assets


Tag #      General       Location    Asset Type  Serial Number   Make/Model

521  GA -Home Office     Yoel Spotts  PC        P98A3900197        Generic
522  GA -Home Office     Yoel Spotts  Monitor   0010968-0046LB4437 Sun 19"
523  GA - Home Office    Yoel Spotts  Printer   USCC186535         HP LaserJet
                                                                   4050TN
524  GA - Home Office    Yoel Spotts  File Cabinet                 3 Drawer
525  GA - Home Office    Yoel Spotts  PC        US02519026         HP Net
                                                                   Server E60
526  GA - Home Office    Yoel Spotts  Monitor   0010968-0046LB4437 Sun 21"
527  GA - Home Office    Yoel Spotts  PC        US02620793         HP Net
                                                                   Server #60
528  GA - Home Office    Yoel Spotts  Desk
529  GA - Home Office    Yoel Spotts  Chair
530  GA - Home Office    Yoel Spotts  PC        FT12040251         Sun Blade
533  VA - Home Office    Joe Zhong    PC        SG04922325         HP
                                                                   Visualize
                                                                   B2000
534  VA - Home Office    Joe Zhong    PC        380-0402-01        SUN ULTRA
                                                                   10
535  VA - Home Office    Joe Zhong    PC        23BRX10            IBM
                                                                Intellistation
536  VA - Home Office    Joe Zhong    PC        600-3175-01        SUN Ultra 5
537  VA - Home Office    Joe Zhong    PC        600-3175-01        Sun Sparc
                                                                   Station  10
538  VA - Home Office    Joe Zhong    PC        6428A50384         HP 712/60
539  VA - Home Office    Joe Zhong    PC        D0ZLM01            Dell
                                                                 Precision 220
540  VA - Home Office    Joe Zhong    Monitor   Intellisoft #1251  KDS
541  VA - Home Office    Joe Zhong    Monitor   Intellisoft #1239  SUN
542  VA - Home Office    Joe Zhong    Monitor   KR04508360         HP920
543  VA - Home Office    Joe Zhong    Monitor   040364311J56       Dell
544  VA - Home Office    Joe Zhong    Battery                      APC Smart
                                                                   UPS 1400
563  Baltimore           Office       Filing Cabinet
566  Baltimore           Office       Desk
567  Baltimore           Office       Desk
568  Baltimore           Office       Desk
570  Baltimore           Office       Pegboard
571  Baltimore           Office       Desk
572  Baltimore           Office       Pegboard
573  Baltimore           Office       Computer Racks
574  Baltimore           Office       Computer Racks
575  Baltimore           Office       Computer Racks
578  Baltimore           Office       Computer Racks
579  Baltimore           Office       Computer Racks
580  Baltimore           Office       Computer Racks
581  Baltimore           Office       Computer Racks
582  Baltimore           Office       Computer Racks
583  Steve Sonnenberg    Office       Workstation Table            Ergonomic
584  Steve Sonnenberg    Office       Workstation Table            Ergonomic
585  Steve Sonnenberg    Office       Workstation Table            Ergonomic
586  Steve Sonnenberg    Office       Workstation Table            Ergonomic
802  Baltimore           Lab          Laptop       U16-2382        Tadpole RD1
803  Baltimore           Desk         Laptop       AF-1FBV3  IBM Thinkpad 390X
804  Baltimore           Office       Security Items             DSC Power 832
805  Baltimore           Lab          Air Conditioner0500-0085-260 MovinCool
                                                               Classic Plus 26
806  Baltimore           Lab          Air Conditioner C3-12640   Ocean-Aire
                                                                 OACH3612
807  Baltimore           Office       CD Burner   APS 103779     Dupli 126
808  Baltimore           Lab          Router/Switch 0101-7MAV545B108 3COM-
                                                                 Super stack 3
                                                                 3300XM
809  Baltimore           Lab          Phone System  99121557     JB-R0000AP00
810  Baltimore           Kitchen      Cabinets/Counter
811  Baltimore           Office       Cubicle              L-shaped, 2 rolling
                                                                 drawers
812  Baltimore           Office       PC    P98A36000082-1341    Trilogy
813  Baltimore           Office       PC    P98A3600300-1342     Trilogy
814  Baltimore Steve Sonnenberg       Projector 940DA53PA193     Compaq MP1600
816  Baltimore Steve Sonnenberg       Laptop    78-NA677         IBM 770Z Type
                                                                 9549
817  Baltimore Steve Sonnenberg       PC   FW12040040            Ultra 10- Sun
                                                                 Micro
818  Baltimore Steve Sonnenberg       Monitor                    Sun
819  Baltimore Steve Sonnenberg       PC                         Trilogy
820  Baltimore Steve Sonnenberg       Monitor                    KDS
821  Baltimore Steve Sonnenberg       PC   P98A3900479           Trilogy
822  Baltimore Steve Sonnenberg       Monitor                    KDS
823  Baltimore           Lab          hp-goose  SG04922284       HP Visualize
                                                                 B2000
824  Baltimore           Lab          hp-duck SG04922156         HP Visualize
                                                                 B2000
825  Baltimore           Lab          hp-quack SG04922154        HP Visualize
                                                                 B2000
826  Baltimore           Lab          Tapes  DEV-TP 00339, 340   DCE Source
                                                                 Code
827  Baltimore           Lab          PC     FT12040045          Sun Blade
828  Baltimore           Lab          PC     FT12040066          Sun Blade
831  Baltimore           Office       Laptop   78-CL957          IBM Thinkpad
                                                                 A20M
833  Baltimore           Lab          PC     P98A3900188         Trilogy
834  Baltimore           Lab          PC     P98A3900151         Trilogy
835  Baltimore           Lab          PC     P98A36000295        Trilogy
836  Baltimore           Lab          PC     P98A3900199         Trilogy
837  Baltimore           Lab          PC     P98A600282          Trilogy
838  Baltimore           Lab          sun-ultrakatz FW03420936   Sun Ultra 5
839  Baltimore           Lab          sun-ultraspotts FW03420915 Sun Ultra 5
840  Baltimore           Lab          sun-marsha   FW03420931    Sun Ultra 5
841  Baltimore           Lab          sun-nathan   FW03420933    Sun Ultra 5
842  Baltimore           Lab          aix-mvs 10-19081           7025 RISC
                                                                 Power Station
843  Baltimore           Lab          Monitor                    For #842
844  Baltimore           Lab          PC     P98A3900147         Trilogy
852  Baltimore           Office       Monitor  202028334         KDS 17"
853  Baltimore           Office       Monitor  1983BAA24042429   KDS 17"
854  Baltimore           Office       Monitor  1983BAA18014089   KDS 17"
855  Baltimore           Office       Monitor  003ZLL3615        SUN CPD-4410
856  Baltimore           Office       Monitor  0032LL3619        SUN CPD-4410
857  MD - Home Lou Friedman           Monitor  791235465         KDS 15"
858  Baltimore           Office       Monitor  0049LB6589        SUN GDM-5410
859  Baltimore           Office       Monitor  0049LB6604        SUN GDM-5410
860  Baltimore           Office       Monitor  0049LB6609        SUN GDM-5410
861  Baltimore           Office       Monitor  0046LB4438        SUN GDM-5410
862  Baltimore           Lab          Monitor 1292074473         KDS 17"
879  Baltimore           Lab          Monitor 691183541          KDS 15"
880  Baltimore           Lab          Monitor 365-1396-01        SUN CHB7727L
881  Baltimore                        Copier  56921              Xerox Work
                                                                 Center-
                                                                 XD155DF
882  Baltimore           Office       Scanner 936B021103D1       Visioneer One
                                                                 Touch
883  Baltimore           Office       Printer/Fax   C4256A       HP LaserJet
                                                                 3150
884  Baltimore           Office       Printer  VSCB194452        HP LaserJet
                                                                 4SI
885  Baltimore           Office       PC        P98A3900191      Trilogy
886  Baltimore           Office       PC        P98A3500341      Trilogy
887  Baltimore           Office       PC                         Trilogy
888  Baltimore           Office       PC        VS02620790       HP NetServer
                                                                 EG0
889  Baltimore           Office       PC        23ABX63          IBM
                                                                Intellistation
890  Baltimore           Office       PC        23ABX49          IBM
                                                                Intellistation
891  Baltimore           Office       PC        MC064329        Trilogy
892  Baltimore           Office       linux-fire H03QV01        Dell
893  Baltimore           Office       sun-ultra10   PR13090538  SUN Ultra 10
894  Baltimore           Office       PC        23ABM32         IBM
                                                                Intellistation
895  Baltimore           Office       PC        P003B3500199    Trilogy
896  Baltimore           Office       OC        P98A360032      Trilogy
897  Baltimore           Office       PC        L9A00900506     Trilogy
898  Baltimore           Office       PC        ML064327        Trilogy
899  Baltimore           Office       PC        LQA00900513     Trilogy
900  Baltimore           Office       PC        P98A3900524     Trilogy
901  Baltimore           Office       builder   VS02620794      HP NetServer
902  Baltimore           Office       PC        VS02924813      HP NetServer
903  Baltimore           Office       PC                        Trilogy
904  Baltimore           Office       HUB       080172BV201D74E 3COM Super
                                                                Stack 2
905  Baltimore           Office       HUB       080172BU2014124 3COM Super
                                                                Stack 2
906  Baltimore           Office       PC        P98A3500639     Trilogy
907  Baltimore           Office       PC        L9A01200517     Trilogy
908  Baltimore           Office       PC        Ml095836        Trilogy
909  Baltimore           Office       PC        P98A3500577     Trilogy
910  Baltimore           Office       PC        P98A3600224     Trilogy
911  Baltimore           Office           PC            P98A3900308
Trilogy
912  Baltimore           Office       PC        P003B300416     Trilogy
913  Baltimore           Office       PC        VS02924797      HP NetServer
914  Baltimore           Office       PC        VS025179022     HP NetServer
915  Baltimore           Office       PC        P003B3500199    Trilogy
917  Baltimore           Office       linux-cdrom 23ABT24       IBM
                                                                Intellistation
918  Baltimore           Office       linux-terminator 29749    Trilogy
919  Baltimore           Office       Monitor   791237492       KD5
920  Baltimore           Office       Battery   QS7951227214    ACP UPS 1400
921  MD - Home Steve Sonnenberg       Monitor   991313986       KDS 17"
922  MD - Home Steve Sonnenberg       PC                        Intel Clone
923  MD - Home Steve Sonnenberg       PC        P98A360025      Trilogy
924  MD - Home Steve Sonnenberg       Monitor   1983BAA24042440 KDS 19"
925  Baltimore Steve Sonnenberg       PC        L9A00900526     Trilogy
926  MD - Home David Nafisi           PC       1S689828U23BTC54 IBM M Pro
927  MD - Home David Nafisi           PC       1S689828U23BRY40 IBM M Pro
929  MD - Home Lou Friedman           PC       P003BB3500479    Trilogy
930       Adrenamail                  PC       D828BWT10219     Compaq
                                                                Proliant
931       Adrenamail                  PC       P98A3600223      Trilogy Clone
932  Baltimore           Office                2YQH20J          Dell Server
933       Adrenamail                  Monitor                   Hitachi CM714
934       Adrenamail                  PC       US02518888       HP NetServer
                                                                E-60
935  Baltimore           Office       File Cabinet
937  Baltimore           Office       Bookcase
938  Baltimore           Office       Bookcase
939  Baltimore           Office       Bookcase
940  Baltimore           Office       File Cabinet
941  Baltimore           Office       File Cabinet
942  Baltimore           Office       Refrigerator   990868225  Sanyo SR-361W
943  Baltimore           Office       Conference Table
944  Baltimore           Office       Whiteboard                Quartet
945  Baltimore           Office       Whiteboard
951  Baltimore           Office       Crendenza
952  Baltimore           Office       Crendenza
953  Baltimore           Office       Drawers
957  Baltimore           Office       Whiteboard
959  Baltimore           Office       Whiteboard                Quartet
960  Baltimore           Office       Whiteboard
962  Baltimore           Lab          PC                        SUN Ultra 5
964  Baltimore           Lab          hp-web    6424A30263      HP 715/100
967  Baltimore           Lab          linux-ftp 310F4089        SUN Sparc 10
968  Baltimore           Lab          Monitor                   SUN 13"
970  Baltimore           Lab          rocketport                PC Clone
971  Baltimore           Lab          sun-fido  633F04F8        SUN Sparc 5
972  Baltimore           Lab          PC   FW02210430           SUN Ultra 5
973  Baltimore           Lab          PC   FW01650033           SUN Ultra 5
974  Baltimore           Lab          firewall  US0391605       HP LC 2000
975  Baltimore           Lab          PC   23ABT87              IBM
                                                                Intellistation
                                                                M Pro
977  Baltimore           Lab          linux-gatekeeper          Trilogy
978  Baltimore           Lab          Monitor   365-1403-01     SUN CPD 4410
979  Baltimore           Lab          aix  10-D0A0D             IBM B-50
980  Baltimore           Lab          aix  10-D086D             IBM B-50
981  Baltimore           Lab          aix  10D0BAD              IBM B-50
982  Baltimore           Lab          aix  10-D0170             IBM B-50
983  Baltimore           Lab          aix  7043-26-01544        IBM 43P-140
984  Baltimore           Lab          aix  10-88153             IBM43P Model
                                                                140
985  Baltimore           Lab          aix  10-88191             IBM 438 Model
                                                                140
986  Baltimore           Lab          Monitor                   IBM 17"  P76
987  Baltimore           Lab          PC   3312557              Intel Server
988  Baltimore           Lab          Monitor   791226662       KDS 17"
989  Baltimore           Lab          Battery   Q50042115615    APC UPS 1400
990  Baltimore           Lab          Router    2501057526      Cisco 2501
991  Baltimore           Lab          Router    DDC1E8K5AA      ADC Kentrox
                                                                DSU/CSU
992  Baltimore           Lab          Switch                    3COM Super
                                                                Stack II
993  Baltimore           Lab          Switch                    3COM Super
                                                                Stack II
995  Baltimore           Lab          Battery   QS0042115684    APC UPS 1400
996  Baltimore           Lab          Battery   WS9909016849    APC UPS 1400
997  Baltimore           Lab          Battery   QS9951227355    APC UPS 1400
998  Baltimore           Lab          Battery   WS9624000522    APC UPS 1400
999  Baltimore           Lab          Battery   QS995128066     APC UPS 1400
1001 Baltimore           Lab          aix       10-57513        IBM 43P
1002 Baltimore           Lab          Battery   WS99100340      APC UPS 1400
1003 Steve Sonnenberg                 Storage Rack 3001091-02   SUN 59-2346--1
1004 Baltimore           Lab          hp-snake  6633A50110      HP 712/60
1005 Baltimore           Lab          hp-wisdom 6508A30361      HP 715/100
1006 Baltimore           Lab          aix-blackhawk  10-57773   IBM 7043-260
1007 Baltimore           Lab          Battery   FS9908005693    APC UPS 1400
1008 Baltimore           Lab          Monitor   JP01177237      HP A4033A
1009 Baltimore           Lab          Battery   2S9951128046    APC UPS 1400
1010 Baltimore           Office       Chair
1011 Baltimore           Office       Chair
1012 Baltimore           Office       Chair
1013 Baltimore           Office       Chair
1014 Baltimore           Office       Chair
1015 Baltimore           Office       Chair
1016 Baltimore           Office       Chair
1017 Baltimore           Office       Chair
1018 Baltimore           Office       Chair
1019 Baltimore           Office       Chair
1020 Baltimore           Office       Chair
1021 Baltimore           Office       Chair
1022 Baltimore           Office       Chair
1023 Baltimore           Office       Chair
1024 Baltimore           Office       Chair
1025 Baltimore           Office       Chair
1026 Baltimore           Office       Chair
1030 Baltimore           Office       Chair
1031 Baltimore           Office       Chair
1033 Baltimore           Office       Chair
1034 Baltimore           Office       Chair
1035 Baltimore           Office       Chair
1036 Baltimore           Office       Table
1037 Baltimore           Office       Table
1038 Baltimore           Office       Table
1039 Baltimore           Office       Computer Racks
1040 Baltimore           Office       Computer Racks
                         Adrenamail   Monitor                       KDS 17"

                          SCHEDULE 2.1.4
                   Schedule of Prepaid Expenses




Rent deposit   Pikesville Plaza Building Co.  $  4,950.00
Rent for month of July   Pikesville Office       2,704.14
Rent for month of July   S. Sonnenberg           3,000.00
Verizon   ISDN line                                 87.70
Serious Simon                                       15.00

            Total                             $ 10,756.84



Note: The above amounts exclude payments made to providers of benefit plans for the current employees. If the employees are not covered under the benefit plans of SecureD Services, Inc. as of July 1, 2003, the amount of payments to the providers that would constitute additional Prepaid Expenses would total $4,634.59 ($3,996.03 paid to Blue Cross Blue Shield for medical; $325.41 paid to The Guardian for dental; and $313.15 paid to UNUM for life insurance).

                          SCHEDULE 2.1.5
                 Schedule of Permits and Licenses

  1. License Agreement:  Sleepycat Software, Inc. (Licensor)
     Software Licensing Agreement
     Dated: December 2, 2000

  2. License Agreement: Snare Networks Corporation (Licensor)
     Subsequently acquired by Computer Associates
     Software Licensing Agreement
     (Contract Number 970101-01)
     Dated: January 1, 1997

  3. License Agreement:  The Open Group
     Software Licensing Agreement for DCE Source (Agreement Number 3115)
     Dated: August 1999

  4. License Agreement:  Raptor
     Software Licensing Agreement for firewall product

  5. License Agreement:  Humingbird
     Software Licensing Agreement

  6. License Agreement:  Adobe
     Software Licensing Agreement for Adobe Framemaker product

  7. License Agreement:  Televantage
     Telephone system Licensing Agreement

  8. Developer Agreement:  Rational Purify

  9. Developer Agreement:  Microsoft
     Developer Network Agreement


In addition to the foregoing, it is explicitly understood by the parties to this Agreement, that there are third-party software packages that are used in the conduct of the Business that, by their terms and conditions, are not transferable. As a result, SSI explicitly acknowledges and agrees that VASCO shall use its commercially best efforts to achieve the transfer to SSI of such Licenses by the Effective Date. To the extent that any such License is not effectively transferred by VASCO to SSI as of the Effective Date, and thereafter SSI encounters any difficulty in purchasing upgrades, maintenance or renewals with respect to such licenses based on a question of the appropriate licensee or title to such License, then VASCO shall use its reasonable efforts to cooperate with SSI in effecting the transfer thereof to SSI.

Additional License with The Kernal Group: VASCO and SSI acknowledge and agree that, notwithstanding its best efforts, VASCO has been unable to obtain the consent of The Kernal Group or its affiliate, Zerofault, to the assignment to SSI of that certain software license agreement by and between VASCO and The Kernal Group (the "Kernal License"). SSI has determined that it does not currently require an assignment of the Kernal License for the continued operation of the Business and hereby acknowledges and agrees that the Kernal License is not among the Permits and Licenses to be transferred to SSI pursuant to the Agreement; provided, however, that if, within twelve (12) months following the Effective Date, SSI concludes that the Kernal License is necessary or reasonably beneficial to the operation of the Business, SSI shall inform VASCO of its desire to assume the Kernal License, and VASCO shall use commercially best efforts, with the full cooperation of SSI, to obtain the necessary consent to assign the Kernal License to SSI.

                           SCHEDULE 2.7

                       Allocation Schedule



  Allocation of Purchase Price for the VACMAN Enterprise transaction

  Purchase Price
       Preferred Shares              $  2,000,000
       Note                             1,073,094
  Total Purchase Price               $  3,073,094


  Allocation of Purchase Price:
  1 -  Intangible Assets
       Technology                    $  1,500,000
       Workforce                          400,000
       Customer Contracts               1,073,094
                                     $  2,973,094

  2 -  Tangible Assets                    100,000

  Total Allocation of Purchase Price $  3,073,094

                           SCHEDULE 2.8
                       Assumed Liabilities



SecureD Services Inc. ("SSI") shall not be responsible for any activities that occurred or any liabilities or expenses related to the Business that were created prior to the Effective Date of the Agreement.

Following the Effective Date of the Agreement, SSI shall be responsible for the performance of all duties under and the payment of all liabilities and expenses related to the following agreements and activities:

  1. Employment of Personnel, including their compensation, benefit plans and related taxes,
  2.   Performance under the Technology Collateral Escrow Agreement,
  3. Performance in accordance with each of the Purchased Contracts' terms and conditions, and
  4. Compliance with the terms and conditions of any and all license agreements transferred under the Agreement, including but not limited to the agreements listed on Schedule 2.1.5 and Schedule 3.6.

                           SCHEDULE 3.6
      Government and Third Party Approvals Required of VASCO



  1.   License Agreement: First Allmerica Financial (Licensee)
  End User Software Products License Agreement
  Dated: December 14, 2000

  2. License Agreement: John Hancock Life Insurance Company (Licensee) Software Licensing Agreement
  Dated: December 15, 2000

  3.   License Agreement: Sleepycat Software, Inc. (Licensor)
  Software Licensing Agreement
  Dated: December 2, 2000

  4.   License Agreement:  The Open Group  (Licensor)
       Software Licensing Agreement for DCE Source (Agreement Number 3115)
       Dated: August 1999
       Status of Consent: to be reviewed by Open Group legal counsel, who, as of 6/26/03, is out of country and will not be able to begin review of consent until 6/30/03 at earliest

  5.   Developer Agreement:  Rational Purify (Licensor)
       Status of Consent: Rational Purify requires own consent form. VASCO signed 6/24 and sent to SSI for signature and forwarding

  6.   Lease Agreement:  Holabird Management Company (Landlord)
       Office Space at 600 Reisterstown Road, Suite 606, Baltimore MD
       Dated: March 6, 2003 (amendment)   Original lease dated January 20,
       2000

VASCO and SSI acknowledge and agree that the Licenses described above are the only Licenses to be assigned to and assumed by SSI where the consent of the relevant third-party licensor is required. Notwithstanding the foregoing, to the extent that the relevant licensor's consent is not obtained by the Effective Date with respect to any of the Licenses described above, SSI hereby waives such consent to assign as a condition to Closing; provided, however, that VASCO shall continue to use its best efforts, with the full cooperation of SSI, to obtain such consents.

In addition to the foregoing, it is explicitly understood by the parties to this Agreement, that there are third-party software packages that are used in the conduct of the Business that, by their terms and conditions, are not transferable. As a result, SSI explicitly acknowledges and agrees that VASCO shall use its commercially best efforts to achieve the transfer to SSI of such Licenses by the Effective Date. To the extent that any such License is not effectively transferred by VASCO to SSI as of the Effective Date, and thereafter SSI encounters any difficulty in purchasing upgrades, maintenance or renewals with respect to such licenses based on a question of the appropriate licensee or title to such License, then VASCO shall use its reasonable efforts to cooperate with SSI in effecting the transfer thereof to SSI.

Additional License with The Kernal Group: VASCO and SSI acknowledge and agree that, notwithstanding its best efforts, VASCO has been unable to obtain the consent of The Kernal Group or its affiliate, Zerofault, to the assignment to SSI of that certain software license agreement by and between VASCO and The Kernal Group (the "Kernal License"). SSI has determined that it does not currently require an assignment of the Kernal License for the continued operation of the Business and hereby acknowledges and agrees that the Kernal License is not among the Permits and Licenses to be transferred to SSI pursuant to the Agreement; provided, however, that if, within twelve (12) months following the Effective Date, SSI concludes that the Kernal License is necessary or reasonably beneficial to the operation of the Business, SSI shall inform VASCO of its desire to assume the Kernal License, and VASCO shall use commercially best efforts, with the full cooperation of SSI, to obtain the necessary consent to assign the Kernal License to SSI.

                           SCHEDULE 3.8
                        Material Contracts

NONE

                           SCHEDULE 4.4
       Government and Third Party Approvals Required of SSI

NONE

                           Schedule 4.7

            Holders of Warrants to Purchase SSI Stock

There are nine investors who hold 333,333 warrants to purchase SSI common Stock at $1.50.

            Schedule 4.9   SSI Undisclosed Liabilities



King Moore Consultants Ltd.               $12,430.78
Morse, Zelnick, Rose and Lander           $40,000.00 (est.)

                          SCHEDULE 5.12
                    Prepaid Receivables Amount



PREPAID RECEIVABLES:

The following reflect payments made by customers for services that are to be rendered for the periods noted subsequent to the Effective Date.


              Customer                      Amount     Service Period Paid

First Allmerica Financial Life
Insurance Company                        $ 96,250.00   7/1/03 through 1/31/04
People's Bank                               7,522.37   7/1/03 through 1/31/04
Computer Sciences Corporation                 773.69   7/1/03 through 3/31/04

           Total Prepaid Receivables     $104,546.06


OPEN ACCOUNTS RECEIVABLE:

The following reflect services billed to customers but not paid by such customers as of the Effective Date. As noted below, services may either have been rendered prior to the Effective Date or will be rendered after the Effective Date.

         Customer              Amount       Period Services Provided

Integic   Billed            $ 194,114.50 Consulting Prior to Effective Date
Integic   Unbilled              3,819.40 Consulting Prior to Effective Date
Integic   Billed              169,420.50 Maintenance Prior to Effective Date
John Hancock Financial
Services                      118,525.88 7/1/03 through 6/30/04
3M/ IT Admin Services          58,210.00 7/1/03 through 9/30/03

    Total Unpaid Receivables$ 544,090.28

                           SCHEDULE 5.2.1(e)
                      Prepaid Receivables Amount



PREPAID RECEIVABLES:

The following reflect payments made by customers for services that are to be rendered for the periods noted subsequent to the Closing Date.


             Customer                     Amount      Service Period Paid

First Allmerica Financial Life
Insurance Company                       $96,250.00    7/1/03 through 1/31/04
People's Bank                             7,522.37    7/1/03 through 1/31/04
Computer Sciences Corporation               773.69      7/1/03 through 3/31/04

           Total Prepaid Receivables   $104,546.06




OPEN ACCOUNTS RECEIVABLE:

The following reflect services billed to customers but not paid by such customers as of the Closing Date. As noted below, services may either have been rendered prior to the Closing Date or will be rendered after the Closing Date.

                 Customer          Amount          Period Services Provided

Integic   Billed                   $194,114.50   Consulting Prior to Closing
Integic   Unbilled                    3,819.40   Consulting Prior to Closing
Integic   Billed                    169,420.50   Maintenance Prior to Closing
John Hancock Financial Services     118,525.88   7/1/03 through 6/30/04
3M/ IT Admin Services                58,210.00   7/1/03 through 9/30/03

      Total Unpaid Receivables     $544,090.28

                            EXHIBIT D
                        SSI Business Plan

[cover page]
                         SecureD Services
                            eBusiness
                             Commerce
                             Security

                     Good Things Come in e's

SecureD Services
e-Security Consulting and Managed Services http://www.secured-services.com

                        TABLE OF CONTENTS


1.0)    EXECUTIVE SUMMARY                                       4
2.0)    BACKGROUND AND INDUSTRY ANALYSIS                        7
3.0)    THE COMPANY                                            10
  3.1)  INTRODUCTION                                           10
  3.2)  PRODUCTS AND SERVICES                                  11
  3.3)  INTELLECTUAL PROPERTY                                  17
  3.4)  STRATEGY                                               19
  3.5)  ACQUISITION MODEL                                      19
  3.6)  SALES, MARKETING, AND OPERATIONS                       21
  3.7)  COMPETITION                                            23
4.0)    MANAGEMENT                                             25
5.0)    FINANCIAL PROJECTIONS                                  28
6.0)     APPENDICES                                            33
  6.1) SECURED SERVICES, FINANCIAL DETAILS                     33

                           DISCLAIMERS


                 CONFIDENTIALITY & NON-DISCLOSURE

This Business Plan and its contents are confidential and are the property of the Company. No reproduction of all or any part of this business plan and accompanying projections or any redistribution thereof is permissible without the prior written consent of the Company.


                      SECURITIES DISCLAIMER

  Except for historical information contained herein, the matters discussed in this document are forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to technical risks associated with new technology development, government regulatory approvals or continued working capital. Additional information concerning factors are set forth in this document. This is not an offer to buy or sell securities; those may only be made via a Private Placement Memorandum or Prospectus.
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1.0)   EXECUTIVE SUMMARY

This Business Plan describes the business plans of SecureD Services, Inc. (the "Company") an Information Security Services firm providing professional and managed services to business and government (e-Security). The Company will be created through a combination of certain business assets of DOLFIN.COM, Inc. ("DOLFIN") and VASCO DATA International, Inc. ("VASCO").

The assets of VASCO's VACMAN Enterprise division ("VACMAN") including intellectual property and customers will be acquired by the Company. VAMAN produces security software that enables companies to securely manage end user access and single sign-on to web, client/server, and legacy applications in one integrated system. It provides users with secure access to applications, web pages, and data objects based on their company's security policies. VACMAN is currently installed in many large name brand accounts including the US department of defense, NASA, John Hancock, etc. where information security is a core organizational requirement. See appendix 6.3 for more details on the acquisition.

Certain assets of DOLFIN.COM including its intellectual property and customers will be acquired by the Company. DOLFIN.COM is a leader in the field of data and network security. It has offices; in Toronto, Ontario, Philadelphia Pennsylvania and Washington DC. DOLFIN has been in operation since 1988. DOLFIN offers the following services:
* Information Security Audits and Assessments
* Penetration Testing & Wireless LAN Infiltration
* Security Policy Development and Verification
* Secure Infrastructure Design, Implementation and Integration
* Forensic Analysis
*    Managed Security Services
  *  Managed Firewall
  *  Managed Intrusion Prevention and Detection
  *  Managed Content Blocking, Filtering and Tracking

DOLFIN.COM's clientele include financial service companies (community banks, national banks, insurance companies and fund companies), large national telecommunications companies, government agencies & organizations, prominent e-commerce based companies, health care organizations and other businesses in most every segment of the market.

Along with significant organic growth of the acquired assets from DOLFIN and VASCO the Company will grow thru strategic acquisitions to achieve its business plans. The Company will acquire cash flow positive security consulting and managed services firms. The Company will provide them with access to working capital, the best practices in, and the best products for, total information security allowing them to grow organically at an accelerated rate. Synergies from SG&A and R&D savings as well as concentrated customer focus will produce above average returns.

The premise behind the opportunity is that there has been an explosion in the utilization of computers and networks to support a multitude of commercial activities including business to business and business to consumer transactions, usually referred to as "e-Commerce" or "eBusiness". IDC estimates that in 2003 these transactions will top $1.5 trillion. Regrettably it is now widely recognized that computer systems, as they are architected today, are highly vulnerable to attack and compromise. The Internet was invented to share information, files, transactions, and other computer resources not to secure them. In a February 1997 issue, Fortune magazine estimated that losses from computer crime are as high as $10 billion/year. In the spring of 2000 the "Love Bug" virus alone cost industry and government over $15 billion in estimated losses. As Internet use has expanded in corporate America, standard security measures such as firewalls and encryption are no longer sufficient. The business risk and costs associated with breaches in security are significant and increasing. Based on the recent CSI/FBI Computer Crime and Security Survey of 538 small to large U.S. companies, the following table represents the reported loss (categorized by the type of fraud):

CSI/FBI Computer Crime and Security Survey Results:

Type of Fraud                    Largest Reported      Average Loss
Theft of Proprietary Information     $50,000,000           $2,850,941
Sabotage of Data or Network           $3,000,000             $199,350
Telecom Eavesdropping                   $500,000              $55,375
System Penetration by Outsider       $10,000,000             $453,967
Insider Abuse of Net Access          $10,000,000             $357,160
Financial Fraud                      $40,000,000           $8,049,237
Denial of Service                     $2,000,000             $122,389
Virus                                $20,000,000             $243,845
Unauthorized Insider Access           $5,000,000             $275,636
Telecom Fraud                         $8,000,000             $502,278
Active Wiretapping                            $0                   $0
Laptop Theft                          $2,000,000              $61,881

The Company believes that there will be no sustainable e-Commerce unless those who wish to use its capabilities are convinced of its structural integrity. Furthermore, there is no one dominant player today who is providing a complete offering that ensures the structural integrity of an organization's computers, clients, networks and applications with an end-to-end integrated security solution. The Company intends to become a dominant force providing this end-to-end security solution.

  The Company's fundamental value proposition is to enable its customers' e-Commerce infrastructures by providing them with end-to-end e-Security services.

After the close of the two acquisitions the company will operate with offices in Baltimore Maryland, Philadelphia Pennsylvania and Toronto Ontario. The Company will serve Federal, State and Municipal Government, Institutional, Business and certain vertical markets, such as Banking and Healthcare, where highly sensitive information and high value transactions occur inside the corporate network, on corporate Intranets, and through the Internet. Projections for the 2003, 2004 and 2005 are that the Company could reach proforma revenues of $8.9M, $15.2M and $25.9M with $1.3M, $2.9M and $6.1M in earnings before tax.

Larger and larger e-Security projects in the $10M dollar plus range are being awarded in part because of 911 and the Home Land Security act. New and higher security standards are required to secure the critical information infrastructure of government and commerce. The Company must grow significantly to be able to compete successfully for these larger and larger opportunities.

The Company is seeking to raise $3 million in the form equity financing to fund its operations after acquiring the assets of both DOLFIN and VASCO as described above. The funds from the financing will be used as follows:

$500K                            Additional Sales and Marketing
$1,750,000                       Working capital to fund organic growth
$750,000                         R&D for continued development of its
                                 Managed Service offering
$3,000,000                       Total

After the successful completion of the first phase of acquisitions and the integration of the merged companies, the Company will move forward with a second phase of mergers and acquisitions aimed at broadening market reach and adding other industry specific application solutions that will be funded with the proceeds from a second financing.

Management believes that the funds it is seeking will be sufficient to operate the company after acquisition of the initial target companies, including integration costs. A significant part of the investment capital will be used for expanding the sales channel and funding a targeted marketing campaign in order to accelerate revenue growth.

2.0) BACKGROUND AND INDUSTRY ANALYSIS

IDC has projected the number of Internet users to grow to 600 million users in 2002. New Internet applications, including an explosion in wireless Internet applications, are developed daily and demonstrate the flexibility and versatility of the Internet as a communications and publishing media. Unfortunately, the Internet's structure of interconnecting computer networks creates an unlimited number of opportunities to launch network attacks on sensitive and proprietary information.

IDC predicts "Corporations Will Reset Their IT Security Plans in 2003." September 11 has corporations rethinking security in all aspects. Call it the "Bin Laden effect." The focus of IT security will grow from authentication, authorization, and administration (3As) to include business continuity. Physical and IT security will become part of the same whole. This will provide an opportunity for suppliers of IT services and products but create challenges for CIOs and IT managers. As shown in Figure 1 below, demand for information security services will reach $21 billion in worldwide annual spending by 2005.

Demand for security software is also on the rise. As shown in Figure 2 below, worldwide spending on security software will increase to $9.4 billion in 2005. Security technology is moving into a concept of being baked in to the IT infrastructure as opposed to being smeared on. This means that security is becoming a more fundamental component of IT strategy at a foundation level. In fact, security is an important foundation element for many of the leading growth drivers in the IT market today, including Web services and digital identity services.

        Worldwide Information Security Services Spending,
                            2001-2005

               2001                7,000,000
               2002                9,500,000
               2003               12,000,000
               2004               16,000,000
               2005               21,000,000

                     Source IDC, January 2002
                             Figure 1


The news is filled with reports of security breaches, which seem to occur all the time. These attacks have resulted in billions of dollars in lost revenue, outright theft, productivity losses and significant legal fees and insurance claims from liability lawsuits from companies who have not adequately secured their IT infrastructure.

           World Wide Security Software Spending (3As)
                            2001-2005

                     2001           3,700,000
                     2002           4,300,000
                     2003           5,800,000
                     2004           7,000,000
                     2005           9,400,000

                     Source IDC, January 2002
                             Figure 2


  a.     Security Market Challenges and Opportunities

Several economic and technological issues, transcend all areas of information security services, including the following:

The rapid development of Internet, intranet, extranet, remote access, and mobile wireless networking infrastructure technologies has left end users at all levels of the corporate structure demanding increased network access to greater amounts of information from variable locations. This unprecedented level of network accessibility is being leveraged to enable all stakeholders (e.g., employees, customers, partners, and suppliers) to access internal corporate information and allow users to engage in ecommerce activities (both business to consumer [B2C] and business to business [B2B]) to purchase and transfer goods and services over the public network. These trends have expanded the market opportunities for security service providers (e.g., managed security services providers [MSSP]). Many large organizations lacking sophisticated security expertise have experienced tremendous benefits by having a third party with a team of security professionals manage their security requirements rather than undertaking the costly and burdensome endeavor of building an in-house security staff.

Concerns about network security vulnerabilities continued to receive increased attention over the past year with several new worms and viruses infecting email and servers worldwide. Nimbda, Code Red and Bug Bear became household names, as media accounts of widespread viruses and network breaches continue to capture the attention of enterprises, as well as branches of the local, state, and federal governments, many of these organizations have come to a revelation: It is no longer a matter of "if" a security incident will occur, but more important, "when" will the breach occur and how much damage will it cause to your organization. The byproduct of these headlines includes increased demand for security policy reviews and vulnerability assessments to test the preparedness not only for external attacks but also for a host of internal threats (e.g., contractors and disgruntled employees). The demand for information and services from Web sites such as McAfee.com and Symantec has also increased because of the latest round of deadly viruses. As a result, services for information security assessments and integration services have become some of the fastest-growing segments in the information security services industry.

IT departments continue to experience budgetary pressures with regard to proper staffing levels, while simultaneously being asked to provide higher levels of network accessibility and security. IT departments are increasingly finding that outside information security service providers present a cost-effective alternative to developing and maintaining specific types of security skills and capabilities in-house (particularly in the context of an extremely competitive information security skills market). This type of selective outsourcing trend among enterprise organizations and service providers can help relieve the arduous task of day-to-day IT security management and allow a sharper focus on core business objectives (e.g., healthcare, telecommunications, financial services, manufacturing and education etc.).

The resulting rise in security awareness has also driven interest in security training and education programs, particularly in the United States. Spending on information security training and education in the United States is expected to reach $725 million by 2005, representing a 16.3% CAGR. Security product vendors such as Check Point, RSA, and Cisco often utilize the services of independent third-party training firms to broaden their access to a larger number of students. Firms typically utilize three different mediums to deliver education and training: instructor led, technology based, and text based.

As the competition among security software vendors increases, profit margins on products will remain under pressure. As a result, security software is increasingly being integrated into hardware appliances. Initially, computer security was embodied in "black boxes" that did their work with limited user interaction. While the Internet grew, the security functions moved to software that could be modified to address new threats and business requirements. Over the past few years, however, the black box has returned in the form of the firewall/virtual private network (VPN) security appliance.

The September 11 attacks on the World Trade Center and the Pentagon, as well as outbreaks of Distributed Denial of Service Attacks in February 2000, and more recently, the Code Red and Nimda worms, have created a sense of vulnerability in business organizations never seen before. While these events differ in their overall magnitude, each is having a significant impact on the economy as well as on management priorities and focus. One area that has certainly increased in importance is IT security and availability. Most businesses and government organizations have had to re-evaluate their efforts in response to expected future threats.

With the credible threat of additional cyber attacks and cyber terrorism, all levels of government and business are making secure IT networks a mission-critical priority. U.S. President Bush recently named Richard Clarke to head the Office of Cyberspace Security. Clarke has warned of the possibility of a "digital Pearl Harbor" in which a terrorist attack would paralyze computers, electrical grids and other key infrastructure.

An analysis issued on September 22, 2001 concludes that the potential exists for devastating cyber attacks following any retaliation to the September 11 events and those attacks could significantly debilitate U.S. and allied information networks.

According to a report by the President's Commission on Critical Infrastructure Protection, it is estimated that 19 million people worldwide have the skills to engage in malicious hacking. According to Tom Marsh, who was the
commission's chairman, the worst-case scenarios are nightmarish   a determined
coalition of hackers, he said, could disrupt 911 services, air traffic control, the power-switching centers that move electricity around the country, rail networks, the financial networks and more. "It's a major undertaking," said Mr. Marsh, a retired U.S. Air Force general, "but it's not beyond the realm of possibility." The complexity of the attacks on the World Trade Center and the Pentagon, he said, showed that "even terrorist organizations can conduct very well-organized and sophisticated attacks."

In addition to these external attacks, internal threats, already on the rise, will become even more problematic in the coming months. History indicates that 70% of all security incidents originate from internal sources. In an environment of downsizing, internal security and security control efforts will become much more important.

IT is a critical component of most business processes and recent events have reinforced just how much businesses rely on their IT infrastructure. As a result, IT vulnerability has become a high priority executive and boardroom issue.

Tightening IT infrastructure security has become "issue one" for many leading business organizations around the world. Top management must provide proactive sponsorship for efforts that will ensure adequate security and availability in their business or they are placing their organizations at great risk.

The challenge for most executives is finding an e-Security supplier that can meet all of their needs across all geographic locations providing consistency, reliability and affordability.

3.0)   THE COMPANY

3.1)   INTRODUCTION

  The Company is a Delaware corporation formed in September 2002 to develop and market IT and Internet Security Consulting and Managed services ("e-Security") to Fortune 2000 organizations. The Company's first two acquisitions are preferred providers in the delivery of Information Security (e-Security) services operating out of Toronto, Philadelphia and Baltimore. The Company's customers will include financial institutions, healthcare providers, telecommunications providers, state and federal government agencies. Through a technique known as "Industry Buildup" (IB) and aggressive organic growth the Company is seeking to become a dominant provider of e-Security on a national and international scale. The Company has identified e-Security Systems Integrators in each major market in which it wishes to operate. It has currently entered into letters of intent with two candidate organizations.

  Acquisitions will be made with a combination of common and preferred stock, options and warrants. Based on marketing studies and industry projections and the expected demand for, and costs of, security consulting employees, the Company expects to experience profit margins substantially higher than those of general purpose IT consulting organizations. In this regard, the Company expects to operate with gross margins growing to greater than 60%. See "Financial Projections." The Company has three founding stockholders, King Moore, Michael Dubreuil and Ken Hunt.

  The Company has identified over 400 additional candidate Information Security providers that have the right profile. That profile initially includes an established revenue stream in the range of $3M to $15M. The Company is in preliminary discussions with four of these enterprises at this time.

  The Company may seek additional funding to add between two to three acquisitions in the US by the end of December 2003. The Company's primary focus will be on acquisitions that are either profitable and have the potential with funding to grow organically at 50% plus.

3.2)   PRODUCTS AND SERVICES

Products and Services

  The utilizing the services and technology from the acquisitions the Company will offer a comprehensive set of security services designed to meet the Internet and computer security needs of its clients. The Company's security products and services are designed to provide organizations with an integrated Information Security Architecture that will protect their information assets without compromising their ability to do business. This Architectural approach allows the Company's clients to take full advantage of the Internet and Internet related technologies such as e-Commerce with minimal "business" risk.

  The Company's Offerings will include all the policy development consulting services, products, implementation, testing certification and ongoing monitoring required by an organization to protect its information assets and reputation from theft and attack. The Company's offerings will include:

1. Security Needs-Analysis, Requirements and Budget Definition:

The first step in developing an e-Security Architecture is to review a Client's information infrastructure and business requirements. Using a well-defined and tested methodology this review of the Client's security requirements is used to develop a high-level requirements document from which a preliminary risk assessment and cost benefit analysis is developed.

2. Current Threat, Risk, and Vulnerability Assessment:

The Company assesses all of the factors that could determine a client's risk of sabotage or tampering. The assessment includes but is not limited to the following: size of the client's organization, number of competitors in the marketplace, distance from competitors' market, interest of the general public in the client's software, products or information, the number of concurrent connections to the Internet, plus other factors. Part of the Company's assessment process is to identify which risks may affect its clients the greatest and to design a high payoff e-Security Architecture that can handle these risks. Not all threats and vulnerabilities apply to all Information Systems situations. To get a clear understanding of what an environment's real vulnerabilities are an "As Is" Analysis is completed. This is a comprehensive detailing of the environment's characteristics. This analysis can be very effectively summarized in a three dimensional "Security Matrix." The analysis begins with an enumeration of applicable threats. These make up one axis of the Security Matrix. Figure 3 below summarizes the most common network threats examined in such an analysis.

    Intra-facility Threats
      Network Sniffing              Remote   Corporate    Dedicated  Branch
      Browsers                       Users--Headquarters-----Line----Office
      Communication Protocol                   |
        Attacks                                |
      Unauthorized User Access                 |
      Trojan Horse and Virus                   |
        Attacks                                |
      System Security Holes                    |
      Denial of Service                        |
                                               |
    Inter-facility Threats                     |
      Other(uncontrolled) sites                |
      Hacker Access                            |
      Imposter Access                       Internet --------------- Customer
                                                                       Site

               Figure 3: Threats and Their Sources

The next variables that are examined are vulnerabilities. Figure 4 below suggests some of them that are examined in a comprehensive vulnerability analysis. These vulnerabilities become the second axis of the Security Matrix.

[Architectural plan with the threats described above attacking a Secure Data Center]

              Figure 4: Typical Site Vulnerabilities

Five classifications of security protection and their "worth" or "remedy figure of merit" are examined and become the third axis of the Security
Matrix:

1. Access Control implemented with VACMAN Enterprise software and Firewalls, Tokens, Network Reference Monitors, and Secure Operating Systems.

2. Identification and Authorization implemented with VACMAN Enterprise and devices that include passwords, PID systems, Retina Scans, Voice
Identification Systems, and hybrids or combinations thereof.

3. System Integrity checks range from simple parity schemes to elaborate check sum systems.

4. Data Integrity and Privacy is accomplished by one of the many Encryption algorithms in hardware or software implementation choices.

5. Auditing procedures, which detect, isolate and identify security violation attempts, have a myriad of implementation choices.

     This analysis can be summarized graphically. When presented in graphical form, the resulting three-dimensional matrix becomes a contour map. The contour volume represents total system security.

        [Graph with Threats on the bottom and Vulnerabilities on the side]

                                                     Remedy Figure of Merit
                                               V
                                               U
                                               L
                                               N
                                               E
                                               R
                                               A
                                               B
                                               I
                                               L
                                               I
                                               T
                                               I
                                               E
                                               S

                                 THREATS

                  Figure 5: Security Contour Map

3.     Existing Security Technology, Information Systems and Policy Review:

Another essential component to total information security is assurances that sound and sensible policies with respect to information integrity are in place. The Company performs a detailed audit and inventory of its Client's existing security technology, their information systems, and all existing Security Policies and Procedures. This Audit and Inventory is used as the baseline from which an e-Security Architecture is designed to meet the Client's security requirements.


4.     Security Architecture Design and Development:

The Company designs an e-Security architecture upon which its Clients can securely and affordably operate their information systems, including conducting commerce and other business operations over the Internet. The Company's e-Security Architectures encompass providing a framework that includes corporate security policies, user authentication, hardware and software tools, data and application classification, proactive security monitoring, and reactive response procedures to detected threats, etc.

The Company then creates a transition plan and prescribes remedial measures to achieve the required IT system security. It will develop a "To Be Model" which prescribes mandatory remedies. The client's existing Enterprise-wide business model should determine the policy of who needs to have access to resources from the perspective of the organization's day-to-day needs. The mapping of an organization's resources, e.g., information, equipment, communications, facilities, is structured into levels and categories from "top to bottom" throughout the Enterprise with policy rules being defined for access. Every player and contingency needs to be covered to assure an effective policy. Additionally, a system design includes impact analysis to maintain performance and reliability levels of the system. Finally, discretionary remedies for future implementation are presented and discussed so that the e-Security Architecture is able to evolve and change as circumstances, threats, and vulnerabilities themselves change.

5.     Security Policy and Standards Development (Organization/System):

The Company develops Security Policies and Standards for its Clients that, when followed, will reduce the possibility of a successful security intrusion. In addition to being an immediate revenue stream, this practice will also lead to recurring revenue in the area of Managed Security Services
(MSSP) because most Clients will be challenged to maintain a stringent set of Security Policies and Standards.

6.     Security Management and Monitoring Plan Development:

The Company provides security management and operational monitoring plans, which implement a Client's security policy with a maximum of efficiency and effectiveness. Security Management includes changing user passwords, assigning user authentication devices, adding and revoking application privileges, etc. Security monitoring looks for attempted intrusions, policy breaches, new security holes, etc. to allow for remedial responses before any damage is incurred.

7. System Security Implementation Including Planning, Procurement, Installation, Customization And Configuration:

The Company implements, on behalf of its Clients, the recommended e-Security Architecture that best meet their security requirements as mandated by industry best practices and or legislative requirements. This includes the procurement or custom development of required security hardware and software; also, the installation and testing of such equipment.

8.     Staff Security Awareness Training and Development:

The Company performs security awareness training for all staff, customers and suppliers. This training can be delivered using simple email messages; computer based training modules, and classroom sessions. The training emphasizes the role of the individual in maintaining a safe and secure environment, as well as the consequences to them, and the organization for not following the security policies.

9. Ongoing Certification, including: Penetration Testing, Cryptographic Testing, Vulnerability Testing, Policy and Standards Adherence Review:

The Company will provide its Clients with ongoing certification that their information infrastructure is secure, properly monitored, maintained and in accordance with the Client's security policy. This service is typically performed on a regular basis at the client site and/or remote from the client site.

10.     Best of Breed e-Security Products:

The Company provides third party security hardware and software products to implement the Security Architecture it develops for its customers. The third party security products the Company recommends are the best available in the product class at the time. The products are ranked based on capability, security robustness, adherence to standards, ease of integration, management, maintenance, and upgradeability. These products are categorized into the following classes:

User Security
Data Security
Network Security
System and Application Security
Enterprise Security Management and Maintenance

The Company has developed custom applications to meet unique customer needs, or to integrate existing applications into an overall security architecture. These applications are based as much as possible on existing solutions to reduce price, development time, and ongoing maintenance costs.

11.    Managed Security Services (MSSP)

Most organizations lack the security knowledge and resources to protect themselves adequately. In addition, there are significant costs involved in establishing, training and retaining the professional staff required to manage information security requirements on a 24 hour a day x 7 day a week (24 X 7) basis. Combined with the severe shortage of trained information security professionals and already burdened IT staffs, the Company provides outsourced experts who reside at its clients sites on a part-time to full time basis. This is not much different from conventional outsourcing, which has been embraced by many corporations trying to reduce operational costs while creating more focus on their core competencies.

The Company will provide MSSP services remotely on a 24 x 7 basis monitoring the ongoing security functions of its clients such as access control, firewall, authentication, content filtering, intrusion detection, virtual private networks and bandwidth management. These services have been developed in-house using Open Source applications of their base and then have been customized and highly integrated to reduce the cost on maintenance and management.

Additionally the Company provides to its customers who do not have their own qualified security staff on-going on-site "Security Change Management" for the following critical e-Security parameters:

User IDs             - For employees, customers and suppliers
User Tokens          - New, lost and expired
Passwords            - New, forgotten and expired
User Access          - Based on user access requirements
Application Change   - To ensure continued security policy conformance
  Management
System Changes       - To ensure continued security policy conformance
Network Changes      - To ensure continued security policy conformance

In addition to the above core offerings, the Company will continue to develop its Product and Service Offerings to meet the ever-changing requirements of business. The rapid pace of change of business continues to evolve around the development of new and innovative uses for the Internet and the Company will stay at the cutting edge of the technology.

3.3)   INTELLECTUAL PROPERTY

The Company's intellectual property consists of its know how, methodology, staff experience, and certain proprietary applications. The Company's e-Security Architecture as described above is delivered using an integrated suite of Security systems through a service offering called SecureD, which will form the core offering of its Managed Security Services.


The Company's SecureD service is the next evolutionary step in enterprise security. Using a proven secure operating platform, the Company has incorporated the critical Internet security functions into a single gateway that allows the Company to tailor a security solution to meet its client's specific security requirements. The Company's SecureD service "acts" on its clients network as a Security Gateway to provide automated, real-time network security, all-in-one integrated software solution.

The Company has developed its SecureD service such that it incorporates its client's required Internet security requirements into one easy to maintain and manage software solution on one hardware appliance in most instances. The SecureD service comes in several hardware configurations designed to best fit a client's throughput and fault tolerance requirements.

The Company's VACMAN Enterprise 5.0 software enables its clients to securely manage user access and single sign-on to web, client/server, and legacy applications in one integrated system. It provides users with secure access to applications, web pages, and data objects based on their policies. Additionally, users have single sign-on to any application protected by VACMAN that they are permitted to use. Unlike other solutions, VACMAN Enterprise addresses the need of an enterprise by combining the power of directory and security technologies utilizing a common framework.

VACMAN Enterprise provides a foundation for organizations to:
  *  Centrally control user access and management
  *  Increase security and user efficiency through

 Secure Single Sign-On
  *  Leverage investments in existing infrastructure
  *  Enable security without application programming
  *  Deploy rapidly with smart implementation tools

Centralization is fundamental to reducing administration costs and complexity. Centralized security management allows administrators to easily manage large numbers of users' privileges across all applications and platforms, eliminating the need for proprietary and redundant security systems.

Single sign-on across multiple applications, platforms, and environments provides a rich user experience, increased security, productivity, and reduced customer support costs. VACMAN Enterprise fine-grained access control and single sign-on provides an easy way to address the specific needs and access rights of each user, while restricted resources and applications remain hidden and secure.

VACMAN Enterprise leverages a client's technology investments by supporting all leading infrastructure components, including directories, web servers, applications servers, legacy applications, and authentication methods. It is one of only a few products that can address the needs of a large enterprise from web to mainframe. More importantly, it provides one infrastructure to handle web, client/server, and legacy platforms.

VACMAN Enterprise employs a simple, yet sophisticated approach to provide access control and single sign-on services for users. This approach--Protocol Support Module ("PSM")--easily allows for new applications, platforms and databases to be snapped into the VACMAN Enterprise environment, without recoding the application. This dramatically reduces the time, cost and effort of implementing and supporting VACMAN Enterprise when compared to other products.

A mature SSO system must be capable of a smooth, almost seamless integration of the existing security environments into its own. VACMAN Enterprise provides: 1) Dynamic User Registration (DUR) and 2) Password Auto-learning. This allows organizations to authenticate and automatically register a user into the new SSO system and grant their global identity. From here, the global identity will securely map to the user's account on any other target system(s). In addition, VACMAN Enterprise can be configured to learn target, application-specific user IDs and passwords as the user enters them the first time.

VACMAN Enterprise enables a transparent, non-invasive security architecture that allows an organization to deploy a wide range of services, quickly and efficiently, across web, client-server and legacy environments. Whether a client is focused on B2B or B2C, VACMAN Enterprise delivers increased productivity, decreased time-to-market, leverages a client's IT resources and decreases its total costs of ownership.

As the additional planned acquisitions are closed, each of the acquired companies have their own methodologies, know-how and, in most cases, some proprietary applications, trademarks, and in a few cases some patents (herein "IP"). All of this IP will be inventoried and cataloged into the Company's knowledge base. This knowledge base will be securely accessed from all of the Company's locations through a Virtual Private Network. Each office will search the database for pertinent know-how or applications as it applies to their particular client's situation. As IP is developed it will be added to the knowledge base. The benefit of this approach is that the staff of each office will have the experience of all Company locations, providing a formidable competitive advantage.

3.4)   STRATEGY

The Company will integrate its first two acquisitions ensuring that they will meet their revenue and profit targets per its financial projections. The Company will then seek to accelerate growth thru acquisition, acquiring firms that are profitable, or at a minimum breakeven and that on average are in the $3M to $15M revenue range. The acquired firms will already have most, if not all, of their business based on providing Internet Security Services, through the implementation of AntiVirus software, the installation of Virtual Private Networks, the implementation of firewalls and encryption products, the securing of existing and new business applications, etc. The company will train and certify its acquired staff with the required security skills to offer the Company's full e-Security Architecture to their new and existing clients.

In addition, the Company expects to hire and attract those individuals in each market who see Internet Security as their career by positioning the Company through Branding as the "place to be" for Internet security professionals. Advanced training, security clearances, and other perks will be made available to the best and the brightest. All staff will be put through certification training, for both commercial and government organizations. The Company will provide its employees with opportunity for career advancement and development in their chosen field of expertise that will be difficult for them to attain anywhere else.

Each office will operate as a separate profit center, retaining the entrepreneurial spirit of the acquired professionals. The Principals of the acquired companies will become Managing Partners of the organization in their territory. All Administration, Human Resources, Finance, Formal Technology Review, and Marketing functions will be centralized through headquarters. The Company believes that by centralizing these services, the professionals in the field offices will see a dramatic productivity improvement, which will lead to increases in revenue, and improvements in revenue and profit margins.

As the junior Security consulting professionals advance through the ranks based on increased certifications, education and business experience they will be developed into practice area leaders leading to P&L responsibilities and eventually operating their own branch office.

3.5)   ACQUISITION MODEL

Over 400 candidate companies have been identified. Some of these companies provide geographic coverage. Others provide expertise on a particular security service offering or in a particular market vertical. Still other candidates have intellectual capital strategic to developing a complete service offering. Others represent the acquisition of a potential competitor down the road through their own organic growth or by acquisition of another group following a similar strategy to the Company.

The Company believes it will be successful in attracting the Candidate companies it is interested in because of the leadership and experience of the management team and the comprehensive nature of its business plan and the many benefits that are delivered to the candidate companies. However there are many suitors for the Company's primary acquisition targets, but there are some specific benefits that the Company offers potential e-Security integrators. They are:

  1. Focus   There are many candidate companies being targeted today by many full service systems integrators who are looking to add e-Security to their offerings. The challenge for these target companies is that they will lose focus and cease to have their service offerings developed as a priority as they become part of a larger whole.

     The Company will give these candidate companies the competitive tools necessary for them to be successful in the e-Security market. As such, they will quickly be viewed differently by their customers and will have a clearer value proposition. This will give them the ability to successfully sell a broader arrange of higher margin e-Security services.

  2. e-Security Service Offering   The Company will give acquired  companies
     a pre-packaged set of security consulting and managed services that will be easily marketable to their existing clients. These offerings will be continually updated with the latest advances in the industry.

  3. Growth Financing   the Company will have the financial backing necessary
     to support accelerated growth by its acquisition targets. They will have the ability to experience unencumbered growth and will have access to larger and more sophisticated opportunities that they could not pursue in the past due to their size and capitalization. Because principals will not have to focus on financing and administration, the acquired company will be able to invest more time into opportunity development and sales thus continuing to grow their successful businesses.

  4. Human Resources   The Company will provide traditional HR services
     ranging from recruiting to training to benefits administration, but leaving essential decision control in the local markets.

  5. Research and Development   The Company's Research and Development
     efforts will provide the acquired company with early identification of threat/risk trends and associated opportunities. The acquired company will have access to reviews of leading edge technologies, product accreditation, and product integration.

  6. Marketing and Branding   By creating a brand name in the Company, the
     acquired company will be able to utilize name recognition, thus making
     more substantial sales.   The prospective client will have a clearer
     message of the their core competencies that will result in an increase in unsolicited prospects. This focused Branding will make it easier to attract and retain staff and the overall close rate will increase dramatically.

  7. Value Realization and Liquidity   An acquired company will be able to
     receive a value for their company that will recognize their past, present, and future performance. This value will be real and will likely be liquid within 12 months or less after being acquired.

Valuation for these companies will be in the .5 to 1.5 times revenue or 3 to 5 times free cash flow. Valuation will depend on the levels of profitability, the length and breadth of backlog and existing long-term contracts. Further intellectual property and unique extensible service offerings will influence valuation.

Over time the company expects that valuations may increase. At this point in time valuations are steady and are influenced by the severe reduction in values as seen in the broader IT services and products market.

3.6)   SALES, MARKETING, AND OPERATIONS

Sales, Marketing and Operations

The Company believes its e-Security Consulting Services will be in great demand, given the projected security skills shortfall over the next three years. Through a strategic brand awareness based marketing and public relations program, the Company will position itself as a 100% focused, manufacturer/developer independent, International Provider of IT and Internet security services. A direct sales force in each local market that the Company will operate in, will fulfill the demand created through the marketing campaign. Alliances will also be pursued with other application developers, product manufacturers, Internet Service Providers (ISPs), Telecommunications Companies (Telcos), and Wireless and Cable operators.

The Company will operate each local office as a separate profit center. The organizational model will be that of a large consulting firm. The principals from the acquired company will each manage their office with a title of Managing Partner. The other managers, senior consultants and sales executives will carry the title of partner, associate partner, principal, manager, consultant, sales representative, etc. based on their position and experience. The local staff in their market will make all sales and provide all "in-market" fulfillment. The sales office location, in which the customer's decision-making occurs, will handle any national or international sales opportunity. National Account Project Managers located regionally will assist in coordinating the fulfillment of national or international sales.

The initial focus will be to develop the North American market. The International market will be initially handled on an opportunistic basis until the Company believes it has enough critical mass in North America. Over time the Company will focus on seven major markets throughout the world: five in the US, one in Canada, and one internationally.

The Company believes its market appeal will be its capability to integrate best-of-breed security products, services and processes to provide an integrated Enterprise e-Security Architecture to its clients. Market research has indicated that organizations want more than just a firewall or an anti-virus solution. Today's Client wants to rely on neutral third party systems security integrators that can provide comprehensive security solutions that encompass the entire enterprise. Typically, organizations are seeking an e-Security Architecture that can protect them from outside intrusions, internal security violations, and the ability to transact e-Commerce business and move digital transactions safely on Corporate LANs, Intranet and extranet environments. Therefore, the Company has set the goal of providing "end-to-
end" security solutions to protect the most important asset   intellectual
property that resides in computers and database repositories on networks. The Company's security services model is comprehensive and has specific targetable opportunities that the competition does not address.

The Company believes it has significant opportunities with the following market characteristics:

  1. A market for e-Security consulting services and products that is rapidly growing;

  2. Highly fragmented industry without a clear market leader;

  3. Significant economies of scale to be realized by implementing best practices on a global basis;

  4. No national/international company focused on end-to-end, product independent, e-Security consulting;

The Company intends to exploit this opportunity by:

  1. Growing its market leadership position in providing "an integrated e-Security Architecture" from which business can embrace the new economy with a minimal of "non-business" risk.

  2. Providing consistent levels of e-Security services, implementation and monitoring in all the major markets;

  3. Partnering with those organizations that must secure their service offering in order to do business with their clients (telecommunications, banking, healthcare, utilities and government etc.).

The Company believes that its innovative approach to e-Security will create significant market awareness and intends to use this awareness to capitalize on the unique marketing opportunities described above. Our sales and marketing strategy will include the following:

  1. A clear focus on target markets;

  2. A clear understanding of how to leverage various market entry sales strategies to obtain maximum sales coverage and mitigate risks;

  3. The planned geographic representation and sales infrastructure to capitalize on the explosive growth in e-Security;

  4. e-Business security application solutions ranging from secure transactions to secure document distribution over the Internet.

  5. A communications program that will create an awareness of the Company among clients and other key industry influencers;

  6. Advertising and public relations agency relationships that will assure the quality, consistency, and effectiveness of our communications.

In summary, the Company intends to become a dominant force in the e-Security space with its comprehensive security solutions and its aggressive marketing/sales strategy that incorporates direct sales, mass merchandising, annuity services "managed" and strategic partnerships.

3.7)   COMPETITION

As mentioned above, there is no one dominant player in the market at this time, but there is a lot of activity. Key market trends include an increase in the number of single "point" solution security-related products and services and the vertical integration of market segments (such as firewalls and AntiVirus products), reducing over time the total number of vendors and products.

After surveying the current security firms that provide hardware, software and/or services in the $16 Billion worldwide information security market, the Company believes that there is no dominant security services provider in this sector. The Company has reviewed the major providers of security services, hardware and software products such as Symantec, VeriSign, Network Associates, Cisco and Checkpoint; the large consulting firms such as Accenture, Bearing Point, Electronic Data Systems (EDS), Perot Systems and IBM; as well as many small and mid-sized firms such as, ISS, Counterplane, RSA, Vasco, Guardent, @Stake, Red Siren, and Found Stone.

Further, the Company has reviewed market requirements and industry projections from firms like the Gartner Group, IDC, and those of many trade publications. As a result of these investigations, the Company believes that no other North America firm currently offers the focused services that the Company is currently offering or planning to offer.

Most competing manufacturers offer a single solution product, or a suite of products that meet a portion of a customer's needs. The large consulting providers of security services such as Accenture, IBM, EDS and Bearing Point are broadly focused on many different consulting services from accounting, to manufacturing, to business process reengineering. These large providers deliver security consulting as only a small part of their total IT consulting practice. Because they are not focused, these services are most often prohibitively expensive and not current with market requirements and technological advances. Further, most of these large firms lose their top quality consultants to small, more innovative and entrepreneurial firms. The Company believes that its focus and structure will allow it to attract and retain many of these top quality consultants.

Figure 6 below suggests how the Company looks to differentiate itself in the e-Security space, namely as the entity offering comprehensive and innovative e-Security consulting, products and management services.

[Graph with Enterprise Security on the vertical axis and Range of Services on the horizontal axis with SecureD Services at the end of both axis']

                Figure 6. Competative Positioning

4.0)        MANAGEMENT

Board of Directors and Executive Officers

The Company's Board members and executive officers are listed below. The strong leadership team has been but in place to ensure that the Company has the experience and capacity to execute on its business plan. It is anticipated that Board members will receive fees in the form of cash and/or Stock commensurate with their involvement in Board related activities. Executive officers will be paid in cash, Stock and/or options commensurate with their roles and responsibilities and their success in achieving the Company's goals, financial and otherwise.

Michael P. Dubreuil, 44, Chairman. Mr. Dubreuil brings 19 years of strong general business team building, sales, start-up, and acquisition experience to the Company. Mr. Dubreuil currently serves as CEO and Chairman of DOLFIN. Mr. Dubreuil was involved with the startup of USWeb, a successful international Web site development company that grew organically, and through many acquisitions to over 2000 employees in North America, Europe and Asia, with sales approaching $300MM. Prior to USWeb, Mr. Dubreuil served as President of Keywitness, a startup Internet Security Technology company providing secure identification technology (digital certificates) for electronic commerce. In 1995, Mr. Dubreuil was involved in the startup of iStar Internet, as Executive, Business Development, which grew through acquisitions to become Canada's largest national ISP. He developed iSTAR's Value Added Services strategies, including Hosting, Web development, Intranets and E-Commerce and Security Services. In 1990, Mr. Dubreuil co-founded BGI Systems Integration, a firm that specializes in providing Technical Call Center services for Apple Canada, IBM Canada and others. In 1988, he led the founding and development of Businessland Canada, a wholly-owned subsidiary of Businessland U.S., into a $60 MM computer integrations firm providing systems integration services, network consulting and computer education services to the Financial Post 1000. While at Businessland he led, in partnership with IBM Canada, the acquisition of GE Computer Services. Mr. Dubreuil holds a B.S. Mathematics from the University of Waterloo where he focused on computer science, business and economics.

King Moore, 58, CEO. King Moore has been actively involved in the IT industry for over 35 years. He brings a strong Marketing, Sales and Operations background to the Company. Prior to joining SecureD Services Mr. Moore was President & CEO of Mastech Canada. During his career Mr. Moore has held positions as a Data Processing Manager with Chrysler Canada Ltd.; as a Systems Manager with Weatherhead Canada Ltd, and as Manager of Information Systems with Fairbanks Morse Canada where he was a member of senior management reporting directly to the president. Fairbanks's parent company, Colt Industries, established a separate information processing company, Colt Data Services, to service the IT operations of its forty business units, and to develop an external IT services business. Mr. .Moore was appointed Assistant General Manager of Colt Data Services, where his responsibilities included developing CDSI's external business from a Fortune 1000 client base in New York City.

    Upon returning to Canada in 1970, Mr. Moore assumed control of Quantum Information Resources Ltd. (Quantum). Mr. Moore took Quantum from a money losing operation with one employee to a C$75.0 million company with over 800 employees in Canada and the United States. During his tenure as President & CEO, Mr. Moore developed and expanded Quantum to become one of the largest private IT services companies in Canada. By 1998 Quantum's four business units operated out of 10 locations; five in Canada; five in the United States. Quantum generated a pre-tax profit every year including 1970 and financed its expansion completely from retained earnings. In 1996 Mr. King created, in conjunction with McMaster University, North America's largest private IT MBA program. Located on Quantum's Mississauga campus, over 100 students worked and studied over a three year period to obtain their MBA's and demonstrated their academic excellence by heading up the Dean's list three years in a row. In 1998, the Quantum was purchased by Mastech Systems Corp., a public company traded on NASDAQ. Mr. Moore was retained as President & CEO of Mastech Canada to oversee the integration of Quantum's operations into Mastech's corporate structure.

Dr. John Fox, 57, Executive Vice President Sales and Marketing. Dr. Fox currently serves President and CEO of Galaxy Computer Services, Inc. He brings strong management and leadership skills to the Company. He served as President, FFC Technologies, a technology assessment services and equipment brokerage company. He was also Chief Operating Officer of Genesis Imaging Technologies and its sister company, Revelation Products Corporation, which specialized in the sales and service of document imaging systems and optical storage products, respectively. At Unisys and Sperry Corporation, Dr. Fox managed large divisions with full P&L responsibilities, including the Technical Markets Operation. His major customers at Sperry, FFC, and Genesis have included AT&T Bell Laboratories, other major telecommunication corporations, CIGNA, Citibank, major oil, engineering, and aerospace companies, as well as the National Security Agency (NSA). He has extensive experience in the information security arena, including four years of consultative business development for Probity International; whose team members developed the first B2 certified LAN for NSA. In 1991, Dr. Fox was awarded a Letter of Commendation by NSA for the work done at Genesis Imaging on behalf of Operation Desert Storm. Dr. Fox holds an AB from Harvard College and a Ph.D. in theoretical physics from Cornell University.

Mr. John Day, 58, Chief Financial Officer. Mr. Day's career has covered all aspects of Financial and Information Management on an International scope.
His background includes holding senior positions in both large and small companies. Formally trained in Physics and Accountancy his skills include a rigorous aptitude for analysis combined with a highly intuitive style. He has had a very varied business experience, which encompasses Professional Services, Manufacturing, Construction, Consumer Products, Pharmaceutical and E-Commerce Companies. He has held senior management positions in both Fortune 500 and small entrepreneurial companies. Positions held include Audit Director, Controller, Treasurer, Chief Financial Officer and Chief Information Officer. His duties have always involved start up or turnaround situations, which necessitated instigating great change in short periods of time. His achievements include aligning functions to meet corporate objectives and obtaining significant cost savings, increasing revenues, assembling teams and obtaining performance improvements. John has been responsible for leading
Ingersoll Rand from #53 to #37 in the Information Week 500   a ranking of the
most innovative corporate users of I.T. He has also played a leadership role in raising capital, developing products and services and undertaking mergers and acquisitions, and divestitures. An early adaptor of e-commerce John has experienced the development of web based processes from several aspects, including site design, business transactions, e-book downloads and technical performance. His creative side has lead to several recognition awards ranging from New Product Development to Introduction of new systems. He has also had several business articles published and has been featured in the Wall Street Journal about change management. John holds a degree in Special Physics from London University and is a Fellow Member of the Institute of Chartered Accountants, and member of Financial Executives International, Inc., He has also attended Executive Training Courses at Insead, Stanford, Cornell and Columbia.


T. Kendall Hunt, 58, serves as a Director. Mr. Hunt is currently Chairman and CEO of VASCO Data Security International, Inc., a publicly traded company listed on the NASDAQ SC (Symbol: vdsi). Mr. Hunt is the founder of VASCO, and served as its President and CEO from May 1984 through June 1999. Mr. Hunt has extensive experience in international business and the acquisition of multiple companies in the US and in Europe. Primary professional experience is in Internet and network security, software, computers, general financial management and audit compliance, SEC reporting, and capital formation including debt and private placements. Prior to founding VASCO, he was the President and CEO of Deltak, Inc., an $85 million international technical services company that specialized in the creation and distribution of information programs, training, and job support and productivity software tools with 7,000 ship-to locations around the world. Prior to Deltak, he was President of Itel Corporation's $220 million Computer System Division that sold, leased and serviced IBM compatible computer products worldwide. Prior to Itel, he had positions with Proprietary Systems Corporation and IBM. Mr. Hunt is President of the Belgian Business Club of Chicago. He is also affiliated with several high-tech early-stage companies, providing business consulting services and serving as a member of the Board of Directors. He holds an MBA from Pepperdine University, Malibu, California, 1979 and a BBA from the University of Miami, Florida, 1965.

5.0)   FINANCIAL PROJECTIONS

Three-Year Financial Projections

Projections are based on the combined Organic growth of the acquired business from DOLFIN.COM and Vacman Enterprise plus the assumption of one additional acquisition contributing $2.95M in revenue.

Organic revenues for 2003 are projected to increase on an annual basis by 52%, reflecting the prolific growth of the industry, and the value-added potential of the Company's service offerings and launch of a three year managed security services agreement with a large wireless Telco. The Company's sales backlog going into 2003 is just over $2M with a qualified sales pipeline of $9M. Consulting will comprise 61.9% of revenue, MSSP revenue is projected to reach 12.6% software and product revenue representing the remaining 25.5% of revenue. Operating expenses have been projected based on reducing SG&A to 42%, and assume increasing competitiveness in the industry, affecting the need to invest in marketing for branding, and on salaries to retain key personnel. Any savings in staff and management redundancy and other synergies will be offset by costs of integration.

Except for historical information contained herein, the matters discussed in this document are forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

 In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to technical risks associated with new technology development, government regulatory approvals or continued working capital. Additional information concerning factors are set forth in this document. This is not an offer to buy or sell securities; those may only be made via a Private Placement Memorandum or Prospectus.

                      SecureD Services, Inc.
              Proforma Consolidated Income Statement
                      (Dollars in Thousands)


                                                  SecureD Services
                                         Year 1        Year 2       Year 3

Revenues:
  United States                        $ 7,584      $ 13,113    $ 21,780
  Other Countries                        1,358         2,042       3,594
                                       -------      --------    --------
    Total Revenues                     $ 8,942      $ 15,154    $ 25,374
                                       =======      ========    ========

Revenues:
  Professional Services                $ 5,531      $  8,933    $ 13,218
  Managed Services                       1,129         4,004       8,427
  Product/Software                       2,281         2,218       3,730
                                       -------      --------    --------
    Total Revenue                      $ 8,942      $ 15,154    $ 25,374
                                       -------      --------    --------

Cost of Goods Sold
  Professional Services                $ 2,546      $  3,598    $  5,040
  Managed Services                         462         1,602       3,371
  Software                                 311           476         821
                                       -------      --------    --------
   Total Cost of Goods Sold            $ 3,318      $  5,675    $  9,232
                                       -------      --------    --------

Gross Profit
  Gross Profit %                       $ 5,624      $  9,479    $ 16,143
                                          62.9%         62.6%       63.6%

SG & A Costs (Excluding Depreciation
and Amortization)                        3,756         6,055       9,722
                                       -------      --------    --------
                                            42%           40%         38%
EBITDA                                 $ 1,868      $  3,424    $  6,421

Restructuring                                -             -           -
Interest Income (expense)                  (32)           47         178
Other Income (expense)                       -             -           -
Depreciation/Amortization (expense)       (878)       (1,103)     (1,516)
                                       -------      --------    --------
Provision for doubtful accounts
Income (loss) before income taxes      $   958      $  2,369    $  5,083

Provision (benefit) for income taxes       383           948       2,033
                                       -------      --------    --------
Net income (loss)                      $   575      $  1,422    $  3,050
Preferred stock dividend                     -             -           -
                                       -------      --------    --------
Net income (loss) available to common
stockholders                           $   575      $  1,422    $  3,050
                                       =======      ========    ========
                                             6%            9%         12%

                      SecureD Services, Inc.
               Proforma Consolidated Balance Sheet
                      (Dollars in Thousands)


                                                  SecureD Services
                                         Year 1        Year 2       Year 3

Cash                                   $ 3,779      $  5,023    $  7,714
Accounts receivable, net                 1,123         2,144       3,564
Inventory                                    -             -           -
Other current assets                        13            13          13
                                       -------      --------    --------
  Total current assets                 $ 4,914      $  7,180    $ 11,291

Property and equipment, net                357           865       1,659
Intangible assets, net                   5,996         5,236       4,475
Other assets                                 -             -           -
                                       -------      --------    --------
  Total Assets                         $11,267      $ 13,281    $ 17,425
                                       =======      ========    ========

Current maturities of LTD and Notes
Payable                                    337           379         357
Accounts Payable                           478           621         788
Deferred revenue                           675         1,334       2,499
Other accrued expenses                      20            28          50
                                       -------      --------    --------
  Total current liabilities            $ 1,511      $  2,362    $  3,694

LTD Note Payable                           737           357           -

Stockholders' equity:
  Preferred stock                        2,000         2,000       2,000
  Preferred stock dividends                  -             -           -
  Common stock (at par .001)                11            12          12
  Additional paid-in capital             6,434         6,553       6,673
  Accumulated earnings (deficit)           575         1,996       5,046
  Accumulated other comprehensive
    earnings (loss)                          -             -           -
                                       -------      --------    --------
    Total Stockholders' Equity         $ 9,020      $ 10,561    $ 13,731
                                       -------      --------    --------
Total Liabilities and Stockholders'
Equity                                 $11,267      $ 13,281    $ 17,425
                                       =======      ========    ========

                      SecureD Services, Inc.
          Proforma Consolidated Statements of Cash Flow
                      (Dollars in Thousands)


                                                  SecureD Services
                                         Year 1        Year 2       Year 3

Net income (loss)                      $   575      $  1,422    $  3,050

Adjustments to reconcile net income
(loss) to net cash provided by (used in)
operating activities:
  Depreciation and amortization            878         1,103       1,516
  Changes in assets and liabilities,
  net of effects of acquisitions
    Accounts receivable, net            (1,054)       (1,021)     (1,420)
    Inventories, net                         -             -           -
    Prepaid expenses                       (13)            -           -
    Other current assets                     -             -           -
    Prepaid royalties and other assets     481           444         854
    Accounts payable                       105           142         167
    Accrued expenses                       214           222         333
                                       -------      --------    --------
Net cash provided by (used in)
operating activities                   $ 1,187      $  2,311    $  4,500
                                       -------      --------    --------

Cash flows from investing activities:
  Additions to property and equipment     (275)         (606)     (1,006)
  Additions to intangible assets        (3,204)         (244)       (544)
                                       -------      --------    --------
Net cash provided by (used in)
investing activities                   $(3,479)     $   (850)   $ (1,550)
                                       -------      --------    --------

Cash flows from financing activities:
  Borrowing (repayment) of debt              -          (337)       (379)
  Issuance of stock                      6,070           120         120
                                       -------      --------    --------
Net cash provided by (used in)
financing activities                   $ 6,070      $   (217)   $   (260)

Effect of exchange rate changes on cash      -             -           -
                                       -------      --------    --------
Net increase (decrease in cash           3,779         1,245       2,691
Cash, beginning of year                      -         3,779       5,023
                                       -------      --------    --------
Cash, end of year                      $ 3,779      $  5,023    $  7,714
                                       -------      --------    --------

                      SecureD Services, Inc.
              Proforma Consolidated Income Statement
                      (Dollars in Thousands)


                                         By Source-Year 1
                               VME      Dolfin         Acq.       Total

Revenues:
  United States               $1,768   $ 2,522      $  3,294    $  7,584
  Other Countries                  -     1,358             -       1,358
                              ------   -------      --------    --------
    Total Revenues            $1,768   $ 3,880      $  3,294    $  8,942
                              ======   =======      ========    ========

Revenues:
  Professional Services       $  765   $ 2,830      $  2,701    $  6,296
  Managed Services                25       800           329       1,154
  Product/Software               978       250           264       1,491
                              ------   -------      --------    --------
    Total Revenue             $1,768   $ 3,880      $  3,294    $  8,942
                              ------   -------      --------    --------

Cost of Goods Sold
  Professional Services       $  191   $ 1,115      $  1,239    $  1,546
  Managed Services                10       320           132         462
  Software                       196        63            53         311
                              ------   -------      --------    --------
   Total Cost of Goods Sold   $  397   $ 1,498      $  1,424    $  3,318
                              ------   -------      --------    --------

Gross Profit
  Gross Profit %              $1,371   $ 2,382      $  1,870    $  5,624
                                77.6%     61.4%         56.8%       62.9%

SG & A Costs (Excluding
Depreciation
and Amortization)                698     1,707         1,351       3,756
                              ------   -------      --------    --------
                                  40%       44%           41%         42%
EBITDA                        $  673   $   675      $    520    $  1,868

Restructuring                                -             -           -
Interest Income (expense)        (52)       20             0         (32)
Other Income (expense)             -         -             -           -
Depreciation/Amortization
(expense)                       (573)     (107)         (197)       (878)
                              ------   -------      --------    --------
Provision for doubtful
accounts
Income (loss) before income
taxes                         $   48   $   558      $    322    $    958

Provision (benefit) for income
taxes                             19       235           129         383
                              ------   -------      --------    --------
Net income (loss)             $   29   $   353      $    193    $    575
Preferred stock dividend           -         -             -           -
                              ------   -------      --------    --------
Net income (loss) available
to common stockholders        $   29   $   353      $    193    $    575
                              ======   =======      ========    ========

                      SecureD Services, Inc.
              Proforma Consolidated Income Statement
                      (Dollars in Thousands)

                                         By Source-Year 2
                               VME      Dolfin         Acq.       Total

Revenues:
  United States               $2,407   $ 6,125      $  4,581    $ 13,113
  Other Countries                  -     2,042             -       2,042
                              ------   -------      --------    --------
    Total Revenues            $2,407   $ 8,166      $  4,581    $ 15,154
                              ======   =======      ========    ========

Revenues:
  Professional Services       $  950   $ 4,227      $  3,756    $  8,933
  Managed Services               250     3,296           458       4,004
  Product/Software             1,207       644           366       2,218
                              ------   -------      --------    --------
    Total Revenue             $2,407   $ 8,166      $  4,581    $ 15,154
                              ------   -------      --------    --------

Cost of Goods Sold
  Professional Services       $  209   $ 1,665      $  1,723    $  3,598
  Managed Services               100     1,318           183       1,602
  Software                       241       161            73         476
                              ------   -------      --------    --------
   Total Cost of Goods Sold   $  550   $ 3,145      $  1,980    $  5,675
                              ------   -------      --------    --------

Gross Profit
  Gross Profit %              $1,857   $ 5,022      $  2,601    $  9,479
                                77.1%     61.5%         56.8%       62.6%

SG & A Costs (Excluding
Depreciation
and Amortization)                951     3,226         1,878       6,055
                              ------   -------      --------    --------
                                  40%       40%           41%         40%
EBITDA                        $  960   $ 1,796      $    723    $  3,424

Restructuring
Interest Income (expense)        (27)       74             0          47
Other Income (expense)             -         -             -           -
Depreciation/Amortization
(expense)                       (648)     (257)         (197)     (1,103)
                              ------   -------      --------    --------
Provision for doubtful
accounts
Income (loss) before income
taxes                         $  231   $ 1,613      $    525    $  2,369

Provision (benefit) for income
taxes                             93       645           210         948
                              ------   -------      --------    --------
Net income (loss)             $  139   $   968      $    315    $  1,422
Preferred stock dividend           -         -             -           -
                              ------   -------      --------    --------
Net income (loss) available
to common stockholders        $  139   $   968      $    315    $  1,422
                              ======   =======      ========    ========

                      SecureD Services, Inc.
              Proforma Consolidated Income Statement
                      (Dollars in Thousands)

                                         By Source-Year 3
                               VME      Dolfin         Acq.       Total

Revenues:
  United States               $4,629   $10,782      $  6,369    $ 21,780
  Other Countries                  -     3,594             -       3,594
                              ------   -------      --------    --------
    Total Revenues            $4,629   $14,376      $  6,369    $ 25,374
                              ======   =======      ========    ========

Revenues:
  Professional Services       $1,900   $ 6,095      $  5,223    $ 13,218
  Managed Services             1,000     6,790           627       8,427
  Product/Software             1,729     1,492           510       3,730
                              ------   -------      --------    --------
    Total Revenue             $4,629   $14,376      $  6,369    $ 25,374
                              ------   -------      --------    --------

Cost of Goods Sold
  Professional Services       $  380   $ 2,402      $  2,259    $  5,040
  Managed Services               400     2,712           255       3,371
  Software                       346       373           102         821
                              ------   -------      --------    --------
   Total Cost of Goods Sold   $1,126   $ 5,491      $  2,615    $  9,232
                              ------   -------      --------    --------

Gross Profit
  Gross Profit %              $3,503   $ 8,886      $  3,754    $ 16,143
                                75.7%     61.8%         58.9%       63.6%

SG & A Costs (Excluding
Depreciation
and Amortization)              1,713     5,319         2,690       9,722
                              ------   -------      --------    --------
                                  37%       37%           42%         38%
EBITDA                         1,790   $ 3,567      $  1,064    $  6,421

Restructuring
Interest Income (expense)         17       161             0         178
Other Income (expense)             -         -             -           -
Depreciation/Amortization
(expense)                       (798)     (521)         (197)     (1,516)
                              ------   -------      --------    --------
Provision for doubtful accounts
Income (loss) before income
taxes                         $1,010   $ 3,207      $    867    $  5,083
Provision (benefit) for income
taxes                            404     1,283           347       2,033
                              ------   -------      --------    --------
Net income (loss)             $  606   $ 1,924      $    520    $  3,050
                              ------   -------      --------    --------
Net income (loss) available to
common stockholders           $  606   $ 1,924      $    520    $  3,050
                              ======   =======      ========    ========

                      SecureD Services, Inc.
               Proforma Consolidated Balance Sheet
                      (Dollars in Thousands)

                                         By Source-Year 1
                               VME      Dolfin  SSI       Acq.       Total

Cash                         $  681    $    21  $3,000    $     77    $  3,779
Accounts receivable, net        385        372                 366       1,123
Inventory                         -          -       -           -           -
Other current assets             13          -       -           -          13
                             ------    -------  ------    --------    --------
  Total current assets       $1,078    $   393  $3,000    $    443    $  4,914

Property and equipment, net     192        103       -          62         357
Intangible assets, net        2,458        619       -       2,919       5,996
Other assets                      -          -       -           -           -
                             ------    -------  ------    --------    --------
  Total Assets               $3,728    $ 1,114  $3,000    $  3,424    $ 11,267
                             ======    =======  ======    ========    ========

Current maturities of LTD
and Notes Payable               337          -       -           -         337
Accounts Payable                  5        192       -         281         478
Deferred revenue                481          -       -                     481
Other accrued expenses           20        194       -           -         214
                             ------    -------  ------    --------    --------
  Total current liabilities  $  843    $   386  $    -    $    281    $  1,511

LTD Note Payable                737          -       -           -         737

Stockholders' equity:
  Preferred stock             2,000          -       -           -       2,000
  Preferred stock dividends       -          -       -           -           -
  Common stock (at par .001)      0          1       8           3          11
  Additional paid-in capital    120        375   2,992       2,947       6,434
  Accumulated earnings
  (deficit)                      29        353       -         193         575
  Accumulated other
  comprehensive earnings (loss)   -          -       -           -           -
                             ------    -------  ------    --------    --------
    Total Stockholders'
    Equity                   $2,149    $   728  $3,000    $  3,143    $  9,020
                             ------    -------  ------    --------    --------
Total Liabilities and
Stockholders' Equity         $3,728    $ 1,114  $3,000    $  3,424    $ 11,267
                             ======    =======  ======    ========    ========

                      SecureD Services, Inc.
               Proforma Consolidated Balance Sheet
                      (Dollars in Thousands)

                                         By Source-Year 2
                               VME      Dolfin  SSI       Acq.       Total

Cash                         $1,047    $   629  $3,000    $    347    $  5,023
Accounts receivable, net        741        895       -         509       2,144
Inventory                         -          -       -           -           -
Other current assets             13          -       -           -          13
                             ------    -------  ------    --------    --------
  Total current assets       $1,800    $ 1,524  $3,000    $    856    $  7,180

Property and equipment, net     358        352       -         155         865
Intangible assets, net        1,944        563       -       2,729       5,236
Other assets                      -          -       -           -           -
                             ------    -------  ------    --------    --------
  Total Assets               $4,102    $ 2,439  $3,000    $  3,739    $ 13,281
                             ======    =======  ======    ========    ========

Current maturities of LTD
and Notes Payable               379          -       -           -         379
Accounts Payable                  5        335       -         281         621
Deferred revenue                926          -       -                     926
Other accrued expenses           28        408       -           -         436
                             ------    -------  ------    --------    --------
  Total current liabilities  $1,338    $   743  $    -    $    281    $  2,362

LTD Note Payable                357          -       -           -         357

Stockholders' equity:
  Preferred stock             2,000          -       -           -       2,000
  Preferred stock dividends       -          -       -           -           -
  Common stock (at par .001)      0          1       8           3          12
  Additional paid-in capital    240        375   2,992       2,947       6,553
  Accumulated earnings
  (deficit)                     167      1,321       -         508       1,996
  Accumulated other
  comprehensive earnings (loss)   -          -       -           -           -
                             ------    -------  ------    --------    --------
    Total Stockholders'
    Equity                   $2,407    $ 1,696  $3,000    $  3,458    $ 10,561
                             ------    -------  ------    --------    --------
Total Liabilities and
Stockholders' Equity         $4,102    $ 2,439  $3,000    $  3,739    $ 13,281
                             ======    =======  ======    ========    ========

                      SecureD Services, Inc.
               Proforma Consolidated Balance Sheet
                      (Dollars in Thousands)

                                         By Source-Year 3
                               VME      Dolfin  SSI       Acq.       Total

Cash                         $1,784    $ 2,071  $3,000    $    859    $  7,714
Accounts receivable, net      1,424      1,575                 565       3,564
Inventory                         -          -       -           -           -
Other current assets             13          -       -           -          13
                             ------    -------  ------    --------    --------
  Total current assets       $3,221    $ 3,647  $3,000    $  1,423    $ 11,291

Property and equipment, net     675        686       -         298       1,659
Intangible assets, net        1,429        507       -       2,538       4,475
Other assets                      -          -       -           -           -
                             ------    -------  ------    --------    --------
  Total Assets               $5,325    $ 4,840  $3,000    $  4,259    $ 17,425
                             ======    =======  ======    ========    ========

Current maturities of LTD
and Notes Payable               357          -       -           -         357
Accounts Payable                  5        502       -         281         778
Deferred revenue              1,780          -       -                   1,780
Other accrued expenses           50        719       -           -         769
                             ------    -------  ------    --------    --------
  Total current liabilities  $2,192    $ 1,221  $    -    $    281    $  3,694

LTD Note Payable                  -          -       -           -           -

Stockholders' equity:
  Preferred stock             2,000          -       -           -       2,000
  Preferred stock dividends       -          -       -           -           -
  Common stock (at par .001)      0          1       8           3          12
  Additional paid-in capital    359        375   2,992       2,947       6,673
  Accumulated earnings
  (deficit)                     773      3,245       -       1,028       5,046
  Accumulated other
  comprehensive earnings (loss)   -          -       -           -           -
                             ------    -------  ------    --------    --------
    Total Stockholders'
    Equity                   $3,133    $ 3,620  $3,000    $  3,978    $ 13,731
                             ------    -------  ------    --------    --------
Total Liabilities and
Stockholders' Equity         $5,325    $ 4,840  $3,000    $  4,259    $ 17,425
                             ======    =======  ======    ========    ========

                      SecureD Services, Inc.
          Proforma Consolidated Statements of Cash Flow
                      (Dollars in Thousands)


                                         By Source-Year 1
                               VME      Dolfin  SSI       Acq.       Total

Net income (loss)             $  29    $   353  $    -    $    193   $    575

Adjustments to reconcile net
income (loss) to net cash
provided by (used in)operating
activities:
  Depreciation and
  amortization                  573        107       -         197        878
  Changes in assets and
  liabilities, net of effects
  of acquisitions
    Accounts receivable, net   (384)      (302)      -        (366)    (1,054)
    Inventories, net              -          -       -           -          -
    Prepaid expenses            (13)         -       -           -          -
    Other current assets          -          -       -           -          -
    Prepaid royalties and other
    assets                      481          -       -           -        481
    Accounts payable              5       (181)      -         281        105
    Accrued expenses             20        194       -           -        214
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
operating activities          $ 711    $   171  $    -    $    306   $  1,187
                              -----    -------  ------    --------   --------

Cash flows from investing
activities:
  Additions to property and
  equipment                    (150)      (206)      -         (69)      (425)
  Additions to intangible
  assets                          -         56       -      (3,110)    (3,054)
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
investing activities          $(150)   $  (150) $    -     $(3,179)  $ (3,479)
                              -----    -------  ------    --------   --------

Cash flows from financing
activities:
  Borrowing (repayment) of
  debt                            -          -       -           -          -
  Issuance of stock             120          -   3,000       2,950      6,070
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
financing activities          $ 120    $     -  $3,000    $  2,950   $  6,070

Effect of exchange rate
changes on cash                   -          -       -           -          -
                              -----    -------  ------    --------   --------
Net increase (decrease) in
cash                            681         21   3,000          77      3,779
Cash, beginning of year           -          -       -           -          -
                              -----    -------  ------    --------   --------
Cash, end of year             $ 681    $    21  $3,000    $     77   $  3,779
                              -----    -------  ------    --------   --------

                      SecureD Services, Inc.
          Proforma Consolidated Statements of Cash Flow
                      (Dollars in Thousands)


                                         By Source-Year 2
                               VME      Dolfin  SSI       Acq.       Total

Net income (loss)             $ 139    $   968  $    -    $    315   $  1,422

Adjustments to reconcile net
income (loss) to net cash
provided by (used in)operating
activities:
  Depreciation and
  amortization                  648        257       -         197      1,103
  Changes in assets and
  liabilities, net of effects
  of acquisitions
    Accounts receivable, net   (355)      (523)      -        (143)    (1,021)
    Inventories, net              -          -       -           -          -
    Prepaid expenses              -          -       -           -          -
    Other current assets          -          -       -           -          -
    Prepaid royalties and other
    assets                      444          -       -           -        444
    Accounts payable              -        142       -           -        142
    Accrued expenses              7        214       -           -        222
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
operating activities          $ 883    $ 1,059  $    -    $    370   $  2,311
                              -----    -------  ------    --------   --------

Cash flows from investing
activities:
  Additions to property and
  equipment                    (300)      (506)      -        (100)      (906)
  Additions to intangible
  assets                          -         56       -           -         56
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
investing activities          $(300)   $  (450) $    -     $  (100)  $   (850)
                              -----    -------  ------    --------   --------

Cash flows from financing
activities:
  Borrowing (repayment) of
  debt                         (337)         -       -           -       (337)
  Issuance of stock             120          -       -           -        120
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
financing activities          $(217)   $     -  $    -    $      -   $   (217)

Effect of exchange rate
changes on cash                   -          -       -           -          -
                              -----    -------  ------    --------   --------
Net increase (decrease) in
cash                            366        609       -         270      1,245
Cash, beginning of year         681         21       -          77      3,779
                              -----    -------  ------    --------   --------
Cash, end of year            $1,047    $   629  $    -    $    347   $  5,023
                              -----    -------  ------    --------   --------

                      SecureD Services, Inc.
          Proforma Consolidated Statements of Cash Flow
                      (Dollars in Thousands)


                                         By Source-Year 3
                               VME      Dolfin  SSI       Acq.       Total

Net income (loss)             $ 606    $ 1,924  $    -    $    520   $  3,050

Adjustments to reconcile net
income (loss) to net cash
provided by (used in)operating
activities:
  Depreciation and
  amortization                  798        521       -         197      1,516
  Changes in assets and
  liabilities, net of effects
  of acquisitions
    Accounts receivable, net   (683)      (681)      -         (56)    (1,420)
    Inventories, net              -          -       -           -          -
    Prepaid expenses              -          -       -           -          -
    Other current assets          -          -       -           -          -
    Prepaid royalties and other
    assets                      854          -       -           -        854
    Accounts payable              -        167       -           -        167
    Accrued expenses             22        311       -           -        333
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
operating activities         $1,597    $ 2,242  $    -    $    662   $  4,500
                              -----    -------  ------    --------   --------

Cash flows from investing
activities:
  Additions to property and
  equipment                    (600)      (856)      -        (150)    (1,606)
  Additions to intangible
  assets                          -         56       -           -        56
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
investing activities          $(600)   $  (800) $    -     $  (150)  $ (1,550)
                              -----    -------  ------    --------   --------

Cash flows from financing
activities:
  Borrowing (repayment) of
  debt                         (379)         -       -           -       (379)
  Issuance of stock             120          -       -           -        120
                              -----    -------  ------    --------   --------
Net cash provided by (used in)
financing activities          $(260)   $     -  $    -    $      -   $   (260)

Effect of exchange rate
changes on cash                   -          -       -           -          -
                              -----    -------  ------    --------   --------
Net increase (decrease) in
cash                            737      1,442       -         512      2,691
Cash, beginning of year       1,047        629       -         347      5,023
                              -----    -------  ------    --------   --------
Cash, end of year            $1,784    $ 2,071  $    -    $    859   $  7,714
                              -----    -------  ------    --------   --------

                            Exhibit E

               ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") dated ___________, 2003, between VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation ("VASCO") and SECURED SERVICES, INC., a Delaware corporation ("SSI"), is entered into in connection with the consummation of the transactions contemplated by that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated of even date herewith between VASCO and SSI. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

          WHEREAS, pursuant to the Asset Purchase Agreement, VASCO has agreed to sell to SSI and SSI has agreed to purchase from VASCO all right, title and interest of VASCO in, to and under the Purchased Assets, and SSI has agreed to assume the Assumed Liabilities, all upon the terms and conditions set forth therein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, SSI agrees as follows:

      1. VASCO hereby assigns, and SSI hereby assumes and agrees to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, the Assumed Liabilities.

      2. This Agreement shall inure to the benefit of and be binding upon VASCO and SSI and their respective successors and assigns.

      3. This Agreement is expressly made pursuant to, and subject to the limitations contained in, the Asset Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Asset Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full force and effect in accordance with the terms of the Asset Purchase Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

      4. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement on the day and year first above written.

                                   VASCO DATA SECURITY
                                   INTERNATIONAL, INC.

                                   By:_______________________________
                                   Name:
                                   Title:

                                   SECURED SERVICES, INC.

                                   By:_______________________________
                                   Name:
                                   Title:

                            Exhibit F

                           BILL OF SALE

          THIS BILL OF SALE ("Bill of Sale"), dated ___________, 2003, by VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation ("VASCO"), is entered into in connection with the consummation of the transactions contemplated by that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated of even date herewith, between VASCO and SECURED SERVICES, INC., a Delaware corporation ("SSI"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

          WHEREAS, pursuant to the Asset Purchase Agreement, VASCO has agreed to sell to SSI and SSI has agreed to purchase from VASCO all right, title and interest of VASCO in, to and under the Purchased Assets.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, VASCO agrees as follows:

          1. VASCO hereby sells, assigns, transfers, delivers and conveys to SSI, all of VASCO's right, title and interest in, to and under the Purchased Assets, free and clear of all Encumbrances, to have and to hold unto SSI, its successors and assigns, to and for their use forever.

          2. This Bill of Sale shall inure to the benefit of SSI and its successors and assigns.

          3. This Bill of Sale is expressly made pursuant to, and subject to the limitations contained in, the Asset Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Asset Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full force and effect in accordance with the terms of the Asset Purchase Agreement. In the event of a conflict between the terms of this Bill of Sale and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

          4. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws.

         IN WITNESS WHEREOF, VASCO has executed and delivered this Bill of Sale on the day and year first above written.

                              VASCO DATA SECURITY INTERNATIONAL, INC.


                              By:________________________________
                               Name:
                               Title:

                           EXHIBIT G
                         Escrow Agreement

              TECHNOLOGY COLLATERAL ESCROW AGREEMENT

This Agreement is effective July 1, 2003 among DSI Technology Escrow Services, Inc. ("DSI"), Secured Services, Inc. ("Depositor") and Vasco Data Security International, Inc. ("Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Beneficiary have entered or will enter into a security agreement (the "Security Agreement") and an asset purchase agreement (the "Purchase Agreement"), each as of even date herewith, regarding certain proprietary technology of Depositor.

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the collateral, the proprietary technology of Depositor, is critical to Beneficiary in the conduct of its business and in the performance of the Security Agreement. Therefore, Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Security Agreement pursuant to Section 365(n) of Title 11 of the U.S. Code.

ARTICLE 1 - DEPOSITS

1.1. Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by, and in the number and form set forth in, the Purchase Agreement, including, without limitation, as specified in Section 5.11 thereof.

1.2. Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit A to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit A must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3. Deposit Inspection. When DSI receives the Deposit Materials and the Exhibit A, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit A. In addition to the deposit inspection, Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4. Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit A, DSI will date and sign the Exhibit A and mail a copy thereof to Depositor and Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit A, DSI will (a) note the discrepancies in writing on the Exhibit A; (b) date and sign the Exhibit A with the exceptions noted; and (c) mail a copy of the Exhibit A to Depositor and Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit A by DSI. Delivery of the signed Exhibit A to Beneficiary is Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5. Depositor's Representations.  Depositor represents as follows:

     a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Beneficiary the rights as provided in this Agreement;

     c. The Deposit Materials are subject only to the lien or other encumbrance specified in the Security Agreement;

     d. The Deposit Materials consist of the proprietary technology and other materials identified in the Security Agreement and Purchase Agreement; and

     e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6. Verification. Beneficiary shall have the right, at Beneficiary's expense, to cause a verification of any Deposit Materials. Beneficiary shall notify Depositor and DSI of Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7. Deposit Updates. Depositor shall update the Deposit Materials within 60 days of each release of a new version of the product and references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8. Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 - CONFIDENTIALITY AND RECORD KEEPING

2.1. Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2. Status Reports. DSI will issue to Depositor and Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3. Audit Rights. During the term of this Agreement, Depositor and Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 - GRANT OF RIGHTS TO DSI

3.1. Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2. Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Upon the reasonable request of DSI, the Depositor agrees to cooperate with DSI in the performance of its copying duties under this Section 3.2.

3.3. Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Beneficiary upon any release of the Deposit Materials for use by Beneficiary in accordance with
     Section 4.2. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4 - RELEASE OF DEPOSIT

4.1. Release Conditions. As used in this Agreement, "Release Condition" shall mean any of the following:

     a. the material uncured breach by Depositor of the Purchase Agreement, the Security Agreement or any of the Collateral Documents (as such term is defined in the Purchase Agreement); or

     b. the dissolution, liquidation, bankruptcy or insolvency of Depositor.

4.2. Release. If Beneficiary believes in good faith that a Release Condition has occurred, Beneficiary may provide to DSI an affidavit, signed by a corporate officer of Beneficiary, certifying the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such affidavit, DSI is authorized to and shall release the Deposit Materials to the Beneficiary. DSI shall not be required to inquire into the truth of the affidavit or evaluate the merit of the affidavit. DSI may not refuse to deliver the Deposit Material. DSI shall provide Depositor with a copy of Beneficiary's affidavit and notice of DSI's delivery of the Deposit Materials to Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.3. Right to Use Following Release. Unless otherwise provided in the Security Agreement, upon release of the Deposit Materials in accordance with this Article 4, Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Beneficiary by the Security Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

ARTICLE 5 - TERM AND TERMINATION

5.1. Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless:

     a. Depositor and Beneficiary jointly instruct DSI in writing that the Agreement is terminated;

     b. Beneficiary no longer holds any of the Preferred Shares referred to in the Security Agreement; or

     c. The Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one-year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2. Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3. Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4. Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5);

     b.   The obligations of confidentiality with respect to the Deposit
          Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

     d.   The obligation to pay DSI any fees and expenses due;

     e.   The provisions of Article 7; and

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 - DSI'S FEES

6.1. Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. The parties hereto acknowledge and agree that, with the exception of a verification requested by Beneficiary under Section 1.6, Depositor shall be solely responsible for paying DSI's fees pursuant to this Agreement. DSI shall notify Depositor at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide Depositor with a quote prior to rendering the service, if requested.

6.2. Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with
     Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 - LIABILITY AND DISPUTES

7.1. Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any executive employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI. DSI will not be required to inquire into the truth, or evaluate the merit, of any statement or representation contained in any notice or document.

7.2. Indemnification. Depositor and Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful conduct of DSI.

7.3. Limitation of Liability. In no event will DSI, its directors, officers, employers, agents and representatives be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including, without limitation, lost goodwill, lost profits, work stoppage, impairment of goods, legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and in no event shall the collective liability of DSI exceed ten times the fees paid under this Agreement. The foregoing limitation of liability does not apply with respect to any acts of gross negligence, personal injury claims, property damage claims (excluding the Deposit), or intellectual property infringement.

7.4. Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Beneficiary, arbitration will take place in Chicago, Illinois, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.5. Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

7.6. Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a.   Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 - GENERAL PROVISIONS

8.1. Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Security Agreement between Depositor and Beneficiary and has no knowledge of any of the terms or provisions of any such Security Agreement. DSI's only obligations to Depositor or Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Beneficiary and Exhibit B need not be signed.

8.2. Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3. Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4. Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5. Regulations. Depositor and Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

SecureD Services, Inc.             VASCO Data Security International, Inc.
Depositor                          Beneficiary
By:                                By:
Name:                              Name:
Title:                             Title:
Date:                              Date:

                         DSI Technology Escrow Services, Inc.
                         By:
                         Name:
                         Title:
                         Date:

                            EXHIBIT A

                 DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name

Account Number

Product Name                              Version
(Product Name will appear as the Exhibit A Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity  Media Type & Size   Label Description of Each Separate Item
_____     Disk 3.5" or ____
_____     DAT tape ____mm
_____     CD-ROM
_____     Data cartridge tape ____
_____     TK 70 or ____ tape
_____     Magnetic tape ____
_____     Documentation
_____     Other __________________

PRODUCT DESCRIPTION:
Environment

                  DEPOSIT MATERIAL INFORMATION:

Is the media encrypted?  Yes / No   If yes, please include any passwords and
the decryption tools.

Encryption tool name____________________________________ Version
Hardware required
Software required
Other required information

I certify for Depositor that the above      DSI has inspected and accepted the
described Deposit Materials have been       above materials (any exceptions
transmitted to DSI:                         are noted above):

Signature                                   Signature
Print Name                                  Print Name
Date                                        Date Accepted
                                            Exhibit A#

                           EXHIBIT B

                 DESIGNATED CONTACT INFORMATION
Account Number

Notices, Deposit Material returns and
communications to Depositor               Invoices to Depositor should be
should be addressed to:                   addressed to:
Company Name:
Address:


Contact:                                  Contact:
Telephone:
Facsimile:                                P.O.#, if required:
Notices and communications to Beneficiary Invoices to Beneficiary should be
should be addressed to:                   addressed to:
Company Name: VASCO Data Security         Company Name: VASCO Data Security
International, Inc.                       International, Inc.
Address: 1901 South Meyers Road,          Address: 1901 South Meyers Road,
Suite 210                                 Suite 210
Oakbrook Terrace, Illinois 60181          Oakbrook Terrace, Illinois 60181
Contact:                                  Contact:
Telephone:
Facsimile:                                P.O.#, if required:

Requests from Depositor or Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Beneficiary.

Contracts, Deposit Materials and notices  Invoice inquiries and fee remittance
to DSI should be addressed to:            to DSI should be addressed to:

DSI Technology Escrow Services. Inc.      DSI Technology Escrow Services, Inc.
Contract Administration                   PO Box 27131
2100 Norcross Parkway, Suite 150          New York, NY 10087-7131
Norcross, GA 30071
Telephone: 770 239-9200
Fax: 770 239-9201

                           EXHIBIT H
                       Employment Agreement

                       Employment Agreement


This Employment Agreement (the "Agreement") is entered into this _______ day of ________, ______ (the "Effective Date") by and between:

     Secured Services Inc. (SSI), a Delaware Corporation, with an office located at 405 Park Avenue, Suite 1401, New York, NY 10022

and

     ____________________, a resident of ______________, __________. (the
"Employee).

Whereas the Employee has represented that he has skills, experience and competence in the field(s) of ____________________________;

Whereas, SSI desires to employ the Employee as a _________________ upon the terms and conditions set forth herein; and

Whereas, the Employee is willing to enter into this Agreement with respect to his employment upon the terms and conditions set forth herein.

In consideration of the mutual promises and obligations contained in this Agreement, SSI hereby employs the Employee and the Employee hereby accepts such employment and the parties hereto covenant and agree with each other as follows:

1. The Employee will devote substantially all of his professional and business related time, skill and efforts to the business of SSI.

2. The Employee will perform all services required of him in a prompt, competent and professional manner. Such services shall normally be performed during a forty (40) hour workweek.

3. The Employee agrees that his employment with SSI is full time and that, while employed by SSI, he will not perform any ______________________ services for anyone else.

4. SSI will pay the Employee for his services on the basis set out in Appendix A to this Agreement. The Employee will be responsible for all of his own employment related expenses including transportation to and from the SSI office, accommodation and meals while in the ______________________ area.

5. If the Employee is required by SSI to travel to a customer location, the expenses incurred by the Employee to do so will be reimbursed according to the standard policies of SSI at the time the expenses were incurred.

6. Any invention or improvement in any way relating to SSI's business which the Employee may conceive during his employment with SSI shall become the exclusive property of SSI. The Employee will transfer to SSI all rights in such inventions and improvements. The Employee will not, either during his employment with SSI or after it ends, use or disclose any such inventions or improvements except for use as an employee of SSI in performing services for SSI's clients.

7. In the course of his employment with SSI, the Employee will be exposed to and learn of confidential information and trade secrets relating to SSI's business, SSI's clients and prospective clients and SSI's employees. Use and disclosure of such confidential information and trade secrets except in relation to Employee performing his duties for SSI according to this Agreement, would be highly detrimental to SSI. Therefore, the Employee agrees that he will not use or disclose such confidential information and trade secrets except in his employment with SSI in performing services for SSI's clients.

8. After his employment with SSI ends, for the number of months equal to the number of months he was employed by SSI up to a maximum of twelve (12) months, the Employee will not, alone or with others, directly or indirectly:

     (a) In any manner solicit, take away or attempt to solicit or take away any clients of SSI for whom he performed services during the last twelve (12) months of his employment or such lesser number of months equal to the length of employment if less than twelve (12) months; or

     (b) In any manner solicit, take away or attempt to solicit or take away any SSI employee or consultant; or

     (c) Provide similar services to any SSI client for whom the Employee performed services during the last twelve (12) months of his employment or such lesser number of months equal to the length of employment if less than twelve (12) months:

          i)   as an Employee of that client; or
          ii)  in any other capacity.

9. The Employee's employment with SSI shall continue until terminated as follows:

     (a) The Employee will be on probation for six (6) months, during which time SSI may terminate the Employee by giving one (1) week's notice in writing to the Employee.

     (b) Following the six (6) month probationary period, either SSI or the Employee may terminate the employment of the Employee as follows:

          i) by the Employee, by giving SSI two (2) weeks prior written notice; or

          ii) by SSI, by giving the Employee a written notice within the delays and in the manner prescribed by legislation applicable to the employment of the Employee by SSI.

10.Paragraphs 9(a) and 9(b) do not apply to SSI where the Employee has been guilty of dishonesty, violence, willful misconduct, willful disobedience or willful neglect of duty or for any other cause sufficient in law. In such cases, SSI may terminate the employment of the Employee without notice.

11.All notices relative to this Agreement will be given in writing and delivered to SSI at the address stated in the preamble or to any other subsequent business address of which the Employee is notified, and to the Employee at the address maintained in the Employee's personnel file at SSI.

12.The terms of this Agreement replace all prior agreements between SSI and the Employee.

13.The Employee and SSI agree that many aspects of the employment relationship will be governed by SSI's Standard Policies and Procedures, which may from time to time be modified according to the requirements of the business, but at all times will meet or exceed the requirements of the relevant legislation governing the employment of the Employee by SSI.

14.The terms of this Agreement and the employment of the Employee by SSI shall be governed by the laws of the State of New York.

15.The provisions of Clauses 6, 7 and 8 will survive termination of this agreement and will continue in full force and effect.

16.The invalidity or unenforceability of one or several paragraphs of this Agreement shall not have any effect on the validity or enforceability of the remaining provisions of this Agreement, which shall continue to be applicable to the fullest extent without regard to the invalid or unenforceable provisions.



                              SecureD Services Inc.


___________________________        per: _________________________________
Date

___________________________        per: _________________________________
Date


I, _____________, the Employee, have been given a copy of this agreement and have had time to read it and seek any professional advice that I thought necessary.



______________________________          _____________________________________
Date                                    Employee

                            EXHIBIT I
         Amendment to Certificate of Incorporation of SSI

                    CERTIFICATE OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION

                                OF

                      SecureD Services, Inc.
                    __________________________
                  Pursuant to Section 242 of the
                 Delaware General Corporation Law
                    __________________________

     SecureD Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify that:

     1.  The name of the Corporation is SecureD Services, Inc.

     2. The Certificate of Incorporation of the Corporation (the "Certificate") is hereby amended to: (a) increase and change the authorized capitalization from 10,000 to 55,000,000 shares, consisting of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock; (b) split 13,000 for one each of the outstanding 300 shares of common stock (or an aggregate of 3,900,000 shares of common stock after the split) without changing the par value per share; and (c) designate a series of preferred stock.

     3. In order to effect the changes described in Paragraph 2 hereof, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH and by substituting the following new Article:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (the
     "Preferred Stock").

          Upon the filing of this Certificate of Amendment, each of the 300 shares of Common Stock of the Corporation outstanding on such date shall automatically be split and changed into 13,000 shares of Common Stock or an aggregate of 3,900,000 shares of Common Stock.

                         I. Common Stock

              (a) General. All shares of Common Stock shall be identical, and shall entitle the holders thereof to the same rights, preferences, qualifications, limitations and restrictions. No shares of Common Stock shall be subdivided or combined unless an identical subdivision or combination, as the case may be, shall be effected with respect to all authorized shares of Common Stock.

               (b) Dividends and Distributions. Subject to the provisions of this Article FOURTH, including without limitation Section II(b), the holders of shares of Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor, provided that the holders of shares of Common Stock shall be entitled to share equally, on a per share basis, in such dividends or distributions.

              (c) Voting. Each holder of Common Stock shall be entitled to vote on each matter (i) expressly required by the DGCL and (ii) otherwise submitted to a vote of the stockholders of the Corporation, including the election of directors, except for matters subject to a separate class vote by one or more classes and/or series of capital stock of the Corporation other than the Common Stock to the extent such separate class vote is required by the DGCL or this Certificate. Each such holder shall be entitled to one vote per share of Common Stock on each matter to be voted on by such stock. The Common Stock shall have no cumulative voting rights.

              (d) Liquidation. After the payments to the holders of Series A Preferred pursuant to Article FOURTH, Section II(b)5 of this Certificate, the holders of Common Stock shall be entitled to liquidation distributions, if any.

              (e) Restrictions. No holder of any of the shares of the capital stock of the Corporation, including without limitation the Common Stock, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board in the exercise of its discretion.


                         II. Preferred Stock

              (a) Preferred Stock. The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. No holder of any of the shares of any series of Preferred Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class; but any such unissued stock or such additional authorized issue of such stock or of other securities convertible into such stock, or carrying any right to purchase such stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, partnerships, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

              (b) Series A Preferred.

         1. Designation. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"). The number of shares constituting the Series A Preferred shall be Two Million (2,000,000). In accordance with the terms hereof, each share of Series A Preferred shall have the same relative rights as and be identical in all respects with each other share of Series A Preferred and each shall have the powers, designations, preferences and rights set forth in this Section II(b).

         2. Dividends.

            a. General.  Dividends on each issued and outstanding
              share of the Series A Preferred shall accrue at an annual rate of six percent (6%) of the Series A Stated Value, compounded quarterly, from and including the Series A Original Issuance Date to and including the first to occur of (i) the date on which such share of Series A Preferred is redeemed by the Corporation as provided in Section II(b)7 below or (ii) the date on which such share of Series A Preferred is converted into shares of Common Stock as provided in Section II(b)6 below.

            b. Payment of Quarterly Dividends.  Subject to Section
              II(b)2.a, to the extent permitted under the DGCL, the Corporation shall pay preferential cumulative dividends quarterly in shares of Common Stock ("Dividend Shares") to the holders of the Series A Preferred for each of the calendar quarters ending on the last day of March, June, September and December. Such dividend shall be paid, in arrears, within ten
              (10) business days from the end of the quarter. The number of Dividend Shares issuable in connection with the payment of the dividend shall be calculated as follows: (i) if, on the last day of the quarter immediately preceding payment of a dividend, the Common Stock is publicly traded, by dividing (A) the Quarterly Dividend Amount by (B) the Average Public Trading Price of Common Stock for the ten (10) business days immediately prior to the end of the respective quarter; and (ii) if, on the last day of the quarter immediately preceding payment of a dividend, the Common Stock is not publicly traded, by dividing (A) the Quarterly Dividend Amount by (B) the Private Per Share Amount. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Pari Passu Securities, the Common Stock or any other Series A Junior Securities. Prior to the payment of each dividend required by this Section II(b)2.b, the Corporation shall take all such actions as are necessary in order to insure that the Dividend Shares shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            c. Most-Favored Registration of Dividend Shares.  If the
              Common Stock is registered as a class under Section 12 of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), then the holders of the Series A Preferred shall at all times be entitled to require that the Corporation register such holders' Dividend Shares for resale (in accordance with all applicable securities laws), in accordance with the most preferential registration rights of any Corporation security now in existence or subsequently authorized. To the extent that no Corporation security has registration rights preferable to those of the Series
              A Preferred, the Corporation shall be required to provide the holders of Series A Preferred with the registration rights described in Section II(b)2.dbelow.

            d. Series A Preferred Minimum Registration Rights for
              Dividend Shares. If the Corporation at any time proposes to file a registration statement to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act")(except for a registration filed on Forms S-4 or S-8), whether or not for sale for its own account, it will at each such time give prompt written notice to the holders of the Series A Preferred outstanding of its intention to do so. Upon the written request of a holder of the Series A Preferred outstanding (the "Requesting Holder"), which request shall specify the amount of Dividend Shares the Requesting Holder wants included in any such registration statement, made as promptly as practicable and in any event within ten (10) days after the receipt of notice from the Corporation, the Corporation will use its best efforts to effect the registration under the Securities Act of all the Dividend Shares which the Corporation has been so requested to register by the Requesting Holder (a "Piggy-Back Registration"). However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Dividend Shares requested to be included in such registration would jeopardize the success of the offering by the Corporation, then the Corporation shall include in such registration, only the number which the Corporation is so advised can be sold in (or during the time of) such offering; provided, that if Common Stock are being offered for the account of other selling shareholders as well as the Corporation, any reduction in the amount of Dividend Shares included in such offering shall be in equal proportion to reductions imposed on such other selling shareholders.

            e. Rule 144(k).  Notwithstanding Sections II(b)2.c and d above, the Corporation shall not be required to register any Dividend Shares which can be immediately sold pursuant to Rule 144(k) promulgated under the Securities Act.

            f. Distribution of Partial Dividend Payments.  Except as
              otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred held by each such holder.

            g. Treatment of Accrued and Unpaid Dividends.  Upon any
              liquidation, conversion or redemption of shares of Series A Preferred into Common Stock, as provided in Sections II(b)5-7 below, all accrued and unpaid dividends on the Series A Preferred shall be paid.

            h. Election to Receive Cash Dividends.  If, at any time,
              the Corporation pays cash dividends to holders of Common Stock, then the holders of a majority of the Series A Preferred, may, at its option, elect to have all future Quarterly Dividend Amounts paid in cash.

         3. Restrictions on Distributions. Except: (a) to the extent that in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred voting as a separate class; (b) as provided for pursuant to Section II(b)2 hereof; or (c) in the ordinary course of business pursuant to Section 170 of the DGCL, provided that the maximum annual distribution contemplated by this clause (c) shall not exceed five percent (5%) of the Corporation's surplus (as determined in accordance with Sections 154 and 244 of the DGCL) or net profits otherwise available for such distribution under the DGCL; with respect to any of the foregoing cases, for so long as any shares of Series A Preferred are outstanding, the Corporation shall not declare or pay any dividends on, make any distributions on, or purchase, redeem, retire, or otherwise acquire for value, any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital or make any distribution to the holders of any capital stock, or permit any Subsidiary (as defined below) to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership, or joint venture or other entity of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests. Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation. Nothing contained in this Section II(b)3 shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any currently or subsequently designated series of Preferred Stock in accordance with its terms;
            (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship at a price not in excess of the original purchase price of such shares.

         4. Voting Rights.

            a. General.  In addition to the rights specified in
              Section II(b)4.b below and any other rights provided in the Corporation's By-laws or by law, the holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the By-laws at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings. Except as otherwise provided herein or required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote (including without limitation the election of directors), voting as a single class with the Common Stock and other securities that vote with the Common Stock, with the holders of Series A Preferred entitled to one vote for each share of Series A Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.

            b. Special.  The Corporation shall not, without the
              affirmative vote of the holders of a majority of the Series A Preferred then outstanding:

                  i.    authorize, create (by way of
                   reclassification or otherwise) or issue any additional shares of Series A Preferred, or any other securities which are senior to the Series A Preferred as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Corporation ("Senior Securities") or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities;

                  ii.   amend or otherwise alter this Certificate
                   in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred as set forth in this Certificate; or

                  iii.  take any action requiring a vote of
                   stockholders of the Corporation that adversely affects the rights, preferences and privileges of the Series A Preferred set forth in this Certificate.

         5. Liquidation Preference.

            a. Preference on Liquidation.  In the event that the
              Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, or if there shall occur any reduction or decrease in the Corporation's equity securities resulting in a distribution of assets to the holders of any class or series of the Corporation's equity securities, the holders of each share of Series A Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), before any distribution or payment is made to any holders of Pari Passu Securities, Common Stock or Series A Junior Securities, or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred in liquidation preference, jointly (to the extent there exist more than one Series A Preferred holder), the Vacman Property (the "Vacman Preference"); provided, that, if the total value of the Vacman Preference (as determined in accordance with Section II(b)5.c below) is: (i) less than the product of (a) the Series A Stated Value multiplied by (b) the total number of then issued and outstanding shares of Series A Preferred (such product being the "Liquidation Value"), then a percentage ownership interest in Available Assets equal to the difference between the Liquidation Value and the Vacman Preference (such difference being the "Shortfall Preference") equal to each Series A Preferred holder's percentage ownership interest in the authorized Series A Preferred shall be distributed to each such Series A Preferred holder; or (ii) greater than the Liquidation Value, then, the Series A Preferred holders shall, at their option, either (a) accept the Vacman Property, acknowledge and agree to the third party valuation thereof and pay to the Corporation the difference between the Liquidation Value and the Vacman Preference or (b) reject the Vacman Property and require that the Corporation sell the Vacman Property at auction, the proceeds of which, up to a maximum amount of the Liquidation Value, shall be distributed by the Corporation pro rata to the holders of the Series A Preferred. The aggregate value of the Vacman Preference, as adjusted if necessary, and the Shortfall Preference, if any, shall be equal to, and shall mean, the "Liquidation Preference".

            b. Participation Rights.  Upon payment in full of the
              Liquidation Preference, the remaining Available Assets, if any, shall be ratably distributed: first, on a share for share basis, among the holders of the Common Stock and any Pari Passu Securities; and second, on a share for share basis, among the holders of any Series A Junior Securities. The Series A Preferred shall not be entitled to a distribution of any remaining Available Assets.

            c. Form of Consideration.  Whenever the distribution
              provided for in this Section II(b)5 shall be payable in securities or property other than cash, the value of such securities or property shall be the fair market value thereof as determined by the Board in good faith; provided, that (1) the value of the Vacman Property shall be determined by a third party mutually agreeable to the Corporation and the Series A Preferred holders, following the distribution of the Vacman Property to the holders of the Series A Preferred; and (2) to the extent any securities or other property (other than the Vacman Property) contemplated by this Section II(b)5.c are, as of the date of distribution, traded on a public exchange or otherwise have a fair market value readily accessible by reference to a publicly available source, the Board shall determine the fair market value of such securities or other property to be equal in value as reported on such publicly available source as of such date.

         6. Conversion.

            a. Conversion Right.  The Series A Preferred may be
              converted by any holder thereof, in such holder's sole discretion, as follows:

                 i. Commencing on the second anniversary date of the
                   Series A Original Issuance Date (the "1stConversion Date") each share of Series A
                   Preferred, up to a maximum of five hundred thousand (500,000) shares (the "1st Conversion
                   Date Shares"), may be converted into an equal number of shares of Common Stock;

                 ii.    Commencing on or after the third
                   anniversary date of the Series A Original
                   Issuance Date (the "2nd Conversion Date") each share of Series A Preferred, up to a maximum of five hundred thousand (500,000) shares, plus any 1st Conversion Date Shares not previously converted, may be converted into an equal number of shares of Common Stock; and

                 iii.   Commencing on or after the fourth
                   anniversary date of the Series A Original
                   Issuance Date (the "3rd Conversion Date") each issued and outstanding share of Series A Preferred not converted in to Common Stock prior to the 3rd Conversion Date may be converted into an equal number of shares of Common Stock.

         b. Conversion Procedure.

                 i. Each conversion of Series A Preferred shall be
                   deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the shares of Series A Preferred converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion (the "Conversion Shares") shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                 ii.The issuance of certificates for the Conversion
                   Shares shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                 iii.The Corporation will at no time close its
                   transfer books against the transfer of any shares of Series A Preferred or of any share of Common Stock issued or issuable upon conversion of any shares of Series A Preferred in any manner which interferes with the timely conversion of such shares of Series A Preferred, except as may otherwise be required to comply with applicable securities or tax laws.

                 iv.Upon conversion of each share of Series A
                   Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Shares shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                 v. Most-Favored Registration of Conversion Shares.
                   If the Common Stock is registered as a class under Section 12 of the Exchange Act, then the holders of the Series A Preferred shall at all times be entitled to require that the Corporation register such holders' Conversion Shares for resale (in accordance with all applicable securities laws), in accordance with the most preferential registration rights of any Corporation security now in existence or subsequently authorized. To the extent that no Corporation security has registration rights preferable to those of the Series A Preferred, the Corporation shall be required to provide the holders of Series A Preferred with the registration rights described in Section II(b)6.b.vi below.

                 vi.Series A Preferred Minimum Registration Rights
                   for Conversion Shares. If the Corporation at any time proposes to file a registration statement to register any of its securities under the Securities Act (except for a registration filed on Forms S-4 or S-8), whether or not for sale for its own account, it will at each such time give prompt written notice to the holders of the Series A Preferred outstanding of its intention to do so. Upon the written request of a Requesting Holder, which request shall specify the amount of Conversion Shares the Requesting Holder wants included in any such registration statement, made as promptly as practicable and in any event within ten (10) days after the receipt of notice from the Corporation, the Corporation will use its best efforts to effect a Piggy-Back Registration with respect to such Conversion Shares. However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Conversion Shares requested to be included in such registration would jeopardize the success of the offering by the Corporation, then the Corporation shall include in such registration, only the number which the Corporation is so advised can be sold in (or during the time of) such offering; provided, that if Common Stock are being offered for the account of other selling shareholders as well as the Corporation, any reduction in the amount of Conversion Shares included in such offering shall be in equal proportion to reductions imposed on such other selling shareholders.

                   vii.Rule 144(k).  Notwithstanding Sections
                   II(b)6.b.v and vi above, the Corporation shall not be required to register any Conversion Shares which can be immediately sold pursuant to Rule 144(k) promulgated under the Securities Act.

         c. Subdivisions or Combinations of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock that the Series A Preferred are convertible into immediately prior to such subdivision shall be increased proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number shares of Common Stock that the Series A Preferred are convertible into immediately prior to such combination shall be reduced proportionately.

         d. Material Change; Recapitalization, Reorganization or Reclassification. If (i) the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to a stock split or combination of the Common Stock), or (ii) in the event of a Material Change, then, in each such event, the holder of each share of Series A Preferred shall have the right thereafter to receive, upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series A Preferred, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such Material Change, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable in relation to any shares, securities or assets thereafter deliverable upon the exercise of such conversion rights. The provision for such conversion right to the holders of Series A Preferred shall be a condition precedent to the consummation by the Corporation of any such transaction.

            e. Acceleration of Conversion Right.

                  i.Options of Series A Preferred.  At least ten
                   (10) business days prior to the consummation of a Material Change, the Corporation and the other holders of shares to the extent a party to such event shall provide the holders of the shares of Series A Preferred written notice of such event (the "Event Notice"). Upon the election of a Majority Interest of the holders of the shares of Series A Preferred given to the Corporation within five (5) business days after receipt of an Event Notice, the Corporation shall, and each holder of shares of Series A Preferred shall be entitled to require, that prior to or concurrently with consideration from any such Material Change being paid to the Corporation (if the consideration is to be received by the Corporation in an asset transaction), or by any third party to stockholders of the Corporation other than holders of Series A Preferred (if the consideration is to be received directly by such stockholders in a merger or stock purchase transaction), the holders of shares of Series A Preferred shall, at their option, be entitled to immediately convert their existing shares of Series A Preferred into an equivalent number of shares of Common Stock (notwithstanding anything to the contrary in Section II(b)6) and be issued by the Corporation all accrued but undeclared Dividend Shares (the "Accelerated Conversion Option").


                  ii.Cancellation of Series A Preferred.  Upon the
                   exercise by the holders of the Series A
                   Preferred of the Accelerated Conversion Option, the shares of Series A Preferred shall be deemed cancelled and shall no longer be outstanding and the holders of such shares shall have no further rights in respect thereof.

         7. Redemption.

            a. At any time, the Corporation shall be entitled to
              redeem for cash, at its option, all but not less than all the issued and outstanding shares of Series A
              Preferred, at a price of $1.00 per share.

            b. If the Corporation does not redeem all the issued and
              outstanding shares of Series A Preferred for cash, as provided in Section II(b)7.a above, the Corporation shall be entitled to redeem, at its option, the issued and outstanding shares of Series A Preferred in increments of five hundred thousand (500,000) shares, at a price of $1.00 per share, as follows:

                 i. At any time: (i) prior to the 1st Conversion
                   Date, five hundred thousand (500,000) shares;
                   (ii) between the 1st Conversion Date and the date immediately prior to the 2nd Conversion Date, a maximum of one million (1,000,000), but in no event less than five hundred thousand (500,000) shares; and (iii) between the 2nd Conversion Date and the date immediately prior to the 3rd Conversion Date, any Series A Preferred remaining issued and outstanding.

                 ii.The Corporation shall provide five (5) days
                   prior written notice of redemption to the holder or holders, as the case may be, of Series A Preferred at their respective addresses appearing on the books or transfer records of the Corporation or such other address designated in writing by such holder to the Corporation.

            c.     At the time any such redemption of Series A Preferred
              has been effected, the rights of the holder of the shares of Series A Preferred redeemed, as a holder of Series A Preferred shall cease.

         8. No Dilution or Impairment. The Corporation will not, by amendment of this Certificate or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of stock on the conversion of the Series A Preferred from time to time outstanding or as Dividend Shares pursuant to Section II(b)2.b.

         9. Reservation of Capital Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then convertible outstanding shares of the Series A Preferred, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         10.  General.

            a. Except as otherwise expressly provided hereunder, all
              notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one (1) business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         11.  Definitions.

          "1st Conversion Date" has the meaning set forth in Section II(b)6.a.i above.

          "1st Conversion Date Shares" has the meaning set forth in Section II(b)6.a.i above.

          "2nd Conversion Date" has the meaning set forth in Section II(b)6.a.ii above.

          "3rd Conversion Date" has the meaning set forth in Section II(b)6.a.iii above.

          "Accelerated Conversion Option" is defined in Section
          II(b)6.e.iabove.

          "Available Assets" is defined in Section II(b)5.a above.

           "Average Public Trading Price" means the average of the daily high and low sales prices for one share of Common Stock in its principal public trading market.

          "Board" means the Board of Directors of the Corporation.

          "By-laws" means the By-laws of the Corporation, as they may be amended from time to time.

          "Conversion Shares" is defined in Section II(b)6.b.i above.

          "Corporation" means SecureD Services, Inc., a Delaware corporation.

          "Dividend Shares" is defined in Section II(b)2.b above.

          "Event Notice" is defined in Section II(b)6.e.i above.

          "Exchange Act" is defined in Section II(b)2.c above.

          "Liquidation Preference" is defined in Section II(b)5.a above.

          "Liquidation Value" is defined in Section II(b)5.a above.

          "Majority Interest" means, with respect to a particular class of capital stock entitled to vote on a particular matter, the votes of such class of capital stock representing greater than fifty percent (50%) of the total number of votes eligible to be case on the matter being voted on.

          "Material Change" means any acquisition of all or substantially all of the assets of the Corporation, or transaction or series of transactions involving the Corporation, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Corporation's outstanding shares of capital stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction.

          "Pari Passu Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) that by its terms are pari passu, other than with respect to the Liquidation Preference, with the Series A Preferred.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Piggy-Back Registration" is defined in Section II(b)2.d above.

          "Private Per Share Amount" means, if the Corporation is privately held and the Common Stock is not publicly traded: (a) at any time after the Series A Original Issuance Date but prior to the first anniversary thereof, an amount per share of Common Stock equal to the per share price for a share Common Stock paid by a third-party, non-Affiliate investor most recent in time prior to the determination of such Private Per Share Amount; or (b) on or at any time after the first anniversary of the Series A Original Issuance Date, an amount per share of Common Stock equal to the fair market value of such Common Stock as determined by the Board in good faith; provided, that, such good faith determination shall be based on a valuation of the Corporation as being equal to the greater of (1) the total revenue received by the Corporation during the twelve months immediately preceding such determination, and (2) seven (7) times the total earnings of the Corporation, before interest, taxes, depreciation and amortization, during the twelve months immediately preceding such determination,

          "Quarterly Dividend Amount" means the amount determined by dividing (a) the amount resulting from multiplying (i) the Series A Stated Value for all the issued and outstanding Series A Preferred by (ii) the daily basis rate of six percent (6%) per annum; by (b) four (4).

          "Requesting Holder" is defined in Section II(b)2.d above.

          "Securities Act" is defined in Section II(b)2.d above.

          "Senior Securities" is defined in Section II(b)4.b.i above.

          "Series A Preferred" means the Series A Convertible Preferred Stock of the Corporation, $0.001 par value.

          "Series A Junior Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) that by its terms is junior to the Series A
         Preferred.

          "Series A Original Issuance Date" means the date of the original issuance of Series A Preferred.

          "Series A Stated Value" means an amount per Series A Preferred share equal to $1.00.

          "Shortfall Preference" is defined in Section II(b)5.a above.

          "Transaction Documents" means, collectively, that certain Asset Purchase Agreement, dated as of June 30, 2003, by and between the Corporation and Vasco Data Security International, Inc., and all documents contemplated thereby to be entered into by and between the parties thereto, including, without limitation, the Promissory Note and the Security Agreement, as such terms are defined in such Asset Purchase Agreement.

           "Vacman Preference" is defined in Section II(b)5.a above.

          "Vacman Property" means the intellectual property rights to the "Snareworks" software of VACMAN Enterprises, a business unit of Vasco Data Security Inc., plus any and all enhancements, improvements or modifications made thereto, as such rights are more specifically described in that certain Asset Purchase Agreement, dated as of June 30, 2003, by and between the Corporation and Vasco Data Security International, Inc.

         4. The Amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL by the Unanimous Written Consent of the Directors followed by the Unanimous Written Consent of the Stockholders.

         5. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

         Executed on this 20th day of June, 2003.


                               SecureD Services, Inc.


                               By:/S/King Moore
                               King T. Moore, President and Chief Executive
                               Officer

                            EXHIBIT J
                         Dolfin Agreement

See Exhibit A of Exhibit 2.1 of this 8-K for the Dolfin Agreement in its entirety.

                            EXHIBIT K
                Proposed Reorganization Agreement

See Exhibit 2.1 of this 8-K for the Proposed Reorganization Agreement in its entirety.

                            EXHIBIT L

     Form of Opinion from Morse, Zelnick, Rose & Lander, LLP

MORSE, ZELNICK, ROSE & LANDER, LLP
405 PARK AVENUE
NEW YORK, NEW YORK 10022
(212) 838-8040


July 8, 2003


VASCO Data Security International, Inc.
1901 South Meyers Road
Suite 210
Oakbrook Terrace, Illinois 60181


     Re:  Purchase of Assets from VASCO Data Security International, Inc.


Gentlemen:

This opinion is being furnished pursuant to Section 5.2.2(k) of the Asset Purchase Agreement, dated July 8, 2003, and effective as of July 1, 2003 (the "Agreement"), by and between VASCO Data Security International, Inc. ("VASCO") and SecureD Services, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. As used herein, the term "Agreement" includes all exhibits and schedules annexed thereto.

We have acted as counsel to the Company in connection with the transactions contemplated under the Agreement. In connection therewith, we have examined and are familiar with and have relied upon the following documents:

(1) The Agreement;

(2) The Certificate of Incorporation of the Company, as amended to date, including the Certificate of Designation filed on June 20, 2003 (the "Charter");

(3) The Bylaws of the Company, as amended to date (the "Bylaws");

(4) Certificate, dated as of a recent date, of the Secretary of State of the State of Delaware certifying to the good standing of the Company in Delaware (the "Good Standing Certificate");

(5) The Stockholder Acknowledgements as executed by each of the U.S. purchasers (each an accredited investor), effective as of July 8, 2003, subscribing for securities of the Company under the terms of the Subscription Agreement, effective as of an even date hereof; and

(6) Such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

We have also made such inquiries of officers of the Company and considered such questions of law as we have deemed necessary to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the completeness of the corporate and stock record books of the Company, the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such certified, facsimile or photostatic documents. We have assumed that the Agreement accurately describes and contains the mutual understanding of the parties thereto as to all matters contained therein, and that no other agreements or understandings exist between such parties with respect to the transactions contemplated thereby.

Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied, without independent investigation, upon certificates, statements and representations made to us by one or more officers or employees of the Company and upon the representations and warranties made by the Company in the Agreement.

Any reference herein to "our knowledge," or to matters "known to us," or to any matter of which we "are aware" or coming "to our attention" or any variation of any of the foregoing, shall mean, as used herein, the conscious awareness of those attorneys of this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not, for purposes of our opinions below, searched computerized or electronic databases or the docket of any court, governmental agency or regulatory body or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by the signatories thereto other than the Company, that the signatories thereto other than the Company have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and that the Agreement is the valid and binding obligations of the signatories thereto other than the Company, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party to the documents other than the Company.

Our opinions expressed in paragraph 1 below, insofar as they relate to the due incorporation, valid existence and good standing of the Company are based solely on the Good Standing Certificate, a copy of which has been made available to you, and our opinions with respect to such matters are rendered as of the respective dates of such Certificate and limited accordingly.

The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable or specific remedy upon any breach of any documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of such defenses may be subject to the discretion of the court before which any proceeding therefor may be brought. Furthermore, we express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or enforceability of the provisions of the Agreement on the validity or enforceability of any other provision thereof, (iv) requiring the payment of consequential damages or liquidated damages, (v) relating to non-competition and non-solicitation, (vi) relating to indemnification and contribution with respect to securities law claims, and
(vii) relating to choice of law, consent to jurisdiction or waiver of trial by jury.

We express no opinion as to compliance by the Company with any state or federal antifraud laws or with the fraudulent transfer laws of any jurisdiction.

We are opining herein only with respect to the Delaware General Corporation Law and the federal laws of the United States of America. Accordingly, to the extent that any laws other than those upon which we are opining govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

2. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock.

3. The Agreement and the other agreements contemplated by the Agreement to which the Company is a party are duly authorized, executed and delivered by the Company and each such agreement is valid and binding upon the Company and is enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

4. The execution and delivery by the Company of the Agreement and the other agreements contemplated by the Agreement and the fulfillment of and the compliance with the respective terms thereof by the Company, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any event or condition), to our knowledge, result in the violation of any terms or provisions of any existing documents of the Company, any law applicable to the Company or of any agreement, written or oral, to which the Company is a party or by which it is bound.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in fact or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is being furnished to you, at your request and it is solely for the purpose set forth in the first paragraph hereof and solely for your benefit and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                              Very truly yours,



                              Morse, Zelnick, Rose & Lander, LLP

VASCO Data Security International, Inc.
Page 4

                           EXHIBIT C

                  PRIVATE PLACEMENT TERM SHEET

                     SecureD Services, Inc.
                          Common Stock


Issuer                             SecureD Services, Inc., (the "Company").

Securities Offered                 Up to 1,500,000 shares but not less than
                                   1,000,000 shares of common stock ("Common
                                   Stock") with minimum gross proceeds of
                                   $750,000.

Price Per Share                    $.75 USD.

Transaction                        Private Placement pursuant to Section 4(2)
                                   or Rule 506 of Regulation D of the United
                                   States Securities and Exchange Commission.
                                   Offering to be made only to "accredited
                                   investors" and/or "non-United States
                                   persons" pursuant to the signing of a
                                   Subscription Agreement.

Minimum Investment                 $100,000 USD, or 133,333 shares.

Dividend Rate                      No dividends are payable.

Liquidation Preference             Upon the dissolution, liquidation or
                                   winding-up of the Company, Common Stock
                                   shareholders shall be positioned behind
                                   any creditors and preferred stockholders, if any, in terms of liquidating distribution.


Warrant Coverage                   The investor shall receive a five (5) year
                                   Warrant to purchase Common Stock of the
                                   Company, calculated as 50% of the
                                   principal investment, divided by the
                                   exercise price of one dollar and fifty
                                   cents ($1.50).  This means that an
                                   investment of $100,000 would receive
                                   33,333 warrants to purchase 33,333 shares of Common Stock priced at $1.50 per share.
                                   Convertible at any time after twelve (12) months into shares of the Company's Common
                                   Stock at the conversion price of $1.50 per share. Automatic conversion (i) if the Company completes a public offering, or
                                   (ii) in the event of a change in control, or (iii) the Company's Shares trade at greater than $3.00 per share for more than 10 trading days.

Fees If a broker is involved, 5% of the gross proceeds raised, excluding any money raised by the Company directly. 10% Warrant coverage at the same terms as above if a broker is involved.

                        Schedule 2.1(e)(i)

                        SSGI Stockholders
                 Lock-Up/Leak-Out Agreement List


               Ernie Wagner
               Tommy Stone
               John Cadigan
               Houston Associates, Inc.
               Powell, Goldstein, Frazier & Murphy
               National Capital

                       Schedule 2.1(e)(ii)

                    LOCK-UP/LEAK-OUT AGREEMENT

          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of June, 2003, between Southern Software Group, Inc., a Delaware corporation ("SSGI"), and the individuals and entities that execute and deliver a Counterpart Signature Page hereof, each a shareholder of SSGI or an owner of common stock, warrants to purchase common stock or preferred stock or debt instruments that may be convertible into shares of common stock of SecureD Services, Inc., a Delaware corporation ("SecureD Services"), and sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder."

          WHEREAS, the Shareholders are all present shareholders of common stock of SSGI that SSGI has agreed to include in a registration statement to be filed with the Securities and Exchange Commission or owners of shares of common stock, warrants to purchase common stock or preferred stock or debt instruments that may be convertible into shares of common stock of SecureD Services ("SecureD Services Shareholders"); and

          WHEREAS, the SecureD Services Shareholders intend to exchange their respective securities of SecureD Services for like securities of SSGI pursuant to that certain Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement") between SSGI, SecureD Services and the SecureD Services Shareholders, to which the execution and delivery of this Agreement is a condition precedent to the closing of the Reorganization Agreement; and

          WHEREAS, on the closing of the Reorganization Agreement with SecureD Services, the SecureD Services Shareholders shall exchange their respective securities of SecureD Services for like securities of SSGI, obtaining common stock of SSGI in exchange for their respective shares of common stock of SecureD Services, like warrants to acquire SSGI common stock on the exercise of exchanged SecureD Services warrants and like preferred stock or debt instruments of SSGI with conversion rights to acquire common stock of SSGI, all as described in the respective Counterpart Signature Pages of the Shareholders that are attached hereto and incorporated herein by reference (the "Common Stock"), and which Common Stock SSGI has agreed to include in a registration statement to be filed with the Securities and Exchange Commission;

          WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Reorganization Agreement and to provide for an orderly market for the Common Stock of SSGI subsequent to the closing of the Reorganization Agreement, the Shareholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer his/her/its shares of Common Stock to his/her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement.

          2. Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock, each Shareholder may only sell Common Stock subject to the following conditions for the eighteen (18) month period from the closing of the Reorganization Agreement (the "Lock-Up/Leak-Out Period"):

          2.1 No Shareholder may sell any Common Stock except as covered by this Agreement, unless approved in a prior writing by the Board of Directors of SSGI, pro rata as to all Shareholders, with respect to all Shareholders covered hereby.

          2.2 If a Shareholder has an approved brokerage account meaning an account with a broker/dealer who has executed and delivered to SSGI a broker/dealer agreement in a form satisfactory to SSGI, a reasonable facsimile of which is attached hereto as Exhibit A and incorporated herein by reference (the "Broker/Dealer Agreement"), to the effect that any such broker/dealer will comply with and monitor the terms and conditions of this Agreement for the benefit of SSGI and the Shareholders (the "Approved Broker/Dealer"), then the Common Stock of the Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the Shareholder's account at the Approved Broker Dealer through the Depository Trust Corporation ("DTC") or by paper delivery; and provided, however, that if the Shareholder does not have an account with an Approved Broker/Dealer, the Common Stock of the Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the Shareholder in the form of an actual stock certificate that is imprinted with a legend indicating that resale of the Common Stock is subject to the terms and conditions of this Agreement, one of which shall be a resale through an Approved Broker/Dealer.

               2.3 Each Shareholder shall be allowed to sell no more than 3,000 shares of Common Stock per month during the Lock-Up/Leak-Out Period, on a cumulative basis, meaning that if no Common Stock was sold during one month while Common Stock was qualified to be sold, up to 6,000 shares of Common Stock could be sold in the next successive month and so forth; provided, however, with respect to (i) shares of Common Stock that are "restricted securities" that SSGI has agreed to register for resale with the Securities and Exchange Commission, the commencement of the right of any such Shareholder to sell shares of Common Stock and to cumulate unsold Common Stock into sales in the next successive month hereunder shall begin on the earlier of the month in which the Securities and Exchange Commission grants SSGI an effective date (the "Effective Date") on any such registration statement, or in the month in which any such Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the Securities and Exchange Commission following the expiration of the required one year holding period from the closing of the Reorganization Agreement; and with respect to (ii) shares of Common Stock that are "restricted securities" that SSGI has not agreed to register for resale with the Securities and Exchange Commission, in the month in which any such Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the Securities and Exchange Commission following the expiration of the required one year holding period from the closing of the Reorganization Agreement (the "Resale Qualification Dates"). All Shareholders fully understand that certain shares of Common Stock covered by this Agreement have already satisfied the Resale Qualification Dates (approximately 280,000 shares of Common Stock held by five (5) persons); that the Resale Qualification Date of some other shares of Common Stock that may be allowed to be registered by SSGI for resale on Form S-3 of the Securities and Exchange Commission (Common Stock that can be acquired on the exercise of warrants or the conversion of preferred stock or debt instruments may qualify for use of Form S-3) may be earlier than Common Stock required to be registered on some other Form; and that Common Stock required to be registered on some other Form of the Securities and Exchange Commission, like Form SB-2, may not have a Resale Qualification Date for up to six (6) to nine (9) months, depending upon the time involved in the Securities and Exchange Commission review and comment process.

         2.4 The Common Stock may only be sold at or above the lowest "offer" or "ask" prices stated by the relevant market maker for the Common Stock on the OTC Bulletin Board or any nationally recognized medium on which the Common Stock is publicly traded. Each Shareholder agrees that no sales will be made at the "bid" prices for the Common Stock.

         2.5 The Common Stock may not be sold at a price below $2.00 per share (the "Price Floor").

          2.6 The Shareholders agree that they will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

          2.7 From the date hereof and for a period of not less than eighteen (18) months from the expiration of the Lock-Up/Leak/Out Period, SSGI shall maintain its "reporting" status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), or if its existence ceases, the BBX, the NASDAQ Small Cap or a recognized national stock exchange.

          3. By executing this Agreement, each Shareholder represents that the Common Stock set forth in his/her/its Counterpart Signature Page is all of the shares of SSGI Common Stock that such Shareholder beneficially owns as of the date hereof. In addition to the Common Stock set forth in the Counterpart Signature Page, this Agreement shall apply to all SSGI Common Stock of which each Shareholder become the beneficial owner of during the Lock-Up/Leak-Out Period.

          4. Notwithstanding anything to the contrary set forth herein, SSGI may, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

          5. In the event of a tender offer to purchase all or substantially all of SSGI's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, and if the requisite number of the record and beneficial owners of SSGI securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.

          6. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

          7. The Common Stock and per share price restrictions covered by this Agreement shall be appropriately adjusted should SSGI make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

          8. No transfer of any of the shares of Common Stock that are subject to this Agreement shall be made in any transaction other than a "broker's transaction" unless the transferee executes and delivers a copy of this Agreement prior to the transfer of any stock certificate representing any of the Common Stock so transferred.

          9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

          10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to SSGI, at 1175 North Service Road West, Suite 124, Oakville, Ontario L6M 2W1, and to the Shareholders, at the addresses in their Counterpart Signature Pages. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

          11. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

          12. SSGI or each Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that SSGI or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

          13. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State; and SSGI and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of Delaware only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

          15. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date: 7/2/03.            SOUTHERN SOFTWARE GROUP, INC.

                         By__/s/ Ernie Wagner

                         Its President

                    LOCK-UP/LEAK-OUT AGREEMENT
                    COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out
Agreement (the "Agreement") dated as of the       day of June 2003, among
Southern Software Group, Inc., a Delaware corporation ("SSGI"); and certain persons who are "Shareholders" of SSGI, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of SSGI set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                         _________________________________________
                                    (Printed Name)


                         -----------------------------------------
                                      (Signature)


                         _________________________________________
                                     (Street Address)


                         -----------------------------------------
                                      (City and State)


                         -----------------------------------------
                                 (Number of Shares Owned or
                                 Underlying Other Securities)


                         _________________________________________
                                           (Date)

                           Schedule 2.3

Designation of Series A Preferred Shares and Rights, Privileges and Preferences Thereof

                    CERTIFICATE OF AMENDMENT

                OF CERTIFICATE OF INCORPORATION

                               OF

                 SOUTHERN SOFTWARE GROUP, INC.
                   __________________________
            Pursuant to Sections 141 and 242 of the
                Delaware General Corporation Law
                   __________________________

     SOUTHERN SOFTWARE GROUP, INC.. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify that:

     1.  The name of the Corporation is SOUTHERN SOFTWARE GROUP, INC.

     2.  The Certificate of Incorporation of the Corporation (the
"Certificate") is hereby amended to: (a) to change the name of the Corporation; and (b) to designate a series of preferred stock.

     3. In order to effect the name change described in Paragraph 2 hereof, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST and by substituting the following new Article in its stead:

     "FIRST:  The name of the Corporation is SecureD Services, Inc."

     4. In order to effect the changes described in Paragraph 2 hereof, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH and by substituting the following new Article in its stead:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (the
     "Preferred Stock").

                         I. Common Stock

              (a) General. All shares of Common Stock shall be identical, and shall entitle the holders thereof to the same rights, preferences, qualifications, limitations and restrictions. No shares of Common Stock shall be subdivided or combined unless an identical subdivision or combination, as the case may be, shall be effected with respect to all authorized shares of Common Stock.

               (b) Dividends and Distributions. Subject to the provisions of this Article FOURTH, including without limitation Section II(b), the holders of shares of Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor, provided that the holders of shares of Common Stock shall be entitled to share equally, on a per share basis, in such dividends or distributions.

              (c) Voting. Each holder of Common Stock shall be entitled to vote on each matter (i) expressly required by the DGCL and (ii) otherwise submitted to a vote of the stockholders of the Corporation, including the election of directors, except for matters subject to a separate class vote by one or more classes and/or series of capital stock of the Corporation other than the Common Stock to the extent such separate class vote is required by the DGCL or this Certificate. Each such holder shall be entitled to one vote per share of Common Stock on each matter to be voted on by such stock. The Common Stock shall have no cumulative voting rights.

              (d) Liquidation. After the payments to the holders of Series A Preferred pursuant to Article FOURTH, Section II(b)5 of this Certificate, the holders of Common Stock shall be entitled to liquidation distributions, if any.

              (e) Restrictions. No holder of any of the shares of the capital stock of the Corporation, including without limitation the Common Stock, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board in the exercise of its discretion.


                         II. Preferred Stock

              (a) Preferred Stock. The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. No holder of any of the shares of any series of Preferred Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class; but any such unissued stock or such additional authorized issue of such stock or of other securities convertible into such stock, or carrying any right to purchase such stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, partnerships, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

              (b) Series A Preferred.

         1. Designation. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"). The number of shares constituting the Series A Preferred shall be Two Million (2,000,000). In accordance with the terms hereof, each share of Series A Preferred shall have the same relative rights as and be identical in all respects with each other share of Series A Preferred and each shall have the powers, designations, preferences and rights set forth in this Section II(b).

         2. Dividends.

            a. General.  Dividends on each issued and outstanding
              share of the Series A Preferred shall accrue at an annual rate of six percent (6%) of the Series A Stated Value, compounded quarterly, from and including the Series A Original Issuance Date to and including the first to occur of (i) the date on which such share of Series A Preferred is redeemed by the Corporation as provided in Section II(b)7 below or (ii) the date on which such share of Series A Preferred is converted into shares of Common Stock as provided in Section II(b)6 below.

            b. Payment of Quarterly Dividends.  Subject to Section
              II(b)2.a, to the extent permitted under the DGCL, the Corporation shall pay preferential cumulative dividends quarterly in shares of Common Stock ("Dividend Shares") to the holders of the Series A Preferred for each of the calendar quarters ending on the last day of March, June, September and December. Such dividend shall be paid, in arrears, within ten
              (10) business days from the end of the quarter. The number of Dividend Shares issuable in connection with the payment of the dividend shall be calculated as follows: (i) if, on the last day of the quarter immediately preceding payment of a dividend, the Common Stock is publicly traded, by dividing (A) the Quarterly Dividend Amount by (B) the Average Public Trading Price of Common Stock for the ten (10) business days immediately prior to the end of the respective quarter; and (ii) if, on the last day of the quarter immediately preceding payment of a dividend, the Common Stock is not publicly traded, by dividing (A) the Quarterly Dividend Amount by (B) the Private Per Share Amount. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Pari Passu Securities, the Common Stock or any other Series A Junior Securities. Prior to the payment of each dividend required by this Section II(b)2.b, the Corporation shall take all such actions as are necessary in order to insure that the Dividend Shares shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            c. Most-Favored Registration of Dividend Shares.  If the
              Common Stock is registered as a class under Section 12 of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), then the holders of the Series A Preferred shall at all times be entitled to require that the Corporation register such holders' Dividend Shares for resale (in accordance with all applicable securities laws), in accordance with the most preferential registration rights of any Corporation security now in existence or subsequently authorized. To the extent that no Corporation security has registration rights preferable to those of the Series
              A Preferred, the Corporation shall be required to provide the holders of Series A Preferred with the registration rights described in Section II(b)2.dbelow.

            d. Series A Preferred Minimum Registration Rights for
              Dividend Shares. If the Corporation at any time proposes to file a registration statement to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act")(except for a registration filed on Forms S-4 or S-8), whether or not for sale for its own account, it will at each such time give prompt written notice to the holders of the Series A Preferred outstanding of its intention to do so. Upon the written request of a holder of the Series A Preferred outstanding (the "Requesting Holder"), which request shall specify the amount of Dividend Shares the Requesting Holder wants included in any such registration statement, made as promptly as practicable and in any event within ten (10) days after the receipt of notice from the Corporation, the Corporation will use its best efforts to effect the registration under the Securities Act of all the Dividend Shares which the Corporation has been so requested to register by the Requesting Holder (a "Piggy-Back Registration"). However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Dividend Shares requested to be included in such registration would jeopardize the success of the offering by the Corporation, then the Corporation shall include in such registration, only the number which the Corporation is so advised can be sold in (or during the time of) such offering; provided, that if Common Stock are being offered for the account of other selling shareholders as well as the Corporation, any reduction in the amount of Dividend Shares included in such offering shall be in equal proportion to reductions imposed on such other selling shareholders.

            e. Rule 144(k).  Notwithstanding Sections II(b)2.c and d above, the Corporation shall not be required to register any Dividend Shares which can be immediately sold pursuant to Rule 144(k) promulgated under the Securities Act.

            f. Distribution of Partial Dividend Payments.  Except as
              otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred held by each such holder.

            g. Treatment of Accrued and Unpaid Dividends.  Upon any
              liquidation, conversion or redemption of shares of Series A Preferred into Common Stock, as provided in Sections II(b)5-7 below, all accrued and unpaid dividends on the Series A Preferred shall be paid.

            h. Election to Receive Cash Dividends.  If, at any time,
              the Corporation pays cash dividends to holders of Common Stock, then the holders of a majority of the Series A Preferred, may, at its option, elect to have all future Quarterly Dividend Amounts paid in cash.

         3. Restrictions on Distributions. Except: (a) to the extent that in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred voting as a separate class; (b) as provided for pursuant to Section II(b)2 hereof; or (c) in the ordinary course of business pursuant to Section 170 of the DGCL, provided that the maximum annual distribution contemplated by this clause (c) shall not exceed five percent (5%) of the Corporation's surplus (as determined in accordance with Sections 154 and 244 of the DGCL) or net profits otherwise available for such distribution under the DGCL; with respect to any of the foregoing cases, for so long as any shares of Series A Preferred are outstanding, the Corporation shall not declare or pay any dividends on, make any distributions on, or purchase, redeem, retire, or otherwise acquire for value, any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital or make any distribution to the holders of any capital stock, or permit any Subsidiary (as defined below) to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership, or joint venture or other entity of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests. Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation. Nothing contained in this Section II(b)3 shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any currently or subsequently designated series of Preferred Stock in accordance with its terms;
            (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship at a price not in excess of the original purchase price of such shares.

         4. Voting Rights.

            a. General.  In addition to the rights specified in
              Section II(b)4.b below and any other rights provided in the Corporation's By-laws or by law, the holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the By-laws at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings. Except as otherwise provided herein or required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote (including without limitation the election of directors), voting as a single class with the Common Stock and other securities that vote with the Common Stock, with the holders of Series A Preferred entitled to one vote for each share of Series A Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.

            b. Special.  The Corporation shall not, without the
              affirmative vote of the holders of a majority of the Series A Preferred then outstanding:

             i.    authorize, create (by way of
                   reclassification or otherwise) or issue any additional shares of Series A Preferred, or any other securities which are senior to the Series A Preferred as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Corporation ("Senior Securities") or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities;

             ii. amend or otherwise alter this Certificate in any manner that adversely affects the rights, privileges and preferences of the Series A
                   Preferred as set forth in this Certificate; or

            iii.   take any action requiring a vote of
                   stockholders of the Corporation that adversely affects the rights, preferences and privileges of the Series A Preferred set forth in this Certificate.

         5. Liquidation Preference.

            a. Preference on Liquidation.  In the event that the
              Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, or if there shall occur any reduction or decrease in the Corporation's equity securities resulting in a distribution of assets to the holders of any class or series of the Corporation's equity securities, the holders of each share of Series A Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), before any distribution or payment is made to any holders of Pari Passu Securities, Common Stock or Series A Junior Securities, or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred in liquidation preference, jointly (to the extent there exist more than one Series A Preferred holder), the Vacman Property (the "Vacman Preference"); provided, that, if the total value of the Vacman Preference (as determined in accordance with Section II(b)5.c below) is: (i) less than the product of (a) the Series A Stated Value multiplied by (b) the total number of then issued and outstanding shares of Series A Preferred (such product being the "Liquidation Value"), then a percentage ownership interest in Available Assets equal to the difference between the Liquidation Value and the Vacman Preference (such difference being the "Shortfall Preference") equal to each Series A Preferred holder's percentage ownership interest in the authorized Series A Preferred shall be distributed to each such Series A Preferred holder; or (ii) greater than the Liquidation Value, then, the Series A Preferred holders shall, at their option, either (a) accept the Vacman Property, acknowledge and agree to the third party valuation thereof and pay to the Corporation the difference between the Liquidation Value and the Vacman Preference or (b) reject the Vacman Property and require that the Corporation sell the Vacman Property at auction, the proceeds of which, up to a maximum amount of the Liquidation Value, shall be distributed by the Corporation pro rata to the holders of the Series A Preferred. The aggregate value of the Vacman Preference, as adjusted if necessary, and the Shortfall Preference, if any, shall be equal to, and shall mean, the "Liquidation Preference".

            b. Participation Rights.  Upon payment in full of the
              Liquidation Preference, the remaining Available Assets, if any, shall be ratably distributed: first, on a share for share basis, among the holders of the Common Stock and any Pari Passu Securities; and second, on a share for share basis, among the holders of any Series A Junior Securities. The Series A Preferred shall not be entitled to a distribution of any remaining Available Assets.

            c. Form of Consideration.  Whenever the distribution
              provided for in this Section II(b)5 shall be payable in securities or property other than cash, the value of such securities or property shall be the fair market value thereof as determined by the Board in good faith; provided, that (1) the value of the Vacman Property shall be determined by a third party mutually agreeable to the Corporation and the Series A Preferred holders, following the distribution of the Vacman Property to the holders of the Series A Preferred; and (2) to the extent any securities or other property (other than the Vacman Property) contemplated by this Section II(b)5.c are, as of the date of distribution, traded on a public exchange or otherwise have a fair market value readily accessible by reference to a publicly available source, the Board shall determine the fair market value of such securities or other property to be equal in value as reported on such publicly available source as of such date.

         6. Conversion.

            a. Conversion Right.  The Series A Preferred may be
              converted by any holder thereof, in such holder's sole discretion, as follows:

            i. Commencing on the second anniversary date of the Series A Original Issuance Date (the "1stConversion Date") each share of Series A
                   Preferred, up to a maximum of five hundred thousand (500,000) shares (the "1st Conversion
                   Date Shares"), may be converted into an equal number of shares of Common Stock;

            ii.    Commencing on or after the third
                   anniversary date of the Series A Original
                   Issuance Date (the "2nd Conversion Date") each share of Series A Preferred, up to a maximum of five hundred thousand (500,000) shares, plus any 1st Conversion Date Shares not previously converted, may be converted into an equal number of shares of Common Stock; and

           iii.    Commencing on or after the fourth
                   anniversary date of the Series A Original
                   Issuance Date (the "3rd Conversion Date") each issued and outstanding share of Series A Preferred not converted in to Common Stock prior to the 3rd Conversion Date may be converted into an equal number of shares of Common Stock.

         b. Conversion Procedure.

            i. Each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the shares of Series A Preferred converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion (the "Conversion Shares") shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            ii. The issuance of certificates for the Conversion Shares shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

           iii. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred or of any share of Common Stock issued or issuable upon conversion of any shares of Series A Preferred in any manner which interferes with the timely conversion of such shares of Series A Preferred, except as may otherwise be required to comply with applicable securities or tax laws.

            iv. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Shares shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            v. Most-Favored Registration of Conversion Shares. If the Common Stock is registered as a class under Section 12 of the Exchange Act, then the holders of the Series A Preferred shall at all times be entitled to require that the Corporation register such holders' Conversion Shares for resale (in accordance with all applicable securities laws), in accordance with the most preferential registration rights of any Corporation security now in existence or subsequently authorized. To the extent that no Corporation security has registration rights preferable to those of the Series A Preferred, the Corporation shall be required to provide the holders of Series A Preferred with the registration rights described in Section II(b)6.b.vi below.

            vi. Series A Preferred Minimum Registration Rights for Conversion Shares. If the Corporation at any time proposes to file a registration statement to register any of its securities under the Securities Act (except for a registration filed on Forms S-4 or S-8), whether or not for sale for its own account, it will at each such time give prompt written notice to the holders of the Series A Preferred outstanding of its intention to do so. Upon the written request of a Requesting Holder, which request shall specify the amount of Conversion Shares the Requesting Holder wants included in any such registration statement, made as promptly as practicable and in any event within ten (10) days after the receipt of notice from the Corporation, the Corporation will use its best efforts to effect a Piggy-Back Registration with respect to such Conversion Shares. However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Conversion Shares requested to be included in such registration would jeopardize the success of the offering by the Corporation, then the Corporation shall include in such registration, only the number which the Corporation is so advised can be sold in (or during the time of) such offering; provided, that if Common Stock are being offered for the account of other selling shareholders as well as the Corporation, any reduction in the amount of Conversion Shares included in such offering shall be in equal proportion to reductions imposed on such other selling shareholders.

            vii. Rule 144(k). Notwithstanding Sections II(b)6.b.v and vi above, the Corporation shall not be required to register any Conversion Shares which can be immediately sold pursuant to Rule 144(k) promulgated under the Securities Act.

         c. Subdivisions or Combinations of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock that the Series A Preferred are convertible into immediately prior to such subdivision shall be increased proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number shares of Common Stock that the Series A Preferred are convertible into immediately prior to such combination shall be reduced proportionately.

         d. Material Change; Recapitalization, Reorganization or Reclassification. If (i) the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to a stock split or combination of the Common Stock), or (ii) in the event of a Material Change, then, in each such event, the holder of each share of Series A Preferred shall have the right thereafter to receive, upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series A Preferred, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such Material Change, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable in relation to any shares, securities or assets thereafter deliverable upon the exercise of such conversion rights. The provision for such conversion right to the holders of Series A Preferred shall be a condition precedent to the consummation by the Corporation of any such transaction.

            e. Acceleration of Conversion Right.

             i.    Options of Series A Preferred.  At least ten
                   (10) business days prior to the consummation of a Material Change, the Corporation and the other holders of shares to the extent a party to such event shall provide the holders of the shares of Series A Preferred written notice of such event (the "Event Notice"). Upon the election of a Majority Interest of the holders of the shares of Series A Preferred given to the Corporation within five (5) business days after receipt of an Event Notice, the Corporation shall, and each holder of shares of Series A Preferred shall be entitled to require, that prior to or concurrently with consideration from any such Material Change being paid to the Corporation (if the consideration is to be received by the Corporation in an asset transaction), or by any third party to stockholders of the Corporation other than holders of Series A Preferred (if the consideration is to be received directly by such stockholders in a merger or stock purchase transaction), the holders of shares of Series A Preferred shall, at their option, be entitled to immediately convert their existing shares of Series A Preferred into an equivalent number of shares of Common Stock (notwithstanding anything to the contrary in Section II(b)6) and be issued by the Corporation all accrued but undeclared Dividend Shares (the "Accelerated Conversion Option").


            ii. Cancellation of Series A Preferred. Upon the exercise by the holders of the Series A Preferred of the Accelerated Conversion Option, the shares of Series A Preferred shall be deemed cancelled and shall no longer be outstanding and the holders of such shares shall have no further rights in respect thereof.

         7. Redemption.

            a. At any time, the Corporation shall be entitled to
              redeem for cash, at its option, all but not less than all the issued and outstanding shares of Series A
              Preferred, at a price of $1.00 per share.

            b. If the Corporation does not redeem all the issued and
              outstanding shares of Series A Preferred for cash, as provided in Section II(b)7.a above, the Corporation shall be entitled to redeem, at its option, the issued and outstanding shares of Series A Preferred in increments of five hundred thousand (500,000) shares, at a price of $1.00 per share, as follows:

            i. At any time: (i) prior to the 1st Conversion Date, five hundred thousand (500,000) shares;
                   (ii) between the 1st Conversion Date and the date immediately prior to the 2nd Conversion Date, a maximum of one million (1,000,000), but in no event less than five hundred thousand (500,000) shares; and (iii) between the 2nd Conversion Date and the date immediately prior to the 3rd Conversion Date, any Series A Preferred remaining issued and outstanding.

            ii. The Corporation shall provide five (5) days prior written notice of redemption to the holder or holders, as the case may be, of Series A Preferred at their respective addresses appearing on the books or transfer records of the Corporation or such other address designated in writing by such holder to the Corporation.

            c. At the time any such redemption of Series A Preferred
              has been effected, the rights of the holder of the shares of Series A Preferred redeemed, as a holder of Series A Preferred shall cease.

         8. No Dilution or Impairment. The Corporation will not, by amendment of this Certificate or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of stock on the conversion of the Series A Preferred from time to time outstanding or as Dividend Shares pursuant to Section II(b)2.b.

         9. Reservation of Capital Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then convertible outstanding shares of the Series A Preferred, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         10.  General.

            a. Except as otherwise expressly provided hereunder, all
              notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one (1) business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         11.  Definitions.

          "1st Conversion Date" has the meaning set forth in Section II(b)6.a.i above.

          "1st Conversion Date Shares" has the meaning set forth in Section II(b)6.a.i above.

          "2nd Conversion Date" has the meaning set forth in Section II(b)6.a.ii above.

          "3rd Conversion Date" has the meaning set forth in Section II(b)6.a.iii above.

          "Accelerated Conversion Option" is defined in Section
          II(b)6.e.iabove.

          "Available Assets" is defined in Section II(b)5.a above.

           "Average Public Trading Price" means the average of the daily high and low sales prices for one share of Common Stock in its principal public trading market.

          "Board" means the Board of Directors of the Corporation.

          "By-laws" means the By-laws of the Corporation, as they may be amended from time to time.

          "Conversion Shares" is defined in Section II(b)6.b.i above.

          "Corporation" means SecureD Services, Inc., a Delaware corporation.

          "Dividend Shares" is defined in Section II(b)2.b above.

          "Event Notice" is defined in Section II(b)6.e.i above.

          "Exchange Act" is defined in Section II(b)2.c above.

          "Liquidation Preference" is defined in Section II(b)5.a above.

          "Liquidation Value" is defined in Section II(b)5.a above.

          "Majority Interest" means, with respect to a particular class of capital stock entitled to vote on a particular matter, the votes of such class of capital stock representing greater than fifty percent (50%) of the total number of votes eligible to be case on the matter being voted on.

          "Material Change" means any acquisition of all or substantially all of the assets of the Corporation, or transaction or series of transactions involving the Corporation, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Corporation's outstanding shares of capital stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction.

          "Pari Passu Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) that by its terms are pari passu, other than with respect to the Liquidation Preference, with the Series A Preferred.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Piggy-Back Registration" is defined in Section II(b)2.d above.

          "Private Per Share Amount" means, if the Corporation is privately held and the Common Stock is not publicly traded: (a) at any time after the Series A Original Issuance Date but prior to the first anniversary thereof, an amount per share of Common Stock equal to the per share price for a share Common Stock paid by a third-party, non-Affiliate investor most recent in time prior to the determination of such Private Per Share Amount; or (b) on or at any time after the first anniversary of the Series A Original Issuance Date, an amount per share of Common Stock equal to the fair market value of such Common Stock as determined by the Board in good faith; provided, that, such good faith determination shall be based on a valuation of the Corporation as being equal to the greater of (1) the total revenue received by the Corporation during the twelve months immediately preceding such determination, and (2) seven (7) times the total earnings of the Corporation, before interest, taxes, depreciation and amortization, during the twelve months immediately preceding such determination,

          "Quarterly Dividend Amount" means the amount determined by dividing (a) the amount resulting from multiplying (i) the Series A Stated Value for all the issued and outstanding Series A Preferred by (ii) the daily basis rate of six percent (6%) per annum; by (b) four (4).

          "Requesting Holder" is defined in Section II(b)2.d above.

          "Securities Act" is defined in Section II(b)2.d above.

          "Senior Securities" is defined in Section II(b)4.b.i above.

          "Series A Preferred" means the Series A Convertible Preferred Stock of the Corporation, $0.001 par value.

          "Series A Junior Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) that by its terms is junior to the Series A
         Preferred.

          "Series A Original Issuance Date" means the date of the original issuance of Series A Preferred.

          "Series A Stated Value" means an amount per Series A Preferred share equal to $1.00.

          "Shortfall Preference" is defined in Section II(b)5.a above.

          "Transaction Documents" means, collectively, that certain Asset Purchase Agreement, dated July 8, 2003 and effective as of July 1,
        2003, by and between the Corporation and Vasco Data Security International, Inc., and all documents contemplated thereby to be entered into by and between the parties thereto, including, without limitation, the Promissory Note and the Security Agreement, as such terms are defined in such Asset Purchase Agreement.

          "Vacman Preference" is defined in Section II(b)5.a above.

          "Vacman Property" means the intellectual property rights to the "Snareworks" software of VACMAN Enterprises, a business unit of Vasco Data Security Inc., plus any and all enhancements, improvements or modifications made thereto, as such rights are more specifically described in that certain Asset Purchase Agreement, dated July 8, 2003, and efective as of July 1, 2003, by and between the Corporation and Vasco Data Security International,
        Inc.

         4. The Amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Sections 141 and 242 of the DGCL by the Unanimous Written Consent of the Directors.

         5. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

         Executed on this 17th day of July, 2003.


                               SOUTHERN SOFTWARE GROUP, INC.


                               By: /s/ Ernie Wagner
                               Ernie Wagner, President and Chief Executive
                               Officer

                             Schedule 2.5

                        SSI Stock Option Plan

          SECURED SERVICES INC. INCENTIVE STOCK OPTION PLAN


         1.   Definitions

            (a)  The "Company" means SecureD Services Inc.

            (b) The "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Affiliated Institution" means any entity that is a parent or subsidiary corporation of the Company (as defined in Section 425(e) and (f) of the Code).

            (d)  The "Plan" means this Incentive Stock Option Plan.

            (e)  "Shares" means common stock of the Company.

            (f) "Outstanding Shares" is defined as the authorized and issued common stock of the Company. Such issued stock may include previously issued shares that have been reacquired by the Company.

            (g)  The "Board" means the Board of Directors of the Company.

            (h) "Option" means any option to purchase Shares as awarded under the Plan.

            (i) "Optionee" means any key employee or consultant of the Company who is awarded an Option.

            (j) "Optionee's Family" shall be limited to parents, brothers and sisters, spouse, children (whether or not adopted) and grandchildren, or a trust or family limited partnership of which the beneficiaries or partners are limited to the Optionee and such family.

            (k) "Incentive Options" means Options which constitute Incentive Stock Options under Section 422 of the Code.

            (l) "Nonqualified Options" is defined as Options which do not constitute Incentive Options.

            (m)  The "Stock Option Agreement" is an agreement which:
                  (i) specifies the terms of the Option;
                  (ii)shall expressly state or incorporate by reference the
                      provisions of this Plan;
                  (iii)shall state whether the option is an Incentive Option or Nonqualified Option; and
                  (iv)is executed by the Company and the Optionee as soon as practicable after an award.
                  A copy of a standard Stock Option Agreement is attached to this plan as Appendix A.

            (n) The "Standard Terms and Conditions" are defined and specified in the attached Stock Option Agreement.

            (o) "Standard Vesting Schedule" is defined as the following schedule by which Options will vest and become exercisable:
                 1/3rd of Shares granted through an Option shall vest and become exercisable on the twelve month anniversary of the grant date and 1/24th of such Shares shall vest on each monthly anniversary thereafter until the total number of Shares is vested.



       2.   Purpose of the Plan

       This SECURED SERVICES INC. INCENTIVE STOCK OPTION PLAN is intended to
(a) provide incentive to key employees and consultants of the Company and its Affiliated Institutions to stimulate their efforts to operate and manage the Company in a manner that will provide for long-term growth and profitability of the Company; (b) encourage stock ownership by key employees and consultants by providing them with a means to acquire a proprietary interest and a sense of personal involvement in the Company, and to receive compensation which is based on appreciation in the value of the Shares, and (c) encourage key employees and consultants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

Accordingly, the Company may grant one or more Options to designated employees and consultants who shall then be entitled to acquire Shares pursuant to the terms and conditions established herein and those conditions set forth in a Stock Option Agreement entered into pursuant to Paragraph 5 below.

       3.   Administration of the Plan

       The Plan shall be administered by the Board. The Board shall have sole authority to select from time to time the employees and consultants from among those eligible to whom Options shall be granted under the Plan, to establish the number of such Shares which may be sold to each employee or consultant and the time when certificates for such Shares shall be issued, and to prescribe the legend to be affixed to the certificate representing such Shares. The Board is also authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not otherwise inconsistent with the provisions of the Plan, as the Board may deem advisable to carry out the Plan. All decisions made by the Board in administering the Plan shall be final. The Board may delegate the administration of the plan to a committee that consists of a subset of the members of the Board. Further a duly designated officer of the company may be appointed by such committee to perform the day-to-day administration of the plan.

The Board or its designates have the authority to administer all aspects of the plan including: determining which persons may receive Options, the method of awarding Options, terms and conditions of Options (price, period, vesting, etc.), the ability to adjust terms, forms utilized to award Options, determining disability or retirement, the ability to cancel Options, plan interpretation, conditions necessary for a participant to receive a certificate (i.e., paperwork, tax withholding, etc.), the type of employee termination event, final say on transferability, determining allowable methods of award/exercise/payment the appointment and compensation of consultants to assist in its duties, among other things.

       4.   Shares Subject to the Plan

       The aggregate number of Shares which may be acquired under the Plan shall not exceed 1,000,000 Shares. Except as may otherwise be provided herein, any Shares subject to an award that expires for any reason or terminates unexercised, shall again be available for issuance under this Plan. Any Shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make sufficient Shares available to meet the requirements of the Plan. The aggregate number of Shares, which may be sold under the Plan, shall be adjusted to reflect any stock dividend or stock split or any other change to the capital structure of the Outstanding Shares of the Company. The Shares which are sold according to this Plan may be designated restricted stock and would therefore be subject to all accompanying rights and restrictions.

       5.   Stock Options

            (a) Type of Options. Under the Plan, the Company may issue Incentive Options and Nonqualified Options. To the extent that any Option is not designated as an Incentive Option, or if it is so designated but does not qualify as an Incentive Option, it shall constitute a Nonqualified Option.

            (b) Terms of Options. Except as provided in Subparagraph (c) below, each Option granted under the Plan shall be subject to the Standard Terms and Conditions set forth by the Board in the Stock Option Agreement including, but not limited to price, term and accompanying exercise and vesting rights. Unless modified according to this section 5 (b) each Option will vest and become exercisable in accordance with the Standard Vesting Schedule. The Board or their designate(s) have the authority to alter the Standard Terms and Conditions, including the Standard Vesting Schedule on a case by case basis if, in their discretion, it is in the best interests of the Company.

            (c) Additional Terms Applicable To All Options. Each option shall be subject to the following terms and conditions.

                 (i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

                 (ii) Method of Purchase. Upon exercise, the purchase price shall be paid by cash or certified or cashier's check, or to the extent permitted by the Board, by delivery of previously-acquired shares of common stock having a fair market value equal to the purchase price.

                 (iii) Death of Optionee. If an Optionee has Terminated Employment due to death, each Option granted to that Optionee shall be cancelled one hundred eighty (180) days after the date of appointment of legal representative, or on the expiration date of such Option, whichever period is shorter. If an Optionee dies prior to the exercise in full of any Options, such Options may only be exercised, if at all, by a member of Optionee's Family who is a beneficiary of such Option as designated on the written beneficiary designation form as prescribed by the Board and filed by the Optionee with the Company, or, if no such designation shall have been filed, then by a member of the Optionee's Family designated under the Optionee's will. Except as otherwise provided in the Stock Option Agreement, the death of an Optionee shall not accelerate any vesting rights provided for in the Stock Option Agreement.

If an Optionee has Terminated Employment due to a Disability, this Option shall be cancelled one hundred eighty (180) days following the date of such Termination of Employment or on the expiration of the Option, whichever period is shorter.

If an Optionee has Terminated Employment due to Retirement or the Termination of Employment is involuntary on the part of the Optionee (but is not due to death or Disability or with Cause), any Option held by such Optionee shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the one hundred eighty (180)-day period following the date of such Termination of Employment or until the expiration of the Option Period.

If the Optionee has Terminated Employment that is either (a) voluntary on the part of the Optionee (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately.

The death or Disability of an Optionee after a Termination of Employment otherwise provided for herein shall not extend the time permitted to exercise an Option. If the Optionee is subject to Section 16 of the Exchange Act at the time he incurs a Termination of Employment other than for Cause, any time period provided for in this Paragraph 4 shall be suspended or delayed during the period the Optionee would be subject to liability for engaging in "short-swing" transactions under Section 16 of the Exchange Act, but such suspension or delay shall not extend such time period more than 6 months and one day, nor beyond the original Option Period.

                 (iv) Transferability of Options. Options granted under this Plan shall not be transferable, pledgable or assignable other than by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under this Plan or of any rights or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy on any attachments or similar process upon the rights and privileges conferred hereby, shall be null and void.

                 (v) Option Price. The option price per Share shall be 100% (110%, if the Option is intended to be an Incentive Option and at the time of grant the Optionee is a 10% stockholder of the Company or an Affiliated Institution within the meaning of Section 422 of the Code) of the fair market value of such Share on the date the option is granted.

                 (vi) Term of Option. No option may be exercisable more than ten years after the date of grant.

       6.   Shares Subject to Stockholders Agreement

       All Shares issued under this Plan shall be subject to the Stockholders Agreement (if any) in effect at the time Shares are issued.

       7.   Amendment or Termination of the Plan

       The Board may in its discretion terminate the Plan at any time with respect to any Shares which are not subject to issued but unexercised Options, and may alter, or amend the Plan, or any part thereof from time to time, except that any such termination, alteration or amendment shall not, without the written consent of an Optionee, adversely affect that Optionee's rights under an Option previously granted.

       8.   Term of Plan

       The Plan shall be effective upon the date of its adoption by the Board (the "Effective Date"), provided that Incentive Options may be granted only if the shareholders of the Company approve the Plan within twelve months before, or after the date of adoption of the Plan by the Board. Shares shall not be awarded under the Plan after the expiration of ten years from the effective date of the Plan.

       9.   Delegation of Authority

       The Board may in its discretion appoint a committee (hereinafter referred to as the "Committee") of not less than two non officer directors who shall serve at the pleasure of the Board to administer the Plan. The Board may delegate any authority conferred to the Board by this Plan to the Committee and any determination by the Committee shall be considered the equivalent of a determination by the Board.

       10.  Rights as Shareholder

       Upon delivery of any Shares to an employee or consultant, such employee or consultant shall have all of the rights of a shareholder of the Company with respect to such Shares, including the right to vote such Shares and to receive all dividends or other distributions paid with respect to such Shares. The Company reserves the right to withhold the issuance of Shares under this Plan if the Company is not publicly traded, if its shares are not registered, or if the required tax withholding is not obtained from the Optionee.


       11.  Adjustments; Merger and Consolidation

       In the event of any change in the number of outstanding shares of common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall adjust the number of Shares which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding option or Shares issuable pursuant to an outstanding option under this Plan.

       12.  Employment Relationship

       An employee shall be considered to be in the employment of the Company or a related corporation as long as he remains an employee of the Company or of an Affiliated Institution. Nothing herein shall confer on any employee the right to continued employment with the Company or with an Affiliated Institution or affect the right of the Company or an Affiliated Institution to terminate such employment.

       13.  Withholding of Tax

       To the extent the awarding of an Option or issuance of Shares results in the receipt of compensation by an employee or consultant, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such employee or consultant any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of Shares. Alternatively, the employee or consultant may tender a certified or cashier's check in the amount of tax required to be withheld.

       14.  Limitation on Value for Incentive Stock Options

       For all Incentive Options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the Incentive Option is granted) of the Shares with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such Options shall be treated as Nonqualified Options to the extent required by Section 422 of the Code.

       15.  Change in Control

       Notwithstanding anything in the foregoing to the contrary, in the event of a "Change in Control" all unvested options shall vest and become immediately exercisable. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person other than a shareholder as of the Effective Date (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (ii) the Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interest are owned , directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period. If a Change in Control is deemed to have occurred then the Optionee may elect to receive cash, less the option price and any applicable tax withholdings, in lieu of being issuing Shares under this plan.

       16.  Miscellaneous

The Board or their designates, at their discretion, may elect to pay any Optionee out in cash in lieu of issuing shares upon the exercise of an option.

                        STOCK OPTION AGREEMENT
                        SecureD Services Inc.


Date of Grant:

    THIS GRANT is delivered by SecureD Services Inc., a Delaware corporation (the "Company"), to __________________ (the "Optionee"), an
employee/consultant of the Company.

    WHEREAS, the Board of Directors of the Company has adopted the SecureD Services Inc. Incentive Stock Option Plan (the "Plan"); and

    WHEREAS, the Plan provides for the granting of stock options to eligible employees and consultants to purchase shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in accordance with the terms and provisions thereof; and

    WHEREAS, the Board of Directors considers Optionee to be a person who is eligible for this grant and has determined that it would be in the best interest of the Company to grant this Option to him or her.

    NOW THEREFORE, subject to the terms and conditions of the Plan, which is incorporated herein by reference, and of this Agreement, the parties agree as follows.

       1.        Grant of Option

       The Board of Directors hereby grants to Optionee an option to purchase
up to  ___________ shares of common stock at a price of  $                 per
share, which is the fair market value at the Date of Grant. This option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are sometimes referred to hereinafter as the "Option Shares" or "Shares."

       2.        Vesting Rights

       Optionee may exercise his or her right to purchase 1/3th of the total number of Option Shares subject to this grant on the 12-month anniversary of the Date of Grant and the remaining 2/3 of the grant may be exercised at a rate of 1/24th on each subsequent monthly anniversary of the Date of Grant. These option rights may be exercised singularly or on a cumulative basis.

       3.        Termination of Option

       To the extent not previously exercised, an Option shall immediately terminate and become null and void once Optionee is no longer employed by or is no longer a consultant of the Company or an Affiliated Institution. This provision shall not apply to termination by reason of death.

       4.        Optionee's Representations

       As a condition to the exercise of this Option, the Optionee shall represent to the Company that the Shares being acquired under this Option are for investment, and not with a present view toward distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under any applicable law, regulation or rule of any governmental agency. This Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities law or any other valid law or regulation.

       5.        Transferability

       This Option may not be transferred in any manner except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him or her. In the event of Optionee's death, this Option may be exercised by an Optionee's Family member designated on the Beneficiary Designation Form attached hereto, or in the absence of such designation, the Option may be exercised pursuant to the Plan by his/her personal representative. The terms of this Option shall be binding upon the Optionee's executors, administrators, heirs, assigns and successors.

       6.        Term

       The Option may not be exercised more than ten (10) years after the Date of Grant specified above.

       7.        Amendment

       The Board of Directors may amend this Option at any time without the consent of Optionee; provided, however, that no amendment may adversely affect Optionee's rights hereunder.

       8.        Shares Subject to Stockholders Agreement

       All Shares issued upon the exercise of an Option shall be subject to the Stockholders Agreement (if any) in effect at the time such Shares are issued.

       9.        Incorporation by Reference

       The Option is granted pursuant to the terms of the Plan, which are hereby incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. All Board interpretations and determinations shall be conclusive and binding on the parties hereto and on any other person claiming an interest hereunder.

       10.       Governing Law

       The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

       11.       Option Type (Check One)

       ________ Incentive Option - This Option is intended to constitute an Incentive Stock Option as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

       ________ Nonqualified Option - This Option is not intended to constitute an Incentive Stock Option.

       IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and Optionee has placed his or her signature herein, effective as of the Date of Grant.

SecureD Services Inc.



By:

Its:                                                                        .


ATTEST:

       The Optionee acknowledges that he or she has received a copy of the Plan and is familiar with the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors and, where applicable, any committee appointed by the Board of Directors to administer the Plan. As a condition to the exercise of this Option, the Optionee authorizes the Company to withhold from any regular cash compensation payable by the Company any taxes required to be withheld under any federal, state or local law as a result of exercising this Option.


Dated:


By:
            Optionee

                    (To be executed in duplicate)

                   BENEFICIARY DESIGNATION FORM


Name: _______________________ Social Security Number:___________  Date: ______

       You may designate a primary beneficiary (one or more persons) and a contingent beneficiary (one or more persons) to whom rights under your Option will pass in the event of your death. Note that according to the Plan, your beneficiary designation will only be effective if it names one or more members of the Optionee's Family. You may name more than one person as a primary or contingent beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as contingent beneficiaries. Your contingent beneficiary(ies) will have no rights with respect to your Option if any of your primary beneficiaries survive you. All primary beneficiaries will have equal rights with respect to your Option unless you indicate otherwise. The same rule applies for contingent beneficiaries.

    I hereby designate my beneficiary(ies):
       Primary Beneficiary(ies)
            Name:
            Address:
            Social Security Number
            Relationship to You:

       Contingent Beneficiary(ies)
            Name:
            Address:
            Social Security Number
            Relationship to You:

       I certify that my designation of beneficiaries set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to the Option set forth above.



Name (Please Print):                   Signature:                    Date:


       This Beneficiary Designation Form shall be effective on the day it is received by the CEO (or his designee) of the Company at __________________________________. This Form shall be (i) delivered by personal delivery, facsimile, United States mail or by express courier service, and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the President (or his designee) if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

RECEIVED AND ACKNOWLEDGED:
SecureD Services Inc.


Date:  ___________________       By:
                                CEO or a Duly Authorized Designee

                             Schedule 2.7

                           OFFICERS OF SSI




    Michael P. Dubreuil                   Chairman of the Board and Secretary

    T. Kendal Hunt                         Director

    King T. Moore                          President and Chief Executive
                                           Officer

                             Schedule 2.8

                    Liabilities of SSGI at Closing

            1. Engagement Letter of Leonard W. Burningham, Esq. dated March 18, 2003, providing for the payment of a flat fee of $15,000, plus costs provided therein.

           2. Letter Agreement between SSGI, SSI and Corporate Capital Management, LLC ("CCM") regarding:

                 (a)  The execution by SSGI of a promissory note in the
                   amount of $20,000 payable to CCM and bearing interest at the rate of 10% per annum; and

                 (b)  The grant to CCM of 20,000 "cashless" warrants to
                   acquire 20,000 shares of common stock of SSGI at an exercise price of $1.560 per share, with "piggy-back" registration rights.

           3. $75,000 for the line of credit referenced in the 10Q-SB Quarterly Report of SSGI for the quarter ended March 31, 2003.

           4. $9,900 to American Securities Transfer, Inc., $7,500 of which allegedly represents costs for stock certificate changes resulting from the recent change of name of SSGI, and which amount is disputed, and the balance of which represents the $600 monthly fee that has accrued for the past four months.

           5. Tax returns have not been filed for the year ended December 31, 2002, though no taxes are owed.

                           Schedule 3.1(c)

                       Material Adverse Changes


            None; except as indicated in Schedule 2.8.

                           Schedule 3.1(d)

                          SSGI Subsidiaries

    SSGI Acquisition Corp., a Delaware corporation

                         Schedule 3.1(e)(ii)

                       SSGI Outstanding Options

                 (a)
                                                   Options
                                               Outstanding at
                      Exercise Prices             12/31/02

                      $ 2.80 -  5.25               51,391
                        6.30 - 12.25                1,286
                       13.30   14.35                9,373

                                                   62,050

                 (b)  The grant to CCM of 20,000 "cashless" warrants to
                   acquire 20,000 shares of common stock of SSGI at an exercise price of $1.560 per share, with "piggy-back" registration rights.

                           Schedule 3.1(f)

            Exceptions to Financial Statements at 3/31/03


            See Schedule 2.8.

                          Schedule 3.1(g)(i)

                             Tax Returns


            SSGI has not filed its state and federal income tax returns for the year ended December 31, 2002 (its Delaware franchise tax return has been filed); however, no taxes are due.

                           Schedule 3.1(i)

              Other Agreements to Which SSGI is a Party

            See Schedule 2.8.

                           Schedule 3.1(k)

    Material Adverse Changes since Filing of Reports with the Securities and Exchange Commission


            None.

                           Schedule 3.1(m)

               List of SSGI Employees and Compensation

            None.

                           Schedule 3.1(o)

Employee Pension Plan, Savings Plan, Stock Option Plan or Profit Sharing Plan


                 (a)  There are 62,050 outstanding options as listed in
                   Schedule 3.1(e)(ii), along with warrants to acquire 20,000 shares of common stock of SSGI at an exercise price of $1.560 per share, with "piggy-back" registration rights.
      .

                           Schedule 3.1(p)

                          Material Contracts


            See Schedule 2.8.

                           Schedule 3.1(q)

                        SSGI Stockholders List

                           Schedule 3.1(r)

                        Contingent Liabilities


            See Schedule 2.8.

                           Schedule 3.2(c)

                       Material Adverse Changes

            None.

                          Schedule 3.2(e)(i)

SSI Shares Not Authorized, Invalidly issued, Not Fully Paid and Assessable


            None.

                         Schedule 3.2(e)(ii)

              Holders of Warrants to Purchase SSI Stock

     There are nine holders of a total of 333,333 warrants all at an exercise price of $1.50.

                          Schedule 3.2(f)(i)

                     SSI Undisclosed Liabilities



    Morse, Zelnick, Rose and Lander            $40,000.00 (est.)

                         Schedule 3.2(f)(ii)

                           Disposed Assets

            None.

                           Schedule 3.2(h)

                              Violations

            None.

                           Schedule 3.2(i)

               Other Agreements to which SSI is a Party

    None other than those noted in Exhibits A and B, Schedules 2.1(e)(ii), 2.5 and the Warrant Purchase Agreement contemplated by the Financing.

                           Schedule 3.2(j)

                              Litigation
            None.

                           Schedule 3.2(k)

              Required Permits and Licenses not In-force

            None.

                           Schedule 3.2(m)

      Employee Pension Plan, Savings Plan or Profit Sharing Plan

            None.

                           Schedule 3.2(n)

                          Material Contracts

None other than those noted in Exhibits A and B, Schedules 2.1(e)(ii), 2.5 and the Warrant Purchase Agreement contemplated by the Financing.

                         Schedule 3.2(o)

                     List of SSI Shareholders

                          Common     Preferred   Share
                          Shares     Series A    Issue                State/
First Name     Last Name     Issued      Issued    Date          City
Prov
-----------------------------------------------------------------------------

Founder shares - Accredited

Ken          Hunt        1,300,000              28-Apr-03 Burr Ridge    IL
Dubreuil Family Trust    1,300,000              28-Apr-03 Toronto       ONT
King Moore Consultants   1,300,000              28-Apr-03 Oakville      ONT
------------------------------------------------------------------------------
Staff Shares (Issued under Reg. S)

Chandra      Harilal        20,000              27-Jun-03 Mississauga   ONT
Scott        Kelly          60,000              27-Jun-03 Caledonia     ONT
Brian        Palmer         54,504              27-Jun-03 Burlington    ONT
Anthony      Quinn          25,000              27-Jun-03 Burlington    ONT
James        Quinn          74,500              27-Jun-03 Burlington    ONT
Nigel        Punton         20,000              27-Jun-03 St.Catharines ONT
-----------------------------------------------------------------------------
Private Placement Shares - Accredited

David        Dent          133,333              7-Jul-03 Edina          MN
Greg         Farnam        266,667              7-Jul-03 Bloomington    MN
Craig        Mataczynski    33,333              7-Jul-03 Rosemount      MN
King         Moore         266,667              7-Jul-03 Oakville       ONT
Robert       Moore          33,333              7-Jul-03 Plymouth       MN
Joseph       Negler        133,333              7-Jul-03 Grapevine      TX
Rudy         Fronk          66,667              7-Jul-03 Oakville       ONT
Gregg        Dyste          66,667              7-Jul-03 Hamel          MN
Todd         Cushman        33,333              7-Jul-03 Eden Prairie   MN
King         Moore         300,000              7-Jul-03 Oakville       ONT
------------------------------------------------------------------------------
Acquisition Shares for the purchase of Assets from VASCO and DOLFIN -
Accredited

Dolfin.com, Inc.           500,000              1-Jul-03 Oakville       ONT
VASCO Data Security
  International, Inc.               2,000,000   1-Jul-03 Oakbrooke Ter  IL
------------------------------------------------------------------------------
Consultant 701 Shares - Accredited

Mark         Savage         42,667              7-Jul-03 Eden Prairie   MN
Doug         Polinsky      153,666              7-Jul-03 Eden Prairie   MN
Mike         MacCloskey     78,667              7-Jul-03 Eden Prairie   MN
Daniel       Ryweck        135,000              7-Jul-03 Eden Prairie   MN
Robert       Neff           20,000              7-Jul-03 Eden Prairie   MN
Leonard      Burningham     70,000              7-Jul-03 Salt Lake City UT
------------------------------------------------------------------------------

TOTALS                   6,487,337  2,000,000
------------------------------------------------------------------------------

                           Schedule 4.1(a)

                 Dividend to be Paid Prior to Closing
            None.

                           Schedule 4.1(d)

                       Additional Indebtedness

            None.

                           Schedule 4.1(e)

                 Alterations to Employment Agreements

            None.

                           Schedule 6.1(e)

                Opinion of Leonard W. Burningham, Esq.






July 18, 2003


SecureD Services, Inc.
c/o Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue, Suite 1401
New York, New York  10022

Re:       Agreement and Plan of Merger

Gentlemen:

     This opinion is being furnished pursuant to Section 6.1(e) of the Agreement and Plan of Merger, dated July 8, 2003, but effective for all accounting purposes as of July 1, 2003 (the "Agreement"), by and among Southern Software Group, Inc. (the "Company" or "SSGI"), SSGI Acquisition Corp., the Company's wholly-owned subsidiary ("Newco"), and SecureD Services, Inc. ("SSI"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. As used herein, the term "Agreement" includes all exhibits and schedules annexed thereto.

     We have acted as counsel to the Company and Newco in connection with the transactions contemplated under the Agreement. In connection therewith, we have examined and are familiar with and have relied upon the following documents:

(1)  The Agreement;

(2) The Certificate of Incorporation of the Company, as amended to date (the "Charter");

(3)  The Bylaws of the Company, as amended to date (the "Bylaws");

(4) Certificate, dated July 3, 2003, of the Secretary of State of the State of Delaware certifying to the good standing of the Company in Delaware (the "Good Standing Certificate");

(5) 10-KSB Annual Report of the Company for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on or about April 14, 2003;

(6) 10-QSB Quarterly Reports of the Company as filed with the Securities and Exchange Commission for the past twelve months;

(7) Certificate of Incorporation of Newco as filed with the Secretary of State of the State of Delaware on July 2, 2003;

(8) Consent of Directors of the Company and Newco adopting the Agreement; and

(9) Such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

     We have also made such inquiries of officers of the Company and Newco and considered such questions of law as we have deemed necessary to render the opinions set forth herein.

     In our examination of the documents described above, we have assumed the completeness of the corporate and stock record books of the Company and Newco, the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such certified, facsimile or photostatic documents. We have assumed that the Agreement accurately describes and contains the mutual understanding of the parties thereto as to all matters contained therein, and that no other agreements or understandings exist between such parties with respect to the transactions contemplated thereby.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company and Newco, we have relied, without independent investigation, upon certificates, statements and representations made to us by one or more officers or employees of the Company and Newco and upon the representations and warranties made by the Company and Newco in the Agreement.

     Any reference herein to "our knowledge," or to matters "known to us," or to any matter of which we "are aware" or coming "to our attention" or any variation of any of the foregoing, shall mean, as used herein, the conscious awareness of those attorneys of this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company and Newco. Moreover, we have not, for purposes of our opinions below, searched computerized or electronic databases or the docket of any court, governmental agency or regulatory body or other filing office in any jurisdiction.

     For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by the signatories thereto other than the Company and Newco, that the signatories thereto other than the Company and Newco have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and that the Agreement is the valid and binding obligations of the signatories thereto other than the Company and Newco, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party to the documents other than the Company and Newco.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due incorporation, valid existence and good standing of the Company are based solely on the Good Standing Certificate, a copy of which has been made available to you, and our opinions with respect to such matters are rendered as of the respective dates of such Certificate and limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable or specific remedy upon any breach of any documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of such defenses may be subject to the discretion of the court before which any proceeding therefor may be brought. Furthermore, we express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of the Company and Newco, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies,
(iii) relating to the effect of invalidity or enforceability of the provisions of the Agreement on the validity or enforceability of any other provision thereof, (iv) requiring the payment of consequential damages or liquidated damages, (v) relating to non-competition and non-solicitation, (vi) relating to indemnification and contribution with respect to securities law claims, and
(vii) relating to choice of law, consent to jurisdiction or waiver of trial by jury.

     We express no opinion as to compliance by the Company and Newco with any state or federal antifraud laws or with the fraudulent transfer laws of any jurisdiction.

     We are opining herein only with respect to the Delaware General Corporation Law and the federal laws of the United States of America. Accordingly, to the extent that any laws other than those upon which we are opining govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the State of Delaware, and we express no opinion as to whether such assumption is reasonable or correct.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company and Newco are corporations duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company and Newco have requisite corporate power to own and operate their respective properties and assets and to carry on their respective business as presently conducted.

     2. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock having a par value of $0.0001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock having a par value of $0.0001 per share, of which 2,000,000 shares have been designated as SSGI Convertible Preferred Shares ("Series A Preferred"); and the authorized capital stock of Newco consists of 1,000 shares of common stock having a par value of $0.001 per share

     3. The Agreement and the other agreements contemplated by the Agreement to which the Company and Newco are party are duly authorized, executed and delivered by the Company and Newco and each such agreement is valid and binding upon the Company and Newco and is enforceable against the Company and Newco in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

     4. The execution and delivery by the Company and Newco of the Agreement and the other agreements contemplated by the Agreement and the fulfillment of and the compliance with the respective terms thereof by the Company and Newco, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any event or condition), to our knowledge, result in the violation of any terms or provisions of any existing documents of the Company and Newco, any law applicable to the Company and Newco or of any agreement, written or oral, to which the Company and Newco are party or by which they are bound.

     5. The Common Stock and Series A convertible preferred stock of the Company to be issued pursuant to the Agreement shall, on issuance, be validly issued, fully paid and non-assessable.

     6. That, subject to the filing of any required forms or notices with the Securities and Exchange Commission and any similar state agencies, the issuance of the Common Stock and Series A Preferred by the Company under the Agreement does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), or registration or qualification under any state securities laws.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in fact or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is being furnished to you, at your request and it is solely for the purpose set forth in the first paragraph hereof and solely for your benefit and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                              Very truly yours,

                              /s/ Leonard W. Burningham
LWB

                           SCHEDULE 6.1(f)

                   SSI Stockholder Acknowledgement


       In consideration and as a condition of the merger (the
"Merger") between SOUTHERN SOFTWARE GROUP, INC., a Delaware corporation ("SSGI"), SSGI ACQUISITION CORP., a Delaware corporation ("Newco"), and SECURED SERVICES, INC., a Delaware corporation ("SSI") (the "Merger Agreement"), by which Newco shall merge with and into SSI and the SSI Stockholders shall exchange their respective securities in SSI for securities of SSGI thereunder (the "Exchange"), the undersigned SSI Stockholder acknowledges as follows, to-wit:

            1. That he/she/it is an "accredited investor" as that term is defined under Regulation D of the Securities and Exchange Commission or a non United States resident;

            2. That he/she/it has had access to all material information regarding SSGI through the Edgar Archives of the Securities and Exchange Commission at www.sec.gov or by the delivery of copies of all Reports and/or Registration Statements filed by SSGI with the Securities and Exchange Commission during the past twelve months;

            3. That he/she/it has had access to all material information regarding SSI by virtue of he/she/it being a holder of outstanding securities or the right to acquire securities of SSI.

            4.    That he/she/it has had access to all material information
                 regarding the Merger, the Merger Agreement and the Exchange;

            5. That he/she/it is receiving the securities that he/she/it will receive pursuant to the Merger and under the Merger Agreement and in the Exchange for "investment purposes and not with a view toward the further distribution thereof," and that he/she/it acknowledges and understands that the securities of SSGI are "restricted securities" as that term is defined under Rule 144 of the Securities and Exchange Commission;

            6. That he/she/it consents to the Merger, the Merger Agreement and the Exchange;

            7. That he/she/it waives any dissenters' rights of appraisal under the Delaware General Corporation Law (the "Delaware Law");

            8. That he/she/it has agreed to execute and has executed and delivered the Lock-Up/Leak-Out Agreement respecting the securities of SSGI that he/she/it will receive pursuant to the Merger and under the Merger Agreement and in the Exchange restricting the resale of such securities, a copy of which is attached hereto and incorporated herein and as part of the Merger Agreement as Schedule 2.1(e)(ii);

            9. That he/she/it owns the securities being exchanged free of any liens or encumbrances whatsoever; and

            10. That he/she/it has the right power and authority to deliver this Acknowledgement, without qualification.

            11.  That he/she/it has been advised and acknowledges that:

              (i) SSI has received subscription agreements for investments totaling $1,000,000 U.S. from the offer and sale of its restricted common stock, par value $.001 per share, at a price of $0.75 per share;
              (ii) A portion of these funds were received through Canadian subscription agreements that did not require that the funds be held in escrow until the closing of the transactions;
              (iii) With the knowledge and permission of these Canadian investors, SSI has used approximately $250,000 of the $1,000,000 cash proceeds raised for the purposes of furthering the acquisition and for protection of some of the assets that SSI is acquiring or will have continuing interest in; and
              (iv) He/she/it agrees to waive any claims from such use or the failure to hold such previously used amount in escrow until the closing of the Plan of Reorganization or Merger.


                                     SSI INDIVIDUAL STOCKHOLDER:


Dated: ______________________.       ____________________________________
                                               Print Name

                                     ____________________________________
                                               Signature

                                               SSI CORPORATE STOCKHOLDER:

Dated: ______________________.        By_________________________________
                                                    Print Name

                                      ____________________________________
                                               Signature

                         SCHEDULE 6.2(g)

      Opinion Letter from Morse, Zelnick, Rose & Lander LLP



                                             (212) 838-8040


               July 18, 2003


Southern Software Group, Inc.
1598 Whitehall Road
Suite E
Annapolis, Maryland 21401


          Re:  Agreement and Plan of Merger


Gentlemen:

     This opinion is being furnished pursuant to Section 6.2(g) of the Agreement and Plan of Merger, dated July 8, 2003 and effective as of July 1, 2003 (the "Agreement"), by and among Southern Software Group, Inc. ("SSGI"), SSGI Acquisition Corp. ("Newco")and SecureD Services, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. As used herein, the term "Agreement" includes all exhibits and schedules annexed thereto.

     We have acted as counsel to the Company in connection with the transactions contemplated under the Agreement. In connection therewith, we have examined and are familiar with and have relied upon the following documents:

     (1)  The Agreement;

     (2) The Certificate of Incorporation of the Company, as amended to date, including the Certificate of Designation filed on June 20, 2003 (the "Charter");

     (3)  The Bylaws of the Company, as amended to date (the "Bylaws");

     (4) Certificate, dated as of a recent date, of the Secretary of State of the State of Delaware certifying to the good standing of the Company in Delaware (the "Good Standing Certificate");

     (5) The Stockholder Acknowledgements as executed by each of the U.S. purchasers (each an accredited investor), effective as of July 8, 2003, subscribing for securities of the Company under the terms of the Subscription Agreement, effective as of an even date hereof; and

     (6) Such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

     We have also made such inquiries of officers of the Company and considered such questions of law as we have deemed necessary to render the opinions set forth herein.

     In our examination of the documents described above, we have assumed the completeness of the corporate and stock record books of the Company, the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such certified, facsimile or photostatic documents. We have assumed that the Agreement accurately describes and contains the mutual understanding of the parties thereto as to all matters contained therein, and that no other agreements or understandings exist between such parties with respect to the transactions contemplated thereby.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied, without independent investigation, upon certificates, statements and representations made to us by one or more officers or employees of the Company and upon the representations and warranties made by the Company in the Agreement.

     Any reference herein to "our knowledge," or to matters "known to us," or to any matter of which we "are aware" or coming "to our attention" or any variation of any of the foregoing, shall mean, as used herein, the conscious awareness of those attorneys of this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not, for purposes of our opinions below, searched computerized or electronic databases or the docket of any court, governmental agency or regulatory body or other filing office in any jurisdiction.

     For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by the signatories thereto other than the Company, that the signatories thereto other than the Company have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and that the Agreement is the valid and binding obligations of the signatories thereto other than the Company, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party to the documents other than the Company.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due incorporation, valid existence and good standing of the Company are based solely on the Good Standing Certificate, a copy of which has been made available to you, and our opinions with respect to such matters are rendered as of the respective dates of such Certificate and limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable or specific remedy upon any breach of any documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of such defenses may be subject to the discretion of the court before which any proceeding therefor may be brought. Furthermore, we express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or enforceability of the provisions of the Agreement on the validity or enforceability of any other provision thereof, (iv) requiring the payment of consequential damages or liquidated damages, (v) relating to non-competition and non-solicitation, (vi) relating to indemnification and contribution with respect to securities law claims, and
(vii) relating to choice of law, consent to jurisdiction or waiver of trial by jury.

     We express no opinion as to compliance by the Company with any state or federal antifraud laws or with the fraudulent transfer laws of any jurisdiction.

     We are opining herein only with respect to the Delaware General Corporation Law and the federal laws of the United States of America. Accordingly, to the extent that any laws other than those upon which we are opining govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

     2. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock.

     3. The Agreement and the other agreements contemplated by the Agreement to which the Company is a party are duly authorized, executed and delivered by the Company and each such agreement is valid and binding upon the Company and is enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought.

     4. The execution and delivery by the Company of the Agreement and the other agreements contemplated by the Agreement and the fulfillment of and the compliance with the respective terms thereof by the Company, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any event or condition), to our knowledge, result in the violation of any terms or provisions of any existing documents of the Company, any law applicable to the Company or of any agreement, written or oral, to which the Company is a party or by which it is bound.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in fact or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is being furnished to you, at your request and it is solely for the purpose set forth in the first paragraph hereof and solely for your benefit and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                              Very truly yours,


                              /s/ Morse, Zelnick, Rose & Lander, LLP

                          Schedule 10.3

                   Brokers Receiving Commission

     None